SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                            JDS UNIPHASE CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                   [jds logo]

                           JDS UNIPHASE CORPORATION
                            1768 Automation Parkway
                          San Jose, California 95131
                                (408) 546-5000











                   Notice of Annual Meeting of Stockholders
                              and Proxy Statement

                            Letter to Stockholders

                               2003 Annual Report







--------------------------------------------------------------------------------
         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
       MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING
           PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE
                 ELECTRONICALLY VIA THE INTERNET OR TELEPHONE.
--------------------------------------------------------------------------------

                                   [jds logo]

                           JDS UNIPHASE CORPORATION
                            1768 Automation Parkway
                          San Jose, California 95131
                                (408) 546-5000

                                     October 2, 2003

Dear Stockholder:

     I am pleased to invite you to attend JDS Uniphase Corporation's 2003 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at our corporate offices located at 1768 Automation Parkway, San Jose, California 95131, on November 6, 2003 at 10:00 a.m., Pacific Standard Time.

     If you are unable to attend the Annual Meeting in person, you may listen to a live audio webcast on our website at www.jdsu.com under "Investor Relations."

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order to reduce costs, we have also included our fiscal 2003 Annual Report as part of this document.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-prepaid envelope. You may also vote via telephone or Internet, as outlined on the enclosed proxy card. If you vote via the Internet, you can elect to access future proxy statements and annual reports on our website.

     Your Board of Directors recommends that you vote in favor of the three proposals outlined in the Proxy Statement.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued support and interest in JDS Uniphase Corporation. We look forward to seeing you at the Annual Meeting.

                                     Sincerely,

                                     /s/ Kevin J. Kennedy

                                     Kevin J. Kennedy, Ph.D.
                                     Chief Executive Officer

                                   [jds logo]

                           JDS UNIPHASE CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 6, 2003
--------------------------------------------------------------------------------

TIME            10:00 a.m., Pacific Standard Time, on November 6, 2003

LOCATION        JDS Uniphase Corporation
                1768 Automation Parkway
                San Jose, California 95131
                (408) 546-5000

PROPOSALS       1. To elect two Class II directors to serve until the 2006
                   Annual Meeting of Stockholders and until their successors are elected and qualified.

                2. To approve the JDS Uniphase Corporation 2003 Equity Incentive
                   Plan.

                3. To ratify the appointment of Ernst & Young LLP as JDS
                   Uniphase Corporation's independent auditors for the fiscal year ending June 30, 2004.

                4. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                These items of business are more fully described in the proxy statement which is attached and made a part hereof.

RECORD DATE     You are entitled to vote at the 2003 Annual Meeting of
                Stockholders (the "Annual Meeting") and any adjournment or postponement thereof if you were a stockholder at the close of business on September 15, 2003.

VOTING Your vote is important. Whether or not you expect to attend the Annual Meeting, you are urged to vote promptly to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote your shares by using the Internet or the telephone. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                                       By Order of the Board of Directors,

                                       /s/ Kevin J. Kennedy

                                       Kevin J. Kennedy, Ph.D.
                                       Chief Executive Officer

San Jose, California
October 2, 2003

                           JDS UNIPHASE CORPORATION
                            1768 Automation Parkway
                          San Jose, California 95131
                                (408) 546-5000

                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                              GENERAL INFORMATION

Why am I receiving these proxy materials?

     The Board of Directors (the "Board") of JDS Uniphase Corporation, a Delaware corporation (the "Company"), is furnishing these proxy materials to you in connection with the Company's 2003 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at the Company's corporate offices located at 1768 Automation Parkway, San Jose, California 95131, on November 6, 2003 at 10:00 a.m., Pacific Standard Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement ("Proxy Statement").

What proposals will be voted on at the Annual Meeting?

     There are three proposals scheduled to be voted on at the Annual Meeting:

     1. To elect two Class II directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2.   To approve the JDS Uniphase Corporation 2003 Equity Incentive Plan;
          and

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2004.

     As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. We do not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Company's Board of Directors?

     The Board recommends that you vote "FOR" the election of the two Class II directors, "FOR" the adoption of the Company's 2003 Equity Incentive Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2004.

What is the record date and what does it mean?

     The record date for the Annual Meeting is September 15, 2003. The record date is established by the Board of Directors as required by Delaware law. Holders of shares of the Company's common stock and holders of exchangeable shares of JDS Uniphase Canada Ltd., a subsidiary of the Company, at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

     Each stockholder of the Company's common stock, par value $.001 per share ("Common Stock"), is entitled to one vote for each share of Common Stock owned as of the record date, and CIBC Mellon Trust Company (the "Trustee"), the holder of the Company's special voting share ("Special Voting Share"), is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company ("Exchangeable Shares"), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Special Voting Share are collectively referred to as "Stockholders." Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting.

     At the record date, 1,368,572,620 shares of Common Stock were issued and outstanding, one share of the Company's Special Voting Share was issued and outstanding, and 66,093,931 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of the Company's Common Stock.

What is the voting requirement to approve each of the proposals?

     For Proposal 1, election of directors, the two candidates receiving the greatest number of affirmative votes of the votes attached to shares of Common Stock and the Special Voting Share will be elected, provided a quorum is present and voting. Proposals 2 and 3 will require the affirmative vote of a majority of the votes attached to shares of Common Stock and the Special Voting Share, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting.

     All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1, 2 and 3. If no instructions are received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

How do I vote my shares?

     If you are a stockholder of record, you can give a proxy to be voted at the Annual Meeting:

     o    by mailing the enclosed proxy card;

     o    over the telephone by calling a toll-free number; or

     o    electronically, using the Internet

     The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate Stockholders' identities, to allow Stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for Stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

Who will tabulate the votes?

     An automated system administered by ADP Investor Communication Services ("ADP") will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

     Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation and/or certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board of Directors.

Occasionally, Stockholders provide written comments on their proxy cards which are then forwarded to the Company's management.

What are the quorum and voting requirements?

     The presence, in person or by proxy, of the holders of a majority of the shares of the Company's Common Stock and Exchangeable Shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1, 2 and 3. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether Stockholders have approved that matter.

     With respect to Proposal 1, a plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions are not counted for purposes of the election of directors.

     With respect to Proposals 2 and 3 and any other matters (other than the election of directors) on which Stockholders of the Company are entitled to vote, the affirmative vote of the holders of a majority of the Stockholders' shares present in person or represented by proxy and entitled to vote, is required. For the purpose of determining whether the Stockholders have approved matters, other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Can I change my vote after submitting my proxy?

     You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

     o    submitting another proxy card bearing a later date;

     o sending a written notice of revocation to the Company's Corporate Secretary at 1768 Automation Parkway, San Jose, California, 95131;

     o    submitting new voting instructions via telephone or the Internet; or

     o    attending AND voting in person at the Annual Meeting.

     If you hold Exchangeable Shares and you wish to direct the Trustee to cast the votes attached to the Special Voting Share on your behalf, you should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

Who is paying for this proxy solicitation?

     This Proxy Statement and the accompanying proxy were first sent by mail to common stockholders, the Trustee for the Special Voting Share, and holders of Exchangeable Shares on or about October 2, 2003. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

     The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company's Quarterly Report on Form 10-Q for the second quarter of fiscal 2004.

How do I receive electronic access to proxy materials for the current and future annual meetings?

     Stockholders who elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about October 3, 2003 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 5, 2003.

     If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP's program, your proxy card will provide instructions. If your proxy card does not reference Internet information, please complete and return the proxy card in the postage-paid envelope provided.

     Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a stockholder of record and would like to receive future stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

     If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

     If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the proxy statements sent to my household?

     Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports, which results in cost savings for the Company. The practice of "householding" means that only one copy of the proxy statement and annual report will be sent to multiple Stockholders in a Stockholder's household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company's investor relations department at (408) 546-5000 requesting such copies. If a Stockholder is receiving multiple copies of the proxy statement and annual report at the Stockholder's household and would like to receive a single copy of the proxy statement and annual report for a Stockholder's household in the future, Stockholders should contact their broker, other nominee record holder, or the Company's investor relations department to request mailing of a single copy of the proxy statement and annual report.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. Currently, the Board is composed of the following nine members:


 Class                        Directors                                  Term Expiration
-------                       ---------                                  ---------------
   I      Bruce D. Day, Martin A. Kaplan and                  2004 Annual Meeting of Stockholders
          Kevin J. Kennedy, Ph.D.

   II     Robert E. Enos, Peter A. Guglielmi and              2003 Annual Meeting of Stockholders
          Syrus P. Madavi

   III    Richard T. Liebhaber, Casimir S. Skrzypczak and     2005 Annual Meeting of Stockholders
          Jozef Straus, Ph.D.

     The Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the two nominees named below for election as Class II directors of the Company, each to serve a three-year term until the 2006 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director's earlier resignation or removal. Each of the nominees has consented, if elected as a Class II director of the Company, to serve until his term expires. The Board of Directors has no reason to believe that either of the nominees will not serve if elected, but if either of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

     Donald R. Scifres, Ph.D. resigned as a director on January 31, 2003 leaving one vacancy on the Board. The Board appointed Syrus P. Madavi to fill the vacancy created by Dr. Scifres' resignation.

     On August 20, 2003, Mr. Madavi notified the Company that he would be leaving the Company on a date to be agreed upon by Mr. Madavi and the Board. Mr. Madavi is not seeking re-election as a director of the Company and his term will automatically expire at the Annual Meeting.

     Dr. Straus retired from his position as Chief Executive Officer of the Company and Co-Chairman of the Board of Directors effective September 1, 2003, but will continue to be a member of the Board of Directors.

     The Board presented an offer of employment to Kevin J. Kennedy, Ph.D., a current director of the Company, to assume the position of Chief Executive Officer effective September 1, 2003. Dr. Kennedy accepted the offer of employment, and the terms of Dr. Kennedy's employment agreement are described in the section entitled "Employment Contracts, Termination of Employment and Change in Control Arrangements."

     The Board has amended the Bylaws of the Company to reduce the authorized number of directors of the Company to eight directors effective upon the day immediately prior to the Annual Meeting.

Nominees for Three-Year Terms That Will Expire in 2006

Robert E. Enos   Mr. Enos became a member of the Company's Board in July 1999 upon the
Age 64           closing of the merger with JDS FITEL Inc. ("JDS FITEL") and was previously a member of the JDS FITEL Board of Directors from 1996 until July 1999.
                 Mr. Enos was the Vice President, Product Line Management, Cable Group and
                 the Vice President, Transmission Network Division of Northern Telecom
                 Limited from 1992 to 1994 and from 1989 to 1992, respectively. Mr. Enos retired from Northern Telecom Limited in 1994.

Peter A. Guglielmi  Mr. Gulielmi has been a member of the Company's Board since May 1998.
Age 60              Mr. Guglielmi retired as Executive Vice President of Tellabs, Inc. in 2000,
                    where he served as its Chief Financial Officer since 1988. From 1993 to 1997, he was also President of Tellabs International, Inc. Prior to joining Tellabs,
                    Mr. Guglielmi was Vice President of Finance and Treasurer of Paradyne
                    Corporation for five years. Mr. Guglielmi serves on the board of directors of
                    Tellabs, Inc.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
               TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE

     The Company's directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company's Bylaws. Information regarding the business experience of each such director is provided below.

Director Whose Term Will Expire in 2003

Syrus P. Madavi   Mr. Madavi joined the Company in July 2002 as President and Chief Operating
Age 54            Officer and became a member of the Board in February 2003. Prior to joining the Company, Mr. Madavi served as Vice President and then Senior Vice
                  President of Texas Instruments Inc. from August 2000 until April 2002.
                  Previously Mr. Madavi was President and Chief Executive Officer of Burr-Brown
                  Corporation from March 1994 until its acquisition by Texas Instruments Inc.
                  in August 2000. Mr. Madavi also served as chairman of the Board of Burr-
                  Brown Corporation from 1998 until August 2000. Prior to joining Burr-Brown
                  Corporation, Mr. Madavi was employed at Raytheon Corporation from 1990 to 1994, where he served as President of the Semiconductor Division during his final two years. Mr. Madavi also served as Corporate Vice President and
                  General Manager of Honeywell Signal Processing Technologies from 1984 to
                  1989. Mr. Madavi holds a B.S.E.E. degree and a M.S. in Computer Science from Stevens Institute of Technology, and a M.B.A. in Finance from the
                  University of California at Los Angeles.

Directors Whose Terms Will Expire in 2004

Bruce D. Day       Mr. Day became a member of the Company's Board of Directors in July 1999
Age 47             upon the closing of the merger with JDS FITEL and served as a member of the JDS FITEL Board of Directors since 1996. Since 1991, Mr. Day has been
                   Vice President, Corporate Development of Rogers Communications Inc. and
                   is principally involved in mergers, acquisitions, divestitures, taxation and pensions for Rogers Communications Inc. and its subsidiaries.

Martin A. Kaplan   Mr. Kaplan has been a member of the Company's Board of Directors since May
Age 65             1998. Mr. Kaplan has served as the Chairman of the Board since May 2000.
                   From May 1995 until his retirement in May 2000, Mr. Kaplan was Executive
                   Vice President of Pacific Telesis and was responsible for coordinating integration plans following the merger of SBC Communications, Inc. and
                   Pacific Telesis Group. From 1993 to 1995, he was Chief Technology, Quality
                   and Re-Engineering Officer for Pacific Bell. Mr. Kaplan also is a director of
                   Conductus, Actelis Networks and Santera Systems.

Kevin J. Kennedy, Ph.D.  Dr. Kennedy became a member of the Company's Board in November 2001,
Age 47                   and upon the retirement of Dr. Jozef Straus, became Chief Executive Officer of the Company on September 1, 2003. From August 2001 to September 2003,
                         Dr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior
                         to joining Openwave Systems Inc., Dr. Kennedy served seven years at Cisco
                         Systems, Inc., most recently as Senior Vice President of the Service Provider
                         Line of Business and Software Technologies Division, and 17 years at Bell
                         Laboratories. Dr. Kennedy is also a director of Quantum Corporation, Rambus
                         Corporation and Openwave Systems, Inc.

Directors Whose Terms Will Expire in 2005

Richard T. Liebhaber    Mr. Liebhaber became a member of the Company's Board in November 2001.
Age 68                  Mr. Liebhaber retired as Executive Vice President and Chief Technology
                        Officer of MCI Communications, Inc. ("MCI") in 1995. Prior to joining MCI in 1985, Mr. Liebhaber was IBM's director of Business Policy and
                        Development after serving in engineering, manufacturing, product test, service and marketing positions. Mr. Liebhaber is also a director of ECI Telecom Ltd.,
                        ILOG S.A. and Avici Systems, Inc.

Casimir S. Skrzypczak   Mr. Skrzypczak has been a member of the Company's Board of Directors since
Age 62                  July 1997. Since July 2001, Mr. Skrzypczak has been a general partner in
                        Global Asset Capital Investment. From October 1999 to July 2001,
                        Mr. Skrzypczak was Senior Vice President at Cisco Systems, Inc.
                        Mr. Skrzypczak served as Corporate Vice President and Group President of
                        Professional Services at Telcordia Technologies, Inc. from July 1997 to October
                        1999. Earlier, Mr. Skrzypczak was President, NYNEX Science & Technology
                        and Vice President, Network & Technology Planning for NYNEX.
                        Mr. Skrzypczak has served as a trustee of Polytechnic University since 1987 and is chairman of its Education Committee. Mr. Skrzypczak also serves as a director of Sirenza Microdevices Inc., ECI Telecom Ltd. and Webex
                        Communications, Inc.

Jozef Straus, Ph.D.     Dr. Straus served as Co-Chairman of the Board from July 1999 to September 1,
Age 57                  2003 when he resigned his position as Co-Chairman. Dr. Straus continues to serve as a member of the Board. Dr. Straus served as the Company's Chief
                        Executive Officer from May 2000 until his retirement on September 1, 2003.
                        Dr. Straus was also President from June 2001 until July 2002, and was Chief
                        Operating Officer following the merger with JDS FITEL in July 1999.
                        Dr. Straus co-founded JDS FITEL in 1981 and served as its Chief Executive
                        Officer and President from September 1993 until July 1999. Dr. Straus served on the JDS FITEL Board of Directors from 1981 and held various positions with JDS FITEL, including Vice President, Sales and Marketing from 1990 to
                        1993 when he assumed the position of Chief Executive Officer and President.
                        Prior to 1981, Dr. Straus held various research and management positions related to fiber optic technology at Bell-Northern Research Ltd. and Northern
                        Telecom Limited.

Board Committees and Meetings

     During fiscal 2003(1), the Board held eight meetings. The Board has four committees: Audit Committee, Compensation Committee, Corporate Governance Committee, and Corporate Development Committee. During fiscal 2003, each of the committees was comprised solely of non-employee directors. The members of the committees during fiscal 2003 are identified in the following table:

                                                               Corporate
Director                           Audit     Compensation     Development     Governance
--------                           -----     ------------     -----------     ----------
Bruce D. Day ..................    Chair                           X
Robert E. Enos ................                                    X            Chair
Peter A. Guglielmi ............      X             X
Martin A. Kaplan ..............                    X                              X
Kevin J. Kennedy, Ph.D.........                    X             Chair
Richard T. Liebhaber ..........      X                             X              X
Casimir S. Skrzypczak .........      X           Chair                            X

     Effective September 1, 2003, Dr. Kennedy resigned as a member of the Compensation Committee and as chair of the Corporate Development Committee. Dr. Kennedy will continue as a member of the Corporate Development Committee. Richard T. Liebhaber has assumed the position of chair of the Corporate Development Committee.

     No director attended fewer than 75% of all Board meetings and committees on which he served after becoming a member of the Board of Directors.

     The Audit Committee met seven times in fiscal 2003. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company's financial statements, financial reporting practices, systems of internal accounting and financial controls, the internal audit function, annual independent audits of the Company's financial statements, and such legal and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company's independent auditors' provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements.

     The charter for the Audit Committee was amended by the Board of Directors in October 2002. A copy of the Audit Committee charter, as amended to date, is attached as Appendix A to this Proxy Statement.

     The Compensation Committee met nine times in fiscal 2003. The Compensation Committee of the Board of Directors is responsible for insuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders. The Compensation Committee is also responsible for administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's employee stock purchase

-------------
(1) In fiscal 2001, the Company changed its year-end from a fiscal year ending on June 30 to a 52-week fiscal year ending on the Saturday closest to June
     30. The Company's fiscal 2003 year ended on June 28, 2003, whereas fiscal 2002 and 2001 ended on June 29, 2002 and June 30, 2001, respectively. For comparative presentation purposes, all accompanying tables and notes have been shown as ended on June 30.

plans and equity incentive plans. The Compensation Committee Chairman reports on the Compensation Committee's actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. The Compensation Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom must at all times meet all other applicable federal securities and NASDAQ listing requirements to qualify as an independent director.

     The Corporate Development Committee met five times in fiscal 2003. The Corporate Development Committee oversees the Company's strategic acquisition and investment activities. The Corporate Development Committee reviews and approves strategic transactions for which approval of the full Board of Directors is not required and makes recommendations to the Board of Directors regarding those transactions for which the consideration of the full Board of Directors is appropriate.

     The Corporate Governance Committee met four times in fiscal 2003. The Corporate Governance Committee reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs pertinent to the Company. The Corporate Governance Committee also reviews proposals by stockholders in connection with the annual meetings of stockholders, makes recommendations to the Board of Directors for action on such proposals, and makes recommendation of qualified candidates for election as executive officers and directors. Stockholders wishing to recommend candidates for consideration by the Corporate Governance Committee may do so by writing to the Company's Corporate Secretary and providing the candidate's name, biographical data and qualifications.

Director Compensation

     Directors who are also employed by the Company do not receive any compensation for their services as directors. Directors who are not employees of the Company receive a $1,500 fee for attendance at each Board meeting and a $500 fee for attendance at committee meetings. In addition, Martin Kaplan receives $80,000 annually as compensation for his services as Chairman of the Board. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     The Company's Amended and Restated 1993 Flexible Stock Incentive Plan (the "1993 Plan") also provides for automatic grants of nonqualified stock options to non-employee directors. Under the 1993 Plan, each non-employee director who first joins the Board after the effective date of the 1993 Plan automatically will receive options to purchase 40,000 shares of the Company's Common Stock. Immediately after each annual meeting of stockholders, each individual who is continuing to serve as a non-employee director automatically will be granted options to purchase 10,000 additional shares of the Company's Common Stock, whether or not such non-employee director stands for re-election at such annual meeting of stockholders, provided that each such individual has served as a non-employee director for at least nine months. Such options granted to non-employee directors pursuant to the foregoing provisions of the 1993 Plan have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant and vest monthly on a straight-line basis over a three-year period for the initial 40,000 shares received on joining the Company's Board of Directors and over twelve months for the subsequent grants of 10,000 shares, and terminate eight years from the date of grant. In its discretion, the Company's Board may make grants of additional options to non-employee directors. In addition, all non-employee directors who are serving as chair of one of the committees of the Board receive an annual option grant of 3,000 shares of the Company's Common Stock upon their initial appointment as chair and an automatic option grant of 3,000 shares of the Company's Common Stock after each annual meeting of stockholders if the non-employee director continues as chair for the ensuing year. Such options granted to non-employee directors serving as a chair have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant and vest over twelve months, with vesting to cease if the non-employee director no longer continues to serve as chair.

     In October 2002, the Company, based upon an analysis performed by Towers Perrin, an independent consulting firm, revised its compensation policy for non-employee directors of the Company. Effective

November 1, 2002, each non-employee director of the Company receives an annual cash retainer of $48,000 which is paid in monthly installments of $4,000. Additionally, each non-employee director receives restricted stock having a value on the date of grant of $40,000, net of applicable taxes at the discretion of each non-employee director. In fiscal 2002, since the Company did not have a stockholder approved plan permitting the issuance of restricted stock, the restricted stock portion of each non-employee director's compensation was instead paid in cash, but such cash was required to be immediately used to purchase shares of the Company's Common Stock on the open market valued at fair market value at the date of purchase. In each case, such shares of Common Stock are subject to a restricted stock purchase agreement which provides for vesting over a three year period. In addition, commencing with the 2002 annual meeting of stockholders, each non-employee director serving on a committee of the Board receives an annual cash retainer of $7,500 and each non-employee director serving as a committee chair receives an additional cash retainer of $6,000. Each continuing non-employee director will continue to receive an automatic nonqualified stock option grant to purchase 10,000 shares of the Company's Common Stock after each annual meeting of stockholders and each non-employee director serving as a committee chair will continue to receive an automatic nonqualified stock option grant of 3,000 shares of the Company's Common Stock upon their initial appointment as a committee chair and an automatic grant of 3,000 shares of the Company's Common Stock after each annual meeting of stockholders if the non-employee director continues as chair for the ensuing year. Such nonqualified options will vest monthly over twelve months and terminate eight years from the date grant. Should the Company's Stockholders approve Proposal 2, non-employee directors will no longer receive an automatic nonqualified stock option grant to purchase 40,000 shares of the Company's Common Stock upon their initial appointment to the Board. Upon retirement of a non-employee director, all unvested options and restricted shares of the Company's Common Stock will automatically become fully vested, and the exercise period for such options would be extended to expire on the expiration date of such options, which is eight years from the date of grant.

Relationships Among Directors or Executive Officers

     There are no family relationships among any of the Company's directors or executive officers.

Certain Relationships and Related Transactions

     In fiscal 2003, Bruce D. Day, Robert E. Enos, Peter A. Guglielmi, Martin
A. Kaplan, Kevin J. Kennedy, Ph.D., Robert T. Liebhaber and Casimir S. Skrzypczak were each granted options to purchase 10,000 shares of the Company's Common Stock at a price of $2.251 per share. In addition, Bruce D. Day, Robert
E. Enos, Kevin J. Kennedy, Ph.D. and Casimir S. Skrzypczak, as committee chairs, were each granted options to purchase 3,000 shares of the Company's Common Stock at a price of $2.251 per share, and Martin A. Kaplan was granted a discretionary stock option to purchase 85,000 shares of the Company's Common Stock at a price of $3.88.

     The Company has entered into certain employment agreements with its Named Executive Officers (as defined below), Kevin J. Kennedy, Ph.D., Jozef Straus Ph.D., Syrus P. Madavi, Frederick J. Leonberger, Ph.D., Joseph C. Zils, and Donald E. Bossi, Ph.D. (see "Employment Contracts, Termination of Employment and Change in Control Arrangements" below).

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between any member of the Company's Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Executive Officers

     The following sets forth certain information regarding the Company's executive officers as of June 30, 2003:

Name                                            Age    Position
----                                            ---    --------
Jozef Straus, Ph.D. ........................    57     Co-Chairman and Chief Executive Officer
Syrus P. Madavi ............................    54     President and Chief Operating Officer
Donald E. Bossi, Ph.D. .....................    40     Transmission Group President
Christopher S. Dewees ......................    39     Senior Vice President and General Counsel
Ronald C. Foster ...........................    52     Executive Vice President and Chief Financial Officer
Frederick J. Leonberger, Ph.D. .............    55     Senior Vice President and Chief Technology Officer(1)
Stan Lumish, Ph.D. .........................    46     Chief Technology Officer for Communications
Jo Major, Ph.D. ............................    41     Senior Vice President, Component Products Group
Mark S. Sobey, Ph.D. .......................    43     Senior Vice President, Global Sales and Marketing
Joseph C. Zils .............................    49     Thin Film Products Group President

     Jozef Straus served co-chairman of the Board from July 1999 to September 1, 2003 when he resigned his position as co-chairman. Dr. Straus continues to serve as a member of the Board. Dr. Straus served as the Company's Chief Executive Officer from May 2000 until his retirement on September 1, 2003. Dr. Straus was also President from June 2001 until July 2002, and was Chief Operating Officer following the merger with JDS FITEL in July 1999. Dr. Straus co-founded JDS FITEL in 1981 and served as its Chief Executive Officer and President from September 1993 until July 1999. He served on the JDS FITEL Board of Directors from 1981 and held various positions with JDS FITEL, including Vice President, Sales and Marketing from 1990 to 1993 when he assumed the position of Chief Executive Officer and President. Prior to 1981, Dr. Straus held various research and management positions related to fiber optic technology at Bell-Northern Research Ltd. and Northern Telecom Limited.

     Syrus P. Madavi joined the Company in July 2002 as President and Chief Operating Officer and became a member of the Board in February 2003. Prior to joining the Company, Mr. Madavi served as Vice President and then Senior Vice President of Texas Instruments Inc. from August 2000 until April 2002. Previously, Mr. Madavi was President and Chief Executive Officer of Burr-Brown Corporation from March 1994 until its acquisition by Texas Instruments Inc. in August 2000. Mr. Madavi also served as chairman of the Board of Burr-Brown Corporation from 1998 until August 2000. Prior to joining Burr-Brown Corporation, Mr. Madavi was employed at Raytheon Corporation from 1990 to 1994, where he served as President of the Semiconductor Division during his final two years. Mr. Madavi also served as Corporate Vice President and General Manager of Honeywell Signal Processing Technologies from 1984 to 1989. Mr. Madavi holds a B.S.E.E. degree and a M.S. in Computer Science from Stevens Institute of Technology, and a M.B.A. in Finance from the University of California at Los Angeles.

     Donald E. Bossi has served as the President of the Company's Transmission Group since April 2002. From September 2001 to March 2002, Dr. Bossi was President of the Active Components Group, and from January 1994 to September 2001, Dr. Bossi held various management positions with the Company. Prior to joining the Company, Dr. Bossi held technical leadership positions with United Technologies Research Center and MIT Lincoln Laboratory.

     Christopher S. Dewees has served as the Company's Senior Vice President and General Counsel since July 2003. From February 2003 until July 2003, Mr. Dewees served as Vice President and General Counsel, prior to which he was Acting General Counsel from October 2002 until February 2003. Mr. Dewees joined the Company's Legal Department in October 1999. Prior to October 1999, Mr. Dewees was employed at Morrison & Foerster LLP, where he represented the Company, and other Silicon Valley public and private

-------------
(1)  Dr. Leonberger retired on June 27, 2003.

companies. Mr. Dewees earned his A.B. degree from Dartmouth College in 1986, and his J.D. degree from Northwestern University in 1989.

     Ronald C. Foster joined the Company in February 2003 as Executive Vice President and Chief Financial Officer. Before joining the Company Mr. Foster was Chief Financial Officer of Novell Corporation from July 2001 until February 2003, prior to which he served as Novell Corporation's Vice President of Finance from November 1998 until his promotion to Chief Financial Officer. Mr. Foster served as Group Controller and then Vice President, Operations Controller with Applied Materials Corporation from 1996 to 1998, and was employed as Vice President of Operations at Egghead Software Corporation from 1995 until 1996. Mr. Foster held various finance positions with Hewlett Packard Corporation ("HP") from 1985 until 1995, culminating in his service as Group Controller for HP's Computer Manufacturing and Distribution Group. Prior to HP, Mr. Foster held various finance and operations related positions in the forest products industry. Mr. Foster holds an M.B.A. degree from the University of Chicago and a B.A. in Economics from Whitman College.

     Frederick J. Leonberger was the Company's Chief Technology Officer from July 1997 and Senior Vice President from July 1999 until his retirement from the Company on June 27, 2003. Dr. Leonberger was co-founder and general manager of Uniphase Telecommunications Products, Inc. ("UTP") and joined the Company upon the acquisition of UTP in May 1995. Dr. Leonberger has been active in optoelectronics for over 25 years and has held a variety of staff and management positions at MIT Lincoln Laboratory, United Technologies Research Center, UTP and the Company. Dr. Leonberger is the recipient of several professional awards and is a member of National Academy of Engineering.

     Stan Lumish has served as the Company's Chief Technology Officer for Communications since July 2003. From July 2002 until June 2003, Dr. Lumish served as the President of the Company's Optical Layer Group. Dr. Lumish joined the Company in February 2000 as Vice President, Network Product Applications, and was subsequently appointed Group Vice President, R&D of the Transmission Subsystems Group, and General Manager of the Optical Networks Research group. Prior to joining the Company, Dr. Lumish held management positions with Lucent Technologies Inc., where he received the Bell Labs Fellow award.

     Jo Major has served as the Company's Senior Vice President, Component Products Group, since July 2003. From September 2002 to July 2003 Dr. Major was Vice President, Active Components Business Unit. From February 2001, when he joined the Company as a result of its merger with SDL, Inc., to September 2002, Dr. Major served in various management roles within the Company's Active Components Group. Between 1990 and February 2001 Dr. Major was employed by SDL, Inc., in a variety of technical managerial positions. Dr. Major holds a B.S., with high honors, M.S. and Ph.D. from the University of Illinois, and has been granted industry awards for the development of 980nm lasers, high power near-infrared lasers, Raman amplifiers and high performance laser packaging. Dr. Major was an Intel Fellow from 1988 to 1990.

     Mark S. Sobey has served as the Company's Senior Vice President, Global Sales and Marketing since May 2002. From January 2001 to May 2002, Dr. Sobey was Vice President of Sales, North America. Dr. Sobey was Director of Sales, North America from July 2000 to January 2001, and from December 1999 to June 2000, Dr. Sobey was Director of Sales, North America with E-TEK Dynamics, Inc. Prior to E-TEK Dynamics, Inc., Dr. Sobey was Vice President/General Manager with Spectra-Physic, Inc.

     Joseph C. Zils has served as the President of the Company's Thin Film Products Group since March 2000. Prior to the Company's acquisition of Optical Coating Laboratory, Inc. in February 2000, Mr. Zils served as Vice President, General Counsel and Corporate Secretary of Optical Coating Laboratory, Inc. from December 1993 to March 2000. Mr. Zils earned a B.A. in economics from the University of California, Santa Cruz and a J.D. degree from the University of San Diego.

                                PROPOSAL NO. 2
                   APPROVAL OF THE JDS UNIPHASE CORPORATION
                          2003 EQUITY INCENTIVE PLAN

General

     The Company's Stockholders are being asked to approve the adoption of the Company's 2003 Equity Incentive Plan (the "2003 Plan") as a replacement for the Company's existing 1993 Plan. If the Company's Stockholders approve the 2003 Plan, no further grants or awards will be issued from the 1993 Plan. Capitalized terms used in this Proposal No. 2 shall have the same meaning as in the 2003 Plan unless otherwise indicated. A comparison of material differences between the provisions of the 1993 Plan and the 2003 Plan are included in table format below.

     The 2003 Plan is intended to enable the Company to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success of the Company's business. The Board believes that the Company's long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

     If approved by the Stockholders, a total of 140,000,000 shares of Common Stock of the Company will be initially reserved for issuance under the 2003 Plan, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company. The Board's intent is to limit annual potential incremental dilution attributable to equity incentive awards under the 2003 Plan to at or below a long-term average of 3%. Accordingly, the Company presently believes that the number of shares to be reserved for issuance under the 2003 Plan for which Stockholder approval is being sought will be sufficient for a minimum of three full years.

     Under the 1993 Plan and as of September 1, 2003, there were 70,905,751 shares remaining available for future grants, which will no longer be available for grants immediately upon Stockholder approval of the 2003 Plan. Additionally, unlike the 1993 Plan, the 2003 Plan does not contain an "evergreen provision" whereby the number of shares available for grant under the 1993 Plan is automatically increased based on a formula set forth in the 1993 Plan. Although initially approved by the Stockholders in 1993, subsequent amendments to the 1993 Plan, including the adoption of the "evergreen" provision, have not been, nor were required to be, approved by the Company's Stockholders.

     While the 1993 Plan only provides for the grant of incentive stock options and nonqualified stock options, the 2003 Plan also provides for the grant of restricted stock, dividend equivalent rights, stock appreciation rights, performance units and performance shares. The Board believes that expanding the type of incentive awards available for issuance under the 2003 Plan will better enable the Company to attract a broad range of prospective employees and to more closely tie the vesting of awards under the 2003 Plan to an individual's and the Company's actual performance. The 2003 Plan contains a listing of 19 performance criteria which the plan administrator may consider and utilize when granting performance based awards under the 2003 Plan.

     The Company believes that equity incentive grants should be broadly based. Accordingly, the 2003 Plan provides that the maximum number of shares which may be awarded to Covered Employees as a group in any fiscal year of the Company shall not exceed 5% of the total number of shares subject to awards issued during such fiscal year, provided, however, that awards to Covered Employees made in connection with such Covered Employee's (i) commencement of employment with the Company or (ii) promotion will not be included for purposes of calculating whether such limitation has been reached.

     The 2003 Plan also (a) imposes a requirement that the exercise price of stock options and the grant price of stock appreciation rights shall be no less than 100% of the fair market value of the Company's Common Stock on the date of the grant, (b) prohibits the granting of options or stock appreciation rights with terms of longer than eight years, (c) prohibits the repricing of options (including so-called "6+1" repricings) without stockholder approval, (d) imposes the limitation that no more than 20% of shares of the Company's Common Stock reserved for issuance under the 2003 Plan may be utilized for the award of restricted stock, and (e) does not provide for automatic option grants to non-employee directors (unlike the 1993 Plan).

Comparison of Material Differences Between the Provisions of the 1993 Plan and the 2003 Plan

Provision                                1993 Plan                              2003 Plan
---------                                ---------                              ---------
Automatic plan expiration date               No         Yes, 10 years unless sooner terminated by the Board
                                                        of Directors.

"Evergreen" Provision                       Yes                                    No

Limits on awards to Covered                  No         Yes, total awards shall not exceed 5% of the total
Employees                                               number of shares subject to awards issued during each
                                                        fiscal year, provided, however, that awards to Covered
                                                        Employees made in connection with such Covered
                                                        Employee's (i) commencement of employment with
                                                        the Company or (ii) promotion will not be included for
                                                        purposes of calculating whether such limitation has
                                                        been reached.

Performance Criteria                         No         Yes, lists 19 performance criteria which the plan
                                                        administrator may consider and utilize when granting
                                                        performance based awards.

Explicit prohibition on so-called            No                                    Yes
"6+1" repricings without
stockholder approval

Prohibition on exercise and grant           Yes                                    Yes
prices below 100% of fair market
value of the Company's Common
Stock on grant date

Types of Available Awards              Stock options    Stock options, restricted stock, dividend equivalent
                                            only        rights, stock appreciation rights, performance units and
                                                        performance shares

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                                 THE 2003 PLAN

     A general description of the principal terms of the 2003 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2003 Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

General Description

     Purpose. The purpose of the 2003 Plan is to provide the Company's employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

     Shares Reserved for Issuance under the 2003 Plan. If approved by the Stockholders, a total of 140,000,000 shares of Common Stock will be initially reserved for issuance under the 2003 Plan, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company. Of the total shares reserved for issuance under the 2003 Plan, a maximum of 20% of such shares may be awarded as grants of restricted stock. The maximum number of shares with respect to which awards may be granted to a participant during a fiscal year of the Company is 3,000,000 shares. In addition, in connection with a participant's (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a participant may be granted awards for up to an additional 2,000,000 shares which shall not count against the limit set forth in the previous sentence.

     Further, the maximum number of shares which may be awarded to Covered Employees as a group in any fiscal year of the Company shall not exceed 5% of the total number of shares subject to awards issued during such fiscal year. Notwithstanding the preceding sentence, awards to Covered Employees made in connection with such Covered Employee's (i) commencement of employment with the Company or (ii) promotion in any fiscal year of the Company (either to a position which would result in an employee becoming a Covered Employee, or the promotion of a Covered Employee from one position to another) shall not be included for purposes of calculating whether such limitation has been reached.

     Administration. The 2003 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Terms and Conditions of Awards. The 2003 Plan provides for the grant of stock options, restricted stock, stock appreciation rights, dividend equivalent rights, performance units and performance shares (collectively referred to as "awards"). Stock options granted under the 2003 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2003 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

     Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company's Common Stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above section of this Proposal 2 "Shares Reserved for Issuance under the 2003 Plan"), to approve award agreements for use under the 2003 Plan, to determine the terms and conditions of any award, to construe and interpret the terms of the 2003 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2003 Plan as the Administrator deems appropriate.

     Each award granted under the 2003 Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company's Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

     The term of any award granted under the 2003 Plan may not be for more than eight years (or five years in the case of incentive stock options granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company).

     The 2003 Plan authorizes the Administrator to grant options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of incentive stock options granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). The exercise price of awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall not be less than 100% of the fair market value of the common stock on the date the award is granted. In the case of a stock appreciation right, the base amount on which the stock appreciation is calculated shall be not less than 100% of the fair market value of the common stock on the date of grant. The exercise price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure.

     Under the 2003 Plan, the Administrator may establish one or more programs under the 2003 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2003 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees. The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2003 Plan.

     Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2003 Plan terminates continuous active service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

     Transferability of Awards. Under the 2003 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The 2003 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

     Section 162(m) of the Code. The maximum number of shares with respect to which awards may be granted to a participant during a fiscal year of the Company is 3,000,000 shares. In addition, in connection with a participant's
(i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a participant may be granted awards for up to an additional 2,000,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company's capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to a Covered Employee. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

     In order for stock based awards other than options and stock appreciation rights to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2003 Plan contains a list of performance criteria that may be considered by the Administrator when granting performance-based awards.

     Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2003 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) as the Administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

     Corporate Transaction. Effective upon the consummation of a corporate transaction (as described below), all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity. In the event an outstanding award is not assumed or replaced by the successor entity in connection with a corporate transaction, the award shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction. A corporate transaction includes (i) the sale of all or substantially all of the Company's assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 40% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities.

     Amendment, Suspension or Termination of the 2003 Plan. The Board may at any time amend, suspend or terminate the 2003 Plan. The 2003 Plan will terminate ten years from the date of its approval by the Company's stockholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 2003 Plan in such a manner and to such a degree as required.

Certain Federal Tax Consequences

     The following summary of the federal income tax consequences of 2003 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

     Nonqualified Stock Options. The grant of a nonqualified stock option under the 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

     Incentive Stock Options. The grant of an incentive stock option under the 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. The Internal Revenue Service has issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security and Medicare taxes (but not income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an incentive stock option that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

     The "spread" under an incentive stock option -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

     Recipients of restricted stock may make an election under Section 83(b) of the Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

     Stock Appreciation Rights, Performance Shares and Performance
Units. Recipients of stock appreciation rights ("SARs"), performance shares and performance units generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR, performance share or performance unit. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR, performance share or performance unit equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

     Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

New Plan Benefits

     As of the date of this Proxy Statement, no outside director and no associate of any director or officer has been granted any awards subject to Stockholder approval of the proposed 2003 Plan. Because the Administrator will make future awards at its discretion, the Company cannot determine the number of options and other awards that may be awarded in the future to eligible participants. However, subject to his achievement of such performance goals as shall be determined by the Board, the Company intends to grant stock options to acquire a total of at least 1,500,000 shares to Kevin J. Kennedy over the approximately 18 month period following the date of his appointment as Chief Executive Officer of the Company, 1,000,000 shares of which will be granted within the first 12 months of such appointment. In addition, the estimated annual awards that will be received by non-employee directors under the 2003 Plan are shown in the table below.

     The following table shows the estimated awards to be issued under the 2003 Plan to:

     o    The named executive officers;

     o    All current executive officers as a group;

     o    All current directors who are not executive officers; and

     o    All employees as a group (excluding executive officers).

     In the event the 2003 Plan is not approved by the stockholders of the Company, the estimated awards set forth in the following table will not be issued under the 2003 Plan.

                             2003 Equity Incentive Plan

Name And Position                                                        Dollar Value ($)        Number of Shares
-----------------                                                        ----------------        ----------------
Kevin J. Kennedy, Ph.D. ..........................................      $        0               1,500,000 (1)
  Chief Executive Officer
All current executive officers as a group (5 persons) ............      $        0               1,500,000 (1)
All current directors who are not executive officers, as a              $  240,000 (2)             141,364 (3)(4)
  group (6 persons) ..............................................
All employees as a group (excluding executive officers) ..........      $        0                       0

-------------
(1) Represents options to acquire a total of at least 1,500,000 shares that, subject to Board approval, may be granted to Kevin J. Kennedy over the approximately 18 month period following the date of his appointment as Chief Executive Officer of the Company, of which 1,000,000 may be granted within the first twelve months following such employment.

(2) Represents the combined value of restricted stock to be issued to each non-employee director under the 2003 Plan.

(3) Includes an estimated 69,364 shares of restricted stock to be purchased by non-employee directors under the 2003 Plan using each non-employee director's remaining retainer of $40,000 and assuming a purchase price of $3.46 per share (which was the fair market value of the Company's Common Stock at the end of the 2003 fiscal year on June 28, 2003).

(4) Includes an estimated 72,000 shares subject to stock options to be granted under the 2003 Plan annually to non-employee directors based on (a) a grant of 10,000 shares to each non-employee director made after each annual meeting of stockholders and (b) with respect to non-employee directors serving as chair of one of the committees of the Board, a grant of 3,000 shares to each non-employee director upon their initial appointment as chair and a grant of 3,000 shares after each annual meeting of stockholders if the non-employee director continues as chair for the ensuing year. The Board has four committees: Audit Committee, Compensation Committee, Corporate Governance Committee, and Corporate Development Committee. The Board has the discretion to increase or decrease the number of stock options granted to non-employee directors on an annual basis.

                                  PROPOSAL 3
                     RATIFICATION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1987 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending June 30, 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     In the event the Stockholders fail to ratify the appointment of Ernst & Young LLP as the Company's independent auditors, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board believes that such a change would be in the best interests of the Company and its Stockholders.

     The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members has any direct financial interest or material indirect financial interest in the Company. Total fees billed by Ernst & Young LLP for audit and other professional services were $4,320,000 for the year ended June 30, 2003. The components of the total fees were as follows:

Audit Fees:

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for: (i) the audit of the Company's annual financial statements included in the Annual Report on Form 10-K, and (ii) the reviews of the Company's interim financial statements included in the Quarterly Reports on Form 10-Q was $2,460,000.

Financial Information Systems Design and Implementation Fees:

     No fees were billed by Ernst & Young LLP for professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees:

     The aggregate fees billed by Ernst & Young LLP for other professional services, other than the audit fees and financial information systems design and implementation fees described above, was $1,860,000, of which $510,000 was related to audit-related services and $1,350,000 was related to non-audit services. Audit-related services generally include statutory audits of foreign subsidiaries, business combinations, accounting consultations and Securities and Exchange Commission registration statements. Non-audit services generally include tax compliance and tax consultations.

     The Audit Committee has determined that the other professional services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

               THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                    OF THE APPOINTMENT OF ERNST & YOUNG LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS
                       FOR THE YEAR ENDING JUNE 30, 2004

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 15, 2003, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock including Exchangeable Shares, (ii) each director and nominee,
(iii) the Named Executive Officers (as defined in the "Compensation of Executive Officers" section below), and (iv) all current directors and executive officers as a group.

     As of August 15, 2003, 1,368,174,998 shares of the Company's Common Stock were outstanding, and 66,093,931 Exchangeable Shares were outstanding. As of August 15, 2003, no person beneficially owned more than five percent (5%) or more the Company's Common Stock including Exchangeable Shares. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

                                                                                  Number of Shares
                                                                                 Beneficially Owned
                                                                             --------------------------
Name                                                                            Number       Percentage
----                                                                         ------------   -----------
Directors and Named Executive Officers
Jozef Straus, Ph.D.(1) ...................................................   10,488,542            *
Frederick J. Leonberger(2) ...............................................    1,930,360            *
Joseph C. Zils(3) ........................................................      679,835            *
Bruce D. Day(4) ..........................................................      641,448            *
Donald E. Bossi, Ph.D(5) .................................................      575,694            *
Robert E. Enos(6) ........................................................      575,320            *
Martin A. Kaplan(7) ......................................................      483,959            *
Stan Lumish, Ph.D(8) .....................................................      419,144            *
Syrus P. Madavi(9) .......................................................      400,000            *
Casmir S. Skrzypczak(10) .................................................      338,415            *
Peter A. Guglielmi(11) ...................................................      294,666            *
Richard T. Liebhaber(12)..................................................       46,971            *
Kevin J. Kennedy, Ph.D.(13) ..............................................       44,471            *
All directors and executive officers as a group (17 persons)(14) .........   17,802,432          1.2%

-------------

*    Less than 1%.

(1) Includes 10,485,452 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003

(2) Includes 1,915,551 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003

(3) Includes 663,191 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(4) Includes 609,012 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003, and 12,200 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.

(5) Includes 553,872 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(6) Includes 547,988 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003, and 12,000 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.

(7) Includes (i) 472,499 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003, (ii) 1,600 shares held by Mr. Kaplan's children, and (iii) 260 shares held by Mr. Kaplan's spouse.

(8) Includes 418,525 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(9) Includes 400,000 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(10) Includes 324,916 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(11) Includes 271,166 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(12) Includes 34,721 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(13) Includes 37,471 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003.

(14) Includes 17,461,117 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2003, and 24,200 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation of (i) each person that served as the Chief Executive Officer of the Company during the fiscal year ended June 30, 2003, (ii) the four other most highly compensated Executive Officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal year ended June 30, 2003, and (iii) up to two former executive officers of the Company who would have been one of the Company's four most highly compensated officers had such officer been serving as such at end of the Company's fiscal year ending June 30, 2003 (collectively, the "Named Executive Officers"):


                                                                                                Long-Term
                                                          Annual Compensation                  Compensation          All
                                            ------------------------------------------------    Securities          Other
                                              Fiscal                            Bonus and       Underlying      Compensation
Name and Principal Position                  Year(1)      Salary($)(2)      Commission($)(3)    Options(#)         ($)(4)
---------------------------                 --------- -------------------- ------------------ -------------- ------------------
Jozef Straus, Ph.D.(5) .................... 2003         $   544,440(US)                           750,000      $   4,812(US)
 Co-Chairman and Chief                                       734,994(CDN)                                           6,502(CDN)
 Executive Officer                          2002             505,763(US)              --         1,400,000          4,591(US)
                                                             743,471(CDN)             --                            6,750(CDN)
                                            2001             521,355(US)              --           300,000             --
                                                             782,033(CDN)             --

Syrus P. Madavi(6) ........................ 2003             377,596                  --         2,100,000             --
 President and Chief                                                                  --
 Operating Officer

Frederick J. Leonberger, Ph.D.(7) ......... 2003             274,320                  --                --          3,400
 Chief Technology Officer                   2002             225,000                  --           170,000          3,425
                                            2001             224,083              95,721           210,200          4,701

Joseph C. Zils ............................ 2003             274,234                  --           275,000          3,600
 Thin Film Products Group                   2002             245,192              25,010           297,000             --
 President                                  2001             250,004             282,693           190,000             --

Donald E. Bossi, Ph.D. .................... 2003             245,195                  --           250,000          3,600
 Transmission Group President               2002             223,629                  --           225,000          3,706
                                            2001             201,704              43,136           225,250          4,574

Stan Lumish, Ph.D.(8) ..................... 2003             242,308                  --           225,000          3,077
 Chief Technology Officer --                2002             204,230                  --           155,000          3,069
 Communications                             2001             159,614              18,000           266,250             --

-------------

(1)  Compensation reported for fiscal years ending June 30, 2003, 2002 and 2001.

(2) The compensation information for Dr. Straus has been converted from Canadian dollars to U.S. dollars based upon an average foreign exchange rate which was CDN $l.35 = U.S. $1.00. This currency conversion causes Dr. Straus' reported salary to fluctuate from year-to-year because of the conversion of Canadian dollars to U.S. dollars.

(3) Bonus and commission include amounts in the year earned, rather than in the year in which such bonus amount was paid or is to be paid.

(4) Represents contributions made by the Company to (i) Dr. Leonberger, Mr. Zils, Dr. Bossi, and Dr. Lumish under its 401(k) plan, and (ii) Dr. Straus under the Company's group retirement savings plan for Canadian employees.

(5) Dr. Straus resigned from his position as Co-Chairman and Chief Executive Officer effective September 1, 2003.

(6) Mr. Madavi will resign from his position as President and Chief Operating Officer on a date to be agreed upon by Mr. Madavi and the Company.

(7)  Dr. Leonberger retired from his position with the Company on June 27, 2003.

(8)  Mr. Lumish joined the Company in February 2000.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

     The Company and Kevin J. Kennedy, Ph.D. are parties to an employment agreement dated August 18, 2003 (the "Kennedy Agreement"). The term of the Kennedy Agreement commenced on September 1, 2003 and expires on August 31, 2007, unless sooner terminated pursuant to the terms of the Kennedy Agreement. Dr. Kennedy's current annual base salary under the Kennedy Agreement is $500,000, subject to adjustment from time to time by the Company. The Kennedy Agreement provides that on the first anniversary of the Kennedy Agreement, Dr. Kennedy's base annual salary will be increased to a minimum of $575,000. In addition, Dr. Kennedy is eligible to earn an annual bonus with a target bonus of 100% of his annual base salary and a maximum bonus of up to 200% of his base salary, based upon achievement of objectives determined by the Company from time to time. The Kennedy Agreement provides for, and Dr. Kennedy received, a one-time new hire bonus of $500,000 and a one-time stock purchase bonus of $250,000 (grossed up for applicable deductions and withholdings) to purchase shares of the Company's Common Stock. Such shares of Common Stock are subject to a restricted stock agreement which provides for vesting after six months of employment as Chief Executive Officer of the Company. Dr. Kennedy further received pursuant to the Kennedy Agreement an option to purchase 2,000,000 shares of the Company's Common Stock at an exercise price equal to the fair market value at the date of grant and, subject to achieving certain performance goals determined by the Board, Dr. Kennedy will receive options to purchase a minimum of 1,500,000 shares of the Company's Common Stock over the 18 month period following his commencement of service as Chief Executive Officer, 1,000,000 of which shares will be granted within 12 months of Dr. Kennedy's commencement of employment. The Kennedy Agreement also provides for 24 months medical insurance coverage upon termination of the Kennedy Agreement. Further, in the event the Kennedy Agreement is terminated (i) by the Company without cause (as that term is defined in the Kennedy Agreement); (ii) as a result of the death or disability of Dr. Kennedy; or (iii) by Dr. Kennedy for good reason (as that term is defined in the Kennedy Agreement), Dr. Kennedy shall receive
(a) payment of severance in the amount of three years' salary and three years' bonus based upon previous bonuses paid to Dr. Kennedy if employment is terminated prior to the second anniversary of the Kennedy Agreement, or if termination follows a change of control of the Company, (b) payment of severance in the amount of two years' salary and two years' bonus based upon previous bonuses paid to Dr. Kennedy if employment is terminated after the second anniversary of the Kennedy Agreement, and (c) partial acceleration of vesting of Dr. Kennedy's options. If termination of employment occurs prior to the completion of two or three years of employment, the bonus portion of the severance payment will be calculated in accordance with the terms of the Kennedy Agreement.

     The Company and Jozef Straus, Ph.D. are parties to a retention agreement dated July 6, 1999 (the "Straus Agreement"). The term of the Straus Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Straus Agreement. Dr. Straus' current annual base salary under the Straus Agreement is $544,440 ($U.S.), subject to adjustment from time to time by the Company. In addition, Dr. Straus is eligible to earn an annual bonus in an amount up to 100% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. However, no bonus was paid in fiscal 2003. The Straus Agreement also provides for payment of severance in the amount of three years' salary and bonus based upon previous bonuses paid to Dr. Straus and acceleration of vesting of Dr. Straus' options in the event the Straus Agreement is terminated (i) by the Company without cause (as that term is defined in the Straus Agreement); (ii) as a result of the death or disability of Dr. Straus; or (iii) by Dr. Straus for good reason (as that term is defined in the Straus Agreement). The Company and Dr. Straus have also entered into an agreement regarding change of control dated July 6, 1999 providing for the acceleration of vesting of Dr. Straus' options in the event of a change of control of the Company. On August 20, 2003, the Company and Dr. Straus entered into a Transition and Retirement Agreement (the "Transition Agreement") pursuant to which and effective September 1, 2003 (i) Dr. Straus retired from his position as the Company's Chief Executive Officer and assumed a new role as Founder Emeritus and Advisor to the Chief Executive Officer, and (ii) resigned from his position as Co-Chairman of the Board of Directors (but remained a member of the Board). During the term of the Transition Agreement, Dr. Straus will continue to receive his regular salary and will remain eligible for a target bonus. The Transition Agreement also amends the Straus Agreement to provide that upon the latter of (i) the termination of Dr. Straus' employment, and (ii) the termination of Dr. Straus' service as a member of the Company's Board of Directors, Dr. Straus' then vested stock options shall remain exercisable for the full remaining portion of their eight year term.

     The Company and Syrus P. Madavi are parties to an employment agreement dated July 24, 2002 (the "Madavi Agreement"). The term of the Madavi Agreement expires on July 31, 2007, unless sooner terminated pursuant to the terms of the Madavi Agreement. Mr. Madavi's current annual base salary under the Madavi Agreement is $425,000, subject to adjustment from time to time by the Company. In addition, Mr. Madavi is eligible to earn an annual bonus for senior executives with a target bonus of 80% of his annual base salary and a maximum bonus of up to 200% of his target bonus, based upon achievement of objectives determined by the Company from time to time. However, no bonus was paid in fiscal 2003. Mr. Madavi further received pursuant to the Madavi Agreement an option to purchase 1,600,000 shares of the Company's Common Stock at an exercise price equal to the fair market value at the date of grant. The Madavi Agreement also provides for (i) payment of severance in the amount of three years' salary and bonus based upon previous bonuses paid to Mr. Madavi, (ii) 24 months medical insurance coverage, and (iii) acceleration of vesting of Mr. Madavi's options in the event the Madavi Agreement is terminated (a) by the Company without cause (as that term is defined in the Madavi Agreement); (b) as a result of the death or disability of Mr. Madavi; or (c) by Mr. Madavi for good reason (as that term is defined in the Madavi Agreement). If termination of employment occurs prior to the completion of three years of employment, the bonus will be calculated at 80% of Mr. Madavi's base salary. The Company and Mr. Madavi entered into a Transition Agreement (the "Transition Agreement") on July 30, 2003, pursuant to which the Madavi Agreement was amended to provide that upon termination of Mr. Madavi's employment for any reason other than for cause (as such term is defined in the Madavi Agreement) (i) Mr. Madavi shall be entitled to the severance benefits provided in the Madavi Agreement, and (ii) stock options granted to Mr. Madavi in November 2002 shall be exercisable for the remaining portion of their eight year term.

     The Company and Frederick J. Leonberger, Ph.D. are parties to an employment agreement dated July 6, 1999 (the "Leonberger Agreement"). The term of the Leonberger Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Leonberger Agreement. Dr. Leonberger's current base salary under the Leonberger Agreement is $274,320, subject to adjustment from time to time by the Company. In addition, Dr. Leonberger is eligible to earn an annual bonus in an amount up to 40% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. However, no bonus was paid for fiscal 2003. The Leonberger Agreement also provides for payment of severance in the amount of three years' salary plus a bonus based upon previous bonuses paid to Dr. Leonberger and partial acceleration of vesting of Dr. Leonberger's options in the event the Leonberger Agreement is terminated (i) by the Company without cause (as that term is defined in the Leonberger Agreement); (ii) as a result of the death or disability of Dr. Leonberger; or (iii) by Dr. Leonberger for good reason (as that term is defined in the Leonberger Agreement). The Company and Dr. Leonberger entered into a letter agreement (the "Letter Agreement") dated March 12, 2003 modifying the Leonberger Agreement to provide that upon Dr. Leonberger's retirement from the Company, the Leonberger Agreement terminated and Dr. Leonberger will receive (i) payment of medical insurance for a period of 18 months, and (ii) acceleration of stock options previously granted which would have vested between Dr. Leonberger's retirement date of June 27, 2003 and July 6, 2004, all of which such vested stock options will remain exercisable for the full remaining portion of their eight year term.

     The Company and Joseph C. Zils are parties to an employment agreement dated December 1, 2001 (the "Zils Agreement"). The term of the Zils Agreement expires on November 9, 2005, unless sooner terminated pursuant to the terms of the Zils Agreement. Mr. Zils' current annual base salary under the Zils Agreement is $274,234, subject to adjustment from time to time by the Company. In addition, Mr. Zils is eligible to earn an annual bonus in an amount up to 50% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. However, no bonus was paid for fiscal 2003. The Zils Agreement also provides for payment of severance in the amount of $1,090,702.38 and acceleration of vesting of stock options granted to Mr. Zils' in December 2001 in the event the Zils Agreement is terminated (i) by the Company without cause (as that term is defined in the Zils Agreement); (ii) as a result of the death or disability of Mr. Zils; or (iii) by Mr. Zils for good reason (as that term is defined in the Zils Agreement).

     The Company and Donald E. Bossi, Ph.D. are parties to an employment agreement dated September 29, 1999 (the "Bossi Agreement"). The term of the Bossi Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Bossi Agreement. Dr. Bossi's current base salary under the Bossi Agreement is $245,195, subject to adjustment from time to time by the Company. In addition, Dr. Bossi is eligible to earn an annual bonus in an amount up to 50% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. However, no bonus was paid for fiscal 2003. The Bossi Agreement also provides for payment of severance in the amount of one years' salary plus a bonus based upon previous bonuses paid to Dr. Bossi and partial acceleration of vesting of Dr. Bossi's previously granted stock options in the event the Bossi Agreement is terminated
(i) by the Company without cause (as that term is defined in the Bossi Agreement); (ii) as a result of the death or disability of Dr. Bossi; or (iii) by Dr. Bossi for good reason (as that term is defined in the Bossi Agreement).

Stock Option Grants in Last Fiscal Year

     The following table set forth information regarding stock options granted to the Named Executive Officers for the fiscal year ended June 30, 2003:

                                                     Individual Grants
                                     -------------------------------------------------      Potential Realizable
                                                   % of Total                              Value at Assumed Annual
                                       Number of     Options                                 Rate of Stock Price
                                      Securities   Granted to                              Appreciation for Option
                                      Underlying    Employees    Exercise                        Term(4)(5)
                                        Options     in Fiscal   Price per   Expiration     --------------------------
Name                                  Granted(1)     2003(2)     Share(3)      Date          5%             10%
----                                 ------------ ------------ ----------- ----------- -------------- --------------
Jozef Straus, Ph.D. ................    750,000        2.89%     $  3.31    11/24/10    $ 1,185,283    $ 2,838,959
Syrus Madavi .......................  1,600,000        6.17%        2.14    07/25/10      1,634,807      3,915,648
                                        500,000        1.93%        3.31    11/24/10        790,189      1,892,639
Frederick J. Leonberger, Ph.D. .....         --          --           --          --             --             --
Joseph C. Zils .....................     25,000        0.10%        2.53    07/30/10         30,199         72,332
                                        250,000        0.96%        2.75    11/18/10        328,251        786,217
Donald E. Bossi, Ph.D. .............     50,000        0.19%        2.53    07/30/10         60,398        144,664
                                        200,000        0.77%        2.75    11/18/10        262,600        628,974
Stan Lumish, Ph.D. .................     50,000        0.19%        2.53    07/30/10         60,398        144,664
                                        175,000        0.67%        2.75    11/18/10        229,775        550,352

-------------
(1) Except in the event of a change in control of the Company, options granted become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date.

(2) Based on a total of 25,936,439 options granted to the Company's employees in fiscal 2003, including the Named Executive Officers.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted

(4) The potential realizable is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(5) Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent the Company's prediction of the future stock price performance.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal 2003, including the shares acquired on exercise and the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of underlying stock options as of June 30, 2003 and value of "in-the-money" stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option:

                                                                   Number of Securities
                                                                  Underlying Unexercised         Value of Unexercised
                                                                        Options at             In-the-Money Options at
                                       Shares                          June 30, 2003                June 30, 2003(2)
                                    Acquired on      Value     ----------------------------- -----------------------------
Name                                  Exercise    Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------------------- ------------- ------------- ------------- --------------- ------------- --------------
Jozef Straus, Ph.D. ..............      --            --         9,778,369      2,419,583             --     $  113,250
Syrus P. Madavi ..................      --            --                --      2,100,000             --      2,189,100
Frederick J. Leonberger, Ph.D. ...      --            --         1,915,551             --      $ 112,326             --
Joseph C. Zils ...................      --            --           617,129        587,813             --        201,025
Donald E. Bossi, Ph.D. ...........      --            --           512,607        496,963          1,381        188,750
Stan Lumish, Ph.D. ...............      --            --           367,187        479,063             --        170,975

-------------
(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.

(2) The value of "in-the-money" stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on June 28, 2003, which was $3.46 per share.

                           EQUITY COMPENSATION PLANS

     The following table sets forth information about shares of the Company's Common Stock and Exchangeable Shares that may be issued under the Company's equity compensation plans, including compensation plans that were approved by the Company's Stockholders as well as compensation plans that were not approved by the Company's stockholders. Information in the table is as of June 30, 2003.

                                                                                                Number of securities
                                                                                               remaining available for
                                       Number of securities to         Weighted-average         future issuance under
                                       be issued upon exercise          exercise price           equity compensation
                                            of outstanding         of outstanding options,        plans (excluding
                                          options, warrants                warrants             securities reflected
                                              and rights                  and rights               in column (a))
Plan Category                                    (a)                         (b)                         (c)
-------------                         -------------------------   -------------------------   ------------------------
Equity compensation plans
Approved by security
Holders(1)(2) .....................                5,966                  $ 0.24                      39,193,743

Equity compensation plans
Not approved by security                      94,145,825                   18.43                      91,249,684
holders(3)(5) .....................           ----------                  ------                     -----------

Total/Weighted Ave./Total .........           94,151,791                  $18.43                     130,443,427
                                              ----------                  ------                     -----------

-------------
(1) Represents shares of the Company's Common Stock issuable upon exercise of options outstanding under the following equity compensation plan: 1982 Stock Option Plan.

(2) Represents shares of the Company's Common Stock authorized for future issuance under the following equity compensation plan: Amended and Restated 1998 Employee Stock Purchase Plan.

(3) Represents shares of the Company's Common Stock issuable upon exercise of options outstanding under the following equity compensation plans: Amended and Restated 1993 Flexible Stock Incentive Plan and 1996 Non-Qualified Stock Option Plan.

(4) As of June 30, 2003, options and rights to purchase an aggregate of 25,996,246 shares of the Company's Common Stock at a weighted average exercise price of $30.87 were outstanding under the following equity compensation plans, which options and rights were assumed in connection with the following merger and acquisition transactions: Uniphase Telecommunications, Inc. 1995 Flexible Stock Incentive Plan; JDS FITEL 1994 and 1996 Stock Option Plans; Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan; EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan; Optical Coating Laboratory, Inc. 1993, 1995, 1996, 1998 and 1999 Incentive Compensation Plans; Cronos Integrated Microsystems, Inc. 1999 Stock Plan; E-TEK Dynamics, Inc. 1997 Equity Incentive Plan, and 1998 Stock Plan; Optical Process Automation, Inc. 2000 Stock Option and Incentive Plan, 2000 Series B Preferred Stock Option Plan, SDL, Inc. 1995 Stock Option Plan; 1992 SDL-Spectra Diode Stock Option Plan; and Epion Corporation 1996 Stock Option Plan. No further grants or awards will be made under the assumed equity compensation plans, and the options outstanding under the assumed plans are not reflected in the table above.

(5) Represents shares of the Company's Common Stock issuable upon exercise of options or authorized for future issuance under the following equity compensation plans: Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Non-qualified Stock Option Plan, and Amended and Restated 1999 Canadian Employee Stock Purchase Plan.

     The following are descriptions of the material features of the Company's equity compensation plans that were not approved by the Company's stockholders:

Amended and Restated 1993 Flexible Stock Incentive Plan

     The 1993 Plan was adopted by the Board of Directors in August 1993 and was approved by the Company's stockholders in October 1993. Amendments and restatements of the 1993 Plan were adopted by the Board of Directors and approved by the Company's stockholders in both 1995 and 1996. The 1993 Plan has subsequently been amended and restated by the Board of Directors without approval of the Company's stockholders.

     On July 30, 2003 the Board of Directors adopted a resolution to terminate the 1993 Plan effective upon Stockholder approval of the proposed 2003 Plan (Proposal 2). Upon termination of the 1993 Plan, no new awards will be issued.

     The 1993 Plan is administered by the Compensation Committee. Pursuant to the 1993 Plan, the Compensation Committee may grant nonqualified stock options, in its discretion, to employees, officers, directors, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. The 1993 Plan also permits the grant of incentive stock options to employees of the Company or any parent or subsidiary corporation of the Company. However, it is the Company's present intention to issue only nonqualified stock options in the future under the 1993 Plan.

     An aggregate of 222,664,548 shares have been reserved for the grant of stock options under the 1993 Plan, subject to increase as provided below. Shares underlying options that are forfeited or canceled are not counted as having been issued under the 1993 Plan. The number of shares available for the grant of stock options under the 1993 Plan shall be automatically increased on the first day of each fiscal year of the Company by an amount, rounded to the nearest whole share, equal to four percent (4%) of the aggregate number of shares of Common Stock and Exchangeable Shares, outstanding as of such date or such lesser number of shares as determined by the Compensation Committee; provided that such increase in the number of shares under the 1993 Plan is reduced by the Excess Carryover. "Excess Carryover" means, as of the effective date of each annual increase, the number of shares subject to the 1993 Plan that are not then issued and are not subject to then outstanding option grants, minus the number of shares equal to one percent (1%) of the aggregate number of shares of Common Stock and Exchangeable Shares outstanding as of such effective date.

     The number of shares available for the grant of stock options under the 1993 Plan is also increased upon the closing of a Company Acquisition by an amount, rounded to the nearest whole share, equal to the product obtained by multiplying four percent (4%) times the Acquisition Consideration. "Company Acquisition" means (x) if the consideration paid by the Company or its subsidiary consists, in whole or in part, of Common Stock, Exchangeable Shares or a combination thereof ("Stock Consideration"), the number of shares of Common Stock and/or Exchangeable Shares, (y) if the consideration paid by the Company or its subsidiary consists, in whole or in part, of cash, promissory notes or cash equivalents, or any combination thereof ("Cash Consideration"), the number of shares of Common Stock (rounded to the nearest whole share) equal to the Cash Consideration divided by the Market Value, and (z) if the consideration paid by the Company or its subsidiary consists, in whole or in part, of any consideration (other than Stock Consideration or Cash Consideration), the number of shares of Common Stock (rounded to the nearest whole share) equal to the fair market value of such other consideration, as determined by the Compensation Committee, divided by the Market Value. "Market Value" shall mean the closing market price of one share of Common Stock on the NASDAQ National Market (or such other exchange upon which the Common Stock is then listed or quoted, if the Common Stock is not then-listed on the NASDAQ National Market) on the trading day immediately preceding the closing of the applicable Company Acquisition.

     The 1993 Plan also provides for automatic grants of nonqualified stock options to non-employee directors. Each non-employee director who first joins the Board after the effective date of the 1993 Plan automatically receives options to purchase 40,000 shares of the Company's Common Stock. Immediately after each annual meeting of stockholders, each individual who is continuing to serve as a non-employee director automatically is granted options to purchase 10,000 additional shares of the Company's Common Stock, whether or not such non-employee director stands for re-election at such annual meeting of stockholders, provided that each such individual has served as a non-employee director for at least nine months. In its discretion, the Board may make grants of additional options to such non-employee directors. Such options granted to non-employee directors vest monthly on a straight-line basis over a three-year period for the initial 40,000 shares received on joining the Board of Directors and over twelve months for the subsequent grants of 10,000 shares. In addition, all non-employee directors who are serving as chair of one of the committees of the Board receive an annual option grant of 3,000 shares of the Company's Common Stock upon their initial appointment as chair and an automatic option grant of 3,000 shares of the Company's Common Stock after each annual meeting of stockholders if the non-employee director continues as chair for the ensuing year. Such options granted to non-employee directors serving as a committee chair vest over twelve months, with vesting to cease if the non-employee director no longer continues to serve as chair.

     All nonqualified stock options issued under the 1993 Plan must have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the 1993 Plan shall not exceed eight years from the date of grant. The 1993 Plan will terminate with respect to the grant of incentive stock options on August 26, 2003. Otherwise, the 1993 Plan will continue in effect until terminated by the Board of Directors.

     The Company has established subplans under the 1993 Plan for employees in the United Kingdom and France. Each subplan is subject to and incorporates the terms and conditions of the 1993 Plan, and provides further administrative rules in order to take advantage of certain employee- and Company-favorable tax laws in these jurisdictions.

     If the 2003 Plan is approved by the Company's Stockholders, no further awards will be made under the 1993 Plan.

1996 Non-Qualified Stock Option Plan

     The Board of Directors adopted the 1996 Non-Qualified Stock Option Plan (the "1996 Plan") in November 1996. The 1996 Plan is administered by the Compensation Committee. Pursuant to the 1996 Plan, the Compensation Committee may grant nonqualified stock options only to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only nonqualified stock options may be issued under the 1996 Plan. Stock options may not be granted to officers and directors of the Company. The 1996 Plan will continue in effect until terminated by the Board of Directors. The Company last granted stock options under the 1996 Plan on April 17, 1998. The Company presently does not intend to grant any additional options under the 1996 Plan.

     An aggregate of 19,136,000 shares has been reserved for the grant of stock options under the 1996 Plan. Shares underlying awards that are forfeited or canceled are not counted as having been issued under the 1996 Plan. Stock options issued under the 1996 Plan must have an exercise price of not less than 85% of the fair market value of the Company's Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed eight years from the date of grant.

Amended and Restated 1999 Canadian Employee Stock Purchase Plan

     The Amended and Restated 1999 Canadian Employee Stock Purchase Plan (the "Canadian ESPP") was adopted by the Board of Directors in August 1999 and is administered by the Board of Directors. An aggregate of 10,000,000 shares of Common Stock has been reserved for issuance under the Canadian ESPP. Only employees of JDS Uniphase Inc. (which generally includes all Company employees in Ottawa) and corporate affiliates of the Company as designated by the Board of Directors are eligible to participate in the Canadian ESPP, and the Canadian ESPP is not intended to qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code.

     The terms of the Canadian ESPP provide that shares of the Company's Common Stock are offered for purchase through a series of successive or overlapping purchase periods (the "Purchase Periods"), each of a duration (not to exceed twenty-four months) as determined by the Board of Directors. Participants enrolled in a Purchase Period are granted a purchase right which entitles the participating employee to specify a level of payroll deduction between 1% and 10% of compensation to be in effect on each pay day during the Purchase Period, and the accumulated payroll deductions are applied to the purchase of the shares when the purchase right is exercised. No rights or accumulated payroll deductions of a participant under the Canadian ESPP may be transferred (other than by will or by the laws of descent and distribution).

     Outstanding purchase rights are automatically exercised on successive quarterly or semi-annual purchase dates as determined by the Board of Directors. The purchase right is exercised by applying the accumulated payroll deductions to the purchase of whole shares on each quarterly or semi-annual purchase date. The purchase price per share is the lesser of (i) 85% of the fair market value per share on the date the Purchase Period begins or (ii) 85% of the fair market value per share on the date the purchase right is exercised. The Canadian ESPP limits purchase rights to a maximum of (i) $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year, and (ii) 20,000 shares in any Purchase Period.

     The Board of Directors last amended the Canadian ESPP on July 31, 2002 to provide that no new Purchase Periods shall commence under the Canadian ESPP on or after August 1, 2002, except as otherwise determined by the Board of Directors. Although the Canadian ESPP will not terminate by its terms until July 1, 2009, all Purchase Periods under the Canadian ESPP were terminated on July 31, 2002. The Company has since integrated former participants in the Canadian ESPP into the Company's stockholder approved Amended and Restated 1998 Employee Stock Purchase Plan and it is the Company's present intention to utilize for future purchase periods only this single stockholder approved employee stock purchase plan for the benefit of all eligible employees of the Company and its corporate affiliates.

                       REPORT OF COMPENSATION COMMITTEE

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Compensation Committee of the Board of Directors is responsible for insuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders. In furtherance of this task, the Compensation Committee has the obligation to ensure that (a) the Company's compensation policies (including its wage and salary levels, equity programs, and health and benefit plans) are competitive and designed to attract and retain the most qualified employees, officers and directors, (b) all components of compensation (including wage and salary levels, equity programs, and health and benefit plans) are aligned to actual performance and results, and (c) the Company properly and fully performs all of its public disclosure obligations with respect to its compensation programs and director and executive officer compensation. The Compensation Committee is also responsible for administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's employee stock purchase plans and equity incentive plans. The Compensation Committee Chairman reports on Compensation Committee's actions and recommendations at Board meetings. The Company's Compensation and Benefits Group within the company's Human Resources department supports the work of the Compensation Committee and in some cases acts pursuant to delegated authority to fulfill various functions in administering the Company's compensation programs. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. The Compensation Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom must at all times meet all other applicable federal securities and NASDAQ listing requirements to qualify as an independent director.

     The fundamental policy of the Compensation Committee is to provide the Company's chief executive officer and other executive officers with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, the compensation package for the chief executive officer and other executive officers is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of his or her total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

     Several of the more important factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2003 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the average salary levels in effect for comparable positions within and without the industry and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In selecting comparable companies for the purposes of maintaining competitive compensation, the Compensation Committee considers many factors including geographic location, growth rate, annual revenue and profitability, and market capitalization. The Compensation Committee also considers companies outside the industry which may compete with the Company in recruiting executive talent.

     Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance goals established for each fiscal year. For fiscal 2003, the criteria for determination of payment of bonuses was based on the following factors: (i) the Company's consolidated operating profit performance net of certain non-recurring adjustments, relative to the target established by the Compensation Committee, and (ii) the revenue and operating profit performance of the respective division or subsidiary relative to the targets established by the Compensation Committee. No bonuses were paid to executive officers during fiscal 2003.

     Deferred Compensation Plan. The Company maintains a deferred compensation plan, pursuant to which certain members of management (including the executive officers) may elect to defer a portion of his or her annual compensation. The participants' funds are invested among various funds designated by the plan administrator and currently may not be invested in the Company's Common Stock or other Company securities. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant's beneficiary in a lump sum or in annual installments over a period of three, five, ten or fifteen years.

     Long-Term Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to eight years). Options granted become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide the maximum return to the executive officer only if the executive officer remains employed by the Company for the four-year vesting period, and then only if the market price of the underlying shares of Common Stock appreciates over the option term. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the average size of comparable awards made to executive officers in similar positions within the industry, the executive officer's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. The actual options granted in fiscal 2003 to each of the current executive officers named in the Summary Compensation Table is indicated in the Long-Term Compensation Awards column.

     Compensation of the Chief Executive Officer. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Dr. Straus' base salary for fiscal 2003 was approximately $544,440 ($U.S.). Dr. Straus' base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Dr. Straus' base salary was at the approximate median of the base salary range for presidents/chief executive officers of comparative companies. Based on the Compensation Committee's criteria described above, in fiscal 2003 Dr. Straus was awarded options to purchase 750,000 shares of Common Stock at a purchase price of $3.31 per share. Dr. Straus did not receive a bonus during fiscal 2003.

     The Compensation Committee recommended, and the Board of Directors approved, Dr. Kennedy's base salary and initial stock option grant in part by comparing the base salaries of chief executive officers at other companies. Dr. Kennedy's base salary was set at the approximate median of the base salary range for chief executive officers of comparative companies chosen based upon geographic location, annual revenue and profitability, market capitalization and those which may compete with the Company in recruiting executive talent.

     The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. The cash compensation paid to the Company's executive officers for fiscal 2003 did not exceed the $1 million limit per officer. The Company's 1993 Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Company's proposed 2003 Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option or stock appreciation right under the 2003 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, other stock based awards issued under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code. The Company has discretion to issue other stock based awards which are intended to be exempt from the $1 million limitation as well as other stock based awards that are not intended to be exempt from the $1 million limitation. Should the 2003 Plan be approved by stockholders, it is the intent of the Board to require that at least 2/3rds of all awards to Covered Employees contain criteria under which the vesting of such awards is tied to achievement of specified performance milestones.

                                       COMPENSATION COMMITTEE

                                       Peter A. Guglielmi
                                       Martin A. Kaplan
                                       Kevin J. Kennedy, Ph.D.(1)
                                       Casimir S. Skrzypczak

-------------
(1) Dr. Kennedy resigned from the Compensation Committee upon commencing employment with the Company as Chief Executive Officer on September 1, 2003.

                         REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee of the Board of Directors is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company's financial statements, financial reporting practices, systems of internal accounting and financial controls, the internal audit function, annual independent audits of the Company's financial statements, and such legal and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a "financial expert" as defined by the Sarbanes-Oxley Act of 2002.

     The following is the Report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended June 30, 2003, which includes the consolidated balance sheets of the Company as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 2003, and the notes thereto.

Review with Management

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Auditors

     The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with Ernst & Young LLP its independence from the Company.

Conclusion

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

                                       AUDIT COMMITTEE

                                       Bruce D. Day
                                       Peter A. Guglielmi
                                       Richard T. Liebhaber
                                       Casimir S. Skrzypczak

                            STOCK PERFORMANCE GRAPH

     The following graph and table set forth the Company's total cumulative stockholder return of an investment of $100 on June 1998 and ending June 30, 2003 in: (i) the Company's Common Stock, (ii) the S&P 500 Index, (iii) the Nasdaq Stock Market (U.S.) Index and, (iv) the Nasdaq Telecommunications Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG JDS UNIPHASE CORPORATION, THE S & P 500 INDEX,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

[the following information was represented as a line chart in the printed material]

                                                                       June 30,
                                            --------------------------------------------------------------
                                              1998       1999        2000        2001      2002      2003
                                            --------   --------   ----------   --------   ------   -------
JDS Uniphase Corporation ................    $ 216      $ 570      $ 3,293      $ 343      $ 73     $ 45
S&P 500 Index ...........................      130        160          171        146       120       92
Nasdaq Stock Market (U.S.) ..............      132        189          280        152       103       87
Nasdaq Telecommunications Index .........      169        277          311        132        45       41

* $100 invested on 6/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.


                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company's Common Stock ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2003, all

Reporting Persons complied with the applicable filing requirements on a timely basis, except for a Form 4 filing on behalf of Jo Major reporting an open market sale which was inadvertently filed late.

                             STOCKHOLDER PROPOSALS

     In order for stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2004 Annual Meeting of Stockholders (the "2004 Annual Meeting"), a stockholder's notice must be received by the Company at its principal executive offices not less than 30 days nor more than 60 days prior to the 2004 Annual Meeting; provided however that in the event less than 40 days notice or prior public disclosure of the date of the meeting is made or given to the stockholders, notice by the stockholder to be on time must be received not later than the close of business on the tenth day following the day on which notice of the 2004 Annual Meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2004 Annual Meeting: (i) a brief description of the business desired to be brought before the 2004 Annual Meeting and the reasons for conducting such business at the 2004 Annual Meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

     Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company's 2004 Annual Meeting must be received by the Company not later than June 4, 2004 in order to be considered for inclusion in the Company's proxy materials.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

         ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, JDS UNIPHASE CORPORATION, 1768 AUTOMATION PARKWAY, SAN JOSE, CALIFORNIA 95131, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2003 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

                                       By Order of the Board of Directors,

                                       /s/ Kevin J. Kennedy

                                       Kevin J. Kennedy, Ph.D.
                                       Chief Executive Officer

October 2, 2003
San Jose, California

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

                            Audit Committee Charter

Organization

     There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of three or more Directors, as appointed by the Board of Directors. The Board shall designate the Audit Committee's chairperson, and all members shall serve at the discretion of the Board.

     Each member of the Audit Committee shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee shall have a working knowledge of basic finance and accounting, and at least one member of the Committee shall be a "financial expert" as defined by the Sarbanes-Oxley Act of 2002.

     The Committee may delegate its authority to the chairperson or other member, when appropriate.

Statement of Policy

     The Audit Committee shall provide assistance to the Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements, the financial reporting practices of the Company, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board.

     In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors, and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, accounting or other advisors for this purpose. In addition, the Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisors that the Audit Committee chooses to engage.

                               Responsibilities

     The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

     o The integrity of the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others.

     o The Company's systems of disclosure controls and internal controls regarding finance, accounting, legal compliance and ethical behavior.

     o The Company's auditing, accounting and financial reporting processes generally.

     o The appointment, qualifications and performance of the Company's internal audit function and independent auditors.

     o Pre-approval of services (both audit and non-audit) to be provided by the independent auditors.

     o    Review and approval of all related party transactions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, its role is oversight. Accordingly, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management and the independent auditors.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate standards for quality financial reporting, sound business risk practices and ethical behavior. Consistent with these functions, the Audit Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may amend them as appropriate.

With respect to the independent auditors, the Committee shall:

     o Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

     o Review in advance and have the sole authority to pre-approve all audit and non-audit services (as permitted by Section 10A of the Securities Exchange Act of 1934) to be provided by the independent auditors. In connection herewith, the Committee shall approve all fees and other terms of engagement, and review and approve disclosures required to be included in SEC periodic reports with respect to non-audit services.

     o Review the experience, qualifications and overall performance of the Company's independent audit team annually, and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, have been met.

     o On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors' continued independence. The Committee shall:

          o ensure that the independent auditors submit to the Committee on an annual basis a written statement delineating all relationships and services that may impact the objectivity and independence of the independent auditors;

          o discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and

          o    satisfy itself as to the independent auditors' independence.

     o At least annually, obtain and review a report from the independent auditors describing:

          o the independent auditors' internal quality control procedures and review;

          o any material issues raised by the most recent peer review of the independent auditors; and

          o    any steps taken to deal with any such issues.

     o Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

     o Review, based upon the recommendation of the independent auditors and internal audit, the scope and plan of the work to be done by the independent auditors for each fiscal year.

With respect to periodic and annual reports, the Committee shall:

     o Review the draft Press Release regarding the quarterly and/or annual financial results (including supporting internal Company financial information and associated schedules), with the independent auditors and management of the Company, prior to its release to the public. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards ("GAAS").

     o Review the financial statements to be included in the Company's Quarterly Reports on Form 10-Q (including associated CEO and CFO certifications) with the independent auditors and management of the Company.

     o Review the annual audited financial statements to be included in the Company's Annual Reports on Form 10-K (including associated CEO and CFO certifications) with the independent auditors and management of the Company, prior to its submission to Directors for review and signature, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under GAAS.

     o Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors' questions (alternatively, the other Directors, particularly the other independent Directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

     o Upon completion of their review, recommend to the Board of Directors that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the SEC.

     o Prepare the Audit Committee report required by the SEC to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

     o Review the financial statements (audited or otherwise) to be included in other SEC filings (e.g., Form S3), as required.

     o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

With respect to the internal audit function, the Company's disclosure controls and internal controls, the Committee shall:

     o Review and concur with management's appointment, termination or replacement of the director of internal audit.

     o Discuss with internal audit, the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the disclosure controls and internal controls of the Company, and elicit any recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to prevent or detect any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     o Review the internal audit function of the Company including its independence from management, reporting obligations to the Audit Committee, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     o Inquire of management, internal audit, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     o Receive from time-to-time a summary of findings from completed internal audits, and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     o Meet separately with internal audit, the independent auditors and with financial and operational personnel, as appropriate, on a periodic basis. Among the items to be discussed in these meetings are the results of their examinations, the evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the internal auditors and independent auditors received during the course of audits.

In addition, the Committee shall:

     o Establish procedures for and ensure the Company instigates policies, in accordance with the Whistleblower provisions of the Sarbanes-Oxley Act of 2002, that support:

          o the receipt, retention and appropriate treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

          o the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     o Review accounting and financial human resources and succession planning within the Company.

     o    Review and approve any related party transactions.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors, as appropriate.

     o Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

     o Review and reassess the adequacy of this Charter as appropriate and recommend to the Board any changes the Committee deems appropriate.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

                                  APPENDIX B

                          2003 EQUITY INCENTIVE PLAN

                           JDS UNIPHASE CORPORATION

                          2003 EQUITY INCENTIVE PLAN

     1. Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company's future performance.

   2.  Definitions. As used herein, the following definitions shall apply:

       (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

       (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

       (c) "Applicable Laws" means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

       (d) "Assumed" means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

       (e) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

       (f) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

       (g) "Board" means the Board of Directors of the Company.

       (h) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Active Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the
Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

       (i) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

       (j) "Code" means the Internal Revenue Code of 1986, as amended.

       (k) "Committee" means any committee composed of members of the Board appointed by the Board to administer the Plan.

       (l) "Common Stock" means the common stock of the Company.

       (m) "Company" means JDS Uniphase Corporation, a Delaware corporation.

       (n) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

       (o) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

       (p) "Continuous Active Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of
(i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

       (q) "Corporate Transaction" means any of the following transactions:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

          (iii) the complete liquidation or dissolution of the Company;

          (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

          (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

       (r) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

       (s) "Director" means a member of the Board or the board of directors of any Related Entity.

       (t) "Disability" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

       (u) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

       (v) "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

       (w) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (x) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

       (y) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

       (z) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent

(50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

       (aa) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

       (bb) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

       (cc) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (dd) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

       (ee) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

       (ff) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

       (gg) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

       (hh) "Performance Units" means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

       (ii) "Plan" means this 2003 Equity Incentive Plan.

       (jj) "Related Entity" means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

       (kk) "Replaced" means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

       (ll)"Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

       (mm) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

       (nn) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

       (oo) "Share" means a share of the Common Stock.

       (pp) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3.  Stock Subject to the Plan.

       (a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 140,000,000 Shares. Notwithstanding the foregoing, no more than twenty percent (20%) of the aggregate number of Shares reserved for issuance under the Plan pursuant to the preceding sentence may be issued pursuant to all Awards of Restricted Stock. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

       (b) The maximum number of Shares with respect to which Awards may be issued to Covered Employees as a group in any fiscal year of the Company shall be limited to five percent (5%) of the total number of Shares subject to Awards issued during such fiscal year. Notwithstanding the preceding sentence, Awards to Covered Employees made in connection with such Covered Employees' commencement of employment with the Company or promotion (either to a position which would result in an employee becoming a Covered Employee, or the promotion of a Covered Employee from one position to another) shall not be included for purposes of calculating whether such limitation has been reached.

       (c) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.

   4.  Administration of the Plan.

       (a) Plan Administrator.

          (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          (ii) Administration With Respect to Consultants and Other
Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

          (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

       (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

          (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

          (iv) to approve forms of Award Agreements for use under the Plan;

          (v) to determine the terms and conditions of any Award granted hereunder;

          (vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

          (vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

          (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

          (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

       (c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to handle and defend the same.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

     6.  Terms and Conditions of Awards.

       (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

       (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

       (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin,
(vi) return on equity, (vii) return on assets, (viii) return on investment,
(ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

       (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

       (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

       (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

       (g) Individual Limitations on Awards. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be three million (3,000,000) Shares. In connection with a Grantee's (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a Grantee may be granted Awards for up to an additional (2,000,000) Shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section

10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

       (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

       (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

       (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee's Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee's Award in the event of the Grantee's death on a beneficiary designation form provided by the Administrator.

       (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

   7.  Award Exercise or Purchase Price, Consideration and Taxes.

       (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

          (i) In the case of an Incentive Stock Option:

              (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

              (2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iii) In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (v) In the case of other Awards, such price as is determined by the Administrator.

          (vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

       (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

          (i) cash;

          (ii) check;

          (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;

          (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

          (v) any combination of the foregoing methods of payment.

       (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

   8.  Exercise of Award.

       (a) Procedure for Exercise; Rights as a Stockholder.

          (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

          (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

       (b) Exercise of Award Following Termination of Continuous Active
Service.

          (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Active Service only to the extent provided in the Award Agreement.

          (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

          (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

   9.  Conditions Upon Issuance of Shares.

       (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or
(iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and the Administrator's determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

   11. Corporate Transactions.

       (a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

       (b) Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

       (c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

   12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

   13. Amendment, Suspension or Termination of the Plan.

       (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of
Section 4(b)(vi) or this Section 13(a).

       (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

       (c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

   14. Reservation of Shares.

       (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Active Service has been terminated for Cause for the purposes of this Plan.

     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee's creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

                                   APPENDIX C


                               2003 ANNUAL REPORT

================================================================================
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 10-K
          For Annual and Transition Reports Pursuant to Section 13 or
                  15(d) of the Securities Exchange Act of 1934

(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED JUNE 30, 2003*
                                       or
[ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM        TO        .

                         Commission File Number: 0-22874

                              ---------------------


                            JDS UNIPHASE CORPORATION
             (Exact name of Registrant as specified in its charter)

                   Delaware                                   94-2579683
        (State or other jurisdiction of                    (I.R.S. Employer
         incorporation or organization)                   Identification No.

 1768 Automation Parkway, San Jose, California                  95131
   (Address of principal executive offices)                  (Zip code)

               Registrant's telephone number, including area code:
                                 (408) 546-5000

           Securities registered pursuant to Section 12(b) of the Act:
                                      None

           Securities registered pursuant to Section 12(g) of the Act:
                   Common stock, par value of $.001 per share
                                (Title of class)

                              ---------------------

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2). Yes [X] No [ ]

     As of August 15, 2003, the aggregate market value of the voting stock held by non-affiliates of the Registrant was approximately $4.3 billion, based upon the closing sale prices of the common stock and exchangeable shares as reported on the Nasdaq National Market and the Toronto Stock Exchange, respectively. Shares of common stock and exchangeable shares held by executive officers and directors have been excluded from this calculation because such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

     As of August 15, 2003, the Registrant had 1,434,259,133 shares of common stock outstanding, including 66,093,931 exchangeable shares.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Certain information required in Part III of this Annual Report on Form 10-K is incorporated by reference to the Registrant's definitive Proxy Statement in connection with the 2003 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission pursuant to Regulation 14A not later than 120 days after the end of the fiscal year.

----------
* See Part II, Item 8 of this report for information regarding Registrant's fiscal year.

--------------------------------------------------------------------------------
================================================================================

                           FORWARD-LOOKING STATEMENTS

     Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement may contain words such as "anticipate that," "believes," "can impact," "continue to," "estimates," "expects to," "hopes," "intends," "plans," "to be," "will be," "will continue to be" or similar words. These forward-looking statements include, among others, all italicized portions of this Report and the entire "Strategy" section under Item 1. Business.

     Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These risks and uncertainties include, among other things, the risks that (i) the current economic downturn may be more severe and long-lasting than we can anticipate, and, notwithstanding our projections, beliefs and expectations for our business, may cause our business and financial condition to suffer; (ii) due to the current economic slowdown, in general, and setbacks in our customers' businesses, in particular, predicting our financial performance and our success, in general, for future periods is far more difficult than in previous periods;
(iii) our ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align our operations with customer demand and the changes affecting our industry, or may be more costly or extensive than currently anticipated; (iv) increasing pricing pressure, as the result of the economic downturn and competitive factors, may harm our revenue and profit margins; (v) our research and development programs may be insufficient or too costly or may not produce new products, with performance, quality, quantity and price levels satisfactory to our customers; and (vi) our ongoing efforts to reduce product costs to our customers, through, among other things, automation, improved manufacturing processes and product rationalization may be unsuccessful. Further, our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this Report and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. We are under no duty to update any of the forward-looking statements after the date of this Annual Report on Form 10-K to conform such statements to actual results or to changes in our expectations.

                                     PART I

ITEM 1. BUSINESS

General

     We are a worldwide leader in optical technology. We design and manufacture products for fiberoptic communications, as well as for markets where our core optics technologies provide innovative solutions for industrial, commercial and consumer applications. Our fiberoptic components and modules are deployed by system manufacturers for the telecommunications, data communications and cable television industries. We also offer products through original equipment manufacturers for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications.

     Fiberoptic communications systems enable transmission of video, audio and text data over high-capacity fiberoptic cables. Although ultimately highly complex, a fiberoptic communications system performs three basic functions common to all communications systems: transmitting, routing (switching) and receiving information, in this case information encoded on light signals. Our fiberoptic components, modules and subsystems, alone and in combinations, are the building blocks for these systems. These products include transmitters, receivers, amplifiers, dispersion compensators, multiplexers and demultiplexers, add/drop modules, switches, optical performance monitors and couplers, splitters and circulators. Complementing our components, modules and subsystem products, our test and measurement equipment is used in manufacturing, research and development, system development and network maintenance environments for measuring performance of optical components. We sell our communications products to the world's leading and emerging telecommunications, data communications and cable television systems providers worldwide.

     In addition to fiberoptic communications, we apply our optical technologies for use in the display, security, medical/environmental, instrumentation, and aerospace and defense markets. Products of these businesses rely on optical technologies to control, enhance and modify the behavior of light utilizing its reflection, absorption and transmission properties to achieve specific effects such as high reflectivity, anti-glare and spectral filtering. Specific product applications include computer monitors and flat panel displays, projection systems, photocopiers, facsimile machines, scanners, security products and decorative surface treatments. We also supply laser products for biotechnology, graphic arts and imaging, semiconductor processing, materials processing, and a variety of other laser-based applications.

     As further discussed in "Operating Segments and Products," we group our communications and non-communications products into two principal segments which we call the Communications Products Group and the Thin Film Products Group.

     Our Internet address is www.jdsu.com. On our Investor Relations web site, which is accessible through www.jdsu.com, we post all Securities and Exchange Commission filings as soon as reasonably practicable after they are electronically filed or furnished to the Securities and Exchange Commission. All such filings on our Investor Relations web site are available free of charge. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Industry Environment

     During the second half of the 1990's through 2000, the telecommunications industry experienced a period of considerable growth, and we participated in that growth as a leading supplier to these markets. This growth was attributable primarily to:

     o the introduction of wavelength division multiplexing ("WDM") technology, under which multiple light signals are transmitted down a single optical fiber cable. WDM allowed the expansion of fiberoptic network capacity without the expense and time required to install additional fiber cable, and provided greater capacity on new fiber;

     o the unprecedented growth in data traffic, in general, and the Internet, in particular, which created rapidly increasing demand for larger, faster and more robust networks (commonly collectively referred to as "bandwidth");

     o the Telecommunications Act of 1996, which purported to open existing proprietary telecommunications infrastructures to multiple carriers, and, as a consequence, created a market for new telecommunications carriers (called competitive local exchange carriers or "CLECs"), each of which moved rapidly to deploy its own network; and

     o an abundance of relatively low cost capital available for new company formation, network development and expansion.

     Together, these factors engendered the rapid and substantial installation of fiberoptic networks, largely financed by debt, in anticipation of rapidly growing bandwidth demand and future sales. As a result of the increasing demand, we focused much of our efforts on expanding our business, internally and through acquisitions, to meet the increasingly urgent needs of our customers for higher performance products, increased product breadth and expanded manufacturing capacity. Consequently, our sales grew rapidly, increasing from $87.1 million for the quarter ended June 30, 1999 to $925.1 million for the quarter ended December 31, 2000.

     Beginning in early 2001, the telecommunications industry began experiencing a dramatic downturn, the primary direct cause of which was and continues to be a precipitous decrease in network deployment and capital spending by the telecommunications carriers. This decrease is attributable to, among other things:

     o network overcapacity in long haul and network core markets as bandwidth demand, while continuing to grow, did not reach levels sufficient to match the pace of network deployment;

     o  constrained capital markets;

     o  financial difficulties of certain major telecommunications carriers; and

     o other factors, including the general inability of the CLECs to obtain sufficient access to established telecommunications infrastructures, and consolidation among telecommunications carriers.

     All of these factors contributed to a severe decline in overall demand for new fiberoptic networks and the components and modules used therein. During most of 2001 and continuing through today, our telecommunications systems manufacturing customers have worked to reduce their inventories of components and modules purchased from our competitors and us. Excess network capacity and limited availability of capital for network installation and expansion have constrained the ability of these inventories to be absorbed quickly. As the downturn deepened and continued, many telecommunications systems manufacturers and their carrier customers were faced with insufficient revenues and cash reserves to service and repay the significant debt they incurred during the prior growth period, or to otherwise sustain their operations. Many of these companies began major efforts to restructure their debt, reduce their costs and establish sufficient revenues. Some of them have not succeeded and others may not succeed in these efforts, in which event they will be liquidated or acquired and consolidated. Also, during this time many of the CLECs have gone out of business, reducing the demand for new networks. As a result, the overall market for new telecommunications systems and, accordingly, for our products, has declined.

     The impact of industry consolidation, continued inventory reductions among our customers, increasing debt concerns at the systems manufacturer and carrier levels, network overcapacity, and limited access to capital for network installation and expansion has severely harmed our business. While the declines have slowed substantially and we have seen signs of stability in the market recently, we do not anticipate any significant recovery in the near future.

     Nevertheless, we believe the telecommunications industry will ultimately improve from the current economic slowdown and grow in the future for several reasons:

     o Internet traffic, an important driver of network expansion, continues, and we believe will continue, to grow at significant rates;

     o Internet traffic is increasingly expected to include content such as full motion video on demand (including high definition video) multichannel high quality audio, online video conferencing, image transfer, online gaming and other broadband applications, the delivery of which will place greater demand on available bandwidth;

     o North America and Europe have comprised the majority of optical networking deployment, but we believe there could be significant additional potential with the eventual development of other geographical markets, including Latin America and Asia;

     o While fiberoptic networks currently have sufficient capacity for long haul, city-to-city, and undersea applications, new markets, including intra-city metro and access, and, ultimately, fiber-to-the-premises
        (FTTP) remain largely untapped. We believe these markets represent a significant future opportunity for our industry and for us. Moreover, we anticipate that installation of fiberoptic systems into these markets will increase demand for long-haul capacity as overall network traffic expands;

     o We believe the availability and popularity of WiFi (Wireless Fidelity Technology -- 802.11b) access has the potential to increase Internet traffic while making access to the Internet portable and secure; and

     o The demand for client-side or enterprise-level communications networks is expected to continue to increase as global organizations continue to upgrade and expand their information systems.

     Consequently, we anticipate that over the long-term, fiberoptic communications network development and expansion both through the installation of new networks and through the upgrade and expansion of existing networks will continue. However, given our current lack of visibility, we cannot provide any assurance as to the timing or extent of any industry recovery or as to any increase in business or other benefits that we may receive as a result.

     While we continue to experience weakness in our Communication Products Group, during fiscal 2003 our Thin Film Products Group of businesses have made significant contributions to our operating results.

     We believe that the businesses reported under our Thin Film Products segment will continue to be supported by consumer and industrial spending and will grow in the future for several reasons:

     o The display market, particularly rear-projection television sets and plasma displays, are expected to increase:

     o Security and authentication markets are expected to continue to grow to address counterfeit concerns;

     o There has been increased interest and demand internationally for bio-hazard detection and other security applications and we believe that these markets have potential to increase in both the public and private sectors.

     However, due to the current economic uncertainty, vertical product consolidations occurring in these businesses and other factors, our net sales in our display business declined during our fourth quarter and are expected to decline during the near term. Our ability to predict our future revenue levels in these markets is extremely limited in the near term and we are unable to predict the timing or extent of any potential growth in such markets.

Global Realignment Program

     In April 2001, we initiated our Global Realignment Program, under which we continue to restructure our business in response to the current and anticipated market environment and as part of our continuing efforts to integrate our operations. The majority of the actions and announcements under the Global Realignment Program are expected to be completed by the end of December 2003. However, as our visibility is limited and we continue to respond to our uncertain environment, there can be no assurance that such actions and announcements will in fact be completed by such time, and, in fact, we may be required to take additional actions, incur additional costs, and make additional announcements under the program.

     Specific actions to-date include the following:

     o We have terminated 19,347 employees under the Global Realignment Program. As of June 30, 2003, we had 5,489 employees. The following table presents a history of our employment levels:


                 Number of
Date             Employees      Explanation
----             ---------      -----------
March 2001:       28,677        Our highest employment level.
                                Attrition and workforce reductions prior to the inception of the Global
Less:             (2,446)         Realignment Program.
                 -------
April 2001:       26,231        Employment level at the inception of the Global Realignment Program.
Less:            (19,347)       Employees terminated under the Global Realignment Program.
Less:             (1,395)       Attrition not part of the Global Realignment Program.
                 -------
June 2003:         5,489        Employment at the end of fiscal 2003.
                 =======

     o We have eliminated many product development programs and are continuing to consolidate or curtail others in order to focus our research and development investments on the most promising projects in both the Communications Products Group and the Thin Film Products Group.

     o We are increasing our reliance on our contract manufacturing partners primarily for our communications products and are continuing to centralize in-house manufacturing processes to our low-cost Shenzhen facility. It is important to note that the changes made to our manufacturing strategy through, among other things, the Global Realignment Program represent a fundamental shift in the way we make our telecommunications products. Historically, we generally manufactured our telecommunications products in-house, with considerable manual labor at various locations within our global organization. Our products were highly customized to particular customer specifications, which could vary significantly from customer to customer, and which led to a very large product catalog. More recently, we have:

        o  substantially rationalized our product catalog;

        o encouraged product standardization across customers, as exemplified by our network-ready products;

        o increased our reliance on out-sourced manufacturing to assemble and package our more commonly demanded products; and

        o moved labor intensive, high volume manufacturing operations to our Shenzhen facility.

        We may not be successful in our manufacturing strategy. There are many risks to be addressed, as more particularly described in the "Risk Factors" section below. However, if we fail to adjust to the market realities by, among other things, restructuring the manner in which we make our products, we will not succeed in the telecommunications industry in the future.

     o We have consolidated manufacturing, research and development, sales and administrative facilities through building and site closures. As of June 30, 2003, 29 sites and buildings in North America, Europe and Asia-Pacific have been closed or were scheduled for closure. The process involves consolidating product lines, standardizing on global product designs, and transferring manufacturing to optimal locations. The 29 sites closed or scheduled for closure were as follows:

        North             America: Asheville, North Carolina; Columbus, Ohio;
                          Eatontown, New Jersey; Freehold, New Jersey; Gloucester,
                          Massachusetts; Horsham, Pennsylvania; Manteca, California;
                          Ottawa, Ontario (2 sites); Piscataway, New Jersey;
                          Raleigh, North Carolina; Richardson, Texas; Rochester, New
                          York; San Jose, California (2 sites); Toronto, Ontario;
                          Victoria, British Columbia.
        Europe:           Arnhem, Netherlands; Bracknell, United Kingdom; Eindhoven, Netherlands;
                          Hillend, United Kingdom; Oxford, United Kingdom; Plymouth, United
                          Kingdom; Torquay, United Kingdom; Waghaeusel-Kirrlach, Germany;
                          Witham, United Kingdom.
        Asia-Pacific:     Shunde, China; Sydney, Australia; Taipei, Taiwan.

     o We have centralized many administrative functions such as information technology, human resources and finance to take advantage of synergies, economies of scale and common processes and controls.

     Prior to the inception of the Global Realignment Program in April 2001, our annual spending rate excluding inventory material costs was approximately $1.7 billion. We expect to reduce our annual expenses by approximately $1.3 billion after the majority of the Global Realignment Program has been implemented,which is expected by the end of December 2003. We believe that the measures taken under the Global Realignment Program will provide us the flexibility to meet our customers' current operating needs without sacrificing our ability to expand our business and respond to future increases in business levels. However, the Global Realignment Program may not be successful in achieving the expected cost reductions or other benefits, may be insufficient to align our operations with customer demand and the changes affecting our industry, or may be more costly or extensive than currently anticipated.

     Our results of operations and financial condition were significantly affected by charges related to our Global Realignment Program, the write-downs of inventories, and the impairment of our investments and long-lived assets during fiscal 2003, 2002 and 2001. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations under Item 7 and Notes to the Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion on these charges.

Acquisitions

     Notwithstanding the current economic downturn, we are committed to continuing to evaluate strategic opportunities and pursue acquisitions of additional products, technologies or businesses that are complementary to or broaden the markets for our products. During fiscal 2003, we acquired the following businesses/companies: the transceiver/transponder business unit from OptronX, Inc.; L.A. Label Corporation; and the undersea pump laser business of TriQuint Semiconductor, Inc. We cannot assure you that any of these acquisitions will be successfully integrated into our operations or that we will receive any benefits from the same.

Transceiver/Transponder Business Unit of OptronX, Inc.:

     In September 2002 we acquired the transceiver/transponder business unit of OptronX, Inc., which provides leading 200 and 300 pin, low-cost, small form factor, optical transport modules. With the acquisition, we added short reach and very short reach models to our 10 Gb/s transponder line, thereby broadening an offering that already includes several reaches, rates and form factors.

     Under the terms of this acquisition, we paid $6.2 million in cash and may be required to make a contingent payment of up to $4.5 million in cash based on the financial performance of OptronX in calendar year 2003.

L.A. Label:

     In January 2003, we acquired L.A. Label Corporation in order to expand our capabilities to provide integrated optical technology solutions for product security and brand authentication. Flex Products Division, in our Thin Film Product Group, manufacturers interference pigments that are used for counterfeit protection and authentication applications. The addition of L.A. Label, which has been supplying quality, custom, printed pressure sensitive labels and packaging solutions for over 60 years, opens opportunities in new markets and enables new products and services. Flex's SecureShift(TM) can now be integrated into labels and packaging for applications such as software, CDs, videos, apparel, pharmaceuticals, electronics, and numerous other consumer and luxury items.

     Under the terms of the acquisition, total consideration consisted of $19.4 million in cash of which we paid $17.4 million to the former owners of L.A. Label. We have retained $2 million of the cash consideration for any future liabilities we may incur resulting from any breach of general representations or warranties made by the former shareholders of L.A. Label.

Submarine Pump Packaging:

     In May 2003, we acquired from TriQuint Semiconductor, Inc. certain intellectual property and manufacturing assets to be used in the packaging of our pump lasers (primarily used in submarine applications) This acquisition was consistent with our strategy to provide higher levels of integration, and helps position us to be a leading supplier of submarine pump modules. Due to the cost of installing and servicing submarine networks, all components and modules are required to meet very strict performance and qualification criteria. We believe as a result of this acquisition, our submarine pump modules will meet these very strict performance and qualification criteria.

     Under the terms of the acquisistion, we paid $6.6 million in cash to acquire these assets.

     Please refer to "Note 16. Mergers and Acquisitions" of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of these acquisitions.

Operating Segments and Products

     We operate in two principal segments through which we develop and manufacture our telecommunications and non-telecommunications products: (i) Communication Products, which accounted for approximately 49% of our net sales in fiscal 2003, and (ii) Thin Film Products, which accounted for approximately 51% of our net sales in fiscal 2003. Please refer to "Note 17. Operating Segments and Geographic Information" of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of our operating segments.

Communications Products:

     Our fiberoptic communications products include a broad range of components, modules and subsystems better enabling our customers to satisfy all of their requirements through "one-stop" shopping at a single supplier. We also leverage our broad-based component portfolio to provide higher levels of integration in modules and subsystems to create value-added solutions for our customers. Our product categories are described below.

     Source Lasers: At the front end of the network, a source laser provides the initial signal that is transmitted over the network. These source lasers are characterized by their wavelength and power levels. Power, which is measured in milliwatts, generally determines the ability of the source laser to transmit over longer distances, with higher power source lasers enabling greater initial transmission distances. A single source laser is required for each channel in a WDM system. We produce both continuous wave lasers for external modulation as well as directly modulated lasers for a variety of telecom and cable television systems.

     Photodetectors and Receivers: Photodetectors and receivers detect the optical signals and convert them back into electronic signals. Photodetectors, when co-packaged with an electronic preamplifier, are referred to as receivers. We supply optical photodetectors and receivers for fiberoptic telecommunications and cable television networks. Receivers are used in WDM products for each channel at both ends of the fiberoptic link as wavelength translation is required. Photodetectors are also used throughout a network to monitor a variety of characteristics including power levels and channel count.

     Modulators: Modulators turn light on and off external to the source laser to encode the information being sent through the network. External modulation can be achieved either by using a separate discrete modulator or by monolithically integrating a laser and modulator. We supply both types of modulators. The highest performance is obtained with a discrete external modulator.

     Wavelength Lockers: We supply wavelength lockers that are used to stabilize the wavelength of lasers used in dense WDM transmission systems. These lockers ensure that, over the lifetime of the system, the wavelength of a source laser does not drift to interfere with an adjacent wavelength channel. The locker operates by filtering and detecting a small amount of the source-laser light and providing a stabilizing feedback signal to the laser.

     Transmitters: We manufacture transmitters that combine source lasers, modulators, wavelength lockers and electronic drivers so that the optical signal is created and encoded in a single package.

     Transceivers: Transceivers combine transmitters with receivers so that signals can be generated and encoded, and received and detected in a single package. These modules are installed at both ends of a system. We supply transceivers in various form factors and specifications to both the data communications and telecommunications markets.

     Transponders: Transponders are transceivers that include electrical multiplexing and demultiplexing functions. They include signal receivers or transmitters that respond to or send signals. Transponders are often used as input interfaces between the optical and electrical signals for WDM systems.

     Cable Television Transmitters and Amplifiers: In cable television networks we supply externally modulated transmitters and amplifiers for trunk-line applications, directly modulated transmitters for the distribution portion of cable television networks, return-path lasers for interactive communications and transmitters providing both analog and digital signals to the recipient.

     Amplifiers: We supply both Erbium-doped fiber amplifier ("EDFA") optical amplifiers and Raman amplification pump modules. These products cover a wide range of functionality and are designed to boost WDM and SDH optical signals without reconversion to electrical signal and permit an optical signal to travel a greater distance between electronic terminals and regenerators. These modules include multiple passive and active components such as couplers, isolators, pump combiners and pump lasers.

     Pump Lasers: Pump lasers are used in optical amplifiers within networks to regenerate the light signal that naturally suffers loss over distance within the network. Optical amplifiers each contain from one to six pump lasers depending on amplifier performance requirements. We supply 980-nanometer and 1480-nanometer pump lasers that are used in optical amplifiers. These pumps are used to energize the erbium-doped fiber that comprises the amplifier. We also supply 14xx-nanometer (wavelength tailored) pump lasers that are utilized in Raman modules to create gain in the transmission fiber, allowing the signal to travel farther without electrical regeneration.

     Add-Drop Multiplexers: We supply add-drop multiplexers that allow systems to add and drop optical wavelengths without reconversion to an electrical signal. For example, a system operating from San Francisco to New York can drop one wavelength in Chicago and add another allowing for greater network flexibility. The modules include multiple components such as switches, wavelength mutiplexers/demultiplexers devices, and attenuators.

     WDM Couplers, Filters, Isolators and Circulators: Wavelength division multiplexer couplers are used to split and combine signals of different wavelengths in an optical network. We supply WDM demultiplexers and access/bi-directional couplers. These products are based on thin-film filters, arrayed waveguide gratings, fused fiber couplers, microlenses and /or special optical materials. Isolator products are used to allow light signals in a network to propagate in one direction within a network, but prevent that signal from returning in the opposite direction. Circulators also allow light in a system to flow in only one direction, but have multiple ports and use these multiple ports to perform a routing function within the network. We supply various types of isolators and circulators including tunable narrow-bandpass filters that are wavelength-tunable by voltage control.

     Switches and Attenuators: Optical switches are used to route and switch signals to different destinations within networks. Attenuators are used to adjust the power of the optical signal to be compatible with the optical receivers within a network system. We supply both discrete devices and modules, including dynamically reconfigurable modules, containing a number of these components.

     Telecommunications Specialty Modules: We supply a number of specialty products for multi-gigabit fiberoptic systems.

     Instrumentation: Test instruments are used for testing and measuring optical components. Many of the test instruments were originally developed for evaluating our own optical components during design and production. We pioneered the development of swept wavelength systems, which are faster and allow more measurements over smaller wavelength ranges than previous methods. In fiscal 2002, we introduced our Multiple Application Platform ("MAP"), the next generation platform for our line of fiberoptic test and measurement instrumentation. MAP, now with 21 modules, provides a wide range of test and measurement switches and attenuators in a modular and upgradeable architecture suitable for research and development and manufacturing environments.

     Network Ready Products: Network Ready Products are a family of plug-and-play, carrier-class products for metro edge and access applications including amplification, reach extension, fiber relief, protection switching, and optical demarcation. They offer a low cost alternative for enabling DWDM and CWDM networking and new wavelength services. Their simplicity and modularity also allows carriers and system integrators to quickly respond to emerging revenue opportunities by deploying new services such as Ethernet and SAN, while saving operational costs and avoiding sizeable capital expenditures.

     The following are some of the significant products introduced by the Communication Products operating segment during fiscal 2003:

     o Fibre Channel and Gigabit Ethernet Transceivers for local area network and storage area network data communication applications available in tri-speed (1.25 Gb/s Ethernet, 1 and 2 Gb/s Fibre Channel and Ethernet) models. The small form factor pluggable transceivers can be installed while the system is "live" and offer either the patented plastic pull tab or metal bail latch designs that ease installation in restricted spaces to enable denser system designs. Some models also feature digital diagnostic monitoring used for module identification, control and status.

     o 10 Gb/s XENPAK transceivers for high speed data communications applications. XENPAK refers to a multi-source agreement for form, fit and function by providing mechanical, electrical and optical standards and the first 10 Gb/s Ethernet transceiver standard to gain support from most of the leading vendors.

     o The OA 300, a palm-sized amplifier for metro and access C-band applications is the tiniest of the OA Series at only 45[ ]70[ ]12 mm and draws less than 1 W of power. The OA Series is the broadest offering of standard (off-the-shelf availability) amplifiers in the industry, offering flexible, scalable amplifier platforms without the cost and time required for custom development.

     o The SWS-OMNI-II and new MAP cassettes were among the new test and measurement instrumentation products introduced. Based on patented swept wavelength measurement technology, the SWS-OMNI-II provides high resolution measurements at a speed that is 10-15 times faster than previous products. The Multiple Application Platform (MAP) is a modular test instrument. Nine new cassettes for the MAP were introduced, bringing the total to 21 and offering a widely scalable, upgradeable, flexible test instumment for measuring the performance of optical components.

     o CT2 Series 2.5 Gb/s, Small Form Factor Pluggable (SFP) transceiver for fiberoptic data communications and telecommunications. In addition to being fully OC-48, OC-12, and OC-3 SONET compliant, the CT2 is designed for 1310 and 1550 nm wavelengths and for short, intermediate, and long reach applications. The small, data communications style package meets the SFP multi source agreement requirements and uses industry standard, plug-in, LC duplex type optical connectors, which are easy to install and resistant to damage. Superior performance in critical areas, such as jitter generation, enables SONET communications, making the CT2 Series well suited for network edge applications.

     o The WaveReady(TM) Series of optical access products can be installed in minutes and includes a CWDM solution that helps lower network costs for large enterprises and metro service providers. As network traffic continues to increase, service providers have been adopting dense wavelength division multiplexing (DWDM) systems to expand capacity for metro core applications. For metro access applications, coarse wavelength division multiplexing (CWDM) typically meets the required capacity but costs less than DWDM. In addition to CWDM and DWDM, the WaveReady Series fits a variety of applications including wavelength services, amplification, protection switching, reach extension, 1310/1550 overlay and Gigabit Ethernet services.

Thin Film Products:

     Our Thin Film Products represents the company's center of excellence for thin film coating and bulk optics capablilities. Optical thin film coatings are microscopic layers of materials, such as silicon and magnesium fluoride, applied to the surface of a substrate, such as glass, plastic or metal, to alter its optical properties. Thin film coatings work by controlling, enhancing or modifying the behavior of light to produce specific effects such as reflection, refraction, absorption, abrasion resistance, anti-glare and electrical conductivity. This control is achieved as a result of the optical properties, number of layers and thickness of the thin film coatings in relation to wavelengths of light. The ability to control the behavior of light using thin film coatings plays a critical role in many industries and products.

     The Thin Film Products Group has direct responsibility for leveraging its technologies into the following markets outside of communications.

Display:

     In the display market, we manufacture and sell optical components and front surface mirrors used in front and rear projection displays, and plasma panel displays. These display products are used in both in-home and business display systems.

Custom Optics:

     The aerospace and medical/environmental instrumentation markets require sophisticated, custom, high-precision coated products and optical components that selectively absorb, transmit or reflect light in order to meet the specific performance requirements of advanced systems. Our products include infrared filters, beam splitters and optical sensors for aerospace applications, optical filters for medical instruments and solar cell covers for satellite. Our products in the office automation market include photoreceptors and front surface mirrors for photocopiers, document scanners, overhead projectors, facsimile machines and printers.

Light Interference Pigments:

     Light interference pigments create unique color shifting characteristics utilized in security products and decorative surface treatments. Our security products are light interface pigments, which allow ink to exhibit different colors from different viewing angles. The pigments are used to inhibit counterfeiting of currencies and other valuable documents such as passports and credit cards We have also launched a line of products incorporating proprietary interference technologies to protect brand name luxury goods and prescription drugs from counterfeits.

     We have a line of decorative products that utilize similar manufacturing processes as our security products, but are designed to have certain color characteristics that make it attractive for applications in paints, cosmetics and plastics. The pigments create a durable color shifting finish when used in these applications.

Lasers:

     Our laser subsystems products are used in biotechnology, graphic arts and imaging, semiconductor processing, materials processing, and a wide variety of other laser-based applications. These products consist of air-cooled argon gas laser subsystems, which generally emit blue or green light, helium-neon lasers, which generally emit red or green light, and solid state lasers, which generally emit infrared, ultraviolet and green light. These systems consist of a combination of a laser head containing the lasing medium, power supply, cabling and packaging, including heat dissipation elements.

     Our helium-neon lasers have become the industry standard for many applications. They are small, stable, have instant-on capability and are currently deployed in advanced applications such as digital radiography. Our air-cooled argon laser subsystems feature an integral-mirror and metal-ceramic laser tube. Other products include a new generation of diode-pumped solid state lasers, indium gallium arsenide and aluminum gallium arsenide laser diodes, and fiber lasers deployed in marking and materials processing applications.

     The following are some of the significant products introduced by the Thin Film Products operating segment during fiscal 2003:

     o Spectraflair -- Offerings within our interference pigments product lines were expanded during the fiscal year to include a fine grade Spectraflair option designed specifically for spray applications. Spectraflair is the first diffractive color-shifting pigment, combining thin film interference technology with diffractive technology. The pigments are used in decorative coatings in automobile and other markets to provide greater brand recognition and product differentiation.

     o Fiber Laser Marking Systems -- Our commercial laser division launched a new line of dual head fiber laser marking systems. These systems represent a high throughput option to the company's single head systems and are used in various manufacturing environments to mark components such as semiconductor chips or fabricated metal parts.

     o Display Engines -- Our Ultrex(TM) and DefiniTV(TM) light engine modules represent world-class performance for brightness, contrast, and price in both LCOS and DLP-based rear projection display applications. These products are designed to be used in large screen consumer and business high definition display applications.

Competitive Environment

     We compete against numerous fiberoptic component, module, subsystem and instrumentation manufacturers, including independent merchant suppliers and business units within vertically integrated equipment manufacturers, some of whom are also our customers. A partial list of these competitors includes:
Agilent Technologies ("Agilent"), Avanex, Bookham Technology, Chorum Technologies, Emcore, Exfo, Finisar, Fujitsu, Furukawa Electric, Intel, New Focus, Oplink Communications, OpNext, Sumitomo Electric and TriQuint Semiconductor, Inc. In addition to these established companies, we also face competition from emerging start-up companies, many of which continue to actively pursue our markets, notwithstanding the continuing economic uncertainty. While each of our product families has multiple competitors, we believe that we have the broadest range of products and technology available in the industry. We also believe that this range of products and technology will help position us well in the industry as it continues to move towards module and subsystem level products. Due to economic uncertainty and changes within the telecommunications industry, some of our current and former competitors have sold or discontinued their fiberoptic communications businesses, and we expect that there will continue to be further consolidation in our industry.

     The following developments in our telecommunications markets during the past twelve months provide perspective on the dramatic changes occurring in this industry, in response to the continuing economic uncertainty and the decline in the telecommunications systems market:

     o A year ago, our most significant competitors in the the telecommunications industry were the optical components divisions of Nortel, Agere, Corning and Alcatel.

     o In November, 2002, Nortel sold its optical components division to Bookham.

     o In January, 2003 Agere sold most of its optical components business to TriQuint. (We subsequently acquired the undersea pump laser portion of this business from TriQuint.) Also in January, 2003, Agere sold the remainder of this business to Emcore.

     o In July, 2003 Alcatel and Corning sold their respective optical components businesses to Avanex.

     o As a result of these developments, Nortel, Agere, Corning and Alcatel are no longer engaged in the optical components business. They have been succeeded by new participants, such as TriQuint, as well as developing participants, such as Bookham, Avanex, Emcore, and a host of privately held companies.

     We believe that established fiberoptic communications system suppliers will continue to seek more integration and module-level solutions from their vendors. This approach provides the following potential advantages: (i) it allows our systems manufacturing customers to focus on the overall system design and architecture of their products and (ii) it also may allow them to reduce their cost structure and decrease their time to market. In this environment, we believe that our experience with a broad range of products and technologies gives us an advantage in designing module-level solutions and in assisting customers in the application of these products throughout their networks.

     Moreover, we believe that telecommunications systems manufacturers will seek to further consolidate their vendor relationships, strengthening ties with established industry leaders, like us, and eliminate or reduce their dependence on smaller and less secure suppliers. We believe our broad product portfolio, financial stability, commitment to research and development, and high qualification standards increasingly position us to compete to be the supplier of choice to these companies now and in the future.

     In our Thin Film Products Group, we strive to be a principal supplier to most of our key customers. In the document and product security markets, we face competition from alternative anti-counterfeiting devices such as holograms, embedded threads and watermarks. In the decorative market, we face competition from providers of lower cost, lower performance special effect pigments, including BASF and Merck KGaA. In the flat panel display market, we face competition from Japanese coating companies such as Nidek, Toppan and Tore. In projection display components, our competition includes Viratec, Nitto Optical, Nikon and Fuji Photo-Optical. In our customer optics markets we compete with companies such as Deposition Sciences, Barr Associates, and Sonoma Photonics. We provide commercial laser products to OEM suppliers for biotechnology instruments, reprographics, and semiconductor capital equipment manufacturers and compete with companies such as Coherent, Melles Griot and Spectra-Physics.

Strategy

     Our objective is to continue to be a leading supplier of components, modules and subsystems for fiberoptic communications and to maintain or expand our position in other markets where there is demand for our optics technologies, including display, security, medical/environmental instrumentation, decorative, aerospace and defense applications.

     The key elements of our strategy include:

     o Maintaining close customer relationships. We work closely with our customers from initial product design through to manufacturing and delivery. We strive to engage with our customers at the early stages of system development to provide them with their entire component and module. Maintaining and strengthening these relationships is particularly critical during the current telecommunications industry slowdown. Accordingly, the reorganization and focusing of our sales, customer support, product marketing and development efforts to strengthen and streamline our customer relationships continues to be a fundamental aspect of our strategy.

     o Maintaining technology leadership to address growth markets. We believe that our technology and product leadership is a significant advantage and we will continue to develop our core competencies in what we believe are the enabling technologies to address current and future needs in our key markets. The application of optical technology to provide innovative solutions for industrial, commercial and consumer applications is a common goal for our employees and our customers across market and geographical boundaries. We expect to continue to invest significantly in new technology and product developments that will allow us to offer increased efficiency, performance, functionality, and higher levels of integration to our customers. We endeavor to anticipate and respond to changes in market conditions and demands by adapting our organization and targeting and investing in those technologies and applications that we believe will offer the best solutions for our customers' future needs.

     o Increasing focus on the most promising communications markets while maintaining capabilities to support our customers throughout the network. We believe that our customers' ability to offer robust, dynamic high bandwidth systems to their carrier customers on a cost-effective basis will be integral to an industry recovery and future growth. Our stability and "end-to-end" broad product portfolio offer potential benefits to customers who are designing future platforms and want high assurance of the reliability of supply and/or can achieve economies in procurement and logistics by choosing one supplier in place of several. We are responding to our customers' current needs in the metro, access and enterprise markets while retaining our capabilities for the long haul terrestrial and submarine markets. In addition, our customers continue to seek an increase in the level of integration and functionality in the optoelectronic and optical products they purchase from their suppliers. We believe that greater integration and increased functionality for components, modules and subsystems provides them with overall system cost savings potential. Furthermore, we believe that reducing the amount of integration required to be performed by our customers allows them to focus on building system architectures, reduce their cost of development, maintaining core competencies and related competitive strengths.

     o Strengthening and developing opportunities for the markets that we serve through our Thin Film Products Group. We are increasing our efforts to capitalize on our core thin film coating and bulk optics competence in our display, document security, brand security, product differentiation, medical/environmental intrumentations, printing, and aerospace and defense markets. Despite the current economic slowdown, our display, product, security and aerospace and defense businesses have been relatively stable. For example, people continue investing in new entertainment systems for their homes. Moreover, as brand name owners around the world are seeking new ways to keep their products secure, our sales for security markings have grown. We believe these and other opportunities for our thin film coating and bulk optics technologies will be important to our future success as it also helps to maintain our leadership position in these fields to help meet the needs of our communications customers.

     o Focusing on continuous quality improvement. We are committed to continuous improvement in the quality of our products and processes. This commitment includes efforts to minimize product failures in part by learning from those that do occur, improve the performance and reliability of our products, as well as the manufacturing processes used to provide our products. We also strive for continuous improvement in our customer relationships including pre-and post-sales services and understanding and responding to customer requirements.

     o Structuring our manufacturing capabilities for maximum efficiency and quality. Prior to the industry downturn and in response to increasing customer demand, we expanded our worldwide manufacturing capacity through a number of initiatives. We have shifted our manufacturing focus from capacity expansion to maximizing efficiency, quality, cost reduction and process-focused manufacturing. Consequently, a critical goal of our Global Realignment Program has been to reorganize and consolidate our manufacturing operations into those locations best suited economically, technologically and geographically to manufacture our products while consistently meeting our customers' quality and performance requirements. For example, we are moving the manufacturing of many of our established communications products to our facility in Shenzhen, China and we are increasing our reliance on low-cost contract manufacturing partners. When our restructuring is completed, we expect production to be centralized in designated competency centers in order to enhance productivity and quality and streamline operations.

     o Pursuing complementary mergers and acquisitions. We continue to believe that complementary acquisitions and other strategic transactions will be important to our future success. Accordingly, we continue actively to evaluate and pursue opportunities to invest in, acquire and develop strategic relationships with other businesses in circumstances that we believe meet our other strategic objectives.

     o Developing our people. Our management and employees have formed a culture of innovation, adaptability and resilience that has proven its strength through extreme changes in the market. We are focused on retaining key contributors, developing our people and nurturing this level of commitment.

     Although we expect to be successful in implementing our strategy, many factors, some within and some outside of our control, may cause us to fail to achieve one or more of our strategic goals. Some of these factors are discussed under "Risk Factors" below.

Sales and Marketing

     We market our products primarily to original equipment manufacturers, distributors and strategic partners in North America, Europe and Asia-Pacific. Our sales organizations communicate directly with customers' engineering, manufacturing and purchasing personnel in determining the design, performance and cost specifications for customer product requirements. Our customers for fiberoptic communications solutions include Agilent, Alcatel, Ciena, Cisco Systems, Hewlett-Packard, Huawei, IBM, Lucent, Nortel, SBC Communications and Scientific-Atlanta. Our customers within the Thin Film Products Group include Agilent, Applied Biosystems, Eastman Kodak, Hitachi, KLA Tencor, Mitsubishi, SICPA, Sony, Texas Instruments and Toshiba.

     During fiscal 2003, Texas Instruments accounted for 12% of net sales. During fiscal 2002, no customer accounted for more than 10% of net sales. During fiscal 2001, Nortel, Alcatel and Lucent accounted for 14%, 12% and 10% of net sales, respectively.

     We believe that a high level of customer support is necessary to develop and maintain long-term relationships with our customers. Each relationship begins at the design-in phase and is maintained as customer needs change and evolve. We provide direct service and support to our customers through our offices in North America, Asia and Europe. In connection with our Global Realignment Program, we have aligned our sales organization in the communications business to offer customers a single point of contact for all of their product requirements, and created centers of excellence to streamline customer interactions with product line managers. We are also continuing to consolidate administrative functions to provide improved customer service and reduce our costs.

Research and Development

     During fiscal 2003, 2002 and 2001, we incurred research and development expenses of $153.7 million, $254.8 million and $325.9 million, respectively.

     We devote substantial resources to research and development in order to develop new and enhanced fiberoptic components, modules and subsystems, as well as products to serve our display, document and product security, medical/environmental instrumentation and laser markets. Once the design of a product is complete, our engineering efforts shift to enhancing both the performance of that product and our ability to manufacture it at high volumes and at lower cost.

     For the communications marketplace, we are increasing our focus on the most promising markets while maintaining our capability to provide products throughout the network. We are increasing our emphasis on the products needed for metro, access, local area network, storage area network, and enterprise markets. As a result, we are increasing our investment in transmission modules and components required in those markets. We are also responding to our customers' requests for higher levels of integration, including the integration of optics, electronics and software.

     In businesses we serve out of our Thin Film Products Group, we devote substantial resources to research and development to, among other things; develop new and improved thin film products, processes and manufacturing equipment. Our research and development efforts concentrate on developing more innovative solutions such as economical and commercially suitable light interference pigments, color separation filters and various components for optical systems, and components and modules to serve the display and instrumentation markets.

     In response to the economic downturn, we have reduced our research and development expenditures. Our total number of employees engaged in research and development has decreased to 674 as of June 30, 2003, compared to 1,240 at June 30, 2002 and 2,350 as of June 30, 2001. In addition, as part of our Global Realignment Program, we have and will continue to eliminate overlapping product development programs concentrating our key product development activities in specific global centers. Our goal is to allocate our resources both geographically and technologically to products and technologies that we believe will be most important to our customers.

Manufacturing

     The following table sets forth our manufacturing locations and the primary products manufactured at each location as of June 30, 2003. Manufacturing facilities and products manufactured by our contract-manufacturing partners (located in San Jose, Texas, Mexico, Thailand and Singapore) are not included in the table below:


     Location                                   Products
     --------                                   --------
NORTH AMERICA:
--------------
Canada:

 Ottawa Wavelength blockers, equalizers, waveguide modules, dispersion compensation modules, custom modules, circuit packs, optical performance monitors and instrumentation and control products

United States:

 Commerce, CA         Packaging labels for both security and non-security
                      applications

 Horsham, PA(1)       Transceivers, transmission modules and CATV

 Melbourne, FL        Transceivers, transponders and instrumentation products

 Mountain Lakes, NJ   Precision glass manufacturing

 Norwood, MA (1)      Specialty fiber manufacturing and fiber component
                      packaging

 Rochester, MN        Optical transceivers

 San Jose, CA         High power pump lasers, source lasers, and waveguides

 Santa Rosa, CA       Thin film filters, optical display and projection
                      products, light interference pigments for security and decorative applications, gas and solid state lasers, and laser subsystems

 Ewing, NJ            Photodetectors, receiver products, EDFA, optical
                      amplifiers and source lasers

 Bloomfield, CT       Lithium niobate modulators, wavelength lockers and
                      electronic drivers for telecommunications

EUROPE:
-------
Netherlands:

 Eindhoven(1)         Source lasers

     Location                                   Products
     --------                                   --------
REST OF WORLD:
--------------
Japan:

 Atsugi               Thin film anti-reflective coatings

China:

 Beijing              Light interference pigments for security applications

 Fuzhou               YVO4, display components and specialty optics

 Shenzhen             Variety of standard optical components and modules

------------
(1) As of June 30, 2003, these manufacturing locations have been scheduled for closure under the Global Realignment Program. Products manufactured at these locations will be transferred to other locations.

Sources and Availability of Raw Materials

     Our intention is to establish at least two sources of supply for materials whenever possible, although we do have some sole source supply arrangements. The loss or interruption of such arrangements could have an impact on our ability to deliver certain products on a timely basis.

Patents and Proprietary Rights

     Intellectual property rights that apply to our various products include patents, trade secrets and trademarks. Because of the rapidly changing technology and a broad distribution of patents in our industry, our intention is not to rely primarily on intellectual property rights to protect or establish our market position. We do not intend to broadly license our intellectual property rights unless we can obtain adequate consideration or enter into acceptable patent cross-license agreements. As of June 30, 2003, we held 849 U.S. patents and 400 foreign patents.

Backlog

     Backlog consists of written purchase orders for products for which we have assigned shipment dates within the following 12 months. As of June 30, 2003, our backlog was approximately $90.5 million as compared to $178.7 million at June 30, 2002. Orders in backlog are firm, but are subject to customers' cancellation or rescheduling. Because of possible changes in product delivery schedules and cancellation of product orders, and because our sales will often reflect orders shipped in the same quarter in which they are received, our backlog at any particular date is not necessarily indicative of actual sales for any succeeding period. As a result of the current economic uncertainty, our ability to translate our backlog into sales has been and is likely to continue to be adversely affected by order cancellation and rescheduling, which were significant in recent quarters. Consequently, during this period of industry uncertainty, we caution that our announced backlog may not be a reliable indicator of future sales or the level of future orders.

Employees

     We had 5,489 employees as of June 30, 2003, as compared to 9,222 and 19,948 as of June 30, 2002 and June 30, 2001, respectively. The reduction in our workforce was primarily a result of the Global Realignment Program. Our workforce as of June 30, 2003 included 3,962 employees in manufacturing, 674 employees in research and development, 516 employees in general and administrative functions (including information technology, finance and human resources), and 337 employees in sales and marketing.

     Our employees are not represented by any collective bargaining organization except for our operations in France, Germany and the Netherlands. We have never experienced a work stoppage, slowdown or strike. Notwithstanding the current economic slowdown, we consider our employee relations generally to be good.

     Similar to other technology companies, particularly those located in Silicon Valley, we rely upon our ability to use stock options and other forms of equity-based compensation as key components of our executive and employee compensation structure. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels (or develop alternative compensation structures) in order to retain our key employees, particularly as and when an industry recovery returns. Recent proposals to modify accounting rules relating to the expensing of equity compensation may require us to substantially reduce, or even eliminate, all or portions of our equity compensation programs.

Executive Officers

     The following sets forth certain information regarding our executive officers as of September 1, 2003:


Name                     Age   Position
----                     ---   --------
Kevin J Kennedy, Ph.D.   47    Director and Chief Executive Officer
Jozef Straus, Ph.D.      57    Director, Founder Emeritus and Advisor to the CEO
Syrus P. Madavi          54    Director, President and Chief Operating Officer
Ronald C. Foster         52    Executive Vice President and Chief Financial Officer
Joseph C. Zils           49    President, Thin Film Products Group
Donald E. Bossi, Ph.D.   40    President, Transmission Group
Mark S. Sobey, Ph.D.     43    Senior Vice President, Global Sales and Marketing
Stan Lumish, Ph.D.       46    Chief Technology Officer for Communications
Christopher S. Dewees    39    Senior Vice President and General Counsel
Jo Major, Ph.D.          41    Senior Vice President, Component Products Group

     Kevin Kennedy became a member of the Board in November 2001, and upon the retirement of Dr. Jozef Straus, became our Chief Executive Officer on September 1, 2003. From August 2001 to August 2003, Dr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior to joining Openwave Systems, Inc., Dr. Kennedy spent seven years at Cisco Systems, Inc., most recently as Senior Vice President of the Service Provider Line of Business and Software Technologies Division, and 17 years at Bell Laboratories. Dr. Kennedy is also a director of Quantum Corporation, Rambus Corporation and Openwave Systems, Inc.

     Jozef Straus served as Co-Chairman of the Board from July 1999 to September 1, 2003 when he resigned his position as Co-Chairman. Dr. Straus continues to serve as a member of the Board. Dr. Straus served as our Chief Executive Officer from May 2000 until his retirement on September 1, 2003. Dr. Straus was also President from June 2001 until July 2002, and was Chief Operating Officer following the merger with JDS FITEL in July 1999. Dr. Straus co-founded JDS FITEL in 1981 and served as its Chief Executive Officer and President from September 1993 until July 1999. He served on the JDS FITEL Board of Directors from 1981 and held various positions with JDS FITEL, including Vice President, Sales and Marketing from 1990 to 1993 when he assumed the position of Chief Executive Officer and President. Prior to 1981, Dr. Straus held various research and management positions related to fiber optic technology at Bell-Northern Research Ltd. and Northern Telecom Limited.

     Syrus P. Madavi joined the Company in July 2002 as President and Chief Operating Officer and became a member of the Board in February 2003. Prior to joining the Company, Mr. Madavi served as Vice President and then Senior Vice President of Texas Instruments Inc. from August 2000 until April 2002. Previously Mr. Madavi was President and Chief Executive Officer of Burr-Brown Corporation from March 1994 until its acquisition by Texas Instruments Inc. in August 2000. Mr. Madavi also served as chairman of the Board of Burr-Brown Corporation from 1998 until August 2000. Prior to joining Burr-Brown Corporation, Mr. Madavi was employed at Raytheon Corporation from 1990 to 1994, where he served as President of the Semiconductor Division during his final two years. Mr. Madavi also served as Corporate Vice President and General Manager of Honeywell Signal Processing Technologies from 1984 to 1989. Mr. Madavi holds a B.S.E.E. degree and a M.S. in Computer Science from Stevens Institute of Technology, and a M.B.A. in Finance from the University of California at Los Angeles.

     Ronald C. Foster joined JDS Uniphase in February 2003 as Executive Vice President and Chief Financial Officer. Before joining JDS Uniphase, Mr. Foster was Chief Financial Officer of Novell Corporation from July 2001 until February 2003, prior to which he served as Novell Corporation's Vice President of Finance from November 1998 until his promotion to Chief Financial Officer. Mr. Foster served as Group Controller and then Vice President, Operations Controller with Applied Materials Corporation from 1996 to 1998, and was employed as Vice President of Operations at Egghead Software Corporation from 1995 until 1996. Mr. Foster held various finance positions with Hewlett Packard Corporation ("HP") from 1985 until 1995, culminating in his service as Group Controller for HP's Computer Manufacturing and Distribution Group. Prior to HP, Mr. Foster held various finance and operations related positions in the forest products industry. Mr. Foster holds an MBA degree from the University of Chicago and a BA in Economics from Whitman College.

     Joseph C. Zils has served as the President of our Thin Film Products Group since March 2000. Prior to our acquisition of Optical Coating Laboratory, Inc. in February 2000, Mr. Zils served as Vice President, General Counsel and Corporate Secretary of Optical Coating Laboratory, Inc. from December 1993 to March 2000. Mr. Zils earned a BA in Economics from the University of California, Santa Cruz and a JD degree from the University of San Diego.

     Donald E. Bossi has served as the President of our Transmission Group since April 2002. From September 2001 to March 2002, Dr. Bossi was President of the Active Components Group, and from January 1994 to September 2001, Dr. Bossi held various management positions with JDS Uniphase. Prior to joining JDS Uniphase, Dr. Bossi held technical leadership positions with United Technologies Research Center and MIT Lincoln Laboratory.

     Mark S. Sobey has served as our Senior Vice President, Global Sales and Marketing since May 2002. From January 2001 to May 2002, Dr. Sobey was Vice President of Sales, North America. Dr. Sobey was Director of Sales, North America from July 2000 to January 2001, and from December 1999 to June 2000, Dr. Sobey was Director of Sales, North America with E-TEK Dynamics, Inc. Prior to E-TEK Dynamics, Inc., Dr. Sobey was Vice President/General Manager with Spectra-Physic, Inc.

     Stan Lumish has served as our Chief Technology Officer for Communications since July 2003. From July 2002 until June 2003, Dr. Lumish served as the President of our Optical Layer Group. Dr. Lumish joined JDS Uniphase in February 2000 as Vice President, Network Product Applications, and was subsequently appointed Group Vice President, R&D of the Transmission Subsystems Group, and General Manager of the Optical Networks Research group. Prior to joining JDS Uniphase, Dr. Lumish held management positions with Lucent Technologies Inc., where he received the Bell Labs Fellow award.

     Christopher S. Dewees has served as our Senior Vice President and General Counsel since July 2003. From February 2003 until July 2003, Mr. Dewees served as Vice President and General Counsel, prior to which he was Acting General Counsel from October 2002 until February 2003. Mr. Dewees joined our Legal Department in October 1999. Prior to October 1999, Mr. Dewees was employed at Morrison & Foerster LLP, where he represented JDS Uniphase, and other Silicon Valley public and private companies. Mr. Dewees earned his A.B. degree from Dartmouth College in 1986, and his J.D. degree from Northwestern University in 1989.

     Jo Major has served as our Senior Vice President, Component Products Group, since July 2003. From September 2002 to July 2003, Dr. Major was Vice President, Active Components Business Unit. From February 2001, when he joined JDS Uniphase as a result of our merger with SDL, Inc., to September 2002, Dr. Major served in various management roles within our Active Components Group. Between 1990 and February 2001 Dr. Major was employed by SDL, Inc. in a variety of technical managerial positions. Dr. Major holds a B.S., with high honors, M.S. and Ph.D. from the University of Illinois, and has been granted industry awards for the development of 980nm lasers, high power near-infrared lasers, Raman amplifiers and high performance laser packaging. Dr. Major was an Intel Fellow from 1988 to 1990.

Risk Factors

The continuing unstable economic environment has significantly harmed and may continue to significantly harm our industries

Our sales levels are unstable, we are not currently profitable, and we have difficulty predicting future operating results

     As a result of continuing unfavorable economic and market conditions, particularly in the communications sector (but also in our non-communications business), our sales have declined significantly from historic levels, we are not currently profitable, and we are unable to predict future sales accurately or to provide long-term guidance for future financial performance. Historically, our communications business was the more affected business; however, recently, these unfavorable conditions are increasingly impacting our non-communications businesses. The conditions contributing to this difficulty include:

     o uncertainty regarding the capital spending plans of the major telecommunications carriers, upon which our telecommunications systems manufacturing customers, and ultimately we, depend for a substantial amount of our sales;

     o the weakened financial condition of many major telecommunications carriers and their current limited access to the capital required for expansion;

     o continued reduction in inventory levels by our telecommunications systems manufacturing customers;

     o limited visibility regarding the long-term demand for high content, high speed, broadband telecommunications networks;

     o excess fiber and channel capacity, particularly in the long-haul market, which historically has been responsible for a major portion of our communications sales and profits;

     o uncertainty regarding the growth and profitability of the security display and commercial laser markets, which are responsible for a substantial portion of our non-communications sales and profits; and

     o  general market and economic uncertainty.

     Based on these and other factors, many of our major customers have reduced, modified, cancelled or rescheduled orders for our products and have expressed uncertainty as to their future requirements. In the communications business, this uncertainty is reflected in the limited and highly variable forecasts our customers are providing of their anticipated needs for our communications products. As a result, our net sales in the future are likely to fluctuate and may, in fact, decline, and we anticipate that we will continue to be unprofitable in the near future. In addition, due to our current limited ability to provide long-term guidance for our operating results, our ability to meet financial expectations for future periods may be harmed.

Our customers' businesses have been harmed by the economic downturn

     Our communications business is largely dependent upon product sales to telecommunications systems manufacturers who in turn are dependent for their business upon sales of fiberoptic systems to telecommunications carriers. All of our systems manufacturing customers and their carrier customers have experienced severe business declines during the current downturn. Many of these companies are currently operating at losses and are unable to make meaningful long-term predictions for their recovery, and hence their forecasted requirements for optical telecommunications systems. This continuing uncertainty means that, as a supplier of the components and modules for these systems, our ability to predict our financial results or business prospects for future periods is severely limited.

Our Global Realignment Program may be unsuccessful in aligning our operations to current market conditions

     In response to economic slowdown and as part of our continuing integration efforts, we commenced a Global Realignment Program in April 2001, under which we are, among other things:

     o eliminating some product development programs and consolidating or curtailing others in order to focus our research and development investments on the most promising projects;

     o consolidating our manufacturing facilities from multiple sites into single locations, as well as consolidating sales and administrative functions;

     o aligning our sales organization to offer customers a single point of contact for all of their product requirements, and creating regional and technical centers to streamline customer interaction with product line managers.

     Implementation of the Global Realignment Program involves major reductions in our workforce and facilities and, in certain instances, the relocation of products, technologies and personnel. We have incurred and will continue to incur significant costs (including cash expenditures) to implement the Global Realignment Program and we expect to realize significant future cost savings as a result. The Global Realignment Program may not be successful in achieving the expected cost reductions or other benefits, may be insufficient to align our operations with customer demand and the changes affecting our industry, or may be more costly or extensive than currently anticipated. Even if the Global Realignment Program is successful and meets our current cost reduction goals, our sales must increase substantially in the future for us to be profitable.

Our cost reduction programs may be insufficient to achieve long-term profitability

     We are undertaking cost reduction measures, under and in addition to the Global Realignment Program, intended to reduce our expense structure at both the cost of goods sold and the operating expense levels. We believe these measures are a necessary response to, among other things, declining average sales prices across our product lines. These measures may be unsuccessful in creating profit margins sufficient to sustain our current operating structure and business.

We have incurred, and may in the future incur, inventory-related charges, the amounts of which are difficult to predict accurately

     As a result of the business downturn and declining demand for our products, we have written down a substantial portion of our inventory as our sales forecasts continued to decline. We generally use a rolling six-month forecast based on anticipated product orders, product order history, forecasts and backlog to assess our inventory requirements. However, as discussed above, our ability to forecast our customers' needs for our products in the current economic environment is very limited. Consequently, we have incurred, and may in the future incur, charges to write down our inventory. We recorded charges of $56.1 million and $203.9 million related to excess and obsolete inventory during fiscal 2003 and 2002, respectively. We may incur such inventory write-downs in future periods. Moreover, because of our current difficulty in forecasting overall sales, we may in the future revise our previous forecasts, which could lead to further inventory write-downs. While we believe, based on current information, that the amount recorded for inventory is properly reflected on our balance sheet at June 30, 2003, if market conditions are less favorable than our forecasts, our future sales mix differs from our forecasted sales mix, or actual demand from our customers is lower than our estimates, we may be required to record additional inventory write-downs.

Any failure of our major telecommunications systems manufacturing customers, or their telecommunications carrier customers, to service their debt would materially harm our business

     During the rapid growth in the telecommunications sector in the mid-to-late 1990s, telecommunications systems manufacturers and their telecommunications carrier customers incurred large amounts of debt in order to finance the expansion that was then forecasted. In the rapid downturn that followed, both capital spending and revenue declined, but debt remained and in some instances increased. As a result, several of the telecommunications carriers and, in turn their suppliers, our telecommunications systems manufacturing customers, continue to have significant amounts of outstanding debt. The servicing of this debt may, among other things, limit the carriers' ability to buy new capital equipment and, thus, the demand for telecommunications systems. In fact, several carriers (WorldCom and Global Crossing, among others) have declared bankruptcy over the past two years, or are otherwise in financial distress. We anticipate that some or all of these companies will need to repay or restructure significant portions of their debt in the future. Any failure in this task could materially harm their businesses, and consequently ours. As long as these companies are focused on debt concerns, they are less likely to acquire telecommunications systems.

If our customers fail to meet their financial obligations to us, our business will suffer

     Although we perform ongoing credit evaluations of our customers and manage and monitor balances owed us, we are not able to predict changes in their financial condition, particularly during the current economic environment. Based on our estimates as to the quality of our accounts receivable, we maintain allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of our customers to make required payments. However, if our customers are unable to meet their financial obligations to us as a result of bankruptcy or deterioration in their operating results or financial condition, our trade receivables may not be recoverable and, in addition to not receiving the amounts owed, we may be required to record additional bad debt expenses, which could materially affect our financial condition and operating results.

     Moreover, the continuing economic slowdown has exacerbated our vulnerability to demand fluctuations for our communications products. Specifically, we have experienced and remain vulnerable to material order cancellations, modifications and reschedulings, all of which, among other things, reduce our sales and impair our ability to achieve financial targets and predict financial results for future periods.

We depend on recovery and long-term growth in our markets for our success

If the Internet does not continue to grow as expected, our business will suffer

     Our future success as a manufacturer of optical components, modules and subsystems ultimately depends on the continued growth of the communications industry, and, in particular, the growth of the Internet as a global communications system. As part of that growth, we are relying on increasing demand for high-content voice, text and other data delivered over high-speed connections (i.e., high bandwidth communications). As Internet usage and bandwidth demand increase, so does the need for advanced optical networks to provide the required bandwidth. Without Internet and bandwidth growth, the need for our advanced communications products, and hence our future growth as a manufacturer of these products, is jeopardized. Currently, while generally increasing demand for Internet access is apparent, less evident is when order capacity will be absorbed. Moreover, multiple service providers compete to supply the existing demand. Also, currently, fiberoptic networks have significant excess capacity. The combination of a large number of service providers and excess network capacity has resulted in severely depressed prices for bandwidth. Until pricing recovers, service providers have less incentive to install equipment and, thus, little need for many of our communications products.

     Ultimately, should long-term expectations for Internet growth and bandwidth demand not be realized, our business would be significantly harmed.

We depend on stability or growth in the markets for our products outside communications for growth in the sales of this group of products

     The growth of our display products, light interference pigment and other businesses served out of our Thin Film Products Group, depends significantly on the continued stability or growth and success of these markets. Among other things, advances in the technology used in computer monitors, televisions, conference room projectors and other display devices have led to increased demand for flat panel displays and projection displays. We cannot be certain that growth in these markets will continue. In recent periods, we have experienced reduced demand for some of our non-communications products, particularly our display components sold to Texas Instruments. We expect this reduced demand to continue for the near term. Among other things, we are working to develop additional profitable applications for our interference pigments and display components and modules. If we fail, these businesses will suffer. Moreover, we cannot predict the impact of technological or other changes in these industries on our business. In addition, each of our non-communications industries is subject to pricing pressure, consolidation and realignment as industry participants react to shifting customer requirements and overall demand. There is a risk that any consolidation or realignment could adversely affect our business, and pricing pressure can adversely affect our operating results.

Our business and financial condition could be harmed by our long-term growth strategy

If we fail to manage or anticipate our long-term growth, our business will suffer

     Notwithstanding the recent decline, the optical businesses as well as the businesses that we serve out of the Thin Film Products group have historically grown, at times rapidly, and we have grown accordingly. We have made and, although we remain in an industry slowdown, expect in the future to make significant investments to enable our future growth through, among other things, internal expansion programs, product development, acquisitions and other strategic relationships. If we fail to manage or anticipate our future growth effectively, particularly during periods of industry decline, our business will suffer. Through our Global Realignment Program and other cost reductions measures we are balancing the need to shrink our operations consistent with the current economic conditions with the need to preserve our ability to grow and scale our operations when our markets recover. If we fail to achieve this balance, our business will suffer to the extent our resources and operations are insufficient to respond to a return to growth.

If we fail to commercialize new product lines, our business will suffer

     We intend to continue to develop new product lines and improve existing ones to meet our customers' diverse and changing needs. New product development activities are expensive, with no guarantee of success. Risks associated with our development of new products and improvements to existing products include the risk that:

     o  we may fail to complete the development of a new or improved product;

     o our customers may not purchase the new or improved product because, among other things, the product is too expensive, is defective in design, manufacture or performance, is uncompetitive, or because the product has been superceded by another product or technology; or

     o we may fail to anticipate or respond to new technologies that could have a disruptive impact on our business.

     Nonetheless, if we fail to successfully develop and introduce new products and improve existing ones, our business will suffer. We have considerably reduced our research and development spending from historic levels and some of our competitors now spend considerably higher percentages of their revenues on research and development than do we.

     Furthermore, new products require increased sales and marketing, customer support and administrative effort to support anticipated increased levels of operations. We may not be successful in creating this infrastructure, or we may not realize increased sales sufficient to offset the additional expenses resulting from this increased infrastructure. In connection with our many acquisitions, we have incurred expenses in anticipation of developing and selling new products. Our operations may not achieve levels sufficient to justify the increased expense levels associated with these new businesses.

Changes in accounting rules have had and may continue to have a material effect on our financial results

Our financial results could be affected by potential changes in the accounting rules governing the recognition of stock-based compensation expense

     We measure compensation expense for our employee stock compensation plans under the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under this method, we recognized compensation charges related to stock compensation plans of $50.9 million, $124.9 million and $52.6 million in fiscal 2003, 2002 and 2001, respectively. In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," we provide disclosures of our operating results as if the fair value method of accounting had been applied in our Annual Report on Form 10-K. Beginning in the third quarter of fiscal 2003, we provide such disclosures in our Quarterly Reports on Form 10-Q in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure." Had we accounted for our compensation expense under the fair value method of accounting prescribed by SFAS No. 123, the charges would have been significantly higher than the intrinsic value method used by us, totaling $685.2 million, $688.9 million and $566.2 million during fiscal 2003, 2002 and 2001, respectively. Currently, the FASB is considering changes to accounting rules concerning the recognition of stock option compensation expense. If these proposals are implemented, we and other companies may be required to measure compensation expense using the fair value method, which would adversely affect our results of operations by increasing our losses by the additional amount of such stock option charges.

Implementation of FASB Interpretation No. 46 could affect our financial results

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," which requires an investor with a majority of the variable interests (primary beneficiary) in a variable interest entity to consolidate the assets, liabilities and results of operations of the entity. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from other parties. Interpretation No. 46 is applicable: (i) immediately for all variable interest entities created after January 31, 2003; or (ii) in the first fiscal year or interim period beginning after June 15, 2003 for those created before February 1, 2003.

     The Company is currently reviewing its cost and equity method investments and other variable interests acquired prior to February 1, 2003 to determine whether those entities are variable interest entities and, if so, if the Company is the primary beneficiary of any of its investee companies. At June 30, 2003, the Company had 23 cost and equity method investments primarily in privately held companies and venture funds that have the potential to provide strategic technologies and relationships to the Company's businesses. The Company expects to complete the review during the first quarter of fiscal 2004. Provided the Company is not the primary beneficiary, the Company's maximum exposure to loss for these investments at June 30, 2003 is limited to the carrying amount of its investment of $37.6 million in such entities and its minimum funding commitments of $21.4 million. The consolidation of any investee companies under Interpretation No. 46 could adversely affect the financial position and results of operations of the Company.

Our total net sales are dependent upon a few key customers

     A few large customers account for most of our total net sales. During fiscal 2003, Texas Instruments accounted for 12% of our total net sales. During fiscal 2002, no customer accounted for more than 10% of our total net sales. During fiscal 2001, Nortel, Alcatel and Lucent accounted for 14%, 12% and 10% of our total net sales, respectively. We expect that, for the foreseeable future, sales to a limited number of customers will continue to account, alone or in the aggregate, for a high percentage of our total net sales. Dependence on a limited number of customers exposes us to the risk that order reductions from any one customer can have a material adverse effect on periodic revenue. In fiscal 2003, we experienced a dramatic decline in our sales to Texas Instruments, from $23.5 million (15% of quarterly revenue) in the second quarter of the year to $14.4 million (less than 10% of quarterly revenue) in the fourth quarter of the year. Moreover, many of our customers are currently experiencing significant revenue declines and, in recent periods, have significantly reduced their orders from us. If such reductions continue, our business will continue to be harmed.

Any failure to remain competitive would harm our operating results

If we are not competitive, our operating results could suffer

     The markets in which we sell our products are highly competitive and characterized by rapidly changing and converging technologies. We face intense competition from established competitors and the threat of future competition from new and emerging companies in all aspects of our business. Among our current competitors are some of our customers, who are vertically integrated and either manufacture and/or are capable of manufacturing some or all of the products we sell to them. In addition to our current competitors, we expect that new competitors providing niche, and potentially broad, product solutions will increase in the future. While the current economic downturn has reduced the overall level of business in our industries, the competition remains fierce. To remain competitive in both the current and future business climates, we believe we must maintain a substantial commitment to research and development, improve the efficiency of our manufacturing operations, and streamline our marketing and sales efforts, as well as customer service and support. Under our Global Realignment Program, we have ongoing initiatives in each of these areas. However, our efforts to remain competitive as we continue to implement our Global Realignment Program may be unsuccessful. Among other things, we may not have sufficient resources to continue to make the investments necessary to remain competitive, or we may not make the technological advances necessary to remain competitive. In addition, notwithstanding our efforts, technological changes, manufacturing efficiencies or development efforts by our competitors may render our products or technologies obsolete or uncompetitive.

     In the telecommunications industry, our telecommunications systems manufacturing customers evaluate our products and competitive products for deployment in their telecommunications systems. Similarly, telecommunications carrier customers evaluate our customers' system products and competitive products for system installation. Any failure of us to be selected by our customers, or our customers to be selected by their customers, can significantly harm our business.

     The businesses we serve through our Thin Film Products Group (e.g., display, medical/environmental instrumentation, document security, product security, aerospace and defense, and lasers) are also susceptible to changing technologies and competition. Growth in the demand for our products within these markets will depend upon our ability to compete with providers of lower cost, higher performance products by developing more cost-effective processes and improving our products. Currently, we are working to develop new products for use in the commercial laser and flat panel display markets, markets with significant existing and developing competition. Our success or failure in these efforts will have a material impact on our non-communications business. In the security market, we face competition from alternative anti-counterfeiting devices such as holograms, embedded threads and watermarks.

The telecommunications industry is consolidating

     The telecommunications industry is consolidating and we believe it will continue to consolidate in the future as companies attempt to strengthen or hold their market positions in an evolving industry. The recent consolidations of Bookham and Nortel Network's optical components business and of Avanex and Corning's and Alcatel's respective optical components businesses are recent examples of high profile consolidations. We anticipate that consolidation will continue as a result of the current industry downturn. In addition, industry consolidation may result in stronger competitors who are able to compete better as sole-source vendors for customers. This could harm our business as we compete to be a single-vendor solution.

     We also expect consolidation to occur among our telecommunications systems manufacturing customers and their telecommunications carrier customers. Consolidation at either level could result in, among other things, greater negotiating power for the consolidated companies with their suppliers in response to reduced competition, and reduced overall demand for telecommunications systems as the number of companies installing systems or providing services declines. Any of these results could reduce demand for our telecommunications products and increase pressure to reduce our prices and provide other concessions.

Average selling prices are declining

     Prices for telecommunications fiberoptic products generally decline over time as new and more efficient components and modules with increased functionality are developed, manufacturing processes improve and competition increases. The current economic environment has exacerbated the general trend, as declining sales have forced telecommunications carriers and their suppliers to reduce costs, leading to increasing pricing pressure on our competitors and us. Weakened demand for optical components and modules has created an oversupply of these products, which has increased pressure on us to reduce our prices. To the extent this oversupply is not resolved in future periods, we anticipate continuing pricing pressure. Moreover, currently, fiberoptic networks have significant excess capacity. Industry participants disagree as to the amount of this excess capacity. However, to the extent that there is significant overcapacity and this capacity is not profitably utilized in future periods, we expect to face additional pressure to reduce our prices. Also, numerous telecommunications carriers (WorldCom and Global Crossing, among others) have declared bankruptcy over the past two years or are otherwise in financial distress.

As carriers are eliminated from the marketplace, through bankruptcy or consolidation, system vendors lose customers, while remaining carriers are able to increase price pressures on system vendors since vendors have fewer customer alternatives. System vendors in turn will apply those pressures on us.

     We are also experiencing pricing pressure in the businesses we serve through our Thin Film Products Group (e.g., display, medical/environmental instrumentation, document security, product security, aerospace and defense, and lasers), as a result of improved internal sourcing capabilities within some of our customers, declining demand for some of our products and increased competition.

     In response to declining average sales prices, we are undertaking cost reduction measures, under and in addition to the Global Realignment Program, intended to reduce our expense structure at both the cost of goods sold and the operating expense levels. These measures may be unsuccessful in creating profit margins sufficient to sustain our current operating structure and business. In addition to direct cost cutting, we must continue to: (i) timely develop and introduce new products that incorporate features that enable such products to be less price sensitive, and (ii) increase the efficiency of our manufacturing operations. Failure to do so could cause our sales and profit margins to further decline, which would harm our business.

If we fail to attract and retain key personnel, our business could suffer

     Our future depends, in part, on our ability to attract and retain key personnel. Competition for highly skilled technical people is extremely intense, and, the current economic environment notwithstanding, we continue to face difficulty identifying and hiring qualified engineers in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. Our future also depends on the continued contributions of our executive management team and other key management and technical personnel, each of whom would be difficult to replace. The loss of services of these or other executive officers or key personnel or the inability to continue to attract qualified personnel could have a material adverse effect on our business.

     As a consequence of the current economic environment and as part of our Global Realignment Program, we have reduced our global workforce to 5,489 employees as of June 30, 2003. We cannot predict the impact our recent workforce reductions and any other reductions we are compelled to make in the future will have on our ability to attract and retain key personnel.

     Similar to other technology companies, particularly those located in Silicon Valley, we rely upon our ability to use stock options and other forms of equity-based compensation as key components of our executive and employee compensation structure. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels (or develop alternative compensation structures) in order to retain our key employees, particularly as and when an industry recovery returns. Recent proposals to modify accounting rules relating to the expensing of equity compensation may cause us to substantially reduce, or even eliminate, all or portions of our equity compensation programs.

We have concerns regarding the manufacturing, quality and distribution of our products

If we do not achieve acceptable manufacturing volumes, yields and costs, our business will suffer

     Our success depends upon our ability to timely deliver products to our customers at acceptable volume and cost levels. The manufacture of our products involves highly complex and precise processes, requiring production in highly controlled and clean environments. Changes to our manufacturing processes or those of our suppliers, or the inadvertent use of defective or contaminated materials by our suppliers or us, could significantly hurt our ability to meet our customers' product volume and quality needs. Moreover, in some cases, existing manufacturing techniques, which involve substantial manual labor, may not achieve the volume or cost targets necessary to be competitive. In these cases, we will need to develop new manufacturing processes and techniques, which are anticipated to involve higher levels of automation, to achieve these targets, and we will need to undertake other efforts to reduce manufacturing costs. Currently, we are devoting significant funds and other resources to: (i) develop advanced manufacturing techniques to improve product volumes and yields and reduce costs, and (ii) realign some of our product manufacturing facilities to locations offering optimal labor costs. These efforts may not be successful. If we fail to achieve acceptable manufacturing yields, volumes and costs, our business will be harmed.

If our customers do not qualify our manufacturing lines for volume shipments, our operating results could suffer

     Customers will not purchase any of our products, other than limited numbers of evaluation units, prior to qualification of the manufacturing lines for the products. Each new manufacturing line must go through rigorous qualification with our customers. The qualification process can be lengthy and is expensive, with no guarantee that any particular product qualification process will lead to profitable product sales. Moreover, we are currently consolidating our worldwide manufacturing operations into centralized locations, such as our facilities in Shenzhen, China. Among other things, we are moving the manufacturing of some of our products to other facilities. We expect that consolidation and product relocations may continue for the forseable future. The manufacturing lines for relocated products must undergo qualification before commercial shipment of these products can recommence. The qualification process, whether for new products or in connection with the relocation of manufacturing of current products, determines whether the manufacturing line achieves the customers' quality, performance and reliability standards. Our expectations as to the time periods required to qualify (or requalify) a product line and ship products in volumes to customers may be erroneous. Delays in qualification can cause a product to be dropped from a long-term supply program. These delays will also impair the expected timing, and may impair the expected amount, of sales of the affected products. Nevertheless, we may, in fact, experience delays in obtaining qualification of our manufacturing lines and, as a consequence, our operating results and customer relationships would be harmed.

If our products fail to perform, our business will suffer

     Our business depends on manufacturing excellent products of consistently high quality. Our products are highly complex and, as such susceptible to design and manufacturing defects. To guard against this, our products are rigorously tested for quality both by our customers and us. Nevertheless, our customers' testing procedures are limited to evaluating our products under likely and foreseeable failure scenarios. For various reasons (including, among others, the occurrence of performance problems that are unforeseeable in testing or that are detected only when products are fully deployed and operated under peak stress conditions), our products may fail to perform as expected. Failures could result from faulty design or problems in manufacturing. In either case, we could incur significant costs to repair and/or replace defective products under warranty, particularly when such failures occur in installed systems. We have experienced such failures in the past and remain exposed to such failures, as our products are widely deployed throughout the world in multiple demanding environments and applications. In some cases, product redesigns or additional capital equipment may be required to correct a defect. We have in the past increased our warranty reserves and have incurred significant expenses relating to certain communications products. Any significant product failure could result in lost future sales of the affected product and other products, as well as customer relations' problems, litigation and damage to our reputation.

Certain of our non-telecommunications products are subject to governmental and industry regulations, certifications and approvals

     The commercialization of certain of the products we design, manufacture and distribute through our Thin Film Products Group may be delayed or made more costly due to required government and industry approval processes. Development of applications for our light interference pigment products may require significant testing that could delay our sales. For example, certain uses in cosmetics may be regulated by the Food and Drug Administration, which has extensive and lengthy approval processes. Durability testing by the automobile industry of our pigments used with automotive paints can take up to three years. If we change a product for any reason including technological changes or changes in the manufacturing process, prior approvals or certifications may be invalid and we may need to go through the approval process again. If we are unable to obtain these or other government or industry certifications in a timely manner, or at all, our operating results could be adversely affected.

We may not be able to enter into necessary strategic alliances to effectively commercialize our products

     We often rely on strategic alliances with other companies to commercialize some of our products in a timely or effective manner, primarily in our non-telecommunication businesses. Our current strategic alliance partners provide us with assistance in the marketing, sales and distribution of a diverse line of products. We may be unable to find appropriate strategic alliances in markets in which we have little experience, which could prevent us from bringing our products to market in a timely manner, or at all. For instance, we have a strategic alliance with SICPA, one of our major customers in the Thin Film Products Group, for the marketing and sale of our light interference pigments used to provide security features in currency. Under a license and supply agreement, we rely exclusively on SICPA to market and sell to this market worldwide. SICPA has the right to terminate the agreement if we breach it. If SICPA terminates our agreement or if it is unable to market and sell our light interference pigments successfully for the applications covered by the agreement, our business may be harmed and we may be unable to find a substitute marketing and sales partner or develop these capabilities ourselves. Also, if SICPA fails to meet its minimum purchase requirements under the agreement for any reason, our operating results would be adversely affected.

If our contract manufacturers fail to deliver quality products at reasonable prices and on a timely basis, our results of operations and financial conditions could be harmed

     We are increasing our use of contract manufacturers as an alternative to our own manufacturing of products. If these contract manufacturers do not fulfill their obligations to us, or if we do not properly manage these relationships and the transition of production to these contract manufacturers, our existing customer relationships may suffer. In addition, by undertaking these activities, we run the risk that the reputation and competitiveness of our products and services may deteriorate as a result of the reduction of our control over quality and delivery schedules. We also may experience supply interruptions, cost escalations and competitive disadvantages if our contract manufacturers fail to develop, implement or maintain manufacturing methods appropriate for our products and customers.

     Our supply chain and manufacturing process relies on accurate forecasting to provide us with optimal margins and profitability. Because of market uncertainties, forecasting is becoming much more difficult. In addition, as we come to rely more heavily on contract manufacturers, we may have fewer personnel resources with expertise to manage these third-party arrangements.

Interruptions affecting our key suppliers could disrupt production, compromise our product quality and adversely affect our sales

     We obtain various components included in the manufacture of our products from single or limited source suppliers. A disruption or loss of supplies from these companies or price increases for these components would materially harm our results of operations, product quality and customer relationships. For example, we currently utilize a sole source for the crystal semiconductor chip sets incorporated in our solid-state microlaser products. We obtain lithium niobate wafers, gallium arsenide wafers, specialized fiber components and some lasers used in our telecommunications products primarily from limited source suppliers. These materials are important components of certain of our products and we currently do not have alternative sources for such materials. Also, we do not currently have long-term or volume purchase agreements with any of these suppliers, and these components may not in the future be available at reasonable prices in the quantities required by us, if at all, in which case our business could be materially harmed.

We face risks related to our international operations and sales

     Our customers are located throughout the world. In addition, we have significant offshore operations, including manufacturing, sales and customer support operations. Our operations outside North America include facilities in Europe and Asia-Pacific.

     Our international presence exposes us to certain risks, including the following:

     o our ability to comply with the customs, import/export and other trade compliance regulations of the countries in which we do business, together with any unexpected changes in such regulations;

     o  tariffs and other trade barriers;

     o political, legal and economic instability in foreign markets, particularly in those markets in which we maintain manufacturing and research facilities;

     o  difficulties in staffing and management;

     o  language and cultural barriers;

     o seasonal reductions in business activities in the countries where our international customers are located;

     o  integration of foreign operations;

     o  longer payment cycles;

     o  greater difficulty in accounts receivable collection;

     o  currency fluctuations; and

     o  potential adverse tax consequences.

     Net sales to customers outside North America accounted for 30%, 26% and 32% of our total net sales in fiscal 2003, 2002 and 2001, respectively. We expect that sales to customers outside North America will continue to account for a significant portion of our total net sales. Lower sales levels that typically occur during the summer months in Europe and some other overseas markets may materially and adversely affect our business. In addition, sales of many of our customers depend on international sales and consequently further expose us to the risks associated with such international sales.

     The international dimensions of our operations and sales subject us to a myriad of domestic and foreign trade regulatory requirements. As part of our ongoing integration program, we are evaluating our current trade compliance practices and implementing improvements, where necessary. Among other things, we are auditing our product export classification and customs procedures and are installing trade information and compliance systems using our global enterprise software platforms. We do not currently expect the costs of such evaluation or the implementation of any resulting improvements to have a material adverse effect on our operating results or business. However, our evaluation and related implementation are not yet complete and, accordingly, the costs could be greater than expected and such costs and the legal consequences of any failure to comply with applicable regulations could affect our business and operating results.

We are increasing manufacturing operations in China, which expose us to risks inherent in doing business in China

     As a result of our Global Realignment Program and in an effort to reduce costs, we have increased our manufacturing operations in China and those operations are subject to greater political, legal and economic risks than those faced by our other operations. In particular, the political, legal and economic climate in China (both at national and regional levels) is extremely fluid and unpredictable. Among other things, the legal system in China (both at the national and regional levels) remains highly underdeveloped and subject to change, with little or no prior notice, for political or other reasons. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, such as those relating to taxation, import and export tariffs, environmental regulations, land use rights, intellectual property and other matters. Moreover, the enforceability of applicable existing Chinese laws and regulations is uncertain. These concerns are exacerbated for foreign businesses, such as ours, operating in China. Our business could be materially harmed by any changes to the political, legal or economic climate in China or the inability to enforce applicable Chinese laws and regulations.

     Currently, we operate manufacturing facilities located in Shenzhen, Fuzhou and Beijing, China. As part of our Global Realignment Program and in an effort to reduce costs, we continue to increase the scope and extent of our manufacturing operations in our Shenzhen facilities. Accordingly, we expect that our ability to operate successfully in China will become increasingly important to our overall success. As we continue to consolidate our manufacturing operations, we will incur additional costs to transfer product lines to the facilities located in China, which could have a material adverse impact on our operating results and financial condition.

     We expect to export the majority of the products manufactured at our facilities in China. Accordingly, upon application to and approval by the relevant government authorities, we will not be subject to certain of China's taxes and are exempt from customs duties on imported components or materials and exported products. We are required to pay income taxes in China, subject to certain tax relief. We may become subject to other taxes in China or may be required to pay customs duties and export license fees in the future. In the event that we are required to pay other taxes, customs duties and export license fees in China, our results of operations could be materially and adversely affected.

Our business could be adversely affected by certain unexpected catastrophic events

We may encounter natural disasters, which could harm our financial condition and results of operations

     Our U.S. headquarters, including some of our research and development and manufacturing facilities, are located in California near major earthquake faults. Any damage to our facilities in California or other locations as a result of an earthquake, fire or any other natural disasters could disrupt our operations and have a material adverse impact on our business, operating results and financial condition.

Our business is subject to the risks of terrorist acts and acts of war

     Terrorist acts or acts of war may disrupt our operations, as well as our customers' operations. The terrorist attacks on September 11, 2001 created many economic and political uncertainties, and intensified the global economic downturn. Any future terrorist activities could further weaken the global economy and create additional uncertainties, forcing our customers to further reduce their capital spending or cancel orders from us, which could have a material adverse impact on our business, operating results and financial condition.

Our business and operations would suffer in the event of a failure of our information technology infrastructure

     We rely upon the capacity, reliability and security of our information technology hardware and software infrastructure and our ability to expand and update this infrastructure in response to our changing needs. We are constantly updating our information technology infrastructure. Among other things, we recently unified most of our manufacturing, accounting, sales and human resource data systems using an Oracle platform, and we have entered into an agreement with Oracle to provide and maintain our global ERP infrastructure on an outsourced basis. Any failure to manage, expand and update our information technology infrastructure or any failure in the operation of this infrastructure could harm our business.

     Despite our implementation of security measures, our systems are vulnerable to damages from computer viruses, natural disasters, unauthorized access and other similar disruptions. Any system failure, accident or security breach could result in disruptions to our operations. To the extent that any disruptions or security breach results in a loss or damage to our data, or inappropriate disclosure of confidential information, it could harm our business. In addition, we may be required to spend additional costs and other resources to protect us against damages caused by these disruptions or security breaches in the future.

If we have insufficient proprietary rights or if we fail to protect those we have, our business would be materially harmed

We may not obtain the intellectual property rights we require

     Others, including academic institutions, our competitors and other large technology-based companies, hold numerous patents in the industries in which we operate. Some of these patents may purport to cover our products. In response, we may seek to acquire license rights to these or other patents or other intellectual property to the extent necessary to ensure we possess sufficient intellectual property rights for the conduct of our business. Unless we are able to obtain such licenses on commercially reasonable terms, patents or other intellectual property held by others could inhibit our development of new products, impede the sale of some of our current products, or substantially increase the cost to provide these products to our customers. While in the past licenses generally have been available to us where third-party technology was necessary or useful for the development or production of our products, in the future licenses to third-party technology may not be available on commercially reasonable terms, if at all. Generally, a license, if granted, includes payments by us of up-front fees, ongoing royalties or a combination of both. Such royalty or other terms could have a significant adverse impact on our operating results. We are a licensee of a number of third-party technologies and intellectual property rights and are required to pay royalties to these third-party licensors on some of our telecommunications products and laser subsystems.

Our products may be subject to claims that they infringe the intellectual property rights of others

     The industry in which we operate experiences periodic claims of patent infringement or other intellectual property rights. We have received in the past and, from time to time, may in the future receive notices from third parties claiming that our products infringe upon third-party proprietary rights. As the downturn in the communications industries deepened and continued over the past two years, many companies have turned to their intellectual property portfolios as an alternative revenue source. This is particularly true of companies which no longer compete with us. Many of these companies have larger, more established intellectual property portfolios than ours. Typical for a growth-oriented technology company, at any one time we generally have various pending claims from third parties that one or more of our products or operations infringe or misappropriate their intellectual property rights or that one or more of our patents are invalid. However, as economic uncertainty continues, the level of patent infringement disputes in which we are engaged and expect to be engaged for the foreseeable future has increased. While in the past the settlement and disposition of these disputes has not had a material adverse impact on our business or financial condition, this may not be the case in the future. Further, the litigation or settlement of these matters, regardless of the merit of the claims, could result in significant expense to us and divert the efforts of our technical and management personnel, whether or not we are successful. If we are unsuccessful, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology that is the subject of the litigation. We may not be successful in such development or such licenses may not be available on terms acceptable to us, if at all. Without such a license, we could be enjoined from future sales of the infringing product or products.

Our intellectual property rights may not be adequately protected

     Our future depends in part upon our intellectual property, including trade secrets, know-how and continuing technological innovation. We currently hold numerous U.S. patents on products or processes and corresponding foreign patents and have applications for some patents currently pending. The steps taken by us to protect our intellectual property may not adequately prevent misappropriation or ensure that others will not develop competitive technologies or products. Other companies may be investigating or developing other technologies that are similar to our own. It is possible that patents may not be issued from any application pending or filed by us and, if patents do issue, the claims allowed may not be sufficiently broad to deter or prohibit others from marketing similar products. Any patents issued to us may be challenged, invalidated or circumvented. Further, the rights under our patents may not provide a competitive advantage to us. In addition, the laws of some territories in which our products are or may be developed, manufactured or sold, including Europe, Asia-Pacific or Latin America, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

We face certain litigation risks that could harm our business

     We have had numerous lawsuits filed against us asserting various claims, including securities class actions and stockholder derivative actions. The results of complex legal proceedings are difficult to predict. Moreover, many of the complaints filed against us do not specify the amount of damages that plaintiffs seek and we therefore are unable to estimate the possible range of damages that might be incurred should these lawsuits be resolved against us. While we are unable to estimate the potential damages arising from such lawsuits, certain of them assert types of claims that, if resolved against us, could give rise to substantial damages. Thus, an unfavorable outcome or settlement of one or more of these lawsuits could have a material adverse effect on our financial position, liquidity and results of operations. Even if these lawsuits are not resolved against us, the uncertainty and expense associated with unresolved lawsuits could seriously harm our business, financial condition and reputation. Litigation can be costly, time-consuming and disruptive to normal business operations. The costs of defending these lawsuits, particularly the securities class actions and stockholder derivative actions, have been significant, will continue to be costly and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management's time and attention away from business operations, which could harm our business.

We may have difficulty obtaining director and officer liability insurance in acceptable amounts for acceptable rates

     Like most other public companies, we carry insurance protecting our officers and directors against claims relating to the conduct of our business. Historically, this insurance covered, among other things, the costs incurred by companies and their management to defend against and resolve claims relating to management conduct and results of operations, such as securities class action claims. These claims typically are extremely expensive to defend against and resolve. Hence, as is customary, we purchase and maintain insurance to cover some of these costs. We pay significant premiums to acquire and maintain this insurance, which is provided by third-party insurers, and we agree to underwrite a portion of such exposures under the terms of the insurance coverage. Over the last several years, the premiums we have paid for this insurance have increased substantially. One consequence of the current economic environment and decline in stock prices has been a substantial increase in the number of securities class actions and similar claims brought against public corporations and their management, including our company and certain of our current and former officers and directors. Many, if not all, of these actions and claims are, and will likely continue to be, at least partially insured by third-party insurers. Consequently, insurers providing director and officer liability insurance have in recent periods sharply increased the premiums they charge for this insurance, raised retentions (that is, the amount of liability that a company is required to pay to defend and resolve a claim before any applicable insurance is provided), and limited the amount of insurance they will provide. Moreover, insurers typically provide only one-year policies.

     The insurance policies that may cover the current securities lawsuits against us have a $10 million retention. As a result, the costs we incur in defending the current securities lawsuits against us may not be reimbursed until they exceed $10 million. The policies that would cover any future lawsuits may not provide any coverage to us and may cover the directors and officers only in the event we are unable to cover their costs in defending against and resolving any future claims. In fact our current policy only covers our directors and officers and is only applicable under circumstances in which the Company is unable to or prohibited from paying claims accrued during the policy period. As a result, our costs in defending or settling any future lawsuits or paying any judgments arising therefrom could increase significantly and could materially impair the Company's financial condition.

     Each year we negotiate with insurers to renew our director and officer insurance. Particularly in the current economic environment, we cannot assure you that in the future we will be able to obtain sufficient director and officer liability insurance coverage at acceptable rates and with acceptable deductibles and other limitations. Failure to obtain such insurance could materially harm our financial condition in the event that we are required to defend against and resolve any future or existing securities class actions or other claims made against us or our management arising from the conduct of our operations. Further, the inability to obtain such insurance in adequate amounts may impair our future ability to retain and recruit qualified officers and directors.

Recently enacted and proposed regulatory changes may cause us to incur increased costs

     Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, will increase our expenses as we evaluate the implications of new rules and devote resources to respond to the new requirements. In particular, we expect to incur additional SG&A expense as we implement Section 404 of the Sarbanes-Oxley Act, which requires management to report on, and our independent auditors to attest to, our internal controls. The compliance of these new rules could also result in continued diversion of management's time and attention, which could prove to be disruptive to normal business operations. Further, the impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, which could harm our business.

If we fail to manage our exposure to worldwide financial and securities markets successfully, our operating results could suffer

     We are exposed to financial market risks, including changes in interest rates, foreign currency exchange rates and marketable equity security prices. We often utilize derivative financial instruments to mitigate these risks. We do not use derivative financial instruments for speculative or trading purposes. The primary objective of most of our investment activities is to preserve principal while at the same time maximizing yields without significantly increasing risk. To achieve this objective, a majority of our marketable investments are floating rate and municipal bonds, auction instruments and money market instruments denominated in U.S. dollars. When we acquire assets denominated in foreign currencies, we usually mitigate currency risks associated with these exposures with forward currency contracts. A substantial portion of our sales, expense and capital purchasing activities are transacted in U.S. dollars. However, some of these activities are conducted in other currencies, primarily Canadian and European currencies. To protect against reductions in value and the volatility of future cash flows caused by changes in foreign exchange rates, we may enter into foreign currency forward contracts. The contracts reduce, but do not always entirely eliminate, the impact of foreign currency exchange rate movements. Actual results on our financial position may differ materially.

     We also hold investments in other public and private companies, including, among others, Nortel Networks, Adept and ADVA, and have limited funds invested in private venture funds. All three companies have experienced severe stock price declines during the economic downturn, which have greatly reduced the value of our investments, and we have written down the value of these investments as the decline in fair value was deemed to be other-than-temporary. During fiscal 2003, we have written down the value of our Adept investment to $0 and recorded impairment charges of $25.0 million. During fiscal 2002, we recorded impairment charges of $187.3 million related to Nortel and $13.9 million related to ADVA. During fiscal 2001, we recorded impairment charges of $511.8 million related to Nortel and $744.7 million related to ADVA. In addition to our investments in public companies, we have in the past and expect to continue to make investments in privately held companies for strategic and commercial purposes. For example, we had a commitment to provide additional funding of up to $21.4 million to certain venture capital investment partnerships as of June 30, 2003. In recent months several of the private companies in which we held investments have ceased doing business and have either liquidated or are in bankruptcy proceedings. If the carrying value of our investments exceeds the fair value and the decline in fair value is deemed to be other-than-temporary, we will be required to write down the value of the investments, which could materially harm our results of operations or financial condition.

If we fail to obtain additional capital at the times, in the amounts and upon the terms required, our business could suffer

     We have devoted substantial resources for new facilities and equipment in our business operations. Currently, we are incurring substantial costs associated with restructuring our business and operations under our Global Realignment Program. Although we believe our existing cash balances will be sufficient to meet our capital requirements at least for the next 12 months, we may be required to seek additional equity or debt financing to compete effectively in our markets. We cannot precisely determine the timing and amount of such capital requirements, which will depend on several factors, including, among others, our acquisitions, the success of our

Global Realignment Program and the demand for our products and products under development. Such additional financing may not be available when needed, or if available, may not be on terms satisfactory to us or may be dilutive to our stockholders.

Our rights plan and our ability to issue additional preferred stock could harm the rights of our common stockholders

     In February 2003, we amended and restated our Stockholder Rights Agreement and currently each share of our outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of our Series B Preferred Stock at an exercise price of $21.

     The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces acquisition of or tender offers for 15% or more of our common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by us at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of our Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

     Our Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock.

     The issuance of Series B Preferred Stock or any preferred stock subsequently issued by our Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

     Some provisions contained in the rights plan, and in the equivalent rights plan that our subsidiary, JDS Uniphase Canada Ltd., has adopted with respect to our exchangeable shares, may have the effect of discouraging a third party from making an acquisition proposal for us and may thereby inhibit a change in control. For example, such provisions may deter tender offers for shares of common stock or exchangeable shares, which offers may be attractive to stockholders, or deter purchases of large blocks of common stock or exchangeable shares, thereby limiting the opportunity for stockholders to receive a premium for their shares of common stock or exchangeable shares over the then-prevailing market prices.

Some anti-takeover provisions contained in our charter and under Delaware laws could hinder a takeover attempt

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law prohibiting, under some circumstances, publicly-held Delaware corporations from engaging in business combinations with some stockholders for a specified period of time without the approval of the holders of substantially all of our outstanding voting stock. Such provisions could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, even if such events could be beneficial, in the short-term, to the interests of the stockholders. In addition, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock. Our certificate of incorporation and bylaws contain provisions relating to the limitations of liability and indemnification of our directors and officers, dividing our board of directors into three classes of directors serving three-year terms and providing that our stockholders can take action only at a duly called annual or special meeting of stockholders. These provisions also may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

ITEM 2. PROPERTIES

     Our principal offices are located in San Jose, California, United States. The table below summarizes the properties that we owned and leased as of June 30, 2003:

Leased Properties:

Location                                   Square footage
--------                                   --------------
NORTH AMERICA:
--------------
Canada:
 Goulbourn (1)                                 20,120
 Markham (1)                                   25,712
 Ottawa (1)                                   166,089
United States:
 Allentown, PA                                 11,274
 Asbury, NJ (1)                                 5,467
 Bloomfield, CT                                60,000
 Commerce, CA                                  27,136
 Durham, NC (1)                                 1,000
 Eatontown, NJ (1)                             84,000
 Ewing Township, NJ                           132,300
 Freehold, NJ (1)                              15,965
 Horsham, PA (1)                              126,500
 Melbourne, FL                                109,000
 Milpitas, CA                                  69,702
 Mountain Lakes, NJ                            20,000
 Nashua, NH                                     2,611
 Norwood, MA                                   20,800
 Parsippany, NJ                                14,600
 Piscataway, NJ (1)                           132,650
 Raleigh, NC (1)                              178,000
 Richardson, TX (1)                            23,400
 San Jose, CA                                 439,060
 Santa Barbara, CA                                270
 Santa Clara, CA (1)                           46,338
 Santa Rosa, CA                                71,339
 Windsor, CT (1)                              165,000
 Yardley, PA                                    2,468


Owned Properties:

Location                                   Square footage
--------                                   --------------
NORTH AMERICA:
--------------
Canada:
 Ottawa                                       948,900
United States:
 Bloomfield, CT                                24,000
 Columbus, OH (1)                             107,000
 Rochester, MN                                 40,500
 Santa Rosa, CA                               638,117
 West Trenton, CT (1)                          72,300

Location                                   Square footage
--------                                   --------------
EUROPE:
-------
Italy:
 Monza                                          1,000
France:
 Les Ulis                                       3,800
 Grenoble                                      10,226
Germany:
 Eching                                         8,712
Netherlands:
 Eindhoven                                    137,094
United Kingdom:
 Oxford (1)                                     9,900

REST OF WORLD:
-------------
China:
 Beijing                                       75,347
 Fuzhou                                       247,314
 Hong Kong                                      2,914
 Shenzhen                                     419,395
Japan:
 Atsugi                                         9,200
 Tokyo                                            859

                                            ---------
Total leased square footage:                2,895,562


Location                                   Square footage
--------                                   --------------
EUROPE:
-------
United Kingdom:
 Plymouth (1)                                 114,473

REST OF WORLD:
--------------
China:
 Fuzhou (1)                                    84,163
Taiwan:
 Taipei (1)                                   231,166
                                            ---------
           Total owned square footage:      2,260,619
                                            5,156,181
Total leased and owned square footage:      =========


------------

(1) We have completely vacated these properties and are in the process of vacating additional properties as part of our Global Realignment Program.

     As part of our Global Realignment Program, we have completed and approved restructuring plans to close sites, vacate buildings at closed sites as well as at continuing operations and consolidate excess facilities worldwide. Of the total leased and owned square footage as of June 30, 2003, approximately 2.2 million square feet were related to properties included in our Global Realignment Program.

ITEM 3. LEGAL PROCEEDINGS

The Securities Class Actions:

     Beginning on March 27, 2002, the first of numerous federal securities class actions was filed against us and several of our current and former officers and directors. On July 26, 2002, the Northern District of California consolidated all the securities actions then filed in or transferred to that court under the title In re JDS Uniphase Corporation Securities Litigation, Master File No. C-02-1486 CW, and appointed the Connecticut Retirement Plans and Trust Funds as Lead Plaintiff.

     An amended consolidated complaint was filed on October 11, 2002. It purports to be brought on behalf of a class consisting of those who acquired our securities from July 27, 1999 through July 26, 2001, as well as on behalf of subclasses consisting of those who acquired our common stock pursuant to our acquisitions of OCLI, E-TEK and SDL. The complaint seeks unspecified damages and alleges various violations of the federal securities laws, specifically Sections 10(b), 14(a), 20(a) and 20A of the Securities Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933. It also names one of our stockholders as a defendant. On December 13, 2002, we moved to dismiss the amended consolidated complaint. On March 14, 2003, the court dismissed the complaint with leave to amend. No trial date has been set.

     On July 26, 2002, a securities class action captioned Zelman v. JDS Uniphase Corp., No. 02-CV-6002, was filed in the District Court for the Southern District of New York. The complaint, brought by a stockholder purporting to represent a class of purchasers of certain GOALS debt securities issued by an investment bank during the period from March 6, 2001 through September 26, 2001, named us, one of our stockholders, and several of our current and former officers and directors as defendants and alleged violations of the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5. The action was transferred to the Northern District of California on September 11, 2002, and assigned a Northern District case number, No. C-02-4656 MJJ. On October 31, 2002, the district court related the action to In re JDS Uniphase Corporation Securities Litigation, but did not consolidate the two actions. On January 7, 2003, the Court appointed Shirley Zelman lead plaintiff. The plaintiff has agreed that JDSU need not respond to the complaint at this time. No trial date has been set.

The Derivative Actions:

     Eleven derivative actions purporting to be brought on our behalf have been filed in state and federal courts against several of our current and former officers and directors. Some of these actions also named our independent auditors, Ernst & Young LLP, as a defendant. All were based on the same factual allegations and circumstances as the purported securities class actions and alleged state law claims for breach of fiduciary duty, misappropriation of confidential information, waste of corporate assets, contribution and indemnification, insider trading, abuse of control, gross mismanagement and unjust enrichment. The actions seek unspecified damages and no trial date has been set in any of them. Several of the actions have been consolidated, resulting in the following surviving actions: In re JDS Uniphase Corporation Derivative Litigation, Master File No. CV806911, filed April 11, 2002, in California Superior Court for the County of Santa Clara; Corwin v. Kaplan, No. C-02-2020 CW, filed April 24, 2002, in the District Court for the Northern District of California; and Cromas v. Straus, Civil Action No. 19580, filed April 25, 2002, in the Delaware Court of Chancery for New Castle County.

     In the Corwin case, we moved to dismiss on December 13, 2002. On March 14, 2003, the court dismissed the complaint with leave to amend and set a schedule for the filing of an amended complaint. No trial date has been set.

     In In re JDS Uniphase Corporation Derivative Litigation, plaintiffs filed a consolidated amended derivative complaint on March 13, 2003. That complaint asserted claims for breach of fiduciary duty, waste of corporate assets, abuse of control, gross mismanagement, unjust enrichment, and constructive fraud against us and certain of our current and former officers and directors. The complaint also asserted claims for violation of California Corporations Code Sections 25402 and 25502.5 against defendants who sold JDSU stock and asserts claims for breach of contract, professional negligence, and negligent misrepresentation against our auditors, Ernst & Young. On June 10, 2003, the Court stayed the action pending resolution of the federal actions. On August 21, 2003, the court scheduled a case management conference for November 25, 2003. No trial date has been set in either the state or federal court actions.

     In the Cromas case, no proceedings have occurred to date.

The OCLI Shareholder Action:

     On February 3, 2003, an action captioned Pang v. Dwight, No. 02-231989, was filed in California Superior Court for the County of Sonoma. The complaint purports to be brought on behalf of a class of former shareholders of OCLI who exchanged their OCLI shares for JDSU shares when JDSU acquired OCLI. The complaint names the former directors of OCLI as defendants and asserts causes of action for breach of fiduciary duty and breach of the duty of candor. The action seeks unspecified damages, and no trial date has been scheduled. As discussed below, the petitions to coordinate this action with the SDL Actions and In re JDS Uniphase Corporation Derivative Litigation were denied.

The SDL Shareholder Actions

     Three actions have been filed in California Superior Court for the County of Santa Clara by stockholders purporting to represent a class of former shareholders of SDL who exchanged their SDL shares for JDSU shares when JDSU acquired SDL. The complaints name the former directors of SDL as defendants, assert causes of action for breach of fiduciary duty and breach of the duty of disclosure, and seek unspecified damages. These actions include: Cook v Scifres, No. CV814824, filed February 18, 2003, Anish v. Scifres, No. CV815738, filed March 24, 2003, and Vajdos v. Scifres, No. CV816087, filed April 7, 2003. On April 4, 2003, the plaintiff in Cook moved to consolidate the actions and to appoint the law firm of Milberg Weiss as lead counsel for plaintiffs. On May 5, 2003, the defendants in the Cook action petitioned the Judicial Council to coordinate the SDL actions with the OCLI action in Santa Clara County Superior Court. On June 30, 2003, defendants in the Cook action petitioned to coordinate the other SDL actions and the OCLI action with In re JDS Uniphase Corporation Derivative Litigation.

     On August 19, 2003, the court held a hearing on the motion to consolidate and for appointment of lead counsel and the petitions to coordinate. The court granted the motion to consolidate the SDL Actions with each other and appointed the law firms of Milberg Weiss and Stull, Stull & Brody as lead counsel. The court denied the petitions to coordinate the SDL Actions with the OCLI Shareholder Action or with In re JDS Uniphase Corporation Derivative Litigation. On August 21, 2003, the court scheduled a case management conference for November 25, 2003.

     We believe that the factual allegations and circumstances underlying these securities class actions, derivative actions, and the OCLI and SDL actions are without merit. The cost of defending these lawsuits has been costly, will continue to be costly, and could be quite significant and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management's time and attention away from business operations which could prove to be time consuming and disruptive to normal business operations. There can be no assurance that we will prevail or that the cost of defending these lawsuits will be covered by our insurance policies. An unfavorable outcome or settlement of this litigation could have a material adverse effect on our financial position, liquidity or results of operations.

     We are a party to other litigation matters and claims, which are normal in the course of operations. While the results of such litigation matters and claims cannot be predicted with certainty, we believe that their final outcome will not have a material adverse impact on our financial position, liquidity, or results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is traded on the NASDAQ Stock Market under the symbol "JDSU" and our exchangeable shares of JDS Uniphase Canada Ltd. are traded on the Toronto Stock Exchange under the symbol "JDU." Holders of exchangeable shares may tender their holdings for common stock on a one-for-one basis at any time. As of August 15th, 2003, we had 1,434,259,133 shares of common stock outstanding, including 66,093,931 exchangeable shares. The closing price on August 15th, 2003 was $3.04 for the common stock and Canadian $4.29 for the exchangeable shares. The following table summarizes the high and low closing sales prices for our common stock as reported on the NASDAQ Stock Market during fiscal 2003 and 2002:

                                  High          Low
                                 ------        -----
  Fiscal 2003:
    Fourth Quarter               $ 4.28        $2.86
    Third Quarter                  3.28         2.53
    Second Quarter                 3.41         1.62
    First Quarter                  3.84         1.87

  Fiscal 2002:
    Fourth Quarter               $ 6.14        $2.28
    Third Quarter                 10.02         4.85
    Second Quarter                12.26         6.26
    First Quarter                 12.96         5.35

     As of August 15th, 2003, we had 8,763 holders of record of our common stock and exchangeable shares. We have not paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.

ITEM 6. SELECTED FINANCIAL DATA

     The following tables present selected financial information for each of the last five fiscal years (in millions, except per-share data):


                                                                                Years Ended June 30,
                                                       --------------------------------------------------------------------
                                                         2003          2002 (1)      2001 (2)(3)      2000 (4)        1999
                                                       -------      ----------       -----------     ---------      -------
Consolidated Statement of Operations Data:
Net sales                                              $ 675.9       $ 1,098.2       $  3,232.8      $1,430.4       $ 282.8
Amortization of goodwill and other intangibles            19.8         1,308.7          5,387.0         896.9          15.7
Acquired in-process research and development               0.4            25.3            393.2         360.7         210.4
Reduction of goodwill and other long-lived assets        393.6         5,979.4         50,085.0            --            --
Restructuring charges                                    121.3           260.0            264.3            --            --
Loss from operations                                    (900.7)       (8,284.0)       (56,347.4)       (865.1)       (153.2)
Net loss                                                (933.8)       (8,738.3)       (56,121.9)       (904.7)       (171.1)
Net loss per share -- basic and diluted                $ (0.66)      $   (6.50)      $   (51.40)     $  (1.27)      $ (0.54)

                                                                                      June 30,
                                                       --------------------------------------------------------------------
                                                         2003          2002 (1)      2001 (2)(3)      2000 (4)(5)     1999
                                                       -------      ----------       -----------     ---------      -------
Consolidated Balance Sheet Data:
Working capital                                       $1,091.8        $1,374.8        $ 2,187.8     $ 1,325.7      $  314.8
Total assets                                           2,137.8         3,004.5         12,245.4      26,389.1       4,096.1
Long-term obligations                                     16.3             8.9             18.0          61.2           9.8
Total stockholders' equity                             1,671.1         2,471.4         10,706.5      24,778.6       3,619.3

------------

(1) We acquired IBM's optical transceiver business on December 28, 2001 in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2002 included the results of operations of the optical transceiver business subsequent to December 28, 2001 and the Consolidated Balance Sheet as of June 30, 2002 included the financial position of the optical transceiver business.

(2) We acquired SDL on February 13, 2001 in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2001 included the results of operations of SDL subsequent to February 13, 2001 and the Consolidated Balance Sheet as of June 30, 2001 included the financial position of SDL.

(3) On February 13, 2001, we completed the sale of our Zurich, Switzerland subsidiary to Nortel for 65.7 million shares of Nortel common stock valued at $1,953.3 million. After adjusting for the net costs of the assets sold and for the expenses associated with the divestiture, we realized a gain of $1,770.2 million from the transaction. We subsequently sold 41.0 million shares of Nortel common stock for total proceeds of $659.2 million, resulting in a realized loss of $559.1 million during fiscal 2001.

(4) We acquired OCLI on February 4, 2000 in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2000 included the results of operations of OCLI subsequent to February 4, 2000 and the Consolidated Balance Sheet as of June 30, 2000 included the financial position of OCLI.

(5) We acquired E-TEK on June 30, 2000 in a transaction accounted for as a purchase. The Consolidated Balance Sheet as of June 30, 2000 included the financial position of E-TEK.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Industry Environment

     The downturn in the telecommunications industry, which began in early 2001 continued through fiscal 2003. The principal causes of the downturn, network overcapacity, constrained capital markets, financial difficulties among the major telecommunications carriers and regulatory hurdles impeding competitive access to telecommunication infrastructure, among others, continued to prevent a recovery. Inventory levels, a legacy of the explosive growth experienced during the late 1990s and 2000, remained high through fiscal 2003. Debt restructuring and cost-cutting measures, which have contributed to lower average selling prices, continued to be a primary priority for companies at all levels of the industry. The year was highlighted by the departure of several of our established telecommunication industry competitors through consolidating transactions.

     The following developments in our telecommunications markets during the past twelve months provide perspective on the dramatic changes occurring in this industry, in response to the continuing economic uncertainty and the decline in the telecommunications systems market:

     o A year ago, our most significant competitors in the the telecommunications industry were the optical components divisions of Nortel, Agere, Corning and Alcatel.

     o In November, 2002, Nortel sold its optical components division to Bookham.

     o In January, 2003 Agere sold most of its optical components business to TriQuint. (We subsequently acquired the undersea pump laser portion of this business from TriQuint.) Also in January, 2003, Agere sold the remainder of this business to Emcore.

     o In July, 2003 Alcatel and Corning sold their respective optical components businesses to Avanex.

     o As a result of these developments, Nortel, Agere, Corning and Alcatel are no longer engaged in the optical components business. They have been succeeded by new participants, such as TriQuint, as well as developing participants, such as Bookham, Avanex, Emcore, and a host of privately held companies.

     The impact of industry consolidation, continued inventory reductions among our customers, increasing debt concerns at the systems manufacturer and carrier levels, network overcapacity, and limited access to capital for network installation and expansion continues to severely harm our business. While the declines have slowed substantially and we have seen signs of stability in the market recently, we do not anticipate any significant recovery in the near future.

     Nevertheless, we believe the telecommunications industry will ultimately improve from the current economic slowdown and grow in the future for several reasons:

     o Internet traffic, an important driver of network expansion, continues, and we believe will continue, to grow at significant rates;

     o Internet traffic is increasingly expected to include content such as full motion video on demand (including high definition video) multichannel high quality audio, online video conferencing, image transfer, online gaming and other broadband applications, the delivery of which will place greater demand on available bandwidth;

     o North America and Europe have comprised the majority of optical networking deployment, but we believe there could be significant additional potential with the eventual development of other geographical markets, including Latin America and Asia;

     o While fiberoptic networks currently have sufficient capacity for long haul, city-to-city, and undersea applications, new markets, including intra-city metro and access, and, ultimately, fiber-to-the-premises
        (FTTP) remain largely untapped. We believe these markets represent a significant future opportunity for our industry and for us. Moreover, we anticipate that installation of fiberoptic systems into these markets will increase demand for long-haul capacity as overall network traffic expands; and

     o We believe the availability and popularity of WiFi (Wireless Fidelity Technology -- 802.11b) access has the potential to increase Internet traffic while making access to the Internet portable and secure; and

     o The demand for client-side or enterprise-level communications networks is expected to continue to increase as global organizations continue to upgrade and expand their information systems.

     Consequently, we anticipate that over the long-term, fiberoptic communications network development and expansion both through the installation of new networks and through the upgrade and expansion of existing networks will continue. However, given our current lack of visibility, we cannot provide any assurance as to the timing or extent of any industry recovery or as to any increase in business or other benefits that we may receive as a result.

     While we continue to experience weakness in our telecommunications business, during fiscal 2003 our Thin Film Products Group of businesses have made significant contributions to our operating results.

     We believe that the businesses reported under our Thin Film Products segment will continue to grow in the future for several reasons:

     o The display market, particularly rear-projection television sets and plasma displays, are expected to increase:

     o Security and authentication markets are expected to continue to grow to address counterfeit concerns;

     o Decorative markets are expected to grow as brand differentiation becomes more important; and

     o There has been increased interest and demand internationally for bio-hazard detection and other security applications and we believe believe that these markets have potential to increase in both the public and private sectors.

     However, due to the current economic uncertainty, vertical product consolidations occurring in our Thin Film Products Group of businesses and other factors, our net sales in our display business declined during our fourth quarter and are expected to decline during the near term. Our ability to predict our future revenue levels in these markets is extremely limited in the near term and we are unable to predict the timing or extent of any potential growth in such markets.

Recent Accounting Pronouncements

SFAS No. 146:

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. In addition, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. During fiscal 2003, the Company recorded restructuring charges of $2.7 million under SFAS 146 for lease costs associated with Phase 7 of its Global Realignment Program. As we continue to restructure our business under the Global Realignment Program, we expect to record additional restructuring charges under SFAS 146.

SFAS No. 148:

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on our consolidated financial position and results of operations as we have not elected to adopt the fair value based method of accounting for stock-based employee compensation under SFAS No. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. We adopted the disclosure requirements in the third quarter of fiscal 2003.

     We account for our employee stock options under the intrinsic-value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," as interpreted by FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Under APB Opinion No. 25, when the exercise price of our employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The following table presents the effect on our net loss and net loss per share if we had applied the fair value based method of accounting under SFAS No. 123 (in millions, except per-share data):

                                                                        Years Ended June 30,
                                                           --------------------------------------------
                                                              2003             2002              2001
                                                           ---------        ---------        ----------
Reported net loss                                          $  (933.8)       $(8,738.3)       $(56,121.9)
Add back employee stock option expense measured
 under APB 25                                                   50.9            124.9              52.6
Less employee stock option expense measured
 under SFAS 123                                               (685.2)          (688.9)           (566.2)
                                                           ---------        ---------        ----------
Pro forma net loss                                         $(1,568.1)       $(9,302.3)       $(56,635.5)
                                                           =========        =========        ==========
Reported net loss per share -- basic and diluted           $   (0.66)       $   (6.50)       $   (51.40)
                                                           =========        =========        ==========
Pro forma net loss per share -- basic and diluted          $   (1.10)       $   (6.92)       $   (51.87)
                                                           =========        =========        ==========

FASB Interpretation No. 45:

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which requires a guarantor to recognize and measure certain types of guarantees at fair value. In addition, Interpretation No. 45 requires the guarantor to make new disclosures for these guarantees and other types of guarantees that are not subject to the initial recognition and initial measurement provisions. The disclosure requirements were effective for financial statements for interim or annual periods ended after December 15, 2002, while the recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. We adopted the disclosure provisions of Interpretation No. 45 during the second quarter of fiscal 2003 and the initial recognition and initial measurement provisions in the third quarter of fiscal 2003. The adoption of Interpretation No. 45 did not have a material impact on the Company's financial position or results of operations.

FASB Interpretation No. 46:

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," which requires an investor with a majority of the variable interests (primary beneficiary) in a variable interest entity to consolidate the assets, liabilities and results of operations of the entity. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from other parties. Interpretation No. 46 is applicable: (i) immediately for all variable interest entities created after January 31, 2003; or (ii) in the first fiscal year or interim period beginning after June 15, 2003 for those created before February 1, 2003. As of June 30, 2003, the Company had one operating lease pertaining to two separate properties, generally known as a "synthetic lease," which the Company purchased subsequent to the end of fiscal

2003. Please refer to Note 7 and Note 21 of the Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of the operating lease and subsequent purchase of the property.

     In addition, the Company is currently reviewing its cost and equity method investments acquired prior to February 1, 2003 to determine whether those entities are variable interest entities and, if so, if the Company is the primary beneficiary of any of its investee companies. At June 30, 2003, the Company had 23 cost and equity method investments primarily in privately held companies and venture funds that have the potential to provide strategic technologies and relationships to the Company's businesses. The Company expects to complete the review during the first quarter of fiscal 2004. Provided the Company is not the primary beneficiary, the Company's maximum exposure to loss for these investments at June 30, 2003 is limited to the carrying amount of its investment of $37.6 million in such entities and its minimum funding commitments of $21.4 million. The consolidation of any investee companies under Interpretation No. 46 could adversely affect the financial position and results of operations of the Company.

Emerging Issues Task Force Issue No. 00-21:

     In November 2002, the EITF reached a consensus on Issue No. 00-21 (EITF 00-21), "Revenue Arrangements with Multiple Deliverables," which provides guidance on the timing and method of revenue recognition for arrangements that include the delivery of more than one product or service. EITF 00-21 is effective for arrangements entered into in periods beginning after June 15, 2003. The Company does not expect adoption to have a material impact on its financial position or results of operations.

Critical Accounting Policies

     The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, net sales and expenses, and the related disclosures. We base our estimates on historical experience, our knowledge of economic and market factors and various other assumptions that we believe to be reasonable under the circumstances. Estimates and judgments used in the preparation of our financial statements are, by their nature, uncertain and unpredictable, and depend upon, among other things, many factors outside of our control, such as demand for our products and economic conditions. This uncertainty and unpredictability are heightened during periods of economic uncertainty, such as the present. Accordingly, our estimates and judgments may prove to be incorrect and actual results may differ, perhaps significantly, from these estimates under different estimates, assumptions or conditions. We believe the following critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements.

Revenue Recognition:

     We recognize revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. Revenue recognition on the shipment of evaluation units is deferred until customer acceptance. Revenue from sales to distributors with rights of return, price protection or stock rotation is not recognized until the products are sold through to end customers. Generally, revenue associated with contract cancellation payments from customers is not recognized until we receive payment for such charges.

     We record provisions against our gross revenue for estimated product returns and allowances in the period when the related revenue is recorded. These estimates are based on factors that include, but are not limited to, historical sales returns, analyses of credit memo activities, current economic trends and changes in our customers' demand. Should our actual product returns and allowances exceed our estimates, additional provisions against our revenue would result.

Allowances for Doubtful Accounts:

     We perform ongoing credit evaluations of our customers' financial condition. We maintain allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of our customers to make required payments. We record our bad debt expenses as selling, general and administrative expenses. When we become aware that a specific customer is unable to meet its financial obligations to us, for example, as a result of bankruptcy or deterioration in the customer's operating results or financial position, we record a specific allowance to reflect the level of credit risk in the customer's outstanding receivable balance. In addition, we record additional allowances based on certain percentages of our aged receivable balances. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers, and if circumstances related to our customers deteriorate, our estimates of the recoverability of our trade receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provide more allowances than we need, we may reverse a portion of such provisions in future periods based on our actual collection experience.

Investments:

     We hold equity interests in both publicly traded and privately-held companies. When the carrying value of an investment exceeds its fair value and the decline in value is deemed to be other-than-temporary, we write down the value of the investment and establish a new cost basis. Fair values for investments in public companies are determined using quoted market prices. Fair values for investments in privately-held companies are estimated based upon one or more of the following: assessment of the investees' historical and forecasted financial condition, operating results and cash flows, the values of recent rounds of financing, or quoted market prices of comparable public companies. We regularly evaluate our investments based on criteria that include, but not limited to, the duration and extent to which the fair value has been less than the carrying value, the current economic environment and the duration of any market decline, and the financial health and business outlooks of the investees. We generally believe an other-than-temporary decline occurs when the fair value of an investment is below the carrying value for two full consecutive quarters. Future adverse changes in these or other factors could result in an other-than-temporary decline in the value of our investments, thereby requiring us to write down such investments. Our ability to liquidate our investment positions in privately held companies will be affected to a significant degree by the lack of an actively traded market, and we may not be able to dispose of these investments in a timely manner.

Inventory Valuation:

     We regularly assess the valuation of our inventories and write down those inventories which are obsolete or in excess of our forecasted usage to their estimated realizable value. Our estimates of realizable value are based upon our analyses and assumptions including, but not limited to, forecasted sales levels by product, expected product lifecycle, product development plans and future demand requirements. We typically use a six-month rolling forecast based on factors including, but not limited to, our production cycle, anticipated product orders, marketing forecasts, backlog, shipment activities and inventories held at our customers. If market conditions are less favorable than our forecasts or actual demand from our customers is lower than our estimates, we may be required to record additional inventory write-downs. If demand is higher than expected, we may sell our inventories that had previously been written down.

Goodwill Valuation:

     We test goodwill for possible impairment on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; and recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

     The determination as to whether a write down of goodwill is necessary involves significant judgment based on the short-term and long-term projections of the future performance of the reporting unit to which the goodwill is attributed. The assumptions supporting the estimated future cash flows of the reporting unit, including the discount rate used and estimated terminal value reflect our best estimates.

Long-lived asset valuation (property, plant and equipment and intangible assets):

Long-lived assets held and used

     We test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

     Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

     We classify long-lived assets as held for sale when certain criteria are met, which include: management commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; whether an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. Long-lived assets held for sale are included in other current assets.

     We measure long-lived assets to be disposed of by sale at the lower of carrying amount or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Deferred Taxes:

     We regularly assess the likelihood that our deferred tax assets will be realized from recoverable income taxes or recovered from future taxable income, and we record a valuation allowance to reduce our deferred tax assets to the amount that we believe to be more likely than not realizable. Due to the uncertain economic conditions in our industry, we determined in fiscal year 2002 that we should increase our valuation allowance for deferred tax assets to reduce our net deferred tax assets to an amount representing income taxes recoverable from prior years. In 2003, all recoverable income taxes are recorded as Refundable Income Taxes and we have recorded deferred tax assets only to the extent of deferred tax liabilities.

Warranty Accrual:

     We provide reserves for the estimated costs of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise.

Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than we need, we may reverse a portion of such provisions in future periods.

Restructuring Accrual:

     During fiscal 2003, 2002 and 2001, we developed formalized plans for restructuring our businesses and recorded significant charges in connection with our Global Realignment Program. In connection with these plans, we have recorded estimated expenses for severance and outplacement costs, lease cancellations, asset write-offs and other restructuring costs. In accordance with SFAS 146, costs associated with restructuring activities initiated after December 31, 2002 have been recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. We continually evaluate the adequacy of the remaining liabilities under our restructuring initiatives. Although we believe that these estimates accurately reflect the costs of our restructuring plans, actual results may differ, thereby requiring us to record additional provisions or reverse a portion of such provisions.

Results of Operations

     The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net sales:

                                                               Years Ended June 30,
                                                  -----------------------------------------------
                                                       2003            2002             2001
                                                  -------------   -------------   ---------------
Net sales                                            100.0%           100.0%            100.0%
Cost of sales                                         91.8            106.6              71.4
Gross profit (loss)                                    8.2             (6.6)             28.6
Operating expenses:
 Research and development                             22.7             23.2              10.1
 Selling, general and administrative                  39.5             34.8              25.3
 Amortization of goodwill                               --             85.4             153.0
 Amortization of other intangibles                     2.9             33.8              13.6
 Acquired in-process research and development          0.1              2.3              12.2
 Reduction of goodwill                                33.5            397.1           1,537.4
 Reduction of other long-lived assets                 24.9            147.4              11.9
 Restructuring charges                                17.9             23.7               8.2
                                                    ------           ------          --------
Total operating expenses                             141.5            747.7           1,771.7
                                                    ------           ------          --------
Loss from operations                                (133.3)          (754.3)         (1,743.1)
Interest and other income, net                         4.8              4.4               1.5
Gain (loss) on sale of subsidiaries' assets           (0.3)              --              54.8
Gain on sale of investments                            0.6              1.4             (17.3)
Reduction in fair value of investments                (6.7)           (20.6)            (16.2)
Loss on equity method investments                     (1.3)            (5.0)            (27.3)
                                                    ------           ------          --------
Loss before income taxes                            (136.2)          (774.1)         (1,747.6)
Income tax expense (benefit)                           2.0             21.6             (11.5)
                                                    ------           ------          --------
Net loss                                            (138.2)%         (795.7)%        (1,736.1)%
                                                    ======           ======          ========

Net Sales:

     Net sales of $675.9 million in fiscal 2003 represents a decrease of $422.3 million, or 38%, from net sales of $1,098.2 million in fiscal 2002. The decline in net sales was due primarily to continued lower demand for our communications products and lower average selling prices for these products. The downturn in the telecommunications industry resulted in a decrease in network deployment and capital spending by telecommunications carriers, which in turn caused our customers to reduce their inventory levels, and hence, their need for our products. In addition, we and our competitors are experiencing increasing price pressure as we compete to supply the greatly reduced demand levels. The decline in our communications revenue in 2003 was partially offset by the increase in sales of our Thin Film Products Group, primarily in display and security markets and the inclusion of sales from L.A. Label and OptronX as of their acquisition dates of January 21, 2003 and September 18, 2002, respectively. As a result of the downturn in the telecommunications industry, revenue from our Thin Film Product Group has become increasingly significant to our total net sales, accounting for 51% of our total net sales during fiscal 2003 as compared to 27% and 13% in fiscal 2002 and 2001, respectively. We expect our Thin Film Products Group revenue to continue to account for a significant portion of our total net sales. Notwithstanding our overall increase in net sales in our Thin Film Products Group during fiscal 2003, in recent periods, we have experienced reduced demand for some of the Group's products, particularly our components used in projectors and optically variable pigments used in currencies. Looking ahead, we expect to experience both reduced revenue and operating income in this Group, as the economic uncertainty continues.

     Net sales of $1,098.2 million in fiscal 2002 represents a decrease of $2,134.6 million, or 66%, from net sales of $3,232.8 million in fiscal 2001. Net sales in fiscal 2002 included net sales of $43.3 million from IBM's optical transceiver business and Scion, both of which were acquired in fiscal 2002. The decline in our sales was primarily due to lower demand for our products and lower average selling prices, both of which were caused by the dramatic downturn in the telecommunications industry.

     Net sales in fiscal 2003 and 2002 included approximately $32.3 million and $44.9 million of contract cancellation payments, respectively. We generally recognize such revenue when no future obligations exist and we have received payments from our customers. Net sales in fiscal 2001 included no contract cancellation revenue. We expect cancellation revenue to decline further or be eliminated in future periods.

     Net sales to customers outside North America accounted for $201.3 million, $290.9 million and $1,043.4 million of total net sales, or 30%, 26% and 32%, for the years ended June 30, 2003, 2002 and 2001, respectively.

     During fiscal 2003, Texas Instruments (a customer of our Thin Film Products Group) accounted for 12% of net sales and during the fourth quarter accounted for less than 10% of net sales. During fiscal 2002, no customer accounted for more than 10% of total net sales. During fiscal 2001, three customers, Nortel Networks ("Nortel"), Alcatel, and Lucent Technologies ("Lucent") (all customers of our Communications Product Group), accounted for 14%, 12% and 10% of total net sales, respectively. Sales to our leading customers vary significantly from year to year and we do not have the ability to predict future sales to these customers. However, if the downturn in the telecommunications industry continues, we expect telecommunications carriers to continue to have low levels of capital spending, which will further affect our customers', and in turn, our sales.

     Looking forward, we expect to continue to experience no long-term visibility and fluctuations, perhaps significant fluctuations, in our sales in both our communications and non-communications businesses for the foreseeable future. Many of our major customers continue to express uncertainty as to their future requirements, as capital spending levels remain low and uncertain. In the communications business, this uncertainty is reflected in the limited and highly variable forecasts our customers are providing of their anticipated needs for our communications products. We anticipate that we will continue to be unprofitable in the near future periods. Currently, we are able to provide sales guidance only for current periods, which is indicative or our extremely limited visibility. Nevertheless, our strategy and operating plans are based on assumptions about our future business, including our expected future sales. Failure to achieve expected sales levels will materially impair our ability to meet strategic and operating plan expectations.

     Please refer to the "Operating Segment Information" section below for further discussions with respect to net sales and operating results for each of our operating segments.

Gross Margin:

     Gross margin in fiscal 2003 was 8% of total net sales, as compared to negative 7% in fiscal 2002. Our gross margin improved in 2003 as compared to 2002 primarily as a result of the following: (i) $60.1 million of write-downs of inventories in the current fiscal year, as compared to $203.9 million in the prior year; (ii) $7.7 million of charges other than restructuring associated with our Global Realignment Program in the current fiscal year, primarily consisting of severance charges for manufacturing employees, as compared to $124.6 million in the prior year; (iii) lower depreciation in the current fiscal year due to the write-downs of property, plant and equipment as a result of our quarterly impairment reviews and the removal and disposal of property, plant and equipment under the Global Realignment Program; (iv) a decrease in warranty expense of $36.3 million as compared to the prior year as a result of lower revenues and resolution of certain warranty obligations; (v) an increase in the proportion of revenue from contract cancellation payments; and (vi) written down inventories representing a larger proportion of cost of sales than the previous year. However, these favorable developments in fiscal 2003 were partially offset by the following:
(i) $18.4 million of royalty expense primarily in connection with a new patent license in fiscal 2003; (ii) our sales volumes and average selling prices in the current year were below those from the prior-year; and (iii) a lower margin product mix in the current fiscal year due to lower sales of high-margin communications components.

     Gross margin as a percentage of net sales was negative 7% in fiscal 2002 compared to 29% in fiscal 2001. The decrease in gross margin in fiscal 2002 from fiscal 2001 was primarily attributable to the following factors: (i) reductions in sales volume coupled with a continued decline in average selling prices; (ii) a lower margin product mix due to lower sales of high-margin telecommunications components; (iii) $203.9 million of write-downs of excess and obsolete inventories in fiscal 2002, or 19% of total net sales, compared to $510.6 million, or 16% of total net sales, in fiscal 2001; (iv) costs other than restructuring charges associated with the Global Realignment Program of $124.6 million, or 11% of total net sales, in fiscal 2002, primarily consisting of depreciation charges associated with the impact of changes in the estimated useful lives of property and equipment, as compared to $220.7 million, or 7% of total net sales, in fiscal 2001; and (v) stock compensation expense of $41.1 million in fiscal 2002, or 4% of total net sales, as compared to $18.2 million, or less than 1% of total net sales, in fiscal 2001. The negative impact on gross margin in fiscal 2002 was partially offset by the following: (i) consumption of inventories previously written down that had an original cost of $77.4 million, or 7% of total net sales; and (ii) contract cancellation payments of $44.9 million, or 4% of total net sales, from our customers as discussed above.

     Our gross margin can generally be affected by a number of factors, including, among others, product volumes, product mix, product demand, pricing pressures, manufacturing constraints, inventory write-downs, consumption of previously written-down inventories, warranty costs, product yield, stock-based compensation expenses and acquisitions of businesses that may have different margins than ours. If actual orders do not match our forecasts, we may have excess or shortfalls of some materials and components as well as excess inventory purchase commitments. Considering these factors, gross margin fluctuations are difficult to predict and there can be no assurance that we will surpass or maintain gross margin percentages at historical or projected levels in future periods.

     Looking ahead, as a general matter, we expect our gross margins to continue to be pressured by declining average sales prices for our products and, to a lesser extent, uncertainty related to our cost of goods sold as we continue to restructure our manufacturing operations in accordance with the Global Realignment Program. Prices have been and continue to decline for a number of reasons, some of which are more particularly described in the "Risk Factors" section of this Annual Report under the heading "Average selling prices are declining." We are taking measures, under our Global Realignment Program and other actions to reduce our cost of goods sold. However, price stability, which we do not control, is critical to our ability to achieve and predict stable gross margins.

Research and Development Expense:

     Research and development ("R&D") expense was $153.7 million in fiscal 2003, compared to $254.8 million in fiscal 2002 and $325.9 million in fiscal 2001.

     The decrease in R&D spending in absolute dollar amount in fiscal 2003 as compared to fiscal 2002 was primarily due to the cost savings resulting from our Global Realignment Program, which included the elimination of certain product development programs as well as workforce reductions. Personnel-related expenses declined by approximately $28 million in fiscal 2003. In addition, the decline in R&D expense was attributable to: (i) stock-based compensation expense of $10.3 million compared to $31.3 million in fiscal 2002; (ii) charges other than restructuring associated with our Global Realignment Program of $2.7 million, compared to $8.2 million in fiscal 2002; and (iii) lower depreciation due to the write-downs of property, plant and equipment as a result of our quarterly impairment reviews and the removal and disposal of property, plant and equipment under the Global Realignment Program.

     The decrease in R&D spending in fiscal 2002 from fiscal 2001 reflects the cost reductions resulting from our Global Realignment Program, which included the elimination of certain product development programs and workforce reductions. The decrease in R&D spending was partially offset by the following:
(i) stock compensation expense of $31.3 million in fiscal 2002 primarily associated with SDL and OPA, compared to $12.1 million in fiscal 2001; (ii) the inclusion of $13.4 million of additional R&D expenses from our acquisitions of IBM's optical transceiver business and Scion in fiscal 2002; and (iii) costs other than restructuring charges under the Global Realignment Program of $8.2 million in fiscal 2002, as compared to $2.9 million in fiscal 2001.

     We believe that investment in R&D is critical to attaining our strategic objectives. Despite our continued efforts to reduce expenses under the Global Realignment Program, there can be no assurance that our R&D expenses will continue to decline in future quarters. In addition, there can be no assurance that such expenditures will be successful or that improved processes or commercial products, at acceptable volumes and pricing, will result from our investment in R&D.

Selling, General and Administrative Expense:

     Selling, general and administrative ("SG&A") expense was $267.3 million in fiscal 2003, compared to $382.9 million in fiscal 2002 and $818.1 million in fiscal 2001. The decrease in SG&A spending in absolute dollar amount in fiscal 2003 as compared to fiscal 2002 was primarily due to: (i) a decline in personnel-related expenses of $36.4 million as a result of workforce reductions, site closures and other cost cutting measures implemented under our Global Realignment Program; (ii) stock-based compensation expense of $23.4 million, compared to $52.5 million in fiscal 2002 (iii) lower depreciation due to the write-downs of property, plant and equipment as a result of our quarterly impairment reviews and the removal and disposal of property, plant and equipment under the Global Realignment Program; and (iv) net recovery of $3.4 million of uncollectible accounts due to settlement agreements with certain customers and lower bad debt expenses as a result of lower revenue and improved collections. As a percentage of total net sales, the increase in SG&A expense was due to our total net sales declining more rapidly than our SG&A spending.

     SG&A expenses in fiscal 2001 included a one-time charge of $300.9 million of indirect acquisition costs paid to certain SDL executives. Excluding this one-time charge, the decrease in SG&A spending in fiscal 2002 from fiscal 2001 was primarily due to the following: (i) lower personnel-related expenses resulting from the reductions of workforce; (ii) lower commission expenses due to the decline in sales; and (iii) lower payroll tax expenses on non-qualified stock option exercises. These cost reductions were primarily offset by higher depreciation charges from the implementation of our Enterprise Resource Planning ("ERP") software and the inclusion of $9.6 million of SG&A expenses from our acquisitions of IBM's optical transceiver business and Scion in fiscal 2002.

     Despite our continued efforts to reduce expenses under the Global Realignment Program, we continue to incur comparatively high levels of SG&A expense as a percentage of our net sales. Our high SG&A levels are, to a major extent, a legacy of our historic level of operations. In March, 2001, we employed approximately 29,000 persons at 41 sites (excluding sales offices). As of June 30, 2003, we employed 5,489 persons, at 12 sites (excluding sales offices). As we have reduced the number of our locations, we have made significant progress in reducing our SG&A expense. However, additional effort remains to align our SG&A levels to our current and expected operations, which alignment will be crucial to our recovery and we may not be successful in this effort. Also, we expect to incur additional SG&A expenses as we implement the requirements of the Sarbanes-Oxley Act of 2002, in particular, Section 404 thereof, which requires management to report on, and our independent auditors to attest to, our internal controls. There can be no assurance that our SG&A expense will continue to decline in the future or that, more importantly, we will develop a cost structure (including our SG&A expense) which will lead to profitability under current and expected revenue levels.

Amortization of Goodwill:

     No amortization of goodwill was recorded during fiscal 2003, as compared to $937.5 million and $4,945.9 million during fiscal 2002 and 2001, respectively. On July 1, 2002, we adopted SFAS No. 142, under which goodwill is no longer amortized but is reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. Please refer to the "Reduction of Goodwill" section below for further discussion of the impairment review on goodwill.

Amortization of Purchased Intangibles:

     In fiscal 2003, amortization of purchased intangibles was $19.8 million, compared to $371.2 million in fiscal 2002 and $441.1 million in fiscal 2001. The decrease in amortization was primarily due to the write-downs of the carrying amount of the purchased intangibles as a result of impairment charges recorded. Please refer to the "Reduction of Other Long-Lived Assets" section below for further discussion of the impairment charges related to our purchased intangibles.

Acquired In-process Research and Development:

     In fiscal 2003, we recorded charges of $0.4 million for acquired in-process research and development ("IPR&D") in connection with our acquisition of OptronX. In fiscal 2002, we recorded charges of $25.3 million resulting from our acquisition of IBM's optical transceiver business ($22.1 million) and Scion ($3.2 million). In fiscal 2001, we recorded charges of $393.2 million resulting from the acquisition of SDL ($380.7 million), OPA ($3.0 million), Iridian ($0.6 million) and Epion ($8.9 million). These amounts were expensed on the acquisition dates because the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies by us in the future will not result in substantial charges for acquired IPR&D.

     A description of the acquired IPR&D, stage of development, estimated date of completion and costs to complete for our fiscal 2003 acquisitions, as well as the current status of the acquired IPR&D projects for each acquisition prior to fiscal 2003 can be found at the end of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Reduction of Goodwill:

     During fiscal 2003, we recorded $225.7 million of impairment charges in accordance with SFAS No. 142. During fiscal 2002 and fiscal 2001, we recorded $4,360.8 million and $49,699.5 million, respectively, of impairment charges in accordance with SFAS No. 121.

Fiscal 2003 Charges:

     On July 1, 2002, we adopted SFAS No. 142, under which goodwill is reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. In addition, we were required to perform a transitional impairment review related to the carrying value of goodwill as of July 1, 2002. During the first quarter of fiscal 2003, we completed the transitional impairment review related to the carrying value of goodwill as of July 1, 2002 and determined that there was no impairment beyond amounts previously recorded as of that date.

     As part of our quarterly review of financial results in the first quarter of fiscal 2003, we noted indicators that the carrying value of our goodwill may not be recoverable and performed an additional impairment review. The impairment review was performed because of the prolonged economic downturn affecting our operations and revenue forecasts. As we determined that the continued decline in market conditions within our industry was significant and prolonged, we evaluated the recoverability of our goodwill in accordance with SFAS No. 142 during the first quarter of fiscal 2003. We did not identify any impairment indicators during the rest of fiscal 2003.

     Under the first step of the interim SFAS No. 142 analysis, performed during the first quarter of fiscal 2003, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income approach, we assumed a cash flow period of 5 years, long-term annual growth rates of 9% to 33%, a discount rate of 12.5% and terminal value growth rates of 5% to 7%. Based on the first step analysis, we determined that the carrying amount of three reporting units within the

Communications Products Group was in excess of their fair value. As such, we were required to perform the second step analysis on the three reporting units that failed the first step test to determine the amount of the impairment loss. As of the filing of the Quarterly Report on Form 10-Q for the first quarter of fiscal 2003, we had not completed the second step analysis due to the complexities involved in determining the implied fair value of the goodwill of each reporting unit. However, we determined that an impairment loss was probable and could be reasonably estimated. Therefore, as permitted by SFAS No. 142, we recorded an estimated impairment charge of $224.4 million to reduce the carrying value of our goodwill in the first quarter of fiscal 2003.

     During the second quarter of fiscal 2003, we completed the second step analysis in connection with the impairment review for the first quarter of fiscal 2003 and recorded an additional impairment charge of $1.3 million, as the actual impairment charge was determined to be higher than the estimated charge recorded in the first quarter of fiscal 2003.

     During the fourth quarter of fiscal 2003, we were required to perform an annual impairment review related to the carrying value of goodwill as of June 30, 2003. We completed the annual impairment review related to the carrying value of goodwill as of June 30, 2003 and determined that there was no impairment beyond amounts previously recorded as of that date.

     The following table summarizes the impairment charges recorded during fiscal 2003 (in millions):


   Reporting Units
   Communications Products Group:
    Active Components                               $ 54.6
    Optical Layer                                     28.7
    Transmission                                     142.4
                                                    ------
   Total                                            $225.7
                                                    ======

Fiscal 2002 Charges:

     As a result of the Phase 2 restructuring activities in the first quarter of fiscal 2002, we restructured our businesses and realigned our operations to focus on certain markets and core opportunities. In the process, we abandoned certain redundant products and product platforms and reduced our workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, we wrote down the related intangible assets to their fair value, which was determined to be $0, and recorded total charges of $31.2 million related to goodwill.

     As part of our quarterly reviews of financial results, we noted indicators in the second, third and fourth quarters of fiscal 2002 that the carrying value of our goodwill may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 121 because of the prolonged economic downturn affecting our operations and revenue forecasts. As a result of the prolonged economic downturn, our projected future revenue and cash flows for certain of our asset groupings were revised downward in the second, third and fourth quarters of fiscal 2002. Therefore, we recorded charges to reduce goodwill based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

     The following table summarizes the write-downs of goodwill for the second quarter of fiscal 2002 (in millions):


                             Reductions of          Long-Term Annual
Acquired Entities               Goodwill              Growth Rate
-----------------            -------------          ----------------
OCLI                          $  514.1                  5%-60%
SDL                              751.0                 15%-60%
                              --------
Total                         $1,265.1
                              ========

     We assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

     The following table summarizes the write-downs of goodwill for the third quarter of fiscal 2002 (in millions):

                             Reductions of          Long-Term Annual
Acquired Entities              Goodwill               Growth Rate
-----------------            -------------          ----------------
E-TEK                         $  697.5                  30%-35%
JDS FITEL                      1,184.7                  30%-42%
OCLI                              20.3                   4%-13%
SDL                              762.5                  27%-50%
Other                            206.5                   7%-45%
                              --------
Total                         $2,871.5
                              ========

     We assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, which decreases in the later years.

     The following table summarizes the write-downs of goodwill for the fourth quarter of fiscal 2002 (in millions):


                             Reductions of          Long-Term Annual
Acquired Entities               Goodwill              Growth Rate
-----------------            -------------          ----------------
Epitaxx                        $130.8                    25%-40%
SDL                              43.5                    15%-50%
UNL                              18.7                    25%-50%
                               ------
Total                          $193.0
                               ======

     We assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, which decreases in the later years.

Fiscal 2001 Charges:

     As a result of the Phase 1 restructuring activities in the fourth quarter of fiscal 2001, we restructured certain of our businesses and realigned our operations to focus on our more attractive markets and core opportunities. In the process, we abandoned certain redundant products and product platforms and reduced our workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, we wrote down the related intangible assets to their fair value, which was determined to be $0, and recorded total charges of $3,075.4 million related to goodwill.

     Beginning in the third quarter of fiscal 2001, we evaluated the carrying value of our long-lived assets pursuant to SFAS No. 121 because of the prolonged economic downturn affecting our operations and expected future sales. As we determined that the continued decline in market conditions within our industry was significant and other-than-temporary during the third and fourth quarters of fiscal 2001, we recorded charges to reduce goodwill and other long-lived assets based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

     The following table summarizes the write-downs of goodwill for the third quarter of fiscal 2001 (in millions):

                             Reductions of          Long-Term Annual
Acquired Entities               Goodwill              Growth Rate
-----------------            -------------          ---------------
ETEK                          $ 7,669.6                 15%-40%
SDL                            29,214.4                 15%-40%
EPD                             2,397.3                 15%-40%
Other                             495.9                 15%-40%
                              ---------
Total                         $39,777.2
                              =========

     We assumed a cash flow period of 5 years, a discount rate of 13%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

     The following table summarizes the write-downs of goodwill for the fourth quarter of fiscal 2001 (in millions):


                             Reductions of          Long-Term Annual
Acquired Entities               Goodwill              Growth Rate
-----------------            -------------          ----------------
E-TEK                          $3,353.9                  15%-60%
OCLI                            1,012.7                  15%-60%
SDL                             2,480.3                  15%-60%
                               --------
Total                          $6,846.9
                               ========

     We assumed a cash flow period of 5 years, a discount rate of 14.5%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, which decreases in the later years.

Reduction of Other Long-Lived Assets

     During fiscal 2003, we recorded $167.9 million of reductions in the carrying value of our long-lived assets in accordance with SFAS No. 144. During fiscal 2002 and fiscal 2001, we recorded $1,618.6 million and $385.5 million, respectively, of reductions in the carrying value of our long-lived assets in accordance with SFAS No. 121. These charges excluded asset write-downs associated with the Global Realignment Program. The following table summarizes the components of the reductions of other long-lived assets (in millions):

                                                             Years Ended June 30,
                                                    ------------------------------------
                                                      2003           2002           2001
                                                    ------        --------        ------
Assets held and used:
Purchased intangibles (other than goodwill)         $ 68.6        $1,243.1        $375.3
Property, plant and equipment                         79.1           375.5          10.2
Assets held for sale:
Property, plant and equipment                         20.2              --            --
                                                    ------        --------        ------
Total reductions of other long-lived assets         $167.9        $1,618.6        $385.5
                                                    ======        ========        ======

Fiscal 2003 Charges:

Assets Held and Used:

     On July 1, 2002, we adopted SFAS No. 144, under which long-lived assets other than goodwill are tested for recoverability if certain events or changes in circumstances indicate that the carrying value may not be recoverable. We noted indicators during the first quarter of fiscal 2003 that the carrying value of our long-lived assets, including purchased intangibles recorded in connection with its various acquisitions and property, plant and equipment, may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 144 because of the prolonged economic downturn affecting our operations and revenue forecasts. As a result of the prolonged economic downturn, our projected future revenue and cash flows for certain of our asset groupings were revised downward in the first quarter of fiscal 2003. Therefore, we evaluated the recoverability of long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. For purchased intangibles, fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows. For tangible fixed assets, we valued these assets that were subject to impairment using specific appraisals.

     The following table summarizes the write-downs of purchased intangibles and property, plant and equipment by acquisition for the first quarter of fiscal 2003 (in millions):

                                   Purchased            Property, Plant and
Acquired Entities                 Intangibles                Equipment
-----------------                 -----------           -------------------
Datacom                              $39.1                    $15.6
Epitaxx                               19.9                     26.3
SDL                                     --                     24.3
Scion                                  8.9                     12.9
Other                                  0.7                       --
                                     -----                    -----
Total                                $68.6                    $79.1
                                     =====                    =====

     During the rest of fiscal 2003, we noted no impairment indicators in connection with our long-lived assets held and used, and accordingly, a test of recoverability of our long-lived assets was not required.

Assets Held for Sale:

     During the third quarter and fourth quarter of fiscal 2003, we classified certain property, plant and equipment intended to be disposed of within a twelve month period as assets held for sale. In accordance with SFAS No. 144, we recorded an impairment charge of $13.3 million, representing the amount by which their carrying value exceeds fair value less cost to sell. During the first quarter of fiscal 2003, we classified certain property and equipment as assets held for sale in connection with the sales of our SIFAM and Cronos subsidiaries and recorded total impairment charges of $6.9 million.

Fiscal 2002 Charges:

     As a result of the Phase 2 restructuring activities in the first quarter of fiscal 2002, we restructured our businesses and realigned our operations to focus on certain markets and core opportunities. In the process, we abandoned certain redundant products and product platforms and reduced our workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, we wrote down the related intangible assets to their fair value, which was deemed to be $0, and recorded total charges of $10.8 million related to purchased intangibles other than goodwill.

     As part of our quarterly reviews of financial results, we noted indicators in the second, third and fourth quarters of fiscal 2002 that the carrying value of our long-lived assets, including significant amounts of purchased intangibles recorded in connection with its various acquisitions, may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 121 because of the prolonged economic downturn affecting our operations and revenue forecasts. As a result of the prolonged economic downturn, our projected future revenue and cash flows for certain of our asset groupings were revised downward in the second, third and fourth quarters of fiscal 2002. Therefore, we recorded charges to reduce our long-lived assets based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

     The following table summarizes the write-downs of our long-lived assets, consisting of purchased intangibles, for the second quarter of fiscal 2002 (in millions):


                                      Purchased           Long-Term Annual
Acquired Entity                      Intangibles            Growth Rate
---------------                      -----------          ---------------
SDL                                    $2.5                  15%-60%


     We assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

     The following table summarizes the write-downs of our long-lived assets, consisting of purchased intangibles and property, plant and equipment, for the third quarter of fiscal 2002 (in millions):

                        Purchased      Property, Plant and     Long-Term Annual
Acquired Entities      Intangibles          Equipment             Growth Rate
-----------------      -----------     -------------------     ----------------
E-TEK                    $224.1             $ 1.1                  30%-35%
JDS FITEL                 233.9                --                  30%-42%
OCLI                      210.7              67.2                   4%-13%
SDL                       247.6              10.4                  27%-50%
Other                      19.0               8.6                   7%-45%
                         ------             -----
Total                    $925.3             $87.3
                         ======             =====

     We assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

     The following table summarizes the write-downs of its long-lived assets, consisting of purchased intangibles and property, plant and equipment, for the fourth quarter of fiscal 2002 (in millions):

                        Purchased      Property, Plant and     Long-Term Annual
Acquired Entities      Intangibles          Equipment            Growth Rate
-----------------      -----------     -------------------     ----------------
E-TEK                    $   --              $ 63.2                 22%-45%
JDS FITEL                 132.5                90.7                     17%
SDL                       165.2                61.7                 15%-50%
Other                       6.8                72.6                  7%-50%
                         ------              ------
Total                    $304.5              $288.2
                         ======              ======

     We assumed a cash flow period of 1-5 years, a discount rate of 14%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

Fiscal 2001 Charges:

     As a result of the Phase 1 restructuring activities in the first quarter of fiscal 2001, we restructured our businesses and realigned our operations to focus on certain markets and core opportunities. In the process, we abandoned certain redundant products and product platforms and reduced our workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, we wrote down the related intangible assets to their fair value, which was determined to be $0, and recorded total charges of $298.1 million related to purchased intangibles other than goodwill.

     As part of our quarterly reviews of financial results, we noted indicators in the third and fourth quarters of fiscal 2001 that the carrying value of our long-lived assets, including significant amounts of purchased intangibles recorded in connection with our various acquisitions, may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 121 because of the prolonged economic downturn affecting our operations and revenue forecasts. As a result of the prolonged economic downturn, projected future revenue and cash flows for certain of our asset groupings were revised downward in the fourth quarter of fiscal 2001. Therefore, we recorded charges to reduce our long-lived assets based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

     The following table summarizes the write-downs of its long-lived assets, consisting of purchased intangibles and property, plant and equipment, for the fourth quarter of fiscal 2001 (in millions):

                        Purchased      Property, Plant and     Long-Term Annual
Acquired Entities      Intangibles          Equipment            Growth Rate
-----------------      -----------     -------------------     ----------------
OCLI                     $77.2               $ 8.6                15%-60%
SDL                         --                 1.6                15%-60%
                         -----               -----
Total                    $77.2               $10.2
                         =====               =====

     We assumed a cash flow period of 5 years, a discount rate of 14.5%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

Global Realignment Program Charges (Restructuring and Other Charges):

     In April 2001, we initiated the Global Realignment Program, under which we began restructuring our business in response to the economic downturn. Since inception, we have implemented 7 phases of restructuring activities and recorded total restructuring charges of $645.6 million (of which $121.3 million, $260.0 million and $264.3 million were recorded in fiscal 2003, 2002 and 2001, respectively). In addition, we incurred charges other than restructuring of $474.9 million related to the Global Realignment Program (of which $55.7 million, $182.7 million and $236.5 million were recorded in fiscal 2003, 2002 and 2001, respectively). Please refer to "Note 13. Global Realignment Program Charges" of our Notes to Consolidated Financial Statements for a detailed discussion on these charges associated with our Global Realignment Program.

     Under the Global Realignment Program, we are consolidating and reducing our manufacturing, research and development, sales and administrative facilities in North America, Europe and Asia-Pacific. The total number of sites and buildings closed or scheduled for closure is 29. Based on the decisions made through the end of fiscal 2003, we expect to reduce our total workforce by approximately 19,630 employees upon the completion of the Global Realignment Program. As of June 30, 2003, 19,347 employees have been terminated.

     In response to the continued business slowdown, we are planning further restructuring activities under the Global Realignment Program, including primarily further reductions of employment and additional site closures. The majority of the actions and announcements under the Global Realignment Program are expected to be completed by the end of December 2003. Since its inception, we have reduced our annual expenses to date by approximately $1.2 billion. We expect that, when completed, the Global Realignment Program will generate a total annual cost reduction rate of approximately $1.3 billion. We estimate that the total cost of the Global Realignment Program will be approximately $1.2 billion, of which $1.1 billion was recorded through the end of fiscal 2003.

     The Global Realignment Program represents our concerted efforts to respond to economic uncertainty of our industry. However, these efforts may be insufficient. The Global Realignment Program may not be successful in achieving the expected cost reductions or other benefits, may be insufficient to align our operations with customer demand and the changes affecting our industry, or may be more costly or extensive than currently anticipated.

Interest and Other Income, Net:

     Net interest and other income was $32.5 million in fiscal 2003, compared to $48.3 million in fiscal 2002 and $48.5 million in fiscal 2001. The decrease in fiscal 2003 and 2002 from the prior-year was primarily attributable to the decline in interest income as a result of lower average daily cash and investment balances and lower interest rates. However, during fiscal 2002, we changed our investment portfolio mix of taxable and tax-exempt securities to taxable securities only, which resulted in additional interest income.

Gain (loss) on Sale of Subsidiaries' Net Assets:

     In fiscal 2003, we completed the sale of all or significantly all of the assets of three of our subsidiaries located in Billerica, Massachusetts, Raleigh, North Carolina and Torquay, United Kingdom, and recognized a net loss of $2.2 million from the transactions.

     In fiscal 2002, we sold 80.1% of our ownership in Iridian to IST Holdings for $1.1 million in cash, and retained the remaining 19.9%. After adjusting for the net costs of the assets sold and the expenses associated with the divestiture, we realized a gain of $0.1 million from the transaction.

     In fiscal 2001, we completed the sale of our Zurich, Switzerland subsidiary to Nortel for 65.7 million shares of Nortel common stock valued at $1,953.3 million. After adjusting for the net costs of the assets sold and the expenses associated with the divestiture, we realized a gain of $1,770.2 million from the transaction.

Gain (Loss) on Sale of Investments:

     In fiscal 2003 and 2002, we recognized total gains of $4.0 million and $15.0 million, respectively, primarily from sales of certain non-marketable equity securities and fixed income securities. In fiscal 2001, we sold 41.0 million shares of Nortel common stock for total proceeds of $659.2 million, resulting in a realized loss of $559.1 million.

Reduction in Fair Value of Investments:

     In fiscal 2003, we recorded $45.4 million of other-than-temporary reductions in fair value of our available-for-sale and non-marketable investments, compared to $225.8 million and $522.1 million in fiscal 2002 and 2001, respectively. When the carrying value of an investment exceeds the fair value and the decline in fair value is deemed to be other-than-temporary, we write down the value of the investment to its fair value. The write-downs in fiscal 2003 consisted of $25.0 million related to the decline in fair value of our investment in Adept and $20.4 million related to other non-marketable equity securities. The write-downs in fiscal 2002 consisted of $187.3 million related to our investment in Nortel common stock, $9.6 million related to other available-for-sale investments and $28.9 million related to non-marketable equity securities. The write-downs in fiscal 2001 consisted of $511.8 million related to our investment in Nortel common stock and $10.3 million related to other available-for-sale investments.

     Should the fair value of our investments continue to decline in the future, we may be required to record additional charges if the decline is determined to be other-than-temporary.

Loss on Equity Method Investments, Net:

     We recorded $8.5 million of charges in fiscal 2003, as compared to $54.6 million and $883.9 million in fiscal 2002 and 2001, respectively. Charges in fiscal 2003 consisted of our pro rata share of the net losses on our equity method investments. Charges in the prior-year periods included: (i) $40.0 million in fiscal 2002 related to our pro rata share of net losses in ADVA and other equity method investments, compared to a pro rata share of net losses of $3.0 million in fiscal 2001; (ii) $13.9 million in fiscal 2002 related to a charge to write down the carrying value of our investment in ADVA due to an other-than-temporary decline in its market value, compared to $744.7 million in fiscal 2001; and (iii) $0.7 million of amortization expense in fiscal 2002 related to the difference between the cost of the investment and the underlying equity in the net assets of ADVA, compared to $136.2 million in fiscal 2001.

     The carrying value of our investment in ADVA was reduced to $0 in the second quarter of fiscal 2002, and no further pro rata share of ADVA's net losses was recorded thereafter as we had no commitment to provide additional funding to ADVA. Should ADVA report net income in future periods, we will resume applying the equity method after our pro rata share of ADVA's net income exceeds our pro rata share of ADVA's net losses not recognized during the periods the equity method was suspended.

Income Tax Expense (Benefit):

     We recorded a provision for income tax expense of $13.5 million and $237.3 million for fiscal year 2003 and 2002, respectively, and an income tax benefit of $371.9 for the fiscal year 2001. The expected tax benefit derived by applying the federal statutory rate to the operating loss for fiscal 2003 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges and increases to the valuation allowance for deferred tax assets.

     Included in the $13.5 million provision for income taxes recorded for fiscal year 2003 is an $18.0 million expense related to the prior financial reporting period ended June 30, 2002 and resulted from an increase in our valuation allowance for deferred tax assets. During the fiscal year ended 2003, Canadian tax authorities completed a review of our pending claims for refunds of prior-year income taxes. As a result of this review, certain matters related to carryback periods and minimum taxes were identified that caused us to conclude that we had recorded $18.0 million of net deferred tax assets in excess of income taxes actually recoverable from prior years and, therefore, necessitated the recording of an additional valuation allowance for deferred tax assets. As of June 30, 2002, management concluded that due to the existing economic environment, we should not record net deferred tax assets in excess of recoverable income taxes. The $18.0 million amount recorded in fiscal year 2003 was not material to the period in which it should have been recorded nor material to the consolidated results of operations for the year ending June 30, 2003. The impact on the net loss for the year ended June 30, 2002 would have been an increase of $18.0 million, and the basic and diluted net loss per share would have increased by $0.01 and we would have restated the consolidated balance sheet as of June 30, 2002 by reducing the net deferred income tax asset by $18.0 million. Net loss for the year ended June 30, 2003 would have decreased by $18.0 million, and the basic and diluted net loss per share would have decreased by $0.01.

     During fiscal 2003, we recorded a $7 million reduction to income tax expense as a result of appreciation in the carrying value of available-for-sale investments that reduced by $7 million the amount of valuation allowance for deferred tax assets recorded in connection with the loss from continuing operations. Fluctuations in the value of our available for sale investments may create volatility in the income tax provision (benefit) in future quarters.

     The expected tax benefit derived by applying the federal statutory rate to the operating loss for fiscal 2002 and 2001 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges, increases to the valuation allowance for deferred tax assets and reductions in the deferred tax assets recorded in prior years attributable to assumed employee stock options that have been cancelled or exercised when the share value on the option exercise dates was less than the value recorded for purchase accounting purposes.

     At June 30, 2003, the valuation allowance for deferred tax assets was $2,489.5 million. Approximately $55.4 million of the valuation allowance for the deferred tax assets was attributable to acquisition-related items that if and when realized in future periods, will first reduce goodwill, then other non-current intangible assets of acquired subsidiaries, and then income tax expense. Approximately $476.2 million of the valuation allowance as of June 30, 2003 was attributable to stock option deductions, the benefit of which will be credited to paid-in capital when and if realized.

     During fiscal year 2003, we received $75.1 million of net tax refunds primarily attributable to the carry-back of Canadian tax net operating losses. During fiscal 2003, we settled certain foreign tax examinations relating to pre-acquisition periods of acquired subsidiaries. Approximately $5.5 million was recorded as an increase to goodwill in connection with the settlements. We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Operating Segment Information:

     Communications Products Group. Net sales of $333.0 million in fiscal 2003 decreased as compared to net sales of $797.9 million in fiscal 2002. The decline in our sales was primarily due to lower demand for our communications products and lower average selling prices caused by the dramatic downturn in our industry, which resulted in a decrease in network deployment and capital spending by telecommunications carriers. This in turn caused our customers to reduce their inventory levels. Operating loss as a percentage of net sales was 69% in fiscal 2003, as compared to an operating loss of 89% in fiscal 2002. In fiscal 2001, operating income as a percentage of net sales was 13%.

     Thin Film Products Group. Net sales of $342.8 million in fiscal 2003 represented an increase of $49.3 million, or 17%, from fiscal 2002. The increase in our sales was primarily attributable to higher demand for our thin film products for display and security markets. Operating income as a percentage of net sales was 15% during the current fiscal year, as compared to an operating loss of 0.1% during fiscal 2002. Net sales of $293.5 million in fiscal 2002, a decrease of $127.3 million, or 30%, from fiscal 2001 was primarily due to lower demand for our commercial laser products and thin film products for telecommunications markets as a result of the industry downturn. Operating loss as a percentage of net sales was 0.1% in fiscal 2002, as compared to an operating income of 38% of net sales in fiscal 2001. The decrease was primarily due to a significant decline in sales coupled with lower average selling prices, a higher fixed cost base as a percentage of net sales, charges associated with the implementation of our Global Realignment Program, and inventory write-downs.

     Notwithstanding our overall increase in net sales in our Thin Film Products Group during fiscal 2003, in the fourth quarter of fiscal 2003, we experienced reduced demand for some of the Group's products, particularly our light engines used in projectors and optically variable pigments used in currencies. Looking ahead, we expect to experience both reduced revenue and operating income in the Group, as the economic uncertainty continues.

Liquidity and Capital Resources

     We had a combined balance of cash, cash equivalents and short-term investments of $1,234.1 million at June 30, 2003. Our total debt outstanding, including capital lease obligations, was $8.2 million at June 30, 2003.

     Operating activities used $220.0 million in cash during fiscal 2003, primarily resulting from: (i) our net loss adjusted for depreciation and amortization, stock-based compensation expense, reductions of goodwill and other long-lived assets, non-cash charges associated with our Global Realignment Program, and gains and losses on our investments; and (ii) a decrease in accrued payroll and related expenses, offset by a decrease in accounts receivable, inventories, deferred income taxes and other current assets. Our operating cash flows were favorably affected by approximately $75.1 million in net tax refunds received in fiscal 2003.

     Accounts receivable were lower in fiscal 2003 primarily due to a decline in sales. Days sales outstanding in accounts receivable was 55 days both at June 30, 2003, and June 30, 2002. Inventory levels were lower at June 30, 2003 primarily due to lower production volumes coupled with the write-downs of excess and obsolete inventories.

     Net deferred income taxes decreased in fiscal 2003 due to the reclass of $39 million to income taxes receivable and the increase of $18 million in the valuation allowance for deferred tax assets recorded in prior periods due to the disallowance of certain carry-back claims by the Canadian government.

     Cash provided by investing activities was $33.7 million in fiscal 2003, primarily resulting from the following: (i) $85.3 million provided by the sale of available-for-sale and other investments, net of purchases; and (ii) $28.4 million from the sale of property, plant and equipment, offset by acquisitions including L.A. Label and OptronX as well as additional capital expenditures. We expect to incur capital spending of between $90.0 million to $120.0 million in fiscal 2004, compared to $47.2 million in fiscal 2003.

     Our investments of surplus cash in money market instruments are made in accordance with an investment policy approved by our Board of Directors. In general, our investment policy requires that securities purchased and held be rated A1/P1, MIG-1, AA-/Aa3 or better. No securities may have an initial maturity that exceeds 36 months, and the average duration of our investment portfolio may not exceed 18 months. At any time, no more than 25% of the investment portfolio may be concentrated in a single issuer other than the U.S. government.

     Our financing activities provided cash of $20.6 million in fiscal 2003. We generated $21.4 million from the exercise of stock options and the sale of common stock through our employee stock purchase plans, offset by the repayment of $0.8 million in debt.

Financial Commitments:

     Our investment portfolio includes minority investments in certain privately-held companies. As of June 30, 2003, we had a commitment to provide additional funding of up to a maximum of $21.4 million to certain venture capital investment partnerships.

Lease Commitments:

     As of June 30, 2003, we had one master lease agreement with a special purpose entity (the "Lessor"), managed and administered by a trustee, for the development of manufacturing, research and development and administrative facilities in Melbourne, Florida and Raleigh, North Carolina. This arrangement is a variable interest entity as defined under FASB Interpretation No. 46 and we are the primary beneficiary. Under a related credit agreement, a group of financial institutions has committed to fund the Lessor a maximum of $59.6 million to develop the projects. As of June 30, 2003, $42.3 million has been drawn and no further withdrawal is permitted as the funding period has expired in accordance with the lease agreement. The lease has an initial term of five years, which began on August 4, 2000, and we have an option to renew the lease for two additional terms of one year each, subject to certain conditions. At any time prior to the expiration date of the lease, we may, at our option, purchase the properties from the Lessor for $44.7 million (the "Termination Value"), representing the principal balance of the loan and capitalized interest. If we elect not to purchase the properties, we may exercise our option to sell them to a third party at market value within 180 days before the end of the lease term. Under the sale option, we keep any sale proceeds in excess of the Termination Value. If the sale proceeds are below the Termination Value, we are obligated to pay up to approximately $37.5 million of any shortfall.

     On an annual basis or when indicators of impairment exist, we are required to evaluate the expected fair value of the properties at the end of the lease term. In the event we determine that it is probable and estimable that the expected fair value of the properties at the end of the lease term will be less than the Termination Value, we accrue for the estimated loss. We recorded the following amounts in connection with the estimated loss on the properties (in millions):

                                           Years Ended June 30,
                                       -----------------------------
                                        2003         2002       2001
                                       -----        -----      -----
Raleigh, North Carolina properties     $ 3.7        $11.8      $ --
Melbourne, Florida properties            6.9           --        --
                                       -----        -----      ----
Total                                  $10.6        $11.8      $ --
                                       =====        =====      ====


Raleigh, North Carolina Properties:

     In connection with its Phase 2 restructuring activities, we announced our plan to vacate buildings located in the Raleigh, North Carolina site. During fiscal 2002, we noted indicators of impairment and accrued losses of $11.8 million, representing the difference between the expected fair value of the properties at the end of the lease term and their carrying value. During fiscal 2003, we accrued additional losses of $3.7 million. We recorded these charges under "Restructuring charges" in the Consolidated Statements of Operations.

Melbourne, Florida Properties:

     During fiscal 2003, we noted indicators of impairment and accrued losses of $6.9 million and recorded such amounts as deferred assets, which are being amortized on a straight-line basis through the end of the lease term. As of June 30, 2003, $2.3 million was included under "Other current assets" and $2.7 million was included under "Other assets" in the Consolidated Balance Sheet. Amortization expense totaled $1.9 million during fiscal 2003 and was recorded under "Selling, general and administrative expense" in the Consolidated Statement of Operations.

     Neither the real estate assets nor the debt associated with the development of the projects was included on our Consolidated Balance Sheet as of June 30, 2003. Beginning in the first quarter of fiscal 2004, we will be required to consolidate the real estate assets and liabilities associated with the operating lease in accordance with Interpretation No. 46 and the impact on our financial position and results of operations will be as follows:

Consolidated Balance Sheet:

Accounts                                                         Explanation of Impact
--------                                                         ---------------------
Other current assets              Decrease by $2.3 million due to the recognition of deferred impairment charges related to the Melbourne, Florida properties.

Property, plant and               (i) Increase by $41.9 million for the net book value of the properties in
equipment, net                    both locations;

                                  (ii) Decrease by the $15.5 million accrued loss recorded in connection with the
                                  Raleigh, North Carolina properties; and

                                  (iii) Decrease by the $6.9 million accrued loss recorded in connection with the
                                  Melbourne, Florida properties.

Other assets                      Decrease by $2.7 million due to the recognition of deferred impairment charges related to the Melbourne, Florida properties.

Restructuring accrual             (i) Decrease by the $15.5 million accrued loss associated with the Raleigh,
                                  North Carolina properties; and

                                  (ii) Decrease by $0.1 million due to the reversal of accrued lease charges associated with the Raleigh, North Carolina properties.

Other non-current liabilities     (i) Increase by $44.7 million related to our debt obligations associated with the properties in both locations.

                                  (ii) Decrease by the $6.9 million accrued loss associated with the Melbourne,
                                  Florida properties.

Accumulated deficit               (i) Increase by $5.0 million for the decrease in the fair value of the Melbourne,
                                  Florida properties; and

                                  (ii) Increase by $2.6 million due to the difference between the assets and liabilities added to the balance sheet, which is offset by the reversal of accrued lease charges associated with the Raleigh, North Carolina properties.

Consolidated Statement of Operations:

Accounts                                                          Explanation of Impact
--------                                                          ---------------------
Reduction of long-lived assets    Increase by $5.0 million for the decrease in the fair value of the Melbourne,
                                  Florida properties.

Cumulative effect of a change     Increase by $2.6 million due to the difference between the assets and liabilities
in accounting principle           added to the balance sheet, which is offset by the reversal of accrued lease charges associated with the Raleigh, North Carolina properties.

     As of June 30, 2003, we restricted $47.7 million of our short-term investments as collateral for specified obligations of the Lessor under the lease. These investment securities are restricted as to withdrawal and are managed by third parties subject to certain limitations under our investment policy. In addition, we must maintain a minimum consolidated tangible net worth, as defined, of $500.0 million.

     Subsequent to the end of fiscal 2003, we purchased the properties discussed above for approximately $44.7 million in cash. The transaction closed on September 16, 2003 (See Note 21 of the Notes to Consolidated Financial Statements).

     As of June 30, 2003, we had three standby letter of credit facilities totaling $7.9 million. In addition, we had an operating bank line of credit of $5.0 million. Advances under the line of credit bear interest at the U.S. prime rate. As of June 30, 2003, the interest rate was 4.00% and we had no outstanding borrowings under the line of credit.

     The following table summarizes our contractual cash obligations (excluding obligations incurred in the ordinary course of business such as accounts payable) as of June 30, 2003, and the effect these obligations are expected to have on our liquidity and cash flow in future periods (in millions):



                                         FY 2004     FY 2005     FY 2006     FY 2007     FY 2008     Thereafter     Total
                                         -------     -------     -------     -------     -------     ----------     ------
Debt obligations                          $ 2.2       $ 0.1       $ 0.4       $  --       $  --        $  --        $  2.7
Capital lease obligations, including
 interest expense                           0.8         0.8         0.8         0.9         0.9          2.3           6.5
Non-marketable investments                 21.4          --          --          --          --           --          21.4
Royalty obligations                         1.5         3.0         4.3         4.5         2.3           --          15.6
Operating lease obligations                31.5        30.8        29.5        25.7        19.3         75.7         212.5
Losses on purchase commitments              8.7          --          --          --          --           --           8.7
                                          -----       -----       -----       -----       -----        -----        ------
Total                                     $66.1       $34.7       $35.0       $31.1       $22.5        $78.0        $267.4
                                          =====       =====       =====       =====       =====        =====        ======

     As of June 30, 2003, operating lease obligations of $112.1 million in connection with our Global Realignment Program and losses on purchase commitments of $8.7 million were accrued in our Consolidated Balance Sheet.

     We expect to use approximately $100.0 to $125.0 million in cash in fiscal 2004, exclusive of amounts required relating to our acquisition and investment activities during the fiscal year and including expected net tax refunds to be received and cash payments under the Global Realignment Program. We believe that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months. However, possible investments in or acquisitions of complementary businesses, products or technologies may require the use of additional cash or financing prior to such time. Moreover, due to the continued industry slowdown and the implementation of our Global Realignment Program, we have in recent periods consumed, and we expect to continue to consume, portions of our cash reserves to fund our operations. The amounts consumed to date, together with the amounts currently anticipated to be spent, are not expected to materially impair our financial condition. However, if the current economic uncertainty remains protracted, we may need to expend additional, currently unanticipated, cash reserves to fund our operations. Our liquidity could be negatively affected by a continued decline in demand for our products, which are subject to rapid technological changes, or a reduction of capital expenditures by telecommunications carriers as a result of the economic downturn or other factors. There can be no assurance that additional debt or equity financing would be available if so required or, if available, could be secured on terms satisfactory to us.

Employee Stock Options

Stock Option Program Description:

     Our stock option program is a broad-based, long-term retention program that is intended to attract and retain employees and align stockholder and employee interests. As of June 30, 2003, we have available for issuance 83.4 million shares of common stock underlying options for grant primarily under the Amended and Restated 1993 Flexible Stock Incentive Plan and the 1996 Non-Qualified Stock Option Plan. The exercise price is generally equal to the fair value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years. Substantially all of our employees participate in our stock option program.

Distribution and Dilutive Effect of Stock Options:

     The following table presents certain information regarding stock options granted to employees, including officers:

                                                                       FY 2003     FY 2002     FY 2001
                                                                       -------     -------     -------
Grants(1) to employees, including officers, as % of
  outstanding shares                                                     1.8%        3.4%        3.5%
Grants to Senior Executive Officers(2) as % of total
  options granted                                                       12.8         6.6         1.3
Grants to Senior Executive Officers as % of outstanding shares           0.2         0.2         0.1
Outstanding options held by Senior Executive Officers as % of
  total outstanding options                                             12.3        11.4         8.4

------------

(1) Grants exclude options assumed in connection with acquisitions.

(2) Senior Executive Officers include Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

General Stock Option Information:

     The following table presents our option activities through the end of fiscal 2003 (in thousands, except weighted-average exercise price):

                                                             Options Outstanding
                                                        ----------------------------
                                         Options                        Weighted-
                                      Available for     Number of        Average
                                          Grant          Options      Exercise Price
                                      -------------     ---------     --------------
June 30, 2001                            24,147          171,559          $33.02
Increase in authorized shares            50,326               --              --
Granted                                 (46,025)          46,025            6.14
Canceled                                 30,551          (40,531)          35.65
Exercised                                    --          (11,928)           3.08
Expired                                   8,607          (12,551)          38.17
                                        -------          -------
June 30, 2002                            67,606          152,574           26.11
Increase in authorized shares             7,226               --              --
Granted                                 (26,108)          26,108            2.63
Canceled                                 26,033          (30,374)          21.91
Exercised                                    --           (4,081)           1.39
Expired                                   8,688          (23,603)          35.34
                                        -------          -------
June 30, 2003                            83,445          120,264           21.12
                                        =======          ======

     The following table summarizes certain information regarding outstanding options as of June 30, 2003 (shares in thousands):

                                           Options Outstanding                       Options Exercisable
                            -------------------------------------------------   ------------------------------
                                          Weighted-Average
                                              Remaining
                               Number     Contractual Life   Weighted-Average      Number     Weighted-Average
Range of Exercise Prices    Outstanding      (in years)       Exercise Price    Exercisable    Exercise Price
(150% Increments)           -----------   ----------------   ----------------   -----------   ----------------
$0.00-0.03                       373            0.8              $  0.00             372         $  0.00
0.04-0.04                        119            5.5                 0.04             118            0.04
0.24-0.35                        109            1.2                 0.32             109            0.32
0.39-0.39                          6            1.3                 0.39               6            0.39
0.60-0.86                      2,016            3.1                 0.78           2,016            0.78
0.95-1.39                      1,246            3.7                 1.19           1,246            1.19
1.45-2.14                      3,453            5.3                 1.88           1,734            1.64
2.18-3.27                     19,702            7.3                 2.75             561            2.85
3.28-4.82                     18,288            6.1                 3.87           7,321            3.98
4.98-7.37                      7,063            3.6                 6.59           6,692            6.60
7.50-11.19                    12,695            5.8                 8.93           6,177            9.03
11.29-16.93                   13,611            4.6                14.96           8,947           15.23
16.94-24.63                   17,957            4.0                20.68          16,173           20.76
25.63-36.41                    4,618            5.7                29.48           4,097           29.10
38.50-57.31                    4,590            5.3                50.71           3,602           51.00
58.56-87.63                    7,590            6.0                70.16           5,449           69.99
88.00-131.81                   6,687            4.6               112.12           5,316          112.57
132.31-146.53                    141            3.0               138.24             124          138.31
                             -------                                              ------
                             120,264                                              70,060
                             =======                                              ======

Senior Executive Options:

     The following table summarizes stock options granted to the Senior Executive Officers during fiscal 2003:



                                               Individual Grants
                                  ------------------------------------------
                                                                                            Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                   Number of     % of Total                                 of Stock Price Appreciation
                                  Securities      Options         Exercise                      for Option Term (3)
                                  Underlying     Granted to        Price       Expiration   --------------------------
                                    Options    Employees (1)   Per Share (2)      Date           5%           10%
                                  ----------   -------------   -------------   ----------   -----------   ------------
Jozef Straus, Ph.D.
  Director and CEO, Emeritus        750,000         2.9%           $3.31       11/24/2010   $1,185,283    $2,838,959
Syrus P. Madavi
  President and Chief Operating   1,600,000         6.2             2.14       07/25/2010    1,634,807     3,915,648
  Officer                           500,000         1.9             3.31       11/24/2010      790,189     1,892,639
Ronald C. Foster
  Executive Vice President and
  Chief Financial Officer           500,000         1.9             2.81       02/16/2011      670,825     1,606,742

------------

(1) Based on a total of 25.9 million options granted to our employees, including the Senior Executive Officers, during fiscal 2003.

(2) The exercise price per share of options granted represents the fair market value of the underlying shares of common stock on the date the options were granted.

(3) Stock price appreciation of 5% and 10% from the date of grant over a period of ten years is assumed pursuant to the rules promulgated by the Securities and Exchange Commission and does not represent our prediction of the future stock price performance.

     The following table presents certain information regarding option exercises and outstanding options for the Senior Executive Officers during fiscal 2003:

                                                          Number of Securities             Values of Unexercised
                                                         Underlying Unexercised         "In-the-Money" Options as of
                            Shares                     Options as of June 30, 2003             June 30, 2003 (1)
                         Acquired on       Value      -----------------------------     -----------------------------
                           Exercise      Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
                         -----------     --------     -----------     -------------     -----------     -------------
Jozef Straus, Ph.D.          --           $ --         9,778,369        2,419,583          $ --          $  113,250
Syrus P. Madavi              --             --                --        2,100,000            --           2,189,100
Ronald C. Foster             --             --                --          500,000            --             325,500

------------

(1) The value of "in-the-money" stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options at the end of fiscal year 2003, which was $3.46 per share.

Status of Acquired In-Process Research and Development Projects

     We periodically review the stage of completion and likelihood of success of each of the IPR&D projects. The nature of the efforts required to develop the IPR&D projects into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements. The current status of the IPR&D projects for our significant acquisitions during fiscal 2003, 2002 and 2001 is as follows:

Scion:

     The products under development at the time of acquisition were comprised of advanced integrated waveguide devices. We have incurred post-acquisition costs of $1.7 million to date and estimate that an additional investment of approximately $0.8 million in research and development over the next 6 months will be required to complete the IPR&D projects. The differences between the actual outcome noted above and the assumptions used in the original valuation of the technology are not expected to have a significant impact on our results of operations and financial position.

Datacom:

     The products under development at the time of acquisition included: (i) 10 gigabit 1310nm xenpak transceivers; (ii) small form factor fiber channel with digital optical monitoring and optical carrier; (iii) 10 gigabit 1310nm xenpak transceivers with digital optical monitoring / fiber channel; (iv) 10 gigabit 850nm xenpak transceivers; and (v) 10 gigabit 850nm XGP. Due to the uncertainty of market conditions, the 10 gigabit 1310nm xenpak transceivers with digital optical monitoring / fiber channel, the 10 gigabit 850nm xenpak transceivers and the 10 gigabit 850nm XGP projects were terminated. We completed all remaining projects in the second quarter of fiscal 2003 and have incurred total post-acquisition costs of $9.1 million. The differences between the actual outcome noted above and the assumptions used in the original valuation of the technology did not have a significant impact on our results of operations and financial position.

SDL:

     The products under development at the time of acquisition included: (i) pump laser chips; (ii) pump laser modules; (iii) Raman chips and amplifiers;
(iv) external modulators and drivers; and (v) industrial laser products. The pump laser chips, industrial laser and Raman amplifier products have been completed at a cost consistent with our expectations. The external modulators and driver projects have been terminated at SDL and transferred to another division within the Company. The pump laser modules and Raman pumps are expected to be completed by the second quarter of fiscal 2004. We have incurred post-acquisition costs of $38.1 million through the end of fiscal 2003 with estimated costs to complete of $0.1 million. The differences between the actual outcome noted above and the assumptions used in the original valuation of the technology are not expected to have a significant impact on our results of operations and financial position.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Investments

     We maintain an investment portfolio in a variety of financial instruments, including fixed and floating rate bonds, municipal bonds, auction instruments, money market instruments, corporate bonds and agency bonds. Part of our investment portfolio also includes minority equity investments in several publicly-traded companies, the values of which are subject to market price volatility. These investments are generally classified as available-for-sale and, consequently, are recorded on our balance sheets at fair value with unrealized gains or losses reported as a separate component of stockholders' equity.

     Investments in both fixed-rate and floating-rate interest earning instruments carry a degree of interest rate risk. The fair market values of our fixed-rate securities decline if interest rates rise, while floating-rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may be less than expectations because of changes in interest rates or we may suffer losses in principal if forced to sell securities that have experienced a decline in market value because of changes in interest rates.

     The following tables present the hypothetical changes in fair value in the financial instruments held at June 30, 2003 and June 30, 2002 that are sensitive to changes in interest rates. These instruments are not leveraged or hedged and are held for purposes other than trading. The modeling technique used measures the change in fair values arising from selected potential changes in interest rates. Market changes reflect immediate hypothetical parallel shifts in the yield curve of plus or minus 50 basis points ("BPS"), 100 BPS, and 150 BPS over a 12-month horizon. Due to the current level of interest rates, a decrease of 150 BPS at June 30, 2003 is not relevant. Beginning fair values represent the principal plus accrued interest and dividends at June 30, 2003 and June 30, 2002. The following tables estimate the fair value of the portfolio at a 12-month horizon (in millions):

                                                      Valuation of
                                                    Securities Given
                                                      an Interest           Fair Value         Valuation of Securities
                                                     Rate Decrease            as of            Given an Interest Rate
                                                       of "X" BPS         June 30, 2003          Increase of "X" BPS
                                                  -------------------     -------------    -------------------------------
                                                  100 BPS      50 BPS                       50 BPS     100 BPS     150 BPS
                                                  -------      ------                      -------     -------     -------
U.S. Treasuries and agencies notes                 $  513      $  511         $  510        $  508     $  505      $  503
State, municipal and county government
 notes and bonds                                       37          37             36            36         36          36
Corporate bonds and commercial paper                  389         388            387           386        385         384
Money market funds                                     73          73             73            73         73          73
                                                   ------      ------         ------        ------     ------      ------
Total                                              $1,012      $1,009         $1,006        $1,003     $  999      $  996
                                                   ======      ======         ======        ======     ======      ======


                                              Valuation of Securities           Fair Value         Valuation of Securities
                                               Given an Interest Rate             as of            Given an Interest Rate
                                                Decrease of "X" BPS           June 30, 2002          Increase of "X" BPS
                                           ------------------------------     -------------     ------------------------------
                                           150 BPS     100 BPS     50 BPS                       50 BPS     100 BPS     150 BPS
                                           ------      -------     ------                       ------     -------     -------
U.S. Treasuries and agencies notes         $  405      $  404      $  403         $  402        $  401     $  400      $  399
State, municipal and county government
 notes and bonds                              365         364         363            362           361        360         359
Corporate bonds and commercial paper          234         234         233            233           232        231         231
Money market funds                            168         168         168            168           168        168         168
                                           ------      ------      ------         ------        ------     ------      ------
Total                                      $1,172      $1,170      $1,167         $1,165        $1,162     $1,159      $1,157
                                           ======      ======      ======         ======        ======     ======      ======

     The following analyses present the hypothetical changes in fair values of equity investments in publicly-traded companies that are sensitive to changes in global equity markets. These equity securities are held for purposes other than trading. The modeling technique used measures the hypothetical change in fair values arising from selected hypothetical changes in each stock's price. Stock price fluctuations of plus or minus 15%, 35% and 50% were selected. The following tables estimate the fair value of the publicly-traded corporate equities at a 12-month horizon (in millions):


                           Valuation of                           Valuation of Securities
                            Securities            Fair Value           Given an "X%"
                        Given "X%" Decrease         as of            Increase in Each
                       in Each Stock's Price    June 30, 2003          Stock's Price
                       ---------------------    -------------    ------------------------
                        50%     35%     15%                       15%      35%       50%
                       -----   -----   -----                     -----   -------   ------
Corporate equities      $37     $48     $63          $74          $85     $100      $111



                           Valuation of                          Valuation of Securities
                            Securities            Fair Value         Given an "X%"
                        Given "X%" Decrease         as of           Increase in Each
                       in Each Stock's Price    June 30, 2002        Stock's Price
                       ---------------------    -------------    ---------------------
                        50%     35%     15%                       15%     35%     50%
                       -----   -----   -----                     -----   -----   -----
Corporate equities      $20     $27     $35          $41          $47     $55     $61

Foreign Exchange Forward Contracts

     Our international business is subject to normal international business risks including, but not limited to, differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility. Accordingly, our future results could be materially adversely affected by changes in these or other factors.

     We generate a portion of our sales from sales to customers located outside the United States and from sales by our foreign subsidiaries to U.S. customers. International sales are typically denominated in either U.S dollars or the local currency of each country. Our foreign subsidiaries incur most of their expenses in the local currency, and therefore, they use the local currency as their functional currency.

     We enter into foreign exchange forward contracts on behalf of our Canadian, European and Taiwanese subsidiaries. These forward contracts offset the impact of U.S. dollar currency fluctuations on certain assets and liabilities.

     The foreign exchange forward contracts we enter into have original maturities less than 40 days. We do not enter into foreign exchange forward contracts for trading purposes. We do not expect gains or losses on these contracts to have a material impact on our financial results. At June 30, 2003, the face value of these foreign exchange forward contracts was $97 million.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of JDS Uniphase Corporation

     We have audited the accompanying consolidated balance sheets of JDS Uniphase Corporation as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2003. Our audits also included the financial statement schedule listed in the index at Item 15(a)2. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JDS Uniphase Corporation as of June 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the accompanying consolidated financial statements, in 2003, JDS Uniphase Corporation changed its method of accounting for goodwill and intangible assets.


                                                          /S/ ERNST & YOUNG LLP

San Jose, California
July 21, 2003

                            JDS UNIPHASE CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per-share data)



                                                                            Years Ended June 30,
                                                                -------------------------------------------
                                                                  2003            2002              2001
                                                                --------       ---------         ----------
Net sales                                                       $  675.9       $ 1,098.2         $  3,232.8
Cost of sales                                                      620.5         1,171.1            2,306.7
                                                                --------       ---------         ----------
Gross profit (loss)                                                 55.4           (72.9)             926.1
Operating expenses:
 Research and development                                          153.7           254.8              325.9
 Selling, general and administrative                               267.3           382.9              818.1
 Amortization of goodwill                                             --           937.5            4,945.9
 Amortization of other intangibles                                  19.8           371.2              441.1
 Acquired in-process research and development                        0.4            25.3              393.2
 Reduction of goodwill                                             225.7         4,360.8           49,699.5
 Reduction of other long-lived assets                              167.9         1,618.6              385.5
 Restructuring charges                                             121.3           260.0              264.3
                                                                --------       ---------         ----------
Total operating expenses                                           956.1         8,211.1           57,273.5
                                                                --------       ---------         ----------
Loss from operations                                              (900.7)       (8,284.0)         (56,347.4)
Interest and other income, net                                      32.5            48.3               48.5
Gain (loss) on sale of subsidiaries' net assets                     (2.2)            0.1            1,770.2
Gain (loss) on sale of investments                                   4.0            15.0             (559.1)
Reduction in fair value of investments                             (45.4)         (225.8)            (522.1)
Loss on equity method investments                                   (8.5)          (54.6)            (883.9)
                                                                --------       ---------         ----------
Loss before income taxes                                          (920.3)       (8,501.0)         (56,493.8)
Income tax expense (benefit)                                        13.5           237.3             (371.9)
                                                                --------       ---------         ----------
Net loss                                                        $ (933.8)      $(8,738.3)        $(56,121.9)
                                                                ========       ==========        ==========
Net loss per share -- basic and diluted                         $  (0.66)      $   (6.50)        $   (51.40)
                                                                ========       ==========        ==========
Shares used in per-share calculation -- basic and diluted        1,419.7         1,344.3            1,091.9
                                                                ========       ==========        ==========

          See accompanying notes to consolidated financial statements.

                            JDS UNIPHASE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                 (in millions, except share and par-value data)

                                                                                    June 30,         June 30,
                                                                                      2003             2002
                                                                                   ----------       ----------
ASSETS
Current assets:
 Cash and cash equivalents                                                         $    241.9       $    412.4
 Short-term investments                                                                 992.2          1,038.0
 Accounts receivable, less allowances of $22.7 at June 30, 2003 and $42.9 at
   June 30, 2002                                                                         97.5            134.4
 Inventories                                                                             84.1            110.0
 Refundable income taxes                                                                 39.0             60.4
 Deferred income taxes                                                                    9.3             68.0
 Other current assets                                                                    50.6             34.1
                                                                                   ----------       ----------
   Total current assets                                                               1,514.6          1,857.3
Property, plant and equipment, net                                                      283.4            491.5
Deferred income taxes                                                                    27.6             43.9
Goodwill                                                                                166.2            332.2
Other intangibles, net                                                                   88.2            177.5
Long-term investments                                                                    47.5             95.6
Other assets                                                                             10.3              6.5
                                                                                   ----------       ----------
   Total assets                                                                    $  2,137.8       $  3,004.5
                                                                                   ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                                  $     48.6       $     66.2
 Accrued payroll and related expenses                                                    47.2             70.2
 Income taxes payable                                                                    39.0             31.3
 Deferred income taxes                                                                    9.3              2.2
 Restructuring accrual                                                                  134.1             95.8
 Warranty accrual                                                                        52.4             73.6
 Other current liabilities                                                               92.2            143.2
                                                                                   ----------       ----------
   Total current liabilities                                                            422.8            482.5
Deferred income taxes                                                                    27.6             41.7
Other non-current liabilities                                                            16.3              8.9
Commitments and contingencies
Stockholders' equity:
 Preferred Stock, $0.001 par value:
   Authorized shares: 1,000,000
   Series A: 0 and 100,000 shares issued and outstanding at June 30, 2003 and
    June 30, 2002, respectively                                                            --               --
   Series B: 100,000 shares authorized at June 30, 2003 and 2002                           --               --
   Special voting share: 1 share authorized, issued and outstanding                        --               --
 Common Stock, $0.001 par value:
   Authorized shares: 3,000,000,000
   Issued and outstanding shares:
    1,431,324,217 at June 30, 2003 and 1,370,482,388 at June 30, 2002                     1.4              1.4
 Common stock to be issued                                                                 --            111.7
 Additional paid-in capital                                                          68,557.3         68,399.0
 Deferred compensation                                                                   (1.7)           (54.2)
 Accumulated deficit                                                                (66,896.5)       (65,962.7)
 Accumulated other comprehensive income (loss)                                           10.6            (23.8)
                                                                                   ----------       ----------
   Total stockholders' equity                                                         1,671.1          2,471.4
                                                                                   ----------       ----------
   Total liabilities and stockholders' equity                                      $  2,137.8       $  3,004.5
                                                                                   ==========       ==========

          See accompanying notes to consolidated financial statements.

                            JDS UNIPHASE CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (in millions)

                                                                                                 Years Ended June 30,
                                                                                       ----------------------------------------
                                                                                          2003          2002            2001
                                                                                       ---------      ---------      ----------
OPERATING ACTIVITIES:
 Net loss                                                                              $  (933.8)     $(8,738.3)     $(56,121.9)
 Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
  Depreciation expense                                                                      59.4          336.6           155.4
  Amortization expense                                                                      19.8        1,308.7         5,387.0
  Amortization of deferred compensation and other stock-based compensation expense          50.9          124.9            52.6
  Acquired in-process research and development                                               0.4           25.3           393.2
  Reduction of goodwill and other long-lived assets                                        393.6        5,979.4        50,085.0
  (Gain) loss on sale of subsidiaries' assets                                                2.2           (0.1)       (1,770.2)
  (Gain) loss on sale of investments                                                        (4.0)         (15.0)          559.1
  Reduction in fair value of investments                                                    45.4          225.8           522.1
  Loss on equity method investments                                                          8.5           54.6           883.9
  Loss on disposal of property and equipment                                                 1.9           19.5              --
  Non-cash restructuring charges                                                            42.4          148.3           133.3
  Tax benefit on non-qualified stock options                                                  --           23.0           142.7
  Change in deferred income taxes, net                                                      61.1          340.8          (598.3)
 Changes in operating assets and liabilities:
  Accounts receivable                                                                       39.5          343.7           (21.0)
  Inventories                                                                               21.1          194.3           190.3
  Other current assets                                                                      38.4           (9.3)          (92.4)
  Income taxes payable                                                                       2.1            0.7           (31.3)
  Accounts payable and other liabilities                                                   (68.9)        (277.2)          183.7
                                                                                       ---------      ---------      ----------
Net cash provided by (used in) operating activities                                       (220.0)          85.7            53.2
                                                                                       ---------      ---------      ----------
INVESTING ACTIVITIES:
 Purchases of available-for-sale investments                                            (2,592.8)      (3,971.4)       (1,523.7)
 Purchases of other investments                                                             (1.5)         (46.8)          (70.3)
 Sales of available-for-sale investments                                                 2,679.6        3,798.5         2,164.4
 Sales of other investments                                                                   --           38.0              --
 Acquisitions of businesses, net of cash acquired                                          (34.4)        (176.9)          175.7
 Purchase of property, plant and equipment and licenses                                    (47.2)        (132.5)         (735.3)
 Proceeds from sale of property, plant and equipment                                        28.4            9.8              --
 Other assets, net                                                                           1.6            8.6           (14.1)
                                                                                       ---------      ---------      ----------
Net cash provided by (used in) investing activities                                         33.7         (472.7)           (3.3)
                                                                                       ---------      ---------      ----------
FINANCING ACTIVITIES:
 Repayment of debt acquired                                                                 (0.8)         (32.8)          (26.6)
 Proceeds from issuance of common stock other than in a public offering                     21.4           65.1           417.7
                                                                                       ---------      ---------      ----------
Net cash provided by financing activities                                                   20.6           32.3           391.1
                                                                                       ---------      ---------      ----------
Effect of exchange rates on cash and cash equivalents                                       (4.8)           4.3             2.8
Increase (decrease) in cash and cash equivalents                                          (170.5)        (350.4)          443.8
Cash and cash equivalents at beginning of period                                           412.4          762.8           319.0
                                                                                       ---------      ---------      ----------
Cash and cash equivalents at end of period                                             $   241.9      $   412.4      $    762.8
                                                                                       =========      =========      ==========
Supplemental disclosure of cash flow information:
 Cash paid for interest                                                                $     1.2      $     1.9      $      1.7
 Cash paid for taxes                                                                         8.0           20.3           174.0
 Cash received for tax refunds                                                              83.1          121.8            20.0
Non-cash transactions:
 Proceeds from sale of subsidiaries net assets                                         $     8.5      $      --      $  1,953.3
 Common stock issued in connection with acquisitions                                        30.0          274.2        41,446.2
 Common stock issued in connection with litigation settlement                                 --            2.3              --
 Common stock to be issued in connection with the acquisition of UNL                          --           20.9            90.8
 Common stock issued in connection with the acquisition of UNL                             111.7             --              --

          See accompanying notes to consolidated financial statements.

                            JDS UNIPHASE CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (in millions)


                                                                                    Common
                                            Preferred Stock      Common Stock        Stock
                                            ---------------    ----------------      to be
                                            Shares   Amount    Shares    Amount     Issued
                                            ------   ------    ------    ------     ------
Balance at June 30, 2000                      0.1     $--      935.9     $0.9      $   --
 Shares issued under employee stock
  plans and related tax benefits               --       --       43.4      0.1          --
 Common stock issued in connection
  with acquisitions, net of issuance
  costs                                        --       --      338.9      0.3          --
 Common stock to be issued                     --       --         --       --        90.8
 Payments on stockholders' note
  receivable                                   --       --         --       --          --
 Compensation expense related To stock
  options                                      --       --         --       --          --
 Modification of stock options in
  connection with the sale of subsidiary       --       --         --       --          --
 Deferred stock-based compensation
  related to acquisitions                      --       --         --       --          --
 Amortization of deferred compensation         --       --         --       --          --
 Conversion of Ramar debt                      --       --        0.1       --          --
 Net loss                                      --       --         --       --          --
 Change in net unrealized gains on
  available-for-sale investments               --       --         --       --          --
 Foreign currency translation adjustment       --       --         --       --          --
 Comprehensive loss                            --       --         --       --          --
                                             ----     ----    -------     ----     -------
Balance at June 30, 2001                      0.1       --    1,318.3      1.3        90.8
 Shares issued under employee stock
  plans and related tax benefits               --       --       15.9       --          --
 Common stock issued in connection
  with:
 Acquisitions, net of issuance costs           --       --       36.0      0.1          --
 Litigation settlement                         --       --        0.3       --          --
 Common stock to be issued                     --       --         --       --        20.9
 Payments on stockholders' note
  receivable                                   --       --         --       --          --
 Deferred stock-based compensation
  related to acquisition                       --       --         --       --          --
 Amortization of deferred compensation         --       --         --       --          --
 Reversal of deferred compensation             --       --         --       --          --
 Net loss                                      --       --         --       --          --
 Change in net unrealized gains on
  available-for-sale investments               --       --         --       --          --
 Foreign currency translation adjustment       --       --         --       --          --
                                             ----     ----    -------     ----     -------
 Comprehensive loss                            --       --         --       --          --
Balance at June 30, 2002                      0.1       --    1,370.5      1.4       111.7
 Shares issued under employee stock
  plans and related tax benefits               --       --       11.9       --          --
 Common stock issued in connection
  with acquisitions, net of issuance
  costs                                      (0.1)      --       48.9       --      (111.7)
 Payments on stockholders' note
  receivable                                   --       --         --       --          --
 Deferred stock-based compensation
  related to acquisition                       --       --         --       --          --
 Amortization of deferred compensation         --       --         --       --          --
 Reversal of deferred compensation             --       --         --       --          --
 Net loss                                      --       --         --       --          --
 Change in net unrealized gains on
  available-for-sale investments               --       --         --       --          --
 Foreign currency translation adjustment       --       --         --       --          --
 Comprehensive loss                            --       --         --       --          --
                                             ----     ----    -------     ----     -------
Balance at June 30, 2003                       --      $--    1,431.3     $1.4     $    --
                                             ====     ====    =======     ====     =======

                                                                                           Accumulated
                                             Additional                                       Other
                                               Paid-In       Deferred      Accumulated    Comprehensive
                                               Capital     Compensation      Deficit          Loss           Total
                                             ----------    ------------    -----------    -------------   ----------
Balance at June 30, 2000                      $25,900.0       $  (2.6)      $ (1,102.5)      $(17.2)      $ 24,778.6
 Shares issued under employee stock
  plans and related tax benefits                  552.4            --               --           --            552.5
 Common stock issued in connection
  with acquisitions, net of issuance
  costs                                        41,512.7            --               --           --         41,513.0
 Common stock to be issued                           --            --               --           --             90.8
 Payments on stockholders' note
  receivable                                        8.1            --               --           --              8.1
 Compensation expense related To stock
  options                                          11.1            --               --           --             11.1
 Modification of stock options in
  connection with the sale of subsidiary           61.2            --               --           --             61.2
 Deferred stock-based compensation
  related to acquisitions                            --        (233.6)              --           --           (233.6)
 Amortization of deferred compensation               --          52.6               --           --             52.6
 Conversion of Ramar debt                           1.3            --               --           --              1.3
 Net loss                                            --            --        (56,121.9)          --        (56,121.9)
 Change in net unrealized gains on
  available-for-sale investments                     --            --               --          7.7              7.7
 Foreign currency translation adjustment             --            --               --        (14.9)           (14.9)
 Comprehensive loss                                  --            --               --           --        (56,129.1)
                                              ---------       -------       ----------       ------       ----------
Balance at June 30, 2001                       68,046.8        (183.6)       (57,224.4)       (24.4)        10,706.5
 Shares issued under employee stock
  plans and related tax benefits                   85.9            --               --           --             85.9
 Common stock issued in connection
  with:
 Acquisitions, net of issuance costs              274.2            --               --           --            274.3
 Litigation settlement                              2.3            --               --           --              2.3
 Common stock to be issued                           --            --               --           --             20.9
 Payments on stockholders' note
  receivable                                        1.8            --               --           --              1.8
 Deferred stock-based compensation
  related to acquisition                             --          (0.5)              --           --             (0.5)
 Amortization of deferred compensation               --         117.9               --           --            117.9
 Reversal of deferred compensation                (12.0)         12.0               --           --               --
 Net loss                                            --            --         (8,738.3)          --         (8,738.3)
 Change in net unrealized gains on
  available-for-sale investments                     --            --               --         (2.5)            (2.5)
 Foreign currency translation adjustment             --            --               --          3.1              3.1
                                              ---------       -------       ----------       ------       ----------
 Comprehensive loss                                  --            --               --           --         (8,737.7)
Balance at June 30, 2002                       68,399.0         (54.2)       (65,962.7)       (23.8)         2,471.4
 Shares issued under employee stock
  plans and related tax benefits                   21.1            --               --           --             21.1
 Common stock issued in connection
  with acquisitions, net of issuance
  costs                                           141.7            --               --           --             30.0
 Payments on stockholders' note
  receivable                                        0.2            --               --           --              0.2
 Deferred stock-based compensation
  related to acquisition                             --          (0.1)              --           --             (0.1)
 Amortization of deferred compensation               --          47.9               --           --             47.9
 Reversal of deferred compensation                 (4.7)          4.7               --           --               --
 Net loss                                            --            --          (933.8)           --           (933.8)
 Change in net unrealized gains on
  available-for-sale investments                     --            --               --         25.9             25.9
 Foreign currency translation adjustment             --            --               --          8.5              8.5
 Comprehensive loss                                  --            --               --           --           (899.4)
                                              ---------       -------       ----------       ------       ----------
Balance at June 30, 2003                      $68,557.3       $  (1.7)      $(66,896.5)      $ 10.6       $  1,671.1
                                              =========       =======       ==========       ======       ==========

          See accompanying notes to consolidated financial statements.

                            JDS UNIPHASE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business:

     JDS Uniphase Corporation (the "Company") is a worldwide leader in optical technology. The Company designs and manufactures products for fiberoptic communications, as well as for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications. The Company's fiberoptic components and modules are deployed by system manufacturers for the telecommunications, data communications and cable television industries. The Company also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications.

     The Company was incorporated in California in May 1979 and reincorporated in Delaware in October 1993. The Company is the product of several significant mergers and acquisitions, including, among others, the combination of Uniphase Corporation and JDS FITEL Inc. to form JDS Uniphase Corporation on June 30, 1999, and the subsequent acquisitions of Optical Coating Laboratory, Inc. ("OCLI") on February 4, 2000, E-TEK Dynamics, Inc. ("E-TEK") on June 30, 2000 and SDL, Inc. ("SDL") on February 13, 2001.

Fiscal Years:

     In fiscal 2001, the Company changed its year-end from a fiscal year ending on June 30 to a 52-week fiscal year ending on the Saturday closest to June 30. This change had no impact on the Company's results of operations, financial position or cash flows in fiscal 2001.

     The Company's fiscal 2003 ended on June 28, 2003, whereas fiscal 2002 and 2001 ended on June 29, 2002 and June 30, 2001, respectively. For comparative presentation purposes, all accompanying consolidated financial statements and notes thereto have been shown as ending on June 30.

Principles of Consolidation:

     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

Reclassifications:

     The following amounts reported in prior years have been reclassified to conform to the current year presentation:

Consolidated Balance Sheets:

     o Goodwill and other purchased intangibles of $509.7 million as of June 30, 2002 is now separated into goodwill of $332.2 million and other purchased intangibles of $177.5 million.

     o Current portion of capital lease obligations of $1.3 million as of June 30, 2002 is now included in other current liabilities of $143.2 million. In addition, long-term portion of capital lease obligations of $5.5 million as of June 30, 2002 is now included in other non-current liabilities of $8.9 million.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Consolidated Statements of Operations:

     o Amortization of purchased intangibles of $1,308.7 million for fiscal 2002 is now separated into amortization of goodwill of $937.5 million and amortization of other purchased intangibles of $371.2 million. In addition, amortization of purchased intangibles of $5,387.0 million for fiscal 2001 is now separated into amortization of goodwill of $4,945.9 million and amortization of other purchased intangibles of $441.1 million.

     o Reductions of goodwill and other long-lived assets of $5,979.4 million for fiscal 2002 are now separated into reductions of goodwill of $4,360.8 million and reductions of other long-lived assets of $1,618.6 million. In addition, reductions of goodwill and other long-lived assets of $50,085.0 million for 2001 are now separated into reductions of goodwill of $49,699.5 million and reductions of other long-lived assets of $385.5 million.

Use of Estimates:

     The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses during the period. The Company bases estimates on historical experience and on various assumptions about the future that are believed to be reasonable based on available information. The Company's reported financial position or results of operations may be materially different under different conditions or when using different estimates and assumptions, particularly with respect to critical accounting policies, which are discussed below. In the event that estimates or assumption prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Cash and Cash Equivalents:

     The Company considers treasury bills, commercial paper and money market instruments and funds with original maturities of 90 days or less at the time of purchase to be cash equivalents.

Investments:

     The Company's investments in all debt securities and marketable equity securities are classified as available-for-sale investments and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses are reported as a separate component of stockholders' equity. The Company also has certain minority investments in privately-held companies. These investments are generally carried at cost and are classified as long-term investments.

     The Company accounts for investments in joint ventures, limited liability partnerships and other investments in 50% or less owned companies over which it has the ability to exercise significant influence using the equity method of accounting. The Company accounts for the increase or decrease of its proportionate share of net book value in equity basis investments from the investees' issuance of stock at a price above or below the net book value per share as a change to additional paid-in capital. Due to the limited availability of timely data, the Company records the adjustments to its equity basis investments in the quarter subsequent to the issued financial statements.

     The Company periodically reviews these investments for impairment. In the event the carrying value of an investment exceeds its fair value and the decline in fair value is determined to be other-than-temporary, the Company writes down the value of the investment to its fair value. The Company generally believes an other-than-temporary decline occurs when the fair value of an investment is below the carrying value for two full consecutive quarters.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Fair Value of Financial Instruments:

     The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities, approximate fair value because of their short maturities. Fair value for investments in public companies is determined using quoted market prices for those securities. Fair value for investments in privately-held companies is estimated based upon one or more of the following: assessment of the investees' historical and forecasted financial condition, operating results and cash flows, the values of recent rounds of financing, or quoted market prices of comparable public companies.

Inventories:

     Inventories are stated at the lower of cost or market. Cost is computed using standard cost, which approximates actual cost on a first-in, first-out basis.

Property, Plant and Equipment:

     Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives of the assets: 5 to 40 years for building and improvements, 2 to 10 years for machinery and equipment, and 2 to 5 years for furniture, fixtures and office equipment. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease.

     The Company capitalizes certain costs related to the purchase and implementation of its Enterprise Resource Planning ("ERP") software. During fiscal 2002, the Company changed its policy on the amortization period of the capitalized costs from 5 years to 7 years to reflect the change in expected useful lives of such assets. The change in the amortization period resulted in a decrease in depreciation expense of approximately $1.6 million and $2.3 million during fiscal 2003 and fiscal 2002, respectively.

Goodwill:

     Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair values of the identifiable assets acquired and liabilities assumed. Commencing July 1, 2002, the Company no longer amortizes goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable (see Note 11).

     Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; and recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

     If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recorded in net earnings
(loss). Measurement of the fair value of a reporting unit is based on one or more of the following fair value measures including: amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties; using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings or revenue, or a similar performance measure.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Other Intangible Assets:

     Other intangible assets consist primarily of intellectual property acquired and purchased intangible assets. Purchased intangible assets primarily include existing and core technology, trademarks and trade names, and customer base. Other intangible assets are amortized using the straight-line method over estimated useful lives ranging from 1 to 15 years.

Impairment or disposal of long-lived assets (plant and equipment and intangible assets):

Long-lived assets held and used:

     The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life (see Note 12).

     Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale:

     Long-lived assets are classified as held for sale when certain criteria are met, which include: management commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; whether an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets (see Note 12).

     The Company measures long-lived assets to be disposed of by sale at the lower of carrying amount and fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Postemployment Benefits

     Postemployment benefits accrued for workforce reductions under the Company's Global Realignment Program related to restructuring activities initiated after December 31, 2002 are accounted for under SFAS No.112, Employer's Accounting for Postemployment Benefits. A liability for postemployment benefits is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated.

Concentration of Credit and Other Risks and Allowance for Doubtful Accounts:

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and trade receivables. The Company places its cash equivalents and short-term investments with high credit-quality financial institutions. The Company invests its excess cash primarily

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

in money market funds, agency bonds, corporate bonds, auction instruments and municipal bonds. The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity.

     The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral from its customers. These evaluations require significant judgement and are based on a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience.

     The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. When the Company becomes aware that a specific customer is unable to meet its financial obligations, the Company records a specific allowance to reflect the level of credit risk in the customer's outstanding receivable balance. In addition, the Company records additional allowances based on certain percentages of aged receivable balances. The Company records bad debt expenses as selling, general and administrative expenses.

     The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company's results of operations and financial condition. Although such losses have been within management's expectations to date, there can be no assurance that such allowances will continue to be adequate. At June 30, 2003, SICPA accounted for 12% of the Company's gross accounts receivable. At June 30, 2002, Lucent Technologies ("Lucent") accounted for 12% of the Company's gross accounts receivable.

     The Company depends on a single or limited number of contract manufacturers, fewer subcontractors, and suppliers for raw materials, packages and standard components. The Company generally purchases these single or limited source products through standard purchase orders or one-year supply agreements and has no long-term guaranteed supply agreements with such suppliers. While the Company seeks to maintain a sufficient safety stock of such products and also endeavors to maintain ongoing communications with its suppliers to guard against interruptions or cessation of supply, the Company's business and results of operations could be adversely affected by a stoppage or delay of supply, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, an increase in the price of such supplies, or the Company's inability to obtain reduced pricing from its suppliers in response to competitive pressures.

     The Company generally uses a rolling six-month forecast based on anticipated product orders, customer forecasts, product order history and backlog to determine its material requirements. Lead times for the parts and components that the Company orders vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at a given time. If actual orders do not match our forecasts, the Company may have excess or shortfalls of some materials and components as well as excess inventory purchase commitments. The Company could experience reduced or delayed product shipments or incur additional inventory write-downs and cancellation charges or penalties, which would increase costs and could have a material adverse impact on the Company's results of operations.

Foreign Currency Translation and Exchange Contracts:

     The Company recognizes all derivatives on the balance sheets at fair value. Derivatives that are not hedges are adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The change in a derivative's fair value related to the ineffective portion of a hedge, if any, will be immediately recognized in earnings.

     The Company's objectives and strategies for holding derivatives are to minimize the transaction and translation risks associated with non-functional currency transactions. The Company does not use derivatives for trading purposes.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The Company conducts its business and sells its products directly to customers primarily in North America, Europe and Asia. In the normal course of business, the Company's financial position is routinely subject to market risks associated with foreign currency rate fluctuations due to balance sheet positions in other local foreign currencies. The Company's policy is to ensure that business exposures to foreign exchange risks are identified, measured and minimized using foreign currency forward contracts to reduce such risks. The foreign currency forward contracts generally expire within 40 days. The change in fair value of these foreign currency forward contracts is recorded as income/loss in the Company's Consolidated Statements of Operations as a component of interest and other income. At June 30, 2003, the face value of these foreign currency forward contracts was $97.0 million and the change in fair value of such contracts was not material to the Company's financial statements.

Revenue Recognition:

     The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. Revenue recognition on the shipment of evaluation units is deferred until customer acceptance. Revenue from sales to distributors with rights of return, price protection or stock rotation is not recognized until the products are sold through to end customers. Generally, revenue associated with contract cancellation payments from customers is not recognized until the Company receives payment for such charges. The Company records provisions against its gross revenue for estimated product returns and allowances in the period when the related revenue is recorded.

Shipping and Handling Costs:

     The Company records costs related to shipping and handling in cost of sales for all periods presented.

Advertising Expense:

     The Company expenses advertising costs as incurred. Advertising costs totaled $1.0 million in fiscal 2003, $1.4 million in fiscal 2002, and $4.0 million in fiscal 2001.

Stock-Based Compensation:

     The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," as interpreted by Financial Accounting Standards Board Interpretation No. 44 ("FIN No. 44"), "Accounting for Certain Transactions Involving Stock Compensation." The Company records and amortizes, over the related vesting periods on a straight-line basis, deferred compensation representing the difference between the price per share of stock issued or the exercise price of stock options granted and the fair value of the Company's common stock at the time of issuance or grant. Stock compensation costs are immediately recognized to the extent the exercise price is below the fair value on the date of grant and no future vesting criteria exist.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS No. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the third quarter of fiscal 2003.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. The Company's pro forma information was as follows (in millions, except per-share data):

                                                                                 Years Ended June 30,
                                                                    --------------------------------------------
                                                                       2003             2002              2001
                                                                    ---------        ---------        ----------
Reported net loss                                                   $  (933.8)       $(8,738.3)       $(56,121.9)
Add back employee stock option expense measured under APB 25             50.9            124.9              52.6
Less employee stock option expense measured under SFAS 123             (685.2)          (688.9)           (566.2)
                                                                    ---------        ---------        ----------
Pro forma net loss                                                  $(1,568.1)       $(9,302.3)       $(56,635.5)
                                                                    =========        =========        ==========
Reported net loss per share -- basic and diluted                    $   (0.66)       $   (6.50)       $   (51.40)
                                                                    =========        =========        ==========
Pro forma net loss per share -- basic and diluted                   $   (1.10)       $   (6.92)       $   (51.87)
                                                                    =========        =========        ==========

     Please refer to Note 9 for additional information on the assumptions used in the SFAS 123 charge.

Comprehensive Income (Loss):

     The Company's accumulated other comprehensive income (loss) consists of the accumulated net unrealized gains or losses on available-for-sale investments and foreign currency translation adjustments. At June 30, 2003 and 2002, the Company had a balance of net unrealized gains of $29.2 million and $3.3 million, respectively, on available-for-sale investments. Additionally, at June 30, 2003 and June 30, 2002, the Company had $18.6 million and $27.1 million, respectively, of foreign currency translation losses.

     The components of comprehensive loss were as follows (in millions):

                                                                           Years Ended June 30,
                                                               ------------------------------------------
                                                                2003             2002             2001
                                                               -------        ---------        ----------
Net loss                                                       $(933.8)       $(8,738.3)       $(56,121.9)
Changes in net unrealized gains on available-for-sale
 investments                                                      25.9             (2.5)              7.7
Changes in foreign currency translation:
 Write-off of currency translation adjustment related to
   disposal of foreign operations                                   --              0.9                --
 Other changes                                                     8.5              2.2             (14.9)
                                                               -------        ---------        ----------
Comprehensive loss                                             $(899.4)       $(8,737.7)       $(56,129.1)
                                                               =======        =========        ==========

Net Loss Per Share:

     As the Company incurred net losses in fiscal 2003, 2002 and 2001, the effect of dilutive securities totaling 4.3 million, 48.5 million and 47.3 million equivalent shares, respectively, has been excluded from the diluted net loss per share computation as it was antidilutive.

     The following table sets forth the computation of basic and diluted net loss per share (in millions, except per-share data):

                                                                         Years Ended June 30,
                                                             -------------------------------------------
                                                               2003             2002              2001
                                                             --------        ---------        ----------
Numerator:
 Net loss                                                    $ (933.8)       $(8,738.3)       $(56,121.9)
                                                             ========        =========        ==========
Denominator:
 Weighted-average number of common shares outstanding         1,419.7          1,344.3           1,091.9
                                                             ========        =========        ==========
Net loss per share -- basic and diluted                      $  (0.66)       $   (6.50)       $   (51.40)
                                                             ========        =========        ==========

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Recent Accounting Pronouncements:

     SFAS No. 141 and SFAS No. 142: In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," which requires all business combinations initiated after June 30, 2001 be accounted for using the purchase method. In addition, SFAS No. 141 further clarifies the criteria to recognize purchased intangibles separately from goodwill. Specifically, SFAS No. 141 requires that an intangible asset may be separately recognized only if such an asset meets the contractual-legal criterion or the separability criterion. On July 1, 2002, in accordance with SFAS No. 141, the Company reassessed the goodwill and other purchased intangibles previously recorded in acquisitions prior to July 1, 2001 and determined that as of July 1, 2002, the Company had approximately $10.8 million of separately recognized purchased intangibles, consisting of acquired assembled workforce, that did not meet the new recognition criteria for an intangible asset to be recognized apart from goodwill. This amount was reclassified to goodwill on July 1, 2002.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill and other purchased intangibles with indefinite useful lives are no longer amortized but are reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. Purchased intangibles with finite useful lives continue to be amortized over their useful lives and are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

     The Company adopted SFAS No. 142 on July 1, 2002. In conjunction with the implementation of SFAS No. 142, the Company completed the transitional impairment review related to the carrying value of goodwill as of July 1, 2002 and determined that there was no impairment beyond amounts previously recorded as of that date.

     A reconciliation of the reported net loss and net loss per share to the amounts adjusted for the exclusion of amortization of: (i) goodwill from acquisitions; (ii) equity method goodwill related to ADVA (see Note 3); and
(iii) assembled workforce, net of the related tax effect, was as follows (in millions, except per-share data):

                                                                  Years Ended June 30,
                                                       ------------------------------------------
                                                         2003           2002              2001
                                                       -------       ---------         ----------
Reported net loss                                      $(933.8)      $(8,738.3)        $(56,121.9)
Add back:
 Amortization of:
  Goodwill from acquisitions                                --           937.5            4,945.9
  Equity method goodwill related to ADVA                    --             0.7              136.2
  Assembled workforce                                       --            12.5               16.6
 Income tax expense                                         --           (32.1)             (94.0)
                                                       -------       ---------         ----------
Adjusted net loss                                      $(933.8)      $(7,819.7)        $(51,117.2)
                                                       =======       =========         ==========
Reported net loss per share -- basic and diluted       $ (0.66)      $   (6.50)        $   (51.40)
                                                       =======       =========         ==========
Adjusted net loss per share -- basic and diluted       $ (0.66)      $   (5.82)        $   (46.81)
                                                       =======       =========         ==========

     SFAS No. 144: In August 2001, the FASB issued SFAS No. 144, which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 related to: (i) the recognition and measurement of the impairment of long-lived assets to be held and used, and (ii) the measurement of long-lived assets to be disposed by sale. It provides more guidance on estimating cash flows when performing recoverability tests, requires long-lived assets to be disposed of other than by sale to be classified as held and used until disposal, and establishes more restrictive criteria to classify long-lived assets as held for sale. In addition, SFAS No. 144 supersedes the accounting and reporting provisions of APB Opinion No. 30 for the disposal of a segment of a

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

business. However, it retains the basic provisions of APB Opinion No. 30 to report discontinued operations separately from continuing operations and extends the reporting of a discontinued operation to a component of an entity.

     The Company adopted SFAS No. 144 on July 1, 2002. Under SFAS No. 121, excluding asset write-downs associated with the Global Realignment Program, the Company recorded impairment charges of $5,979.4 million in fiscal 2002. During fiscal 2003, the Company recorded impairment charges of $167.9 million, under SFAS No. 144 (see Note 12).

     SFAS No. 146: In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. In addition, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. During fiscal 2003, the Company recorded restructuring charges of $2.7 million under SFAS 146 for lease costs associated with Phase 7 of its Global Realignment Program. As the Company continues to restructure its business under its Global Realignment Program (see Note 13), the Company expects to record additional restructuring charges under SFAS 146.

     FASB Interpretation No. 45: In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which requires a guarantor to recognize and measure certain types of guarantees at fair value. In addition, Interpretation No. 45 requires the guarantor to make new disclosures for these guarantees and other types of guarantees that are not subject to the initial recognition and initial measurement provisions. The disclosure requirements were effective for financial statements for interim or annual periods ended after December 15, 2002, while the recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company adopted the disclosure provisions of Interpretation No. 45 during the second quarter of fiscal 2003 and the initial recognition and initial measurement provisions in the third quarter of fiscal 2003. The adoption of Interpretation No. 45 did not have a material impact on the Company's financial position or results of operations.

     FASB Interpretation No. 46: In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," which requires an investor with a majority of the variable interests (primary beneficiary) in a variable interest entity to consolidate the assets, liabilities and results of operations of the entity. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from other parties. Interpretation No. 46 is applicable: (i) immediately for all variable interest entities created after January 31, 2003; or (ii) in the first fiscal year or interim period beginning after June 15, 2003 for those created before February 1, 2003. As of June 30, 2003, the Company had one operating lease pertaining to two separate properties, generally known as a "synthetic lease," which the Company purchased subsequent to the end of fiscal 2003. Please refer to Note 7 and Note 21 below for further discussion of the operating lease and subsequent purchase of the property.

     In addition, the Company is currently reviewing its cost and equity method investments acquired prior to February 1, 2003 to determine whether those entities are variable interest entities and, if so, if the Company is the primary beneficiary of any of its investee companies. At June 30, 2003, the Company had 23 cost and equity method investments primarily in privately held companies and venture funds that have the potential to provide strategic technologies and relationships to the Company's businesses. The Company expects to complete the review during the first quarter of fiscal 2004. Provided the Company is not the primary beneficiary, the Company's maximum exposure to loss for these investments at June 30, 2003 is limited to the carrying amount of its investment of $37.6

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

million in such entities and its minimum funding commitments of $21.4 million. The consolidation of any investee companies under Interpretation No. 46 could adversely affect the financial position and results of operations of the Company.

     Emerging Issues Task Force Issue No. 00-21: In November 2002, the EITF reached a consensus on Issue No. 00-21 (EITF 00-21), "Revenue Arrangements with Multiple Deliverables," which provides guidance on the timing and method of revenue recognition for arrangements that include the delivery of more than one product or service. EITF 00-21 is effective for arrangements entered into in periods beginning after June 15, 2003. The Company does not expect adoption to have a material impact on its financial position or results of operations.

Note 2. Balance Sheet Details

Inventories:

     The components of inventories were as follows (in millions):

                                              June 30,
                                        -------------------
                                         2003         2002
                                        ------       ------
Finished goods                           $22.9       $ 46.7
Work in process                           32.8         36.9
Raw materials and purchased parts         28.4         26.4
                                         -----       ------
Total inventories                        $84.1       $110.0
                                         =====       ======

     During fiscal 2003, 2002 and 2001, the Company recorded write-downs of inventories of $60.1 million, $203.9 million and $510.6 million, respectively, and losses on purchase commitments of $7.4 million, $15.1 million and $59.8 million, respectively. These additional charges to cost of sales were primarily due to: (i) the significant decrease in forecasted sales and (ii) product consolidations and discontinuations in connection with the Global Realignment Program.

Property, Plant and Equipment, Net

     The components of property, plant and equipment were as follows (in millions):

                                                               June 30,
                                                         -------------------
                                                          2003         2002
                                                         -------      ------
Land                                                     $  21.4      $ 36.0
Buildings and improvements                                  92.8       112.9
Machinery and equipment                                    247.2       160.1
Furniture, fixtures, software and office equipment          85.1       119.5
Leasehold improvements                                      31.3         9.1
Construction in progress                                    37.5       132.8
                                                         -------      ------
                                                           515.3       570.4
Less: accumulated depreciation                            (231.9)      (78.9)
                                                         -------      ------
Total property, plant and equipment, net                 $ 283.4      $491.5
                                                         =======      ======

     During fiscal 2003, 2002 and 2001, the Company recorded $99.3 million, $375.5 million and $10.2 million, respectively, of reductions in the carrying value of property, plant and equipment as a result of impairment analyses performed in accordance with SFAS No. 144 and SFAS No. 121 (see Note 12), excluding asset write-downs associated with the Global Realignment Program.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Other Current Liabilities:

     The components of other current liabilities were as follows (in millions):


                                             June 30,
                                      -------------------
                                       2003         2002
                                      ------       ------
Deferred revenue                       $17.2       $ 27.4
Losses on purchase commitments           8.7         24.0
Other                                   66.3         91.8
                                       -----       ------
Total other current liabilities        $92.2       $143.2
                                       =====       ======

Note 3. Investments

Available-For-Sale Investments:

     The Company's investments in all debt securities and marketable equity securities were classified as available-for-sale investments. At June 30, 2003, the Company's available-for-sale investments were as follows (in millions):

                                                                    Gross          Gross
                                                   Amortized     Unrealized     Unrealized     Estimated
                                                      Cost          Gains         Losses       Fair Value
                                                   ---------     ----------     ----------     ----------
Debt investments:
 Floating rate bonds                               $   43.4        $  --           $  --        $   43.4
 Municipal bonds & sovereign debt instruments          36.0          0.4              --            36.4
 Auction instruments                                  160.3           --              --           160.3
 Corporate bonds                                      175.2          3.2              --           178.4
 Agency bonds                                         497.4          2.3            (0.1)          499.6
                                                   --------        -----           -----        --------
Total debt investments                                912.3          5.9            (0.1)          918.1
Money market instruments and funds                     87.7           --              --            87.7
Marketable equity investments                          41.4         33.0            (0.2)           74.2
                                                   --------        -----           -----        --------
Total available-for-sale investments               $1,041.4        $38.9           $(0.3)       $1,080.0
                                                   ========        =====           =====        ========

     Of the total estimated fair value, $87.7 million was classified as cash equivalents and $992.2 million was classified as short-term investments in the Company's Consolidated Balance Sheet.

     At June 30, 2002, the Company's available-for-sale investments were as follows (in millions):

                                                           Gross          Gross
                                          Amortized     Unrealized     Unrealized     Estimated
                                             Cost          Gains         Losses       Fair Value
                                          ---------     ----------     ----------     ----------
Debt investments:
 Floating rate bonds                      $   22.6         $ --           $  --        $   22.6
 Municipal bonds                             156.1          0.6              --           156.7
 Auction instruments                         182.8           --              --           182.8
 Commercial paper                             23.0           --              --            23.0
 Corporate bonds                             207.2          2.5              --           209.7
 Agency bonds                                400.9          1.4              --           402.3
                                          --------         ----           -----        --------
Total debt investments                       992.6          4.5              --           997.1
Money market instruments and funds           167.5           --              --           167.5
Marketable equity investments                 39.8          1.5            (0.4)           40.9
                                          --------         ----           -----        --------
Total available-for-sale investments      $1,199.9         $6.0           $(0.4)       $1,205.5
                                          ========         ====           =====        ========

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     Of the total estimated fair value, $167.5 million was classified as cash equivalents and $1,038.0 million was classified as short-term investments in the Company's Consolidated Balance Sheet.

     At June 30, 2003, contractual maturities of the Company's debt investments were as follows (in millions):

                                          Amortized     Estimated
                                             Cost       Fair Value
                                          ---------     ----------
Amounts maturing in less than 1 year        $664.8        $667.4
Amounts maturing in 1-3 years                247.5         250.7
                                            ------        ------
Total debt investments                      $912.3        $918.1
                                            ======        ======

     The Company's marketable equity investments consisted primarily of shares of Nortel common stock. During fiscal 2001, the Company completed the sale of its Zurich, Switzerland subsidiary to Nortel for 65.7 million shares of Nortel common stock. The Company subsequently sold 41.0 million shares for total proceeds of $659.2 million, resulting in a realized loss of $559.1 million in fiscal 2001. The Company held 24.7 million shares as of June 30, 2003 and 2002 with fair values of $67.4 million and $35.8 million, respectively.

Long-Term Investments:

     The components of the Company's long-term investment were as follows (in millions):

                                             June 30,
                                         -----------------
                                         2003         2002
                                         ----         ----
Non-marketable equity investments        $30.0        $79.5
Equity method investments                 17.5         16.1
                                         -----        -----
Total long-term investments              $47.5        $95.6
                                         =====        =====

Reductions in Fair Value of Investments:

     The Company regularly evaluates the carrying value of its investments. When the carrying value of an investment exceeds the fair value and the decline in fair value is deemed to be other-than-temporary, the Company writes down the value of the investment to its fair value. During fiscal 2003, 2002 and 2001, the Company recorded $45.4 million, $225.8 million and $522.1 million, respectively, of other-than-temporary reductions in fair value of the Company's available-for-sale and non-marketable equity investments. Details of the other-than-temporary reductions were as follows (in millions):

                                                           Years Ended June 30,
                                                    ---------------------------------
                                                     2003         2002          2001
                                                    ------       ------        ------
Available-for-sale investments:
 Nortel common stock                                $  --        $187.3        $511.8
 Other                                                 --           9.6          10.3
Non-marketable equity investments:
 Adept Technology ("Adept")                          25.0            --            --
 Other                                               20.4          28.9            --
                                                    -----        ------        ------
Total reductions in fair value of investments       $45.4        $225.8        $522.1
                                                    =====        ======        ======

     During fiscal 2002, the Company entered into an automation development alliance agreement with Adept (see Note 15). In connection with this alliance, the Company invested $25.0 million in Adept's convertible preferred stock. During fiscal 2003, the Company determined that the decline in fair value of its Adept investment was other-than-temporary and wrote the investment down to zero.

     Should the fair value of the Company's investments continue to decline in future periods, the Company may be required to record additional charges if the decline is determined to be other-than-temporary.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Loss on Equity Method Investments, Net:

ADVA:

     On June 30, 2000, the Company acquired E-TEK, which at the time of acquisition had a 31% ownership in ADVA, a publicly traded German company that develops and manufactures fiberoptic components and products. At June 30, 2003, the Company had a 28% ownership in ADVA. During fiscal 2003, 2002 and 2001, the Company recorded $0, $0.7 million, $136.2 million, respectively, in amortization expense related to the difference between the cost of the investment and the underlying equity in the net assets of ADVA.

     During fiscal 2003, 2002 and 2001, the Company recorded total charges of $0, $13.9 million and $744.7 million, respectively, to write down the basis of its investment in ADVA as the Company determined the decline in fair value was other-than-temporary.

     During fiscal 2003, 2002 and 2001, under the equity method, the Company recorded $0, $26.5 million and $9.5 million, respectively, as its pro rata share of ADVA's net losses. During the second quarter of fiscal 2002, the Company reduced the carrying amount of its investment in ADVA to $0. As the Company had no commitment to provide additional funding to ADVA, no further pro rata share of ADVA's net losses was recorded thereafter. Should ADVA report net income in future periods, the Company will resume applying the equity method after its pro rata share of ADVA's net income exceeds its pro rata share of ADVA's net losses not recognized during the periods the equity method was suspended.

Other Equity Method Investments:

     During fiscal 2003, 2002 and 2001, the Company recorded $8.5 million and $13.5 million as its pro rata share of net losses and $6.5 million as its pro rata share of net income, respectively, in the Photonics Fund and other equity method investments.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Note 4. Goodwill

     The following table presents the changes in goodwill allocated to the reportable segments (in millions):

                                                                        Communications     Thin Film
                                                                           Products         Products
                                                                             Group           Group          Total
                                                                        --------------     ---------      ---------
Balance as of June 30, 2001                                                $4,680.2         $ 650.4       $ 5,330.6
Amortization                                                                 (871.3)          (66.2)         (937.5)
Acquisitions (see Note 16):
 Scion                                                                         21.9              --            21.9
 Datacom                                                                      214.9              --           214.9
SFAS No. 121 impairment charges (see Note 11)                              (3,780.8)         (580.0)       (4,360.8)
Purchase price adjustment related to the achievement of milestones             26.9            36.2            63.1
                                                                           ---------        -------       ---------
Balance as of June 30, 2002                                                $  291.8         $  40.4       $   332.2
Assembled workforce reclassified as goodwill                                    8.6             2.2            10.8
Acquisitions (see Note 16):
 OptronX's transceiver/transponder unit                                         5.1              --             5.1
 Datacom                                                                       (2.7)             --            (2.7)
 LAL                                                                             --             7.1             7.1
 Triquint's pump laser business                                                 4.6              --             4.6
SFAS No. 142 impairment charges (see Note 11)                                (225.7)             --          (225.7)
Tax adjustment related to SDL and Fitel acquisitions (see Note 14)              5.5              --             5.5
Purchase price adjustment related to the achievement of milestones               --            29.3            29.3
                                                                           ---------        -------       ---------
Balance as of June 30, 2003                                                $   87.2         $  79.0       $   166.2
                                                                           =========        =======       =========

Purchase price adjustment related to the achievement of milestones:

     In September 2000, the Company acquired Epion Corporation ("Epion"). The purchase agreement provides for the issuance of additional shares of the Company's common stock subject to the completion of certain milestones. During fiscal 2002, Epion achieved a milestone that resulted in the Company issuing 6.6 million shares of the Company's common stock valued at $30.0 million, of which $27.0 million was recorded as goodwill, $2.5 million was recorded as stock-based compensation expense, and $0.5 million was recorded as deferred compensation related to unvested options. During fiscal 2003, Epion achieved a milestone that resulted in the Company issuing 9.7 million shares of the Company's common stock valued at $30.0 million, of which $27.0 million was recorded as goodwill, $2.9 million was recorded as stock-based compensation expense, and $0.1 million was recorded as deferred compensation related to unvested options.

     During fiscal 2002, Optical Process Automation Corp. ("OPA") reached several milestones and the Company removed the provisions of the remaining milestones that resulted in the Company issuing 2.2 million shares of the Company's common stock valued at $11.9 million, of which $6.2 million was recorded as goodwill, $1.2 million was recorded as a decrease to other current liabilities (as this amount was previously accrued in fiscal 2001) and $4.5 million was recorded as expenses related to the removal of the milestone provisions.

     During fiscal 2002, the Company recorded $20.8 million of additional goodwill related to the acquisition of UNL in fiscal 1998, in final settlement of its obligation related to UNL shipments for a four-year earn-out period.

     In addition, during fiscal 2003 and 2002, the Company issued payments of $2.3 million and $9.1 million, respectively, in connection with milestones achieved by another acquired entity. The Company recorded the entire payments as goodwill.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Note 5. Other Intangibles

     The following tables present details of the Company's other intangibles (in millions):



                               Gross
                              Carrying        Accumulated
As of June 30, 2003:           Amount         Amortization         Net
--------------------          --------        ------------        -----
Developed technology           $107.7           $(43.0)           $64.7
Other                            37.8            (14.3)            23.5
                               ------           ------            -----
Total intangibles              $145.5           $(57.3)           $88.2
                               ======           ======            =====


                               Gross
                              Carrying        Accumulated
As of June 30, 2002:           Amount         Amortization         Net
--------------------          --------        ------------       ------
Developed technology           $182.2           $ (52.5)         $129.7
Other                           278.5            (230.7)           47.8
                               ------           -------          ------
Total intangibles              $460.7           $(283.2)         $177.5
                               ======           =======          ======

     During fiscal 2003, 2002 and 2001, the Company recorded $19.8 million, $371.2 million, and $441.1 million, respectively, of amortization of intangibles. During fiscal 2003, 2002 and 2001, the Company recorded $68.6 million, $1,243.1 million and $375.3 million, respectively, of reductions in the carrying value of other intangibles as a result of impairment analyses performed in accordance with SFAS 144 and SFAS No. 121 (see Note 12).

     Based on the carrying amount of the intangibles as of June 30, 2003, and assuming no impairment of the underlying assets, the estimated future amortization is as follows (in millions):

Years Ended June 30,
--------------------
2004                                   $15.6
2005                                    15.0
2006                                    13.4
2007                                    10.4
2008                                     5.7
Thereafter                              28.1
                                       -----
Total amortization                     $88.2
                                       =====

Note 6. Letters and Line of Credit

     As of June 30, 2003, the Company had three standby letter of credit facilities totaling $7.9 million. In addition, the Company had an operating bank line of credit of $5.0 million. Advances under the line of credit bear interest at the U.S. prime rate. As of June 30, 2003, the interest rate was 4.0% and the Company had no outstanding borrowings under the line of credit.

Note 7. Commitments and Contingencies

Lease Commitments

Operating Leases:

     As of June 30, 2003, the Company had one master lease agreement with a special purpose entity (the "Lessor"), managed and administered by a trustee, for the development of manufacturing, research and development and administrative facilities in Melbourne, Florida and Raleigh, North Carolina. This arrangement is a variable interest entity as defined under FASB Interpretation No. 46 and the Company is the primary beneficiary. Under a related credit agreement, a group of financial institutions has committed to fund the Lessor a maximum of $59.6 million

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

to develop the projects. As of June 30, 2003, $42.3 million has been drawn and no further withdrawal is permitted as the funding period has expired in accordance with the lease agreement. The lease has an initial term of five years, which began on August 4, 2000, and the Company has an option to renew the lease for two additional terms of one year each, subject to certain conditions. At any time prior to the expiration date of the lease, the Company may, at its option, purchase the properties from the Lessor for $44.7 million (the "Termination Value"), representing the principal balance of the loan and capitalized interest. If the Company elects not to purchase the properties, it may exercise its option to sell them to a third party at market value within 180 days before the end of the lease term. Under the sale option, the Company keeps any sale proceeds in excess of the Termination Value. If the sale proceeds are below the Termination Value, the Company is obligated to pay up to approximately $37.5 million of any shortfall.

     On an annual basis or when indicators of impairment exist, the Company is required to evaluate the expected fair value of the properties at the end of the lease term. In the event the Company determines that it is probable and estimable that the expected fair value of the properties at the end of the lease term will be less than the Termination Value, the Company accrues for the estimated loss. The Company recorded the following amounts in connection with the estimated loss on the properties (in millions):

                                            Years Ended June 30,
                                        ----------------------------
                                         2003        2002       2001
                                        ------      ------     -----
Raleigh, North Carolina properties       $3.7       $11.8       $--
Melbourne, Florida properties             6.9          --        --
                                        -----       -----       ---
Total                                   $10.6       $11.8       $--
                                        =====       =====       ===

Raleigh, North Carolina Properties:

     In connection with its Phase 2 restructuring activities, the Company announced its plan to vacate buildings located in the Raleigh, North Carolina site (see Note 13). During fiscal 2002, the Company noted indicators of impairment and accrued losses of $11.8 million, representing the difference between the expected fair value of the properties at the end of the lease term and their carrying value. During fiscal 2003, the Company noted indicators of impairment and accrued additional losses of $3.7 million. The Company recorded these charges under "Restructuring charges" in the Consolidated Statements of Operations.

Melbourne, Florida Properties:

     During fiscal 2003, the Company noted indicators of impairment and accrued losses of $6.9 million and recorded such amounts as deferred assets, which are being amortized on a straight-line basis through the end of the lease term. As of June 30, 2003, $2.3 million was included under "Other current assets" and $2.7 million was included under "Other assets" in the Consolidated Balance Sheet. Amortization expense totaled $1.9 million during fiscal 2003 and was recorded under "Selling, general and administrative expense" in the Consolidated Statement of Operations.

     Neither the real estate assets nor the debt associated with the development of the projects was included on the Company's Consolidated Balance Sheet as of June 30, 2003. Beginning in the first quarter of fiscal 2004, the Company will be required to consolidate the real estate assets and liabilities associated with the operating lease in accordance with Interpretation No. 46 and the impact on the Company's financial position and results of operations will be as follows:

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Consolidated Balance Sheet:


Accounts                                                   Explanation of Impact
--------                                                   ---------------------
Other current assets      Decrease by $2.3 million due to the recognition of deferred impairment charges related to the Melbourne, Florida properties.

Property, plant and       (i) Increase by $41.9 million for the net book value of the properties in both
equipment, net            locations;

                          (ii) Decrease by the $15.5 million accrued loss recorded in connection with the
                          Raleigh, North Carolina properties; and

                          (iii) Decrease by the $6.9 million accrued loss recorded in connection with the
                          Melbourne, Florida properties.

Other assets              Decrease by $2.7 million due to the recognition of deferred impairment charges related to the Melbourne, Florida properties.

Restructuring accrual     (i) Decrease by the $15.5 million accrued loss associated with the Raleigh, North
                          Carolina properties; and

                          (ii) Decrease by $0.1 million due to the reversal of accrued lease charges associated with the Raleigh, North Carolina properties.

Other non-current         (i) Increase by $44.7 million related to the Company's debt obligations associated
liabilities               with the properties in both locations.

                          (ii) Decrease by the $6.9 million accrued loss associated with the Melbourne,
                          Florida properties.

Accumulated deficit       (i) Increase by $5.0 million for the decrease in the fair value of the Melbourne,
                          Florida properties; and

                          (ii) Increase by $2.6 million due to the difference between the assets and liabilities added to the balance sheet, which is offset by the reversal of accrued lease charges associated with the Raleigh, North Carolina properties.

Consolidated Statement of Operations:

Accounts                                                   Explanation of Impact
--------                                                   ---------------------
Reduction of long-        Increase by $5.0 million for the decrease in the fair value of the Melbourne, Florida
lived assets              properties.

Cumulative effect of      Increase by $2.6 million due to the difference between the assets and liabilities added a
change in                 to the balance sheet, which is offset by the reversal of accrued lease charges
accounting principle      associated with the Raleigh, North Carolina
properties.

     As of June 30, 2003, the Company restricted $47.7 million of its short-term investments as collateral for specified obligations of the Lessor under the lease. These investment securities are restricted as to withdrawal and are managed by third parties subject to certain limitations under the Company's investment policy. In addition, the Company must maintain a minimum consolidated tangible net worth, as defined, of $500.0 million.

     No officers or directors of the Company have any financial interest in this operating lease arrangement, and the Company does not engage in any other off-balance sheet arrangements with unconsolidated entities or related parties.

     Subsequent to the end of fiscal 2003, the Company purchased the properties discussed above for approximately $44.7 million in cash. The transaction closed on September 16, 2003 (See Note 21).

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The Company leases other facilities under operating lease agreements that expire at various dates through fiscal 2018. As of June 30, 2003, future annual minimum lease payments under non-cancelable operating leases, including the Termination Value as discussed above, were as follows (in millions):

Years Ended June 30,
--------------------
2004                                    $ 31.5
2005                                      30.8
2006                                      29.5
2007                                      25.7
2008                                      19.3
Thereafter                                75.7
                                        ------
Total minimum lease payments            $212.5
                                        ======

     Included in the future minimum lease payments table above are $131.8 million related to lease commitments in connection with the Company's Global Realignment Program (see Note 13).

     The aggregate future minimum rentals to be received under non-cancelable subleases totaled $8.1 million as of June 30, 2003. Rental expense was $27.8 million in fiscal 2003, $37.5 million in fiscal 2002, and $32.4 million in fiscal 2001.

Capital Leases:

     As of June 30, 2003, the Company had one building lease in Beijing, China that was classified as a capital lease in accordance with SFAS No. 13, "Accounting for Leases." As of June 30, 2003, the gross carrying amounts of the building was $6.8 million and total accumulated amortization expense was $0.8 million. Amortization expense related to the building was included as part of the Company's total depreciation expense.

     The following table presents the future minimum lease payments under the capital leases together with the present value of the minimum lease payments as of June 30, 2003:

Years Ended June 30,
--------------------
2004                                          $ 0.8
2005                                            0.8
2006                                            0.8
2007                                            0.9
2008                                            0.9
Thereafter                                      2.3
                                              -----
Total minimum lease payments                    6.5
Less: amount representing interest             (1.0)
                                              -----
Present value of minimum lease payments       $ 5.5
                                              =====

     The building lease bears an interest rate of 4.6%.

Note 8. Legal Proceedings

Litigation Settlement:

     On August 29, 2001, the Company settled certain claims relating primarily to SDL's business operations for periods prior to February 13, 2001, the acquisition date of SDL. Under the settlement, the Company paid the claimant $16.0 million in cash and issued 0.3 million shares of common stock valued at approximately $2.3 million, which the Company registered for resale. The terms of the settlement also required the Company to make an additional payment to the claimant in cash or stock of up to $4.5 million one year after the initial payment, depending on

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

the value of the initial stock payment to the claimant at the end of that year. This amount was paid in cash to the claimant in September 2002. In connection with this settlement, the Company recorded a charge of $22.8 million to selling, general and administrative expense in fiscal 2001.

Pending Litigation:

The Securities Class Actions:

     Beginning on March 27, 2002, the first of numerous federal securities class actions was filed against the Company and several of its current and former officers and directors. On July 26, 2002, the Northern District of California consolidated all the securities actions then filed in or transferred to that court under the title In re JDS Uniphase Corporation Securities Litigation, Master File No. C-02-1486 CW, and appointed the Connecticut Retirement Plans and Trust Funds as Lead Plaintiff.

     An amended consolidated complaint was filed on October 11, 2002. It purports to be brought on behalf of a class consisting of those who acquired the Company's securities from July 27, 1999 through July 26, 2001, as well as on behalf of subclasses consisting of those who acquired the Company's common stock pursuant to its acquisitions of OCLI, E-TEK and SDL. The complaint seeks unspecified damages and alleges various violations of the federal securities laws, specifically Sections 10(b), 14(a), 20(a) and 20A of the Securities Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933. It also names one of the Company's stockholders as a defendant. On December 13, 2002, the Company moved to dismiss the amended consolidated complaint. On March 14, 2003, the court dismissed the complaint with leave to amend. No trial date has been set.

     On July 26, 2002, a securities class action captioned Zelman v. JDS Uniphase Corp., No. 02-CV-6002, was filed in the District Court for the Southern District of New York. The complaint, brought by a stockholder purporting to represent a class of purchasers of certain GOALS debt securities issued by an investment bank during the period from March 6, 2001 through September 26, 2001, named the Company, one of its stockholders, and several of its current and former officers and directors as defendants and alleged violations of the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5. The action was transferred to the Northern District of California on September 11, 2002, and assigned a Northern District case number, No. C-02-4656 MJJ. On October 31, 2002, the district court related the action to In re JDS Uniphase Corporation Securities Litigation, but did not consolidate the two actions. On January 7, 2003, the Court appointed Shirley Zelman lead plaintiff. The plaintiff has agreed that JDSU need not respond to the complaint at this time. No trial date has been set.

The Derivative Actions:

     Eleven derivative actions purporting to be brought on the Company's behalf have been filed in state and federal courts against several of its current and former officers and directors. Some of these actions also named its independent auditors, Ernst & Young LLP, as a defendant. All were based on the same factual allegations and circumstances as the purported securities class actions and alleged state law claims for breach of fiduciary duty, misappropriation of confidential information, waste of corporate assets, contribution and indemnification, insider trading, abuse of control, gross mismanagement and unjust enrichment. The actions seek unspecified damages and no trial date has been set in any of them. Several of the actions have been consolidated, resulting in the following surviving actions: In re JDS Uniphase Corporation Derivative Litigation, Master File No. CV806911, filed April 11, 2002, in California Superior Court for the County of Santa Clara; Corwin v. Kaplan, No. C-02-2020 CW, filed April 24, 2002, in the District Court for the Northern District of California; and Cromas v. Straus, Civil Action No. 19580, filed April 25, 2002, in the Delaware Court of Chancery for New Castle County.

     In the Corwin case, the Company moved to dismiss on December 13, 2002. On March 14, 2003, the court dismissed the complaint with leave to amend and set a schedule for the filing of an amended complaint. No trial date has been set.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     In In re JDS Uniphase Corporation Derivative Litigation, plaintiffs filed a consolidated amended derivative complaint on March 13, 2003. That complaint asserted claims for breach of fiduciary duty, waste of corporate assets, abuse of control, gross mismanagement, unjust enrichment, and constructive fraud against JDSU and certain of its current and former officers and directors. The complaint also asserted claims for violation of California Corporations Code Sections 25402 and 25502.5 against defendants who sold JDSU stock and asserts claims for breach of contract, professional negligence, and negligent misrepresentation against JDSU's auditor, Ernst & Young. On June 10, 2003, the Court stayed the action pending resolution of the federal actions. On August 21, 2003, the court scheduled a case management conference for November 25, 2003. No trial date has been set in either the state or federal court actions.

     In the Cromas case, no proceedings have occurred to date.

The OCLI Shareholder Action:

     On February 3, 2003, an action captioned Pang v. Dwight, No. 02-231989, was filed in California Superior Court for the County of Sonoma. The complaint purports to be brought on behalf of a class of former shareholders of OCLI who exchanged their OCLI shares for JDSU shares when JDSU acquired OCLI. The complaint names the former directors of OCLI as defendants and asserts causes of action for breach of fiduciary duty and breach of the duty of candor. The action seeks unspecified damages, and no trial date has been scheduled. As discussed below, the petitions to coordinate this action with the SDL Actions and In re JDS Uniphase Corporation Derivative Litigation were denied.

The SDL Shareholder Actions

     Three actions have been filed in California Superior Court for the County of Santa Clara by stockholders purporting to represent a class of former shareholders of SDL who exchanged their SDL shares for JDSU shares when JDSU acquired SDL. The complaints name the former directors of SDL as defendants, assert causes of action for breach of fiduciary duty and breach of the duty of disclosure, and seek unspecified damages. These action include: Cook v Scifres, No. CV814824, filed February 18, 2003, Anish v. Scifres, No. CV815738, filed March 24, 2003, and Vajdos v. Scifres, No. CV816087, filed April 7, 2003. On April 4, 2003, the plaintiff in Cook moved to consolidate the actions and to appoint the law firm of Milberg Weiss as lead counsel for plaintiffs. On May 5, 2003, the defendants in the Cook action petitioned the Judicial Council to coordinate the SDL actions with the OCLI action in Santa Clara County Superior Court. On June 30, 2003, defendants in the Cook action petitioned to coordinate the other SDL actions and the OCLI action with In re JDS Uniphase Corporation Derivative Litigation.

     On August 19, 2003, the court held a hearing on the motion to consolidate and for appointment of lead counsel and the petitions to coordinate. The court granted the motion to consolidate the SDL Actions with each other and appointed the law firms of Milberg Weiss and Stull, Stull & Brody as lead counsel. The court denied the petitions to coordinate the SDL Actions with the OCLI Shareholder Action or with In re JDS Uniphase Corporation Derivative Litigation. On August 21, 2003, the court scheduled a case management conference for November 25, 2003.

     The Company believes that the factual allegations and circumstances underlying these securities class actions, derivative actions, and the OCLI and SDL actions are without merit. The costs of defending these lawsuits has been costly, will continue to be costly, and could be quite significant and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management's time and attention away from business operations which could prove to be time consuming and disruptive to normal business operations. There can be no assurance that the Company will prevail or that the cost of defending these lawsuits will be covered by its insurance policies. An unfavorable outcome or settlement of this litigation could have a material adverse effect on the Company's financial position, liquidity or results of operations.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The Company is a party to other litigation matters and claims, which are normal in the course of its operations. While the results of such litigation matters and claims cannot be predicted with certainty, the Company believes that their final outcome will not have a material adverse impact on its financial position, liquidity, or results of operations.

Note 9. Stockholders' Equity

Preferred Stock:

     In connection with the acquisition of UNL in fiscal 1998, the Company issued 0.1 million shares of non-voting, non-cumulative Series A Preferred Stock to Koninklijke Philips Electronics N.V. ("Philips") with a par value of $0.001 per share. The shares of Series A Preferred Stock were convertible into shares of the Company's common stock using an agreed-upon formula based on the cumulative level of shipments of certain products by UNL during the four-year earn-out period ending June 30, 2002 and the average price of the Company's common stock for the 20 trading days prior to June 30, 2002. During the fourth quarter of fiscal 2001, UNL achieved the cumulative unit shipments of these products that required the Company to issue $111.7 million of the Company's common stock to Philips at the end of the four-year earn-out period. Using an average price of $2.85 per share, the Company issued 39.2 million shares of its common stock to Philips in connection with the conversion of the 0.1 million shares of Series A Preferred Stock on July 1, 2002.

     In February 2003, the Company amended and restated its Stockholder Rights Agreement and currently each share of the Company's outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of the Company's Series B Preferred Stock at an exercise price of $21. The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces acquisition of or tender offers for 15% or more of the Company's common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by the Company at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of the Company's Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

     The Company's Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of the Company's stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock. The issuance of Series B Preferred Stock or any preferred stock subsequently issued by the Company's Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Exchangeable Shares of JDS Uniphase Canada Ltd.:

     On June 30, 1999, in connection with the merger with JDS FITEL, JDS Uniphase Canada Ltd., a subsidiary of the Company, adopted an Exchangeable Share Rights Plan (the "Exchangeable Rights Plan") substantially equivalent to the Company's Rights Agreement. Under the Exchangeable Rights Plan, each exchangeable share issued has an associated right (an "Exchangeable Share Right") entitling the holder of such Exchangeable Share Right to acquire additional exchangeable shares on terms and conditions substantially the same as the terms and conditions upon which a holder of shares of common stock is entitled to acquire either 1/1000 share of the Company's Series B Preferred Stock or, in certain circumstances, shares of common stock under the Company's Rights Agreement. The definitions of beneficial ownership, the calculation of percentage ownership and the number of shares outstanding and related provisions of the Company's Rights Agreement and the Exchangeable Rights Plan apply, as appropriate, to shares of common stock and exchangeable shares as though they were the same security.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

The Exchangeable Share Rights are intended to have characteristics essentially equivalent in economic effect to the Rights granted under the Company's Rights Agreement. The Company has the right to force conversion of the exchangeable shares in fiscal 2014.

Stock Option Plans:

     As of June 30, 2003, the Company has reserved 203.7 million shares of common stock for future issuance to employees and directors under the Amended and Restated 1993 Flexible Stock Incentive Plan, the 1996 Non-qualified Stock Option Plan and other various plans the Company assumed as a result of acquisitions. Available for grant as of June 30, 2003 were 83.4 million shares of common stock. The exercise price is generally equal to fair value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years from the date of grant.

     The following table summarizes the Company's option activity through June 30, 2003 (in thousands, except weighted-average exercise price):

                                                     Options Outstanding
                                                ------------------------------
                                                Shares Available       Number      Weighted-Average
                                                    For Grant        Of Shares      Exercise Price
                                                ----------------     ---------     ----------------
Balance as of June 30, 2000                            9,037          141,429           $26.62
 Increase in authorized shares                        50,914               --               --
 Plans assumed related to acquisitions                43,506               --               --
 Options converted related to acquisitions           (43,506)          43,506            32.35
 Granted                                             (46,789)          46,789            36.17
 Canceled                                              9,230          (16,942)           45.22
 Exercised                                                --          (41,576)            9.03
 Expired                                               1,755           (1,647)           51.61
                                                     -------          -------
Balance as of June 30, 2001                           24,147          171,559            33.02
 Increase in authorized shares                        50,326               --               --
 Granted                                             (46,025)          46,025             6.14
 Canceled                                             30,551          (40,531)           35.65
 Exercised                                                --          (11,928)            3.08
 Expired                                               8,607          (12,551)           38.17
                                                     -------          -------
Balance as of June 30, 2002                           67,606          152,574            26.11
 Increase in authorized shares                         7,226               --               --
 Granted                                             (26,108)          26,108             2.63
 Canceled                                             26,033          (30,734)           21.91
 Exercised                                                --           (4,081)            1.39
 Expired                                               8,688          (23,603)           35.34
                                                     -------          -------
Balance as of June 30, 2003                           83,445          120,264            21.12
                                                     =======          =======
Options exercisable as of:
 June 30, 2001                                                         52,864          $ 21.66
 June 30, 2002                                                         64,412            29.34
 June 30, 2003                                                         70,060            27.24

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The following table summarizes information about options outstanding as of June 30, 2003 (shares in thousands):

                                               Options Outstanding                            Options Exercisable
                              -----------------------------------------------------     -------------------------------
                                              Weighted-Average
                                                  Remaining
                                 Number       Contractual Life     Weighted-Average        Number       Weighted-Average
 Range of Exercise Prices     Outstanding        (in years)         Exercise Price      Exercisable      Exercise Price
 ------------------------     -----------     ----------------     ----------------     -----------     ----------------
      $   0.00-  0.03               373              0.8              $  0.00                372           $  0.00
          0.04-  0.04               119              5.5                 0.04                118              0.04
          0.24-  0.35               109              1.2                 0.32                109              0.32
          0.39-  0.39                 6              1.3                 0.39                  6              0.39
          0.60-  0.86             2,016              3.1                 0.78              2,016              0.78
          0.95-  1.39             1,246              3.7                 1.19              1,246              1.19
          1.45-  2.14             3,453              5.3                 1.88              1,734              1.64
          2.18-  3.27            19,702              7.3                 2.75                561              2.85
          3.28-  4.82            18,288              6.1                 3.87              7,321              3.98
          4.98-  7.37             7,063              3.6                 6.59              6,692              6.60
          7.50- 11.19            12,695              5.8                 8.93              6,177              9.03
         11.29- 16.93            13,611              4.6                14.96              8,947             15.23
         16.94- 24.63            17,957              4.0                20.68             16,173             20.76
         25.63- 36.41             4,618              5.7                29.48              4,097             29.10
         38.50- 57.31             4,590              5.3                50.71              3,602             51.00
         58.56- 87.63             7,590              6.0                70.16              5,449             69.99
         88.00-131.81             6,687              4.6               112.12              5,316            112.57
        132.31-146.53               141              3.0               138.24                124            138.31
                                 ------                                                   ------
                                120,264                                                   70,060
                                =======                                                   ======

Employee Stock Purchase Plans:

     In June 1998, the Company adopted the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan, as amended (the "98 Purchase Plan"). The 98 Purchase Plan, effective August 1, 1998, provides eligible employees with the opportunity to acquire an ownership interest in the Company through participation in a program of periodic payroll deductions applied at specific intervals to the purchase of the Company's common stock. The 98 Purchase Plan is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. However, the 98 Purchase Plan is not intended to be a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The 98 Purchase Plan will terminate upon the earlier of August 1, 2008 or the date on which all shares available for issuance have been sold. Under the 98 Purchase Plan, 6.7 million,
2.6 million and 0.7 million shares were issued during fiscal 2003, 2002 and 2001, respectively, with weighted-average prices of $2.02, $6.74 and $23.54 per share, respectively. Of the 50.0 million shares authorized to be issued under the 98 Purchase Plan, 39.2 million shares remained available for issuance as of June 30, 2003.

     In November 1999, the Company adopted the JDS Uniphase Corporation 1999 Canadian Employee Stock Purchase Plan, as amended (the "Canadian Plan"). The Canadian Plan has similar provisions to the 98 Purchase Plan. Under the Canadian Plan, 0.9 million, 1.0 million and 0.3 million shares were issued during fiscal 2003, 2002 and 2001, respectively, with weighted-average prices of $2.15, $7.01 and $34.09 per share, respectively. Of the 10.0 million shares authorized to be issued under the Canadian Plan, 7.8 million shares remained available for issuance as of June 30, 2003.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     As a result of the acquisitions of SDL in fiscal 2001 and OCLI and E-TEK in fiscal 2000, the Company assumed the employee stock purchase plans of these acquired companies. The SDL employee stock purchase plan remained effective as of June 30, 2002 and terminated on October 10, 2002.

Stock-Based Compensation:

     In connection with certain of the Company's acquisitions, outstanding stock options held by the employees of the acquired companies became exercisable, according to their terms, for the Company's common stock effective at the acquisition date. These options did not reduce the shares available for grant under any of the Company's other option plans. For acquisitions accounted for as purchases, the fair value of these options was included as part of the purchase price. As of July 1, 2000, the Company began recording deferred compensation related to unvested options held by the employees of the companies acquired in a purchase acquisition in accordance with FIN No. 44. The deferred compensation expense calculation and future amortization is based on the vesting schedule of the awards. Amortization of the deferred stock-based compensation was $47.9 million, $117.9 million and $52.6 million in fiscal 2003, 2002 and 2001, respectively.

     During fiscal 2003 and 2002, the Company reversed $4.7 million and $12.0 million, respectively, of the unamortized balance of deferred stock-based compensation related to unvested options held by certain SDL and OPA employees who left through normal attrition or were terminated as part of the Company's Global Realignment Program.

     During fiscal 2001, in connection with the severance agreement of a former executive, the Company extended the exercise period for options to purchase 1.2 million shares of common stock at exercise prices ranging from $2.60 to $105.59. The Company determined the compensation expense for these stock options based on the stock price on the date of modification. As a result, the Company recorded compensation expense of $11.1 million associated with these stock options. During fiscal 2003, in connection with the severance agreements of former executives, the Company extended the exercise period for options to purchase
11.0 million shares at prices ranging from $0.70 to $112.63. No compensation expense was recorded on these options.

     In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company is required to present pro forma information regarding its net loss and net loss per share as if the Company had accounted for its employee stock options (including shares issued under the employee stock purchase plans, collectively the "options"), granted subsequent to June 30, 1995 using the fair value method of accounting. The fair value of the options granted in fiscal 2003, 2002, and 2001 has been estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                        Employee Stock Option Plans       Employee Stock Purchase Plans
                                      -------------------------------     ------------------------------
                                      FY 2003     FY 2002     FY 2001     FY 2003     FY 2002     FY 2001
                                      -------     -------     -------     -------     -------     -------
Expected life (in years)                5.00        5.00        5.00        0.50        0.50       0.50
Volatility                              0.80        0.79        0.78        0.79        0.79       0.78
Risk-free interest rate                 3.07%       4.30%       5.00%       1.69%       2.72%      5.70%
Dividend yield                          0.00%       0.00%       0.00%       0.00%       0.00%      0.00%

     The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models such as the Black-Scholes option pricing model require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of its options.

     The weighted-average fair value of employee stock options granted during fiscal 2003, 2002 and 2001 was $1.87, $4.13 and $26.81 per share, respectively. The weighted-average exercise price of employee stock options

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

granted during fiscal 2003, 2002 and 2001 was $2.63, $6.14 and $34.34 per share, respectively. The weighted-average fair value of shares granted under the employee stock purchase plans during fiscal 2003, 2002 and 2001 was $0.88, $2.95 and $21.92 per share, respectively.

Note 10. Employee Benefit Plans

     The Company sponsors the JDS Uniphase Corporation Employee 401(k) Retirement Plan (the "401(k) Plan"), a Defined Contribution Plan under ERISA, which provides retirement benefits for its eligible employees through tax deferred salary deductions. The 401(k) Plan allows employees to contribute up to 20% of their annual compensation, with such contributions limited to $12,000 in calendar year 2003 as set by the Internal Revenue Service. Prior to January 1, 2001, the Company's matching contributions consisted of $0.25 per dollar contributed by employees with at least six months of service. Effective January 1, 2001, the 401(k) Plan provides for a 100% match of employees' contributions up to the first 3% of annual compensation and a 50% match on the next 2% of compensation, subject to a maximum matching contribution of $3,600 per employee in calendar year 2003. Employees have the option to invest the Company's matching contributions in the Company's common stock and are allowed to sell their shares without restrictions, subject to the Company's insider trading policies. Employees are not allowed to invest their own contributions in the Company's common stock. All matching contributions are made in cash and vest immediately. The Company's matching contributions to the 401(k) Plan were $7.0 million in fiscal 2003, $9.5 million in fiscal 2002 and $3.2 million in fiscal 2001.

Note 11. Reduction of Goodwill

     During fiscal 2003, the Company recorded $225.7 million of impairment charges in accordance with SFAS No. 142. During fiscal 2002 and fiscal 2001, the Company recorded $4,360.8 million and $49,699.5 million, respectively, of impairment charges in accordance with SFAS No. 121.

Fiscal 2003 Charges:

     On July 1, 2002, the Company adopted SFAS No. 142, under which goodwill is reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. In addition, the Company was required to perform a transitional impairment review related to the carrying value of goodwill as of July 1, 2002. During the first quarter of fiscal 2003, the Company completed the transitional impairment review related to the carrying value of goodwill as of July 1, 2002 and determined that there was no impairment beyond amounts previously recorded as of that date.

     As part of its quarterly review of financial results in the first quarter of fiscal 2003, the Company noted indicators that the carrying value of its goodwill may not be recoverable and performed an additional impairment review. The impairment review was performed because of the prolonged economic downturn affecting the Company's operations and revenue forecasts. As the Company determined that the continued decline in market conditions within the Company's industry was significant and prolonged, the Company evaluated the recoverability of its goodwill in accordance with SFAS No. 142 during the first quarter of fiscal 2003. The Company did not identify any impairment indicators during the rest of fiscal 2003.

     Under the first step of the interim SFAS No. 142 analysis, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income approach, the Company assumed a cash flow period of 5 years, long-term annual growth rates of 9% to 33%, a discount rate of 12.5% and terminal value growth rates of 5% to 7%. Based on the first step analysis, the Company determined that the carrying amount of three reporting units within the Communications Products Group was in excess of their fair value. As such, the Company was required to perform the second step analysis on the three reporting units that have failed the first step test to determine the amount of the impairment loss. As of the filing of the Quarterly Report on Form 10-Q for the first quarter of fiscal 2003, the Company had not completed the second

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

step analysis due to the complexities involved in determining the implied fair value of the goodwill of each reporting unit. However, the Company determined that an impairment loss was probable and could be reasonably estimated. Therefore, as permitted by SFAS No. 142, the Company recorded an estimated impairment charge of $224.4 million to reduce the carrying value of its goodwill in the first quarter of fiscal 2003.

     During the second quarter of fiscal 2003, the Company completed the second step analysis in connection with the impairment review for the first quarter of fiscal 2003 and recorded an additional impairment charge of $1.3 million, as the actual impairment charge was determined to be higher than the estimated charge recorded in the first quarter of fiscal 2003.

     During the fourth quarter of fiscal 2003, the Company completed the annual impairment review related to the carrying value of goodwill as of June 30, 2003 and determined that there was no impairment beyond amounts previously recorded as of that date.

     The following table summarizes the impairment charges recorded during fiscal 2003 (in millions):


Reporting Units
Communications Products Group:
 Active Components                                $ 54.6
 Optical Layer                                      28.7
 Transmission                                      142.4
                                                  ------
Total                                             $225.7
                                                  ======

Fiscal 2002 Charges:

     As a result of the Phase 2 restructuring activities in the first quarter of fiscal 2002 (see Note 13), the Company restructured its businesses and realigned its operations to focus on certain markets and core opportunities. In the process, the Company abandoned certain redundant products and product platforms and reduced its workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, the Company wrote down the related intangible assets to their fair value, which was determined to be $0, and recorded total charges of $31.2 million related to goodwill.

     As part of its quarterly reviews of financial results, the Company noted indicators in the second, third and fourth quarters of fiscal 2002 that the carrying value of its goodwill may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 121 because of the prolonged economic downturn affecting the Company's operations and revenue forecasts. As a result of the prolonged economic downturn, the Company's projected future revenue and cash flows for certain of the Company's asset groupings were revised downward in the second, third and fourth quarters of fiscal 2002. Therefore, the Company recorded charges to reduce goodwill based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

     The following table summarizes the write-downs of goodwill for the second quarter of fiscal 2002 (in millions):


                               Reductions of         Long-Term Annual
Acquired Entities                 Goodwill             Growth Rate
-----------------              -------------         ----------------
OCLI                             $  514.1                  5%-60%
SDL                                 751.0                 15%-60%
                                 --------
Total                            $1,265.1
                                 ========

     The Company assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing the Company's estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The following table summarizes the write-downs of goodwill for the third quarter of fiscal 2002 (in millions):


                               Reductions of          Long-Term Annual
Acquired Entities                 Goodwill              Growth Rate
-----------------              -------------          ----------------
E-TEK                            $  697.5                  30%-35%
JDS FITEL                         1,184.7                  30%-42%
OCLI                                 20.3                   4%-13%
SDL                                 762.5                  27%-50%
Other                               206.5                   7%-45%
                                 --------
Total                            $2,871.5
                                 ========

     The Company assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing the Company's estimated growth in the period of industry recovery, which decreases in the later years.

     The following table summarizes the write-downs of goodwill for the fourth quarter of fiscal 2002 (in millions):


                              Reductions of          Long-Term Annual
Acquired Entities               Goodwill               Growth Rate
-----------------             -------------          ---------------
Epitaxx                          $130.8                   25%-40%
SDL                                43.5                   15%-50%
UNL                                18.7                   25%-50%
                                 ------
Total                            $193.0
                                 ======

     The Company assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing the Company's estimated growth in the period of industry recovery, which decreases in the later years.

Fiscal 2001 Charges:

     As a result of the Phase 1 restructuring activities in the fourth quarter of fiscal 2001, the Company restructured certain of its businesses and realigned its operations to focus on more attractive markets and core opportunities. In the process, the Company abandoned certain redundant products and product platforms and reduced its workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, the Company wrote down the related intangible assets to their fair value, which was determined to be $0, and recorded total charges of $3,075.4 million related to goodwill.

     Beginning in the third quarter of fiscal 2001, the Company evaluated the carrying value of its long-lived assets pursuant to SFAS No. 121 because of the prolonged economic downturn affecting its operations and expected future sales. As the Company determined that the continued decline in market conditions within its industry was significant and other-than-temporary during the third and fourth quarters of fiscal 2001, the Company recorded charges to reduce goodwill and other long-lived assets based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

     The following table summarizes the write-downs of goodwill for the third quarter of fiscal 2001 (in millions):


                              Reductions of          Long-Term Annual
Acquired Entities               Goodwill               Growth Rate
-----------------            --------------          ----------------
ETEK                           $ 7,669.6                 15%-40%
SDL                             29,214.4                 15%-40%
EPD                              2,397.3                 15%-40%
Other                              495.9                 15%-40%
                               ---------
Total                          $39,777.2
                               =========

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The Company assumed a cash flow period of 5 years, a discount rate of 13%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing the Company's estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

     The following table summarizes the write-downs of goodwill for the fourth quarter of fiscal 2001 (in millions):

                             Reductions of           Long-Term Annual
Acquired Entities              Goodwill                 Growth Rate
-----------------            -------------           ----------------
E-TEK                           $3,353.9                  15%-60%
OCLI                             1,012.7                  15%-60%
SDL                              2,480.3                  15%-60%
                                --------
Total                           $6,846.9
                                ========

     The Company assumed a cash flow period of 5 years, a discount rate of 14.5%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing the Company's estimated growth in the period of industry recovery, which decreases in the later years.

Note 12. Reduction of Other Long-Lived Assets

     During fiscal 2003, the Company recorded $167.9 million of reductions in the carrying value of its long-lived assets in accordance with SFAS No. 144. During fiscal 2002 and fiscal 2001, the Company recorded $1,618.6 million and $385.5 million, respectively, of reductions in the carrying value of its long-lived assets in accordance with SFAS No. 121. These charges excluded asset write-downs associated with the Global Realignment Program (see Note 13). The following table summarizes the components of the reductions of other long-lived assets (in millions):


                                                           Years Ended June 30,
                                                   ------------------------------------
                                                    2003           2002           2001
                                                   ------        --------        ------
Assets held and used:
 Purchased intangibles (other than goodwill)       $ 68.6        $1,243.1        $375.3
 Property, plant and equipment                       79.1           375.5          10.2
Assets held for sale:
 Property, plant and equipment                       20.2              --            --
                                                   ------        --------        ------
Total reductions of other long-lived assets        $167.9        $1,618.6        $385.5
                                                   ======        ========        ======

Fiscal 2003 Charges:

Assets Held and Used:

     On July 1, 2002, the Company adopted SFAS No. 144, under which long-lived assets other than goodwill are tested for recoverability if certain events or changes in circumstances indicate that the carrying value may not be recoverable. The Company noted indicators during the first quarter of fiscal 2003 that the carrying value of its long-lived assets, including purchased intangibles recorded in connection with its various acquisitions and property, plant and equipment, may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 144 because of the prolonged economic downturn affecting the Company's operations and revenue forecasts. As a result of the prolonged economic downturn, the Company's projected future revenue and cash flows for certain of the Company's asset groupings were revised downward in the first quarter of fiscal 2003. Therefore, the Company evaluated the recoverability of its long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. For purchased intangibles, fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows. For tangible fixed assets, the Company valued these assets that were subject to impairment using specific appraisals.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The following table summarizes the write-downs of purchased intangibles and property, plant and equipment by acquisition for the first quarter of fiscal 2003 (in millions):


                             Purchased         Property, Plant and
Acquired Entities           Intangibles             Equipment
-----------------           -----------        -------------------
Datacom                        $39.1              $15.6
Epitaxx                         19.9               26.3
SDL                               --               24.3
Scion                            8.9               12.9
Other                            0.7                 --
                               -----              -----
Total                          $68.6              $79.1
                               =====              =====

     During the rest of fiscal 2003, the Company noted no impairment indicators in connection with its long-lived assets held and used, and accordingly, a test of recoverability of its long-lived assets was not required.

Assets Held for Sale:

     During the third quarter and fourth quarter of fiscal 2003, the Company classified certain property, plant and equipment intended to be disposed of within a twelve month period as assets held for sale. In accordance with SFAS No. 144, the Company recorded an impairment charge of $13.3 million, representing the amount by which their carrying value exceeds fair value less cost to sell. During the first quarter of fiscal 2003, the Company classified certain property and equipment as assets held for sale in connection with the sales of its SIFAM and Cronos subsidiaries (see Note 18) and recorded total impairment charges of $6.9 million.

Fiscal 2002 Charges:

     As a result of the Phase 2 restructuring activities in the first quarter of fiscal 2002 (see Note 13), the Company restructured its businesses and realigned its operations to focus on certain markets and core opportunities. In the process, the Company abandoned certain redundant products and product platforms and reduced its workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, the Company wrote down the related intangible assets to their fair value, which was determined to be $0, and recorded total charges of $10.8 million related to purchased intangibles other than goodwill.

     As part of its quarterly reviews of financial results, the Company noted indicators in the second, third and fourth quarters of fiscal 2002 that the carrying value of its long-lived assets, including significant amounts of purchased intangibles recorded in connection with its various acquisitions, may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 121 because of the prolonged economic downturn affecting the Company's operations and revenue forecasts. As a result of the prolonged economic downturn, the Company's projected future revenue and cash flows for certain of the Company's asset groupings were revised downward in the second, third and fourth quarters of fiscal 2002. Therefore, the Company recorded charges to reduce its long-lived assets based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

     The following table summarizes the write-downs of its long-lived assets, consisting of purchased intangibles, for the second quarter of fiscal 2002 (in millions):


                              Purchased           Long-Term Annual
Acquired Entity              Intangibles             Growth Rate
---------------              -----------          ----------------
SDL                             $2.5                  15%-60%

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The Company assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing the Company's estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

     The following table summarizes the write-downs of its long-lived assets, consisting of purchased intangibles and property, plant and equipment, for the third quarter of fiscal 2002 (in millions):


                             Purchased      Property, Plant   Long-Term Annual
Acquired Entities           Intangibles      and Equipment      Growth Rate
-----------------           -----------     ---------------   ----------------
E-TEK                          $224.1           $ 1.1              30%-35%
JDS FITEL                       233.9              --              30%-42%
OCLI                            210.7            67.2               4%-13%
SDL                             247.6            10.4              27%-50%
Other                             9.0             8.6               7%-45%
                               ------           -----
Total                          $925.3           $87.3
                               ------           -----

     The Company assumed a cash flow period of 5 years, a discount rate of 14%, and terminal growth rates of 5% to 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

     The following table summarizes the write-downs of its long-lived assets, consisting of purchased intangibles and property, plant and equipment, for the fourth quarter of fiscal 2002 (in millions):


                            Purchased      Property, Plant    Long-Term Annual
Acquired Entities          Intangibles      and Equipment       Growth Rate
-----------------          -----------     ---------------    ---------------
E-TEK                        $   --             $ 63.2             22%-45%
JDS FITEL                     132.5               90.7                 17%
SDL                           165.2               61.7             15%-50%
Other                           6.8               72.6              7%-50%
                             ------             ------
Total                        $304.5             $288.2
                             ======             ======

     The Company assumed a cash flow period of 1-5 years, a discount rate of 14%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

Fiscal 2001 Charges:

     As a result of the Phase 1 restructuring activities in the first quarter of fiscal 2001 (see Note 13), the Company restructured its businesses and realigned its operations to focus on certain markets and core opportunities. In the process, the Company abandoned certain redundant products and product platforms and reduced its workforce that had been valued in previous acquisitions. In accordance with SFAS No. 121, the Company wrote down the related intangible assets to their fair value, which was determined to be $0, and recorded total charges of $298.1 million related to purchased intangibles other than goodwill.

     As part of its quarterly reviews of financial results, the Company noted indicators in the third and fourth quarters of fiscal 2001 that the carrying value of its long-lived assets, including significant amounts of purchased intangibles recorded in connection with its various acquisitions, may not be recoverable and performed an impairment review. The impairment review was performed pursuant to SFAS No. 121 because of the prolonged economic downturn affecting the Company's operations and revenue forecasts. As a result of the prolonged economic downturn, the Company's projected future revenue and cash flows for certain of the Company's asset groupings were revised downward in the fourth quarter of fiscal 2001. Therefore, the Company recorded charges to reduce its long-lived assets based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The following table summarizes the write-downs of its long-lived assets, consisting of purchased intangibles and property, plant and equipment, for the fourth quarter of fiscal 2001 (in millions):


                          Purchased       Property, Plant     Long-Term Annual
Acquired Entities        Intangibles       and Equipment        Growth Rate
-----------------        -----------      ---------------     ----------------
OCLI                        $77.2             $ 8.6               15%-60%
SDL                            --               1.6               15%-60%
                            -----             -----
Total                       $77.2             $10.2
                            =====             =====


     The Company assumed a cash flow period of 5 years, a discount rate of 14.5%, and terminal growth rate of 7%. The long-term annual growth rates are higher in the early years of the 5-year cash flow period, representing our estimated growth in the period of industry recovery, and a reduced growth rate in the later years.

Note 13. Global Realignment Program Charges

Overview:

     In April 2001, the Company initiated the Global Realignment Program, under which it began restructuring its business in response to the economic downturn. Through the end of fiscal 2003, the Company implemented 7 phases of restructuring activities and recorded total restructuring charges of $645.6 million. In addition, the Company incurred charges other than restructuring of $474.9 million related to the Global Realignment Program. Restructuring activities initiated prior to December 31, 2002 were recorded in accordance with EITF No. 94-3, and restructuring activities initiated after December 31, 2002 were recorded in accordance with SFAS No. 146 (see Note 1) and SFAS No. 112, "Employers' Accounting for Post employment Benefits."

     Under the Global Realignment Program, the Company is consolidating and reducing its manufacturing, research and development, sales and administrative facilities in North America, Europe and Asia-Pacific. The total number of sites and buildings closed or scheduled for closure is 29. Based on the decisions made through the end of fiscal 2003, the Company will reduce its total workforce by approximately 19,630 employees upon the completion of the Global Realignment Program. As of June 30, 2003, 19,347 employees have been terminated.

Phases 1 through 3 Restructuring Activities:

     The Company implemented its Phase 1 through 3 restructuring activities during the fourth quarter of fiscal 2001 through the fourth quarter of 2002. The following table summarizes the restructuring charges under these phases from inception through the end of fiscal 2003 (in millions):

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


                                               Workforce     Facilities and
                                               Reduction        Equipment       Lease Costs       Total
                                               ---------     --------------     -----------     --------
Initial restructuring charges -- Phase 1        $ 79.1          $ 122.2           $ 63.0        $ 264.3
Cash payments                                    (24.9)              --             (0.9)         (25.8)
Non-cash charges                                 (11.1)          (122.2)              --         (133.3)
                                                ------          -------           ------        -------
Accrual balance as of June 30, 2001               43.1               --             62.1          105.2
Initial restructuring charges -- Phase 2          55.8            141.3             45.9          243.0
Initial restructuring charges -- Phase 3          26.7             10.4              4.9           42.0
Cash payments                                    (90.5)              --            (30.6)        (121.1)
Adjustments                                      (15.5)             2.2             (6.1)         (19.4)
Cash proceeds in excess of salvage value            --             (5.6)              --           (5.6)
Non-cash charges                                    --           (148.3)              --         (148.3)
                                                ------          -------           ------        -------
Accrual balance as of June 30, 2002               19.6               --             76.2           95.8
Cash payments                                    (14.4)              --            (19.3)         (33.7)
Adjustments                                       (1.5)             9.2              8.0           15.7
Cash proceeds in excess of salvage value            --             (2.8)              --           (2.8)
Non-cash charges                                  (1.2)            (6.4)             0.4           (7.2)
                                                ------          -------           ------        -------
Accrual balance as of June 30, 2003             $  2.5          $    --           $ 65.3        $  67.8
                                                ======          =======           ======        =======

     In conection with the Phase 1 through 3 restructuring activities, management with the appropriate level of authority approved and committed the Company to plans to close 24 sites, vacate buildings at the closed sites as well as at other continuing operations, and reduce its workforce by approximately 15,700 employees. These sites were located in Asheville, North Carolina; Bracknell, United Kingdom; Freehold, New Jersey; Hillend, United Kingdom; Oxford, United Kingdom; Richardson, Texas; Rochester, New York; Shunde, China, Taipei, Taiwan, Arnhem, Netherlands; Gloucester, Massachusetts; Manteca, California; Plymouth, United Kingdom; Victoria, British Columbia; Witham, United Kingdom; two sites in Ottawa, Ontario; Columbus, Ohio; Eatontown, New Jersey; San Jose, California; Sydney, Australia; Toronto, Ontario; Torquay, United Kingdom; and Waghaeusel-Kirrlach, Germany.

Workforce Reduction:

     In connection with the Phase 1 through 3 restructuring activities, the Company recorded total initial charges of $161.6 million primarily related to severance and fringe benefits associated with the reduction of approximately 15,700 employees, which includes non-cash severance charges of $11.1 million related to the modification of a former executive's stock options. During the fiscal periods 2002 and 2003, the Company recorded decreases of $15.5 million and $1.5 million respectively to the accrual balance, as the actual amounts paid for such charges were lower than originally estimated.

     Approximately 13,600 employees were engaged in manufacturing, 900 in research and development, and 1,200 in selling, general and administrative functions. Approximately 13,250 employees were located in North America, 1,400 in Europe, and 1,050 in Asia-Pacific. The Company has substantially completed its Phase 1 through 3 workforce reductions. The remaining accrual balance reflects severance and benefit payments scheduled to be paid in the first quarter of fiscal 2004.

Facilities and Equipment and Lease Costs:

     In connection with the Phases 1 through 3 restructuring activities, property and equipment that were disposed of or removed from operations resulted in an initial charge of $273.9 million, of which $229.2 million was related to the Communications Products Group, $41.2 million was related to the Thin Film Products Group and $3.5 million was related to the "All Other" category for segment reporting purposes (see Note 17). The property and equipment write-downs consisted primarily of owned buildings, leasehold improvements, computer equipment and related

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

software, production and engineering equipment, and office equipment, furniture and fixtures. During fiscal 2002 and 2003, the Company recorded total adjustments of $2.2 million and $9.2 million, respectively, primarily due to additional declines in the fair market value of owned buildings held for disposal. In addition, during fiscal 2002 and 2003, the Company received $5.6 million and $2.8 million, respectively, of cash proceeds in excess of the estimated salvage value of certain restructured assets sold.

     The Company has substantially completed the disposal of its restructured assets through auctions, donations and scrapping of the assets. The remaining assets are primarily owned buildings that could not be sold within twelve months as was previously expected. The market conditions in the cities where these buildings are located, Plymouth, United Kingdom and Taipei, Taiwan, have continued to weaken during fiscal 2003. This was exacerbated with the continued economic downturn in the telecommunications industry. The Company currently anticipates disposing of these assets within the next 6 to 12 months.

     In connection with the Phases 1 through 3 restructuring activities, the Company incurred charges of $113.8 million for exiting and terminating leases primarily related to excess or closed facilities with planned future exit dates. The Company estimated the cost of exiting and terminating the facility leases based on the contractual terms of the agreements and real estate market conditions. During fiscal 2002, the Company recorded a net decrease of $6.1 million to the accrual balance and negotiated subleases and termination agreements. During fiscal 2003, the Company recorded an increase of $8.0 million to the accrual balance primarily due to changes in real estate market conditions. The Company anticipates that it will take approximately 12 to 27 months to sublease the remaining vacated properties. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2013.

Phase 4 Restructuring Activities:

     The Company implemented its Phase 4 restructuring activities during the first quarter of fiscal 2003. The following table summarizes the Company's Phase 4 restructuring charges from inception through the end of fiscal 2003 (in millions):


                                            Workforce
                                            Reduction     Lease Costs    Total
                                            ---------     -----------   -------
Initial restructuring charges -- Phase 4     $ 20.5          $ 7.2       $ 27.7
Cash payments                                 (18.4)          (0.8)       (19.2)
Adjustments                                    (1.6)           0.2         (1.4)
                                             ------          -----       ------
Accrual balance as of June 30, 2003          $  0.5          $ 6.6       $  7.1
                                             ======          =====       ======

     In connection with the Phase 4 restructuring activities, management with the appropriate level of authority approved and committed the Company to plans to close two sites, vacate buildings at the closed sites as well as at other continuing operations and reduce its workforce by approximately 1,150 employees. The closed sites were located in Raleigh, North Carolina and San Jose, California. The San Jose, California site is related to the E-TEK operations, which are to be relocated to the Company's other sites located in West Trenton, New Jersey and Shenzhen, China. The Company's San Jose headquarters will continue to occupy a portion of the E-TEK site.

Workforce Reduction:

     In connection with the Phase 4 restructuring activities, the Company recorded total charges of $20.5 million primarily related to severance and fringe benefits associated with the reduction of approximately 1,150 employees. Approximately 800 employees were engaged in manufacturing, 250 in research and development, and 100 in selling, general and administrative functions. All employees were located in North America. During 2003, an adjustment of $1.6 million was recorded due to lower than expected cash payments. As of June 30, 2003, the Company has substantially completed its Phase 4 workforce reductions and expects to complete its Phase 4 workforce reduction by the end of the first quarter of fiscal 2004.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Lease Costs:

     In connection with the Phase 4 restructuring activities, the Company accrued total charges of $7.2 million for exiting and terminating leases primarily related to excess or closed facilities with planned future exit dates. The Company estimated the cost of exiting and terminating the facility leases based on the contractual terms of the agreements and real estate market conditions. During fiscal 2003, the Company recorded an increase of $0.2 million to the accrual balance primarily due to changes in real estate market conditions. The Company anticipates that it will take approximately 10 months to sublease the remaining vacated properties. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2016.

Phase 5 Restructuring Activities:

     The Company implemented its Phase 5 restructuring activities during the second quarter of fiscal 2003. The following table summarizes the Company's Phase 5 restructuring charges from inception through the end of fiscal 2003 (in millions):


                                              Workforce     Facilities and
                                              Reduction       Equipment       Lease Costs       Total
                                              ---------     --------------    -----------      -------
Initial restructuring charges -- Phase 5       $ 35.5           $ 0.5            $30.0         $ 66.0
Cash payments                                   (23.4)             --             (0.5)         (23.9)
Non-cash charges                                   --            (0.5)              --           (0.5)
Adjustments                                       5.7              --              4.8           10.5
                                               ------           -----            -----         ------
Accrual balance as of June 30, 2003            $ 17.8           $  --            $34.3         $ 52.1
                                               ======           =====            =====         ======

     In connection with the Phase 5 restructuring activities, management with the appropriate level of authority approved and committed the Company to plans to close one site, located in Eindhoven, Netherlands, vacate buildings at the closed site as well as at other continuing operations and reduce its workforce by approximately 1,700 employees.

Workforce Reduction:

     In connection with the Phase 5 restructuring activities, the Company recorded total charges of $35.5 million primarily related to severance and fringe benefits associated with the reduction of approximately 1,700 employees. Approximately 1,400 employees were engaged in manufacturing, 100 in research and development, and 200 in selling, general and administrative functions. Approximately 1,400 employees were located in North America and 300 employees in Europe. During 2003, the Company increased its estimate of costs related to the workforce reduction by $5.7 million as a result of higher expected cash payments. As of June 30, 2003, 1,539 employees have been terminated. The Company expects to complete its Phase 5 workforce reduction by the end of fiscal 2004.

Facilities and Equipment and Lease Costs:

     In connection with the Phase 5 restructuring activities, property and equipment that were disposed of or removed from operations resulted in total charges of $0.5 million related to the Communications Products Group. The property and equipment write-downs consisted primarily of leasehold improvements, computer equipment and related software, production and engineering equipment, and office equipment, furniture and fixtures. The Company expects to complete the disposal of property and equipment by the end of fiscal 2004.

     In connection with the Phase 5 restructuring activities, the Company accrued total charges of $30.0 million for exiting and terminating leases primarily related to excess or closed facilities with planned future exit dates. The Company estimated the cost of exiting and terminating the facility leases based on the contractual terms of the agreements and real estate market conditions. During the third and fourth quarters of 2003, the Company recorded an increase of $4.8 million to the accrual balance primarily due to changes in real estate market conditions, which

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

resulted in changes regarding estimated vacancy duration and sublease income. The Company anticipates that it will take approximately 9 to 52 months to sublease the remaining vacated properties. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2021.

Phase 6 Restructuring Activities:

     The Company implemented its Phase 6 restructuring activities during the third quarter of fiscal 2003. The following table summarizes the Company's Phase 6 restructuring charges from inception through the end of fiscal 2003 (in millions):


                                                 Workforce
                                                 Reduction
                                                 ---------
Initial restructuring charges -- Phase 6           $ 5.0
Additional restructuring charges -- Phase 6          1.1
Cash payments                                       (3.6)
                                                   -----
Accrual balance as of June 30, 2003                $ 2.5
                                                   =====

Workforce Reduction:

     In connection with the Phase 6 restructuring activities, management with the appropriate level of authority approved and committed the Company to plans to reduce its workforce by approximately 260 employees. The Company recorded total charges of $6.1 million primarily related to severance and fringe benefits associated with the workforce reductions. Additional restructuring charges were included in the fourth quarter of fiscal 2003, for approximately 20 employees, which were notified in that quarter. The severance and fringe benefit accrual was accounted for under SFAS No. 112.

     Approximately 200 employees were engaged in manufacturing, 50 in research and development, and 10 in selling, general and administrative functions. All employees were located in North America. As of June 30, 2003, approximately 180 employees have been terminated. The Company expects to complete its Phase 6 workforce reduction by the end of the third quarter of fiscal 2004.

Phase 7 Restructuring Activities:

     The Company implemented its Phase 7 restructuring activities during the fourth quarter of fiscal 2003. The following table summarizes the Company's Phase 7 restructuring charges (in millions):

                                              Workforce
                                              Reduction     Lease Costs      Total
                                             -----------   -------------   ---------
Initial restructuring charges -- Phase 7        $ 2.4          $ 2.7          $ 5.1
Cash payments                                    (0.3)          (0.2)          (0.5)
                                                -----          -----          -----
Accrual balance as of June 30, 2003             $ 2.1          $ 2.5          $ 4.6
                                                =====          =====          =====

Workforce Reduction:

     In connection with the Phase 7 restructuring activities, management with the appropriate level of authority approved and committed the Company to plans to reduce its workforce by approximately 70 employees. The Company recorded total charges of $2.4 million primarily related to severance and fringe benefits associated with the workforce reductions.

     Approximately 20 employees were engaged in manufacturing, 20 in research and development, and 30 in selling, general and administrative functions. All employees were located in North America. As of June 30, 2003,

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

approximately 28 employees have been terminated. The Company expects to complete its Phase 7 workforce reduction by the end of the second quarter of fiscal 2004.

Facility and Lease Costs:

     In connection with the Phase 7 restructuring activities, the Company accrued total charges of $2.7 million for exiting lease related to one closed facility, located in San Jose, California. The Company estimated the cost of the facility lease based on the contractual terms of the agreements and real estate market conditions. The Company anticipates that it will take approximately 15 months to sublease the property. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2006. The lease costs accrual was accounted for under SFAS No. 146.

Charges Other Than Restructuring:

     In addition to the charges recorded in connection with the restructuring activities, the Company incurred total other charges of $474.9 million related to the Global Realignment Program. Details of these charges were as follows (in millions):


                                                     Years Ended June 30,
                                              ---------------------------------
                                                2003        2002         2001
                                              -------     --------     --------
Property and equipment                         $36.3       $164.7       $  6.4
Inventories                                       --           --        173.5
Purchase commitments and other obligations      (2.5)        (7.4)        55.6
Workforce-related charges                       14.7         12.3          0.2
Lease costs                                      5.5          6.4           --
Moving and other costs                           1.7          6.7          0.8
                                               -----       ------       ------
Total other charges                            $55.7       $182.7       $236.5
                                               =====       ======       ======


     During fiscal 2003, 2002 and 2001, the Company recorded $36.3 million, $164.7 million and $6.4 million, respectively, of additional depreciation from changes in the estimated useful life and the write-downs of certain property and equipment that were identified for disposal but remained in use until the date of disposal. Total amount recorded in fiscal 2002 was net of $3.8 million of cash proceeds in excess of the estimated salvage value of certain assets sold. Cash proceeds totaled $3.2 million in fiscal 2003.

     During fiscal 2001, the Company recorded charges associated with inventory write-downs, purchase commitments and other obligations of $229.1 million resulting from product consolidations and discontinuations in connection with the Global Realignment Program. During fiscal 2003 and 2002, the Company recorded decreases of $2.5 million and $7.4 million, respectively, to the accrual balance, as the actual amounts paid to settle certain commitments and other obligations were lower than originally estimated.

     During fiscal 2003, 2002 and 2001, the Company recorded workforce-related charges of $14.7 million, $12.3 million and $0.2 million, respectively, which included payments for severance and fringe benefits that were not associated with a formal plan of termination, retention bonuses and employee relocation costs. The severance and fringe benefits charges incurred in fiscal 2002 were as a result of the reduction of approximately 750 employees, consisting of approximately 600 in manufacturing, 50 in research and development, and 100 in selling, general and administrative functions. Approximately 150 employees were located in North America, 100 in Europe and 500 in Asia-Pacific. All 750 employees have been terminated and severance and benefit payments related to these employees have been paid in full.

     During fiscal 2002, the Company announced the closure of one site at Piscataway, New Jersey. Lease costs of $6.4 million were primarily related to exiting and terminating building leases at this site. The Company estimated the cost of exiting and terminating the facility leases based on the contractual terms of the agreements and the real

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

estate market conditions. The Company anticipates that it will take approximately 16 months to sublease the vacated properties. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2011. During fiscal 2003, the Company recorded additional lease charges of $5.5 million due primarily to the loss of a sub-tenant in a building in San Jose, California, not required for ongoing operations.

     During fiscal 2003, 2002 and 2001, the Company incurred moving and other costs of $1.7 million, $6.7 million and $0.8 million, respectively, related to the physical relocation of certain facilities and equipment from buildings that the Company has disposed of or planned to dispose of.

     Charges other than restructuring were recorded in the Company's Consolidated Statements of Operations as follows (in millions):


                                               Years Ended June 30,
                                         --------------------------------
                                          2003        2002         2001
                                         ------     --------     --------
Cost of sales                            $ 7.7       $124.6       $220.7
Research and development                   2.7          8.2          2.9
Selling, general and administrative       45.3         49.9         12.9
                                         -----       ------       ------
Total other charges                      $55.7       $182.7       $236.5
                                         =====       ======       ======


     As of June 30, 2003, the accrual balance related to these charges was $7.5 million, consisting primarily of purchase and lease commitments. The accrual balance was included in "Other current liabilities" in the Company's Consolidated Balance Sheet.

Recommissioning of Assets:

     Since the beginning of 2001, the Company's industry has experienced a dramatic downturn and has remained very volatile. In April 2001, the Company implemented its Global Realignment Program based on the best information available at the time. Management with the appropriate level of authority approved and committed the Company to execute the Global Realignment Program. As the Company continued to execute its restructuring plans to realign its operations and consolidate the facilities, the Company recommissioned certain property and equipment during the fourth quarter of fiscal 2002 that had previously been removed from operations and fully depreciated or written down under the Global Realignment Program. These assets were placed back into service due to the following reasons: (i) unanticipated changes in the industry and customer demand for certain product lines, (ii) impact of unforeseen warranty obligations, and (iii) changes in initial estimates. The total net book value of the recommissioned property and equipment at the time of the write-downs was $27.7 million, of which $15.9 million was related to the Communications Products Group, $10.7 million was related to the Thin Film Products Group and $1.1 million was related to the "All Other" category for segment reporting purposes (see Note 17). During fiscal 2003 $2.8 million, of these recommissioned assets have been sold, scraped or made available for sale. The recommissioned property and equipment were put back into use with a carrying value of $0 during the fourth quarter of fiscal 2002. Based on the dates these assets were placed back into service and taking into consideration the potential impact of the impairment loss on these assets, the Company would have incurred additional depreciation expense of approximately $4.2 million and $1.5 million for fiscal 2003 and 2002, respectively.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Note 14. Income Taxes

     The Company's income tax expense (benefit) consisted of the following (in millions):

                                                  Years Ended 30,
                                       -------------------------------------
                                          2003         2002          2001
                                       ---------   -----------   -----------
Federal:
 Current                                 $   --      $ (35.8)      $ (86.4)
 Deferred                                  (6.1)       462.8        (226.6)
                                           (6.1)       427.0        (313.0)
                                         ------      -------       -------
State:
 Current                                     --           --          23.0
 Deferred                                  (0.9)        65.9         (32.4)
                                           (0.9)        65.9          (9.4)
                                         ------      -------       -------
Foreign:
 Current                                  (47.5)       (68.0)         80.9
 Deferred                                  68.0       (187.6)       (130.4)
                                         ------      -------       -------
                                           20.5       (255.6)        (49.5)
Total income tax expense (benefit)       $ 13.5      $ 237.3       $(371.9)
                                         ======      =======       =======


     There is no tax benefit associated with exercises of stock options for the fiscal year ended June 30,2003. The tax benefit associated with exercises of stock options resulted in tax refunds of $23.0 million in fiscal year ended June 30, 2002 and reduced taxes currently payable by $142.7 million in fiscal year ended June 30, 2001.

     The Company's loss before income taxes consisted of the following (in millions):

                                                    Years Ended 30,
                                      -----------------------------------------
                                        2003            2002             2001
                                      --------       ----------      ----------
Domestic                              $(703.0)       $(8,099.4)      $(56,544.0)
Foreign                                (217.3)          (401.6)            50.2
                                       ------         --------        ---------
Total loss before income taxes        $(920.3)       $(8,501.0)      $(56,493.8)
                                      =======        =========       ==========

     A reconciliation of the Company's income tax expense at the federal statutory rate to the income tax expense (benefit) at the effective tax rate is as follows (in millions):

                                                                                Years Ended 30,
                                                                   --------------------------------------
                                                                     2003          2002            2001
                                                                   -------       --------        --------
Income tax expense computed at federal statutory rate              $(322.1)     $(2,975.3)      $(19,772.9)
State taxes, net of federal benefit                                     --           42.8             (6.1)
Non-deductible acquired in-process research & development               --             --            137.6
Reduction of goodwill                                                 79.0        1,442.9         17,515.3
Non-deductible amortization                                            3.8          428.3          1,688.7
Income tax expense from net earnings of foreign subsidiary
 considered to be permanently invested in non-U.S. operations           --             --             10.1
Valuation allowance                                                  250.8        1,315.4             51.2
Tax exempt income                                                       --           (9.1)           (10.6)
Gain on sale of foreign subsidiary                                      --             --             10.9
Other                                                                  2.0           (7.7)             3.9
                                                                   -------      ---------       ----------
Income tax expense (benefit)                                       $  13.5      $   237.3       $   (371.9)
                                                                   =======      =========       ==========

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The components of the Company's net deferred taxes consisted of the following (in millions):


                                               June 30,
                                     -----------------------------
                                          2003            2002
                                     -------------   -------------
Gross deferred tax assets:
Tax credit carryforwards               $    69.2       $    49.2
Net operating loss carryforwards         1,539.4         1,240.7
Inventories                                111.3           118.2
Accruals and reserves                       92.4           144.5
Other                                      137.8            88.1
Acquisition-related items                  576.3           741.5
                                       ---------       ---------
Gross deferred tax assets                2,526.4         2,382.2
Valuation allowance                     (2,489.5)       (2,270.3)
                                       ---------       ---------
Deferred tax assets                         36.9           111.9
Deferred tax liabilities:
 Acquisition related items                 (27.6)          (41.4)
 Investment holdings                        (9.3)           (2.2)
 Other                                        --            (0.3)
                                       ---------       ---------
Deferred tax liabilities                   (36.9)          (43.9)
Total net deferred tax assets          $      --       $    68.0
                                       =========       =========


     The valuation allowance increased by $219.2 million in fiscal 2003, $1,274.3 million in fiscal 2002 and $420.6 million in fiscal 2001. Increases in the valuation allowance for domestic deferred tax assets recorded in prior periods were due to reductions in the Company's forecasts of future domestic taxable income and the elimination of deferred tax liabilities recorded in prior business combinations. Due to the continued economic uncertainty in the industry, the Company has recorded deferred tax assets as of June 30, 2003 only to the extent of deferred tax liabilities. Refundable income taxes of $39.0 million were recorded as of June 30, 2003.

     Approximately $476.2 million of the valuation allowance as of June 30, 2003 was attributable to stock option deductions, the benefit of which will be credited to paid-in capital when and if realized. Approximately $55.4 million of the valuation allowance as of June 30, 2003 was attributable to deferred tax assets that when realized, will first reduce unamortized goodwill, the other non-current intangible assets of acquired subsidiaries, and then income tax expense.

     Included in the $13.5 million provision for income taxes recorded for fiscal year 2003 is an $18.0 million expense related to the prior financial reporting period ended June 30, 2002 and resulted from an increase in the Company's valuation allowance for deferred tax assets. During the fiscal year ended 2003, Canadian tax authorities completed a review of the Company's pending claims for refunds of prior-year income taxes. As a result of this review, certain matters related to carryback periods and minimum taxes were identified that caused the Company to conclude that it had recorded $18.0 million of net deferred tax assets in excess of income taxes actually recoverable from prior years and, therefore, necessitated the recording of an additional valuation allowance for deferred tax assets. As of June 30, 2002, management concluded that due to the existing economic environment, the Company should not record net deferred tax assets in excess of recoverable income taxes. The $18.0 million amount recorded in fiscal year 2003 was not material to the period in which it should have been recorded nor material to the consolidated results of operations for the year ending June 30, 2003. The impact on the net loss for the year ended June 30, 2002 would have been an increase of $18.0 million, and the basic and diluted net loss per share would have increased by $0.01 and the Company would have restated the consolidated balance sheet as of June 30, 2002 by reducing the net deferred income tax asset by $18.0 million. Net loss for the year ended June 30, 2003 would have decreased by $18.0 million, and the basic and diluted net loss per share would have decreased by $0.01.

     As of June 30, 2003, the Company had federal, state and foreign net operating loss carryforwards of $3,977.5 million, $2,144.0 million and $117.5 million, respectively, and federal, state and foreign research and other tax credit

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

carryforwards of $41.8 million, $22.2 million and $12.9 million, respectively. The net operating loss and tax credit carryforwards will expire at various dates between fiscal 2004 and 2023, if not utilized.

     During fiscal 2003 the Company settled certain foreign tax examinations relating to pre-acquisition periods of acquired subsidiaries. Approximately $5.5 million was recorded as an increase to goodwill in connection with the settlements. The Company is currently subject to various federal, state and foreign audits by taxing authorities. The Company believes that adequate amounts have been provided for any adjustments that may result from these examinations.

Note 15. Related Party Transactions

Adept:

     On October 22, 2001, the Company entered into an automation development alliance agreement with Adept for optical component and module manufacturing processes. Under the agreement, Adept agreed to pay the Company up to $5.0 million for certain research and development activities. In connection with this alliance, the Company invested $25.0 million in Adept's convertible preferred stock and the investment was accounted for under the cost method. During fiscal 2003, the Company determined that the decline in fair value of its Adept investment was other-than-temporary and wrote the investment down to zero.

     During the second quarter of fiscal 2003, the Company and Adept mutually terminated the automation development alliance agreement. As a result of the termination, Adept issued the Company a promissory note of $1.0 million to pay off its outstanding obligation of the same amount to the Company. The promissory note bears an interest rate of 7% per annum and is due and payable on September 30, 2004.

Innovance Networks:

     As of June 30, 2003, the Company had a $0.3 million investment in Innovance Networks ("Innovance"), a privately-held company founded in May 2000 specializing in photonic networking solutions. Innovance was one of the Company's significant customers during a portion of fiscal 2002. However, Innovance was no longer a significant customer for fiscal 2003.

Furukawa Electric Co.:

     On June 30, 1999, Furukawa Electric Co. ("Furukawa") and its subsidiaries, in conjunction with the Company's acquisition of JDS FITEL, acquired 24% of the Company's outstanding common stock and exchangeable shares. As of June 30, 2002, Furukawa's ownership in the Company decreased to below 10% and has not increased above that level at any time during fiscal 2003. Furukawa does not have control over and cannot significantly influence the management or operating policies of the Company.

     Transactions and balances with Adept, Innovance and Furukawa were as follows (in millions):


                        Years Ended
                          June 30,                                              June 30,
                ----------------------------                               ------------------
                 2003        2002       2001                                2003        2002
                -----       -----      -----                               ------      ------
Net sales:                                       Accounts Receivable:
 Adept           $ --       $ 3.0       $ --      Adept                     $1.0        $1.0
 Innovance        1.8        13.6        0.9      Innovance                  0.3         1.7
 Furukawa          --         0.8        3.2      Furukawa                    --          --

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Note 16. Mergers and Acquisitions

Triquint:

     On May 6, 2003, the Company acquired the undersea pump laser assets from TriQuint Semiconductor, Inc ("TriQuint) for $6.6 million in cash. The acquisition was consistent with the Company's strategy to provide higher levels of integration in its pump lasers, and helps position the Company to be a leading supplier of submarine pump modules. Direct transaction costs incurred in connection with the acquisition were immaterial.

     The purchase price allocation was as follows (in millions):

Net tangible assets acquired        $1.0
Intangible assets acquired:
Developed Technology                 1.0
Goodwill                             4.6
                                    ----
Total purchase price                $6.6
                                    ====


     The developed technology is being amortized over its estimated useful life of four years.

     The acquisition was accounted for as a purchase transaction under SFAS No. 141, and accordingly, the tangibles assets acquired were recorded at their fair value at the date of the acquisition. The results of operations of TriQuint have been included in the Company's financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

     The following table summarizes the components of the net tangible assets acquired (in millions):


Inventories                            $ 0.4
Property, plant and equipment            0.6
                                       -----
Total assets acquired                    1.0
                                       -----
Net tangible assets acquired           $ 1.0
                                       =====

     Goodwill of $4.6 million has been assigned to the Communication Products Group and is not expected to be deductible for tax purposes under Internal Revenue Code 197.

L.A. Label:

     On January 21, 2003, the Company acquired L.A. Label Corporation ("LAL "), a supplier of pressure-sensitive labels for a variety of industrial and commercial applications. The Company believes that the acquisition will expand its capability to provide integrated optical technology solutions for product security and brand authentication markets. The consideration consisted of $19.4 million in cash, of which $17.4 million has been paid to the former shareholders of LAL. The Company has retained $2.0 million of the cash consideration for any future liabilities the Company may incur resulting from any breach of general representations or warranties made by the former shareholders of LAL. The retained amount will be paid to the former shareholders of LAL eighteen months after the acquisition date in the event no such breach of representations or warranties exists. Direct transaction costs incurred in connection with the acquisition were immaterial.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The purchase price allocation was as follows (in millions):


Net tangible assets acquired             $ 4.5
Intangible assets acquired:
 Customer relationships                    4.4
 Trademark / tradename                     2.9
 Internal use software                     0.5
Goodwill                                   7.1
                                         -----
Total purchase price                     $19.4
                                         =====


     Intangible assets are being amortized over their estimated useful lives of five years for customers relationship, ten years for trademark / tradename, and five years for internal use software.

     The acquisition was accounted for as a purchase transaction under SFAS No. 141, and accordingly, the tangibles assets acquired and liabilities assumed were recorded at their fair value at the date of the acquisition. The results of operations of LAL have been included in the Company's financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

     The following table summarizes the components of the net tangible assets acquired (in millions):


Cash and cash equivalents                          $ 0.8
Accounts receivables and prepaid expenses            1.8
Inventories                                          0.5
Property, plant and equipment                        2.2
Other assets                                         0.1
                                                   -----
 Total assets acquired                               5.4
                                                   -----
Accounts payable                                    (0.3)
Long-term debt                                      (0.2)
Other liabilities                                   (0.4)
                                                   -----
 Total liabilities assumed                          (0.9)
                                                   -----
Net tangible assets acquired                       $ 4.5
                                                   =====

     Goodwill of $7.1 million has been assigned to the Thin Film Products Group and is not expected to be deductible for tax purposes under Internal Revenue Code 197.

OptronX:

     On September 18, 2002, the Company completed the acquisition of the transceiver/transponder business unit of OptronX. The Company believes that the acquisition will extend its transmission product line in metro and short-reach applications. The Company paid OptronX $6.2 million in cash. Direct transaction costs incurred in connection with the acquisition were immaterial. In addition, the Company may be required to make a contingent payment of up to $4.5 million in cash based on the financial performance of the acquired business unit in calendar year 2003. Any future payments to OptronX will be accounted for as goodwill.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The final purchase price allocation was as follows (in millions):

Net tangible liabilities assumed               $(0.3)
Intangible assets acquired:
 Existing technology                             1.0
In-process research and development              0.4
Goodwill                                         5.1
                                               -----
Total purchase price                           $ 6.2
                                               =====

     Existing technology is being amortized over its estimated useful lives of three years.

     The acquisition was accounted for as a purchase transaction in accordance with SFAS No. 141, and accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair value at the date of the acquisition. The results of operations of the transceiver/transponder unit have been included in the Company's financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

     The following table summarizes the components of the net tangible liabilities assumed (in millions):


Accounts receivable                            $ 0.2
Inventories                                      0.8
Property and equipment                           2.7
                                               -----
 Total assets acquired                           3.7
                                               -----
Accounts payable                                (0.8)
Loan payable                                    (2.5)
Other                                           (0.7)
                                               -----
 Total liabilities assumed                      (4.0)
                                               -----
Net tangible liabilities assumed               $(0.3)
                                               =====

     A portion of the purchase price has been allocated to existing technology and acquired in-process research and development ("IPR&D"). They were identified and valued through analysis of data provided by OptronX concerning developmental products, their stage of development, the time and resources needed to complete them, their expected income generating ability, target markets and associated risks. The Income Approach was the primary technique used in valuing the existing technology. The discount rate used was 20%.

     Those developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed in the first quarter of fiscal 2003. The nature of the efforts required to develop the IPR&D into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

     Goodwill of $5.1 million has been assigned to the Communications Products Group and is expected to be deductible for tax purposes under Internal Revenue Code 197.

Scion:

     On April 26, 2002, the Company acquired Scion, a provider of application-specific photonic solutions based on planar lightwave circuit manufacturing. The acquisition is expected to position the Company to deliver a variety of present and future silica-based waveguide devices by leveraging Scion's extensive knowledge and experience in semiconductor process manufacturing. The Company was a minority shareholder of Scion with an investment of $5.0 million, or approximately 6% ownership, prior to the acquisition. The consideration consisted of an additional $45.4 million in cash to complete the acquisition. The Company also incurred an estimated $0.1 million in direct transaction costs.

                           JDS UNIPHASE CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     As part of the purchase agreement, the Company has retained $2.0 million of the $45.4 million cash consideration for any future liabilities the Company may incur resulting from any breach of general representations or warranties made by Scion in the purchase agreement. The retained amount of $2.0 million was recorded in "Other current liabilities" in the Company's Consolidated Balance Sheet as of June 30, 2002 and was settled with the former shareholders of Scion for $1.6 million. At June 30, 2003, the Company has no remaining obligations to the former shareholders of Scion.

     The total purchase price of the acquisition is summarized as follows (in millions):


Cash consideration                  $50.4
Transaction costs                     0.1
                                    -----
Total purchase price                $50.5
                                    =====


     The allocation of the total purchase price was as follows (in millions):


Net tangible assets acquired                    $14.6
Intangible assets acquired:
 Existing technology                              7.6
 Core technology                                  3.2
In-process research and development               3.2
Goodwill                                         21.9
                                                -----
Total purchase price                            $50.5
                                                =====

     The weighted-average useful lives of the acquired intangible assets were as follows:


Existing technology                           3 years
Core technology                               3 years
On an aggregate basis                         3 years

     The acquisition was accounted for as a purchase transaction under SFAS No. 141, and accordingly, the tangible assets acquired and liabilities assumed were recorded at their fair value at the date of the acquisition. The results of operations of Scion have been included in the Company's financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

     The following table summarizes the components of the net tangible assets acquired (in millions):


Cash                                            $ 0.5
Inventories                                       2.0
Other current assets                              0.9
Property and equipment                           15.9
Other assets                                      0.3
                                                -----
Total tangible assets acquired                   19.6
Current liabilities:
 Accrued site closure costs                      (2.7)
 Other                                           (2.3)
                                                -----
Net tangible assets acquired                    $14.6
                                                =====

     The tangible assets included an adjustment of $0.2 million to write up inventories and an adjustment of $1.9 million to write down property and equipment to their respective fair values.

     A portion of the purchase price has been allocated to existing technology, core technology and acquired in-process research and development ("IPR&D"). These intangible assets were identified and valued through analysis of data provided by Scion concerning developmental products, their stage of development, the time and resources

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The Income Approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in the valuation.

     Those developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed in the fourth quarter of fiscal 2002. The nature of the efforts required to develop the IPR&D into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

     In valuing the IPR&D, the Company considered, among other factors, the importance of each project to the overall development plan of the acquired entity, projected incremental cash flows from the projects when completed and any associated risks. The sales estimates used to value the IPR&D were based on estimates or relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Scion and its competitors.

     The estimates used in valuing IPR&D were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results.

     The rates utilized to discount the net cash flows to their present value are based on Scion's weighted average cost of capital. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, discount rates of 25%, 31% and 40% were deemed appropriate for existing technology, core technology and IPR&D, respectively.

     The acquired existing technology, which is comprised of products that are already technologically feasible, includes arrayed waveguide grating devices, variable optical attenuator arrays and other advanced integrated devices.

     The acquired core technology represents Scion's trade secrets and patents developed through years of experience in design, package and manufacture of application-specific photonic solutions based on planar lightwave circuit manufacturing. This proprietary know-how and their extensive knowledge and experience in semiconductor manufacturing can be leveraged by the Company to develop new and improved products of silica-based waveguide devices.

     Goodwill, which represents the excess of the purchase price over the fair value of net tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS No. 142. Goodwill has been assigned to the Transmission and Network Components operating segment and is expected to be deductible for tax purposes over 15 years under Internal Revenue Code 197.

IBM's Optical Transceiver Business:

     On December 28, 2001, the Company acquired IBM's optical transceiver business. The Company believes that the acquisition will extend its product portfolio to provide optical solutions beyond its existing telecommunications markets to the growing enterprise data communications markets. Under the terms of the acquisition, the Company paid IBM $100.0 million in cash and issued 26.9 million shares of the Company's common stock valued at $232.3 million using an average market price of $8.65 per share. The average market price was based on the average closing price for a range of trading days around the announcement date of the acquisition (December 19, 2001). At June 30, 2003, no future payments were due IBM based on the financial performance of the optical transceiver business. The Company incurred an estimated $6.3 million in direct transaction costs and recorded total adjustments of $2.7 million as a result of final valuation of the inventories acquired.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The total purchase price of the acquisition is summarized as follows (in millions):


Value of common stock issued                  $232.3
Cash consideration                             100.0
                                             -------
Total consideration                            332.3
Transaction costs                                6.3
Adjustments to purchase price                   (2.7)
                                             -------
Total purchase price                          $335.9
                                             =======


     The allocation of the total purchase price was as follows (in millions):


Tangible assets acquired                               $ 30.7
Intangible assets acquired:
 Existing technology                                     45.1
 Core technology                                         15.4
 Supply / contract manufacturing agreements               6.4
 Non-competition agreement                                1.7
 Distribution agreements                                  1.7
 Real estate license agreement                            0.6
In-process research and development                      22.1
Goodwill                                                212.2
                                                       ------
Total purchase price                                   $335.9
                                                       ======

     The weighted-average useful lives of the acquired intangible assets were as follows:


Existing technology                                   5 years
Core technology                                       5 years
Supply / contract manufacturing agreements            5 years
Non-competition agreement                             3 years
Distribution agreements                               5 years
Real estate license agreement                         1 years
On an aggregate basis                                 5 years


     The acquisition was accounted for as a purchase transaction in accordance with SFAS No. 141, and accordingly, the tangible assets acquired were recorded at their fair value at the date of the acquisition. No liabilities were assumed from the acquisition. The results of operations of the optical transceiver business have been included in the Company's financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

     The following table summarizes the components of the tangible assets acquired (in millions):


Inventories                                    $14.6
Property and equipment                          16.1
                                               -----
Tangible assets acquired                       $30.7
                                               =====

     The tangible assets included an adjustment of $2.8 million to write up inventories and an adjustment of $13.9 million to write down property and equipment to their respective fair values.

     A portion of the purchase price has been allocated to existing technology, core technology and acquired in-process research and development ("IPR&D"). They were identified and valued through analysis of data provided by IBM concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The Income Approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing existing and core technology and IPR&D.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     Those developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed in the second quarter of fiscal 2002. The nature of the efforts required to develop the IPR&D into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

     In valuing the IPR&D, the Company considered, among other factors, the importance of each project to the overall development plan of the acquired entity, projected incremental cash flows from the projects when completed and any associated risks. The sales estimates used to value the IPR&D were based on estimates or relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by the optical transceiver business and its competitors.

     The estimates used in valuing IPR&D were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results.

     The rates utilized to discount the net cash flows to their present value are based on the optical transceiver business' weighted average cost of capital. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, discount rates of 14%, 27% and 38% were deemed appropriate for the existing technology, core technology and IPR&D, respectively.

     The acquired existing technology, which is comprised of products that are already technologically feasible, includes small form factor transceivers and gigabit interface converters using optical fiber channel and gigabit Ethernet protocols. The acquired core technology represents the optical transceiver business' trade secrets and patents developed through years of experience in design, package and manufacture of optical transceiver products for the storage area networks and local area networks. The optical transceiver business' products are designed to expand the Company's product lines beyond the existing markets for submarine, long haul and metro applications to the enterprise data communications markets. This proprietary know-how may be leveraged by the Company to develop new and improved products and manufacturing processes.

     Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS No. 142. Goodwill has been assigned to the Transmission and Network Components operating segment and is expected to be deductible for tax purposes over 15 years under Internal Revenue Code 197.

SDL:

     On February 13, 2001, the Company completed the acquisition of SDL, a provider of products for optical communications and related markets. The merger agreement provided for the exchange of 3.8 shares of the Company's common stock and options to purchase shares of the Company's common stock for each common share and outstanding option of SDL, respectively. The total purchase price of $41.2 billion included consideration of 333.8 million shares of the Company's common stock valued at an average market price of $111.13 per common share. The average market price is based on the average closing price for a range of trading days around the announcement date (July 10, 2000) of the merger. In addition, the Company issued options to purchase 42.6 million shares of common stock valued at $4.1 billion in exchange for SDL options. The Company also provided cash consideration of $0.2 million to the former shareholders of SDL in respect of fractional shares relinquished in connection with the acquisition. The value of the options, as well as estimated direct transaction costs of $44.6 million, have been included as part of the total purchase price.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The total purchase price of the acquisition is summarized as follows (in millions):


Value of common stock issued                $37,091.9
Assumption of stock options                   4,056.4
Cash consideration                                0.2
                                            ---------
Total consideration                          41,148.5
Transaction costs                                44.6
                                            ---------
Total purchase price                        $41,193.1
                                            =========

     The allocation of the total purchase price was as follows (in millions):


Net tangible assets acquired               $   617.4
Intangible assets acquired:
 Existing technology                           455.4
 Core technology                               214.2
 Trademark and tradename                        46.0
 Assembled workforce                            47.7
In-process research and development            380.7
Deferred compensation                          203.7
Goodwill                                    39,228.0
                                           ---------
Total purchase price                       $41,193.1
                                           =========


     The acquisition was accounted for as a purchase transaction and accordingly, the net tangible assets acquired were recorded at their fair value at the date of the acquisition. Tangible assets included cash, accounts receivable, inventories and property, plant and equipment (including an adjustment of $22.9 million to write up inventories and an adjustment of $5.8 million to write up property, plant and equipment). Liabilities assumed principally include accounts payable, accrued compensation and accrued expenses. The results of operations of SDL have been included in the Company's financial statements subsequent to the date of acquisition.

     The Company paid certain SDL executives $300.9 million in consideration of their agreement to amend their change of control agreements and enter into non-compete agreements with the Company. These costs were charged to selling, general and administrative expense as compensation expense during the third quarter of fiscal 2001.

     A portion of the purchase price has been allocated to developed technology and acquired in-process research and development. Developed technology and in-process research and development ("IPR&D") were identified and valued through analysis of data provided by SDL concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The Income Approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and IPR&D.

     Developmental projects that had reached technological feasibility were classified as developed technology, and the value assigned to developed technology was capitalized. Where the developmental projects had not reached technological feasibility and had no future alternative uses, they were classified as IPR&D and charged to expense upon closing of the merger. The nature of the efforts required to develop the purchased IPR&D into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

     In valuing the IPR&D, the Company considered the importance of each project to the overall development plan, estimating costs to develop the purchased IPR&D into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The sales estimates used to value the purchased IPR&D were based on estimates or relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by SDL and its competitors.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     The rates utilized to discount the net cash flows to their present value are based on SDL's weighted average cost of capital. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, the weighted average cost of capital was adjusted. Based on these factors, discount rates of 12% and 20% were deemed appropriate for the developed and in-process technology, respectively.

     The estimates used in valuing IPR&D were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results.

     The acquired existing technology, was comprised of products that are already technologically feasible, includes products in most of SDL's product lines. The Company was amortizing the acquired existing technology of $455.4 million on a straight-line basis over an average estimated remaining useful life of 5 years prior to the recording of impairment charges (see Note 12). The acquired core technology represents SDL trade secrets and patents developed through years of experience in design, package and manufacture of laser components and modules for fiberoptic telecommunication networks. SDL 's products are designed for long-haul applications, as well as emerging short-haul applications, such as metro area networks. This proprietary know-how may be leveraged by the Company to develop new and improved products and manufacturing processes. The Company was amortizing the acquired core technology of $214.2 million on a straight-line basis over an average estimated remaining useful life of 5 years prior to the recording of impairment charges (see Note 12).

     The trademarks and tradenames include the SDL trademark and tradename. The Company was amortizing the trademarks and trade names of $46.0 million on a straight-line basis over an estimated remaining useful life of 5 years prior to the recording of impairment charges (see Note 12).

     The acquired assembled workforce was comprised of over 1,660 skilled employees across SDL's executive, research and development, manufacturing, supervisor/manager, and sales and marketing groups. The Company was amortizing the value assigned to the assembled workforce of $47.7 million on a straight-line basis over an estimated remaining useful life of 4 years. On July 1, 2002, the carrying balance of the acquired assembled workforce of $7.3 million was reclassified to goodwill as it did not meet the contractual-legal or the separability criteria prescribed by SFAS No. 141.

     Goodwill, which represents the excess of the purchase price over the fair value of net tangible and identified intangible assets acquired, was being amortized on a straight-line basis over its estimated remaining useful life of 5 years prior to the recording of impairment charges (see Note 11).

Optical Process Automation Corp. ("OPA"):

     In January 2001, the Company acquired OPA of Melbourne, Florida. OPA designs and manufactures automated and semi-automated systems for the manufacture of fiberoptic components and modules. The acquisition was accounted for as a purchase transaction and accordingly, the results of operations of OPA have been included in the Company's financial statements subsequent to the date of acquisition. The total purchase price of $168.5 million included consideration of 2.4 million shares of the Company's common stock valued at $131.8 million, the issuance of options to purchase an additional 0.7 million shares of the Company's common stock valued at $36.5 million in exchange for OPA options and transaction costs of $0.2 million. The purchase price allocation included net tangible deficit of $4.6 million, acquired IPR&D of $3.0 million, purchased intangible assets of $15.5 million, $30.1 million related to deferred compensation on unvested options and goodwill of $124.5 million.

     During fiscal 2002, OPA reached several milestones and the Company removed the milestone provisions of the remaining milestones that resulted in the Company issuing 2.2 million shares of the Company's common stock valued at $11.9 million, of which $6.2 million was recorded as goodwill, $1.2 million was recorded as a decrease

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

to other current liabilities (as this amount was previously accrued in fiscal
2001) and $4.5 million was recorded as expenses related to the removal of the milestone provisions. During fiscal 2001, OPA reached one milestone that resulted in the Company issuing 0.1 million shares of the Company's common stock valued at $2.9 million.

Iridian Spectral Technologies Limited ("Iridian"):

     In October 2000, the Company acquired the remaining 80.1% interest in Iridian of Ottawa, Canada. Iridian is a supplier of custom designed thin film filters. The acquisition was accounted for as a purchase transaction, and accordingly, the results of operations of Iridian have been included in the Company's financial statements subsequent to the acquisition date. The total purchase price of $39.4 million included consideration of 0.4 million exchangeable shares of the Company's subsidiary, JDS Uniphase Canada Ltd., valued at $34.6 million, $4.7 million in cash and transaction costs of $0.1 million. The purchase price allocation included net tangible assets of $2.3 million, acquired IPR&D of $0.6 million, purchased intangible assets of $1.3 million and goodwill of $35.2 million. The Company was amortizing the purchased intangible assets and goodwill over a period of 5 years prior to the recording of impairment charges.

Sale of Iridian:

     In fiscal 2002, the Company sold 80.1% of its ownership in Iridian to IST Holdings for $1.1 million in cash, and retained the remaining 19.9%. After adjusting for the net costs of the assets sold and the expenses associated with the divestiture, the Company realized a gain of $0.1 million from the transaction.

Epion Corporation ("Epion"):

     In September 2000, the Company acquired Epion of Billerica, Massachusetts. Epion is a developer of gas cluster ion beam ("GCIB") technology and a manufacturer of pulsed laser deposition ("PLD") equipment. The acquisition was accounted for as a purchase transaction and accordingly, the results of operations of Epion have been included in the Company's financial statements subsequent to the acquisition date. The initial purchase price of $95.3 million included consideration of 0.8 million shares of the Company's common stock valued at $86.8 million, the issuance of options to purchase an additional 91,862 shares of the Company's common stock valued at $8.2 million in exchange for Epion options and transaction costs of $0.3 million. The purchase price allocation included net tangible assets of $11.0 million, acquired IPR&D of $8.9 million, purchased intangible assets of $10.9 million, $3.7 million related to deferred compensation on unvested options and goodwill of $60.8 million. Subject to the completion of certain milestones, the merger agreement also provided for the issuance of additional shares of common stock with the final milestone payment paid during fiscal 2003.

     During fiscal 2003, Epion reached the final milestone that resulted in the Company issuing 9.7 million shares of the Company's common stock valued at $30.0 million, of which $27 million was recorded as goodwill, $2.9 million was recorded as expenses as a portion of the milestone required continued service to the Company in order to be earned and $0.1 million was recorded as deferred compensation related to unvested options. During fiscal 2002, Epion reached a milestone that resulted in the Company issuing 6.6 million shares of the Company's common stock valued at $30.0 million, of which $27.0 million was recorded as goodwill, $2.5 million was recorded as expenses as a portion of the milestone required continued service to the Company in order to be earned and $0.5 million was recorded as deferred compensation related to unvested options. During fiscal 2001, Epion reached several milestones that resulted in the Company issuing 1.4 million shares of the Company's common stock valued at $98.7 million (including $9.5 million related to deferred compensation on unvested options).

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Sale of Epion's assets:

     During the fourth quarter of fiscal 2003, the Company completed the sale of the majority of the Epion assets to Epion Corporation, a Delaware Corporation ("New Epion"). As part of the transaction, the Company received approximately
0.8 million preferred shares and 0.2 million warrants to purchase preferred shares of New Epion valued at approximately $3.6 million. After adjusting for the net costs of the assets sold, the Company realized a loss of $1.7 million from the transaction.

Note 17. Operating Segments and Geographic Information

     The Company evaluates its reportable segments in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." For fiscal year 2003 the Company's Chief Executive Officer, Jozef Straus and President and Chief Operating Officer, Syrus Madavi were the Company's Chief Operating Decision Makers ("CODMs") pursuant to SFAS No. 131. The CODMs allocate resources to the segments based on their business prospects, competitive factors, net sales and operating results.

     The Company designs and manufactures products for fiberoptic communications, as well as for markets where its core optics technologies provide solutions for industrial, commercial and consumer applications. As a result of the Company's continuing efforts to restructure its operations under the Global Realignment Program, the Company changed the structure of its internal organization during the first quarter of fiscal 2003 and concluded that it has two principal reportable segments. The two reportable segments are:

     (i) Communications Products Group:

     The Communications Products Group consists of the Company's communication businesses, which provide fiberoptic components and modules for system manufacturers in the telecommunications, data communications and cable television industries.

     (ii) Thin Film Products Group:

     The Thin Film Products Group consists of the Company's non-communications businesses and includes laser subsystems products and thin film products for display, security, decorative, aerospace and defense applications.

     The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on operating income (loss) excluding infrequent or unusual items.

     The amounts shown as "All other" consist of certain unallocated corporate-level operating expenses, as well as the Company's division which designs and manufactures automated and semi-automated systems for the manufacture of fiberoptic components and modules. In addition, the Company does not allocate income taxes, non-operating income and expenses or specifically identifiable assets to its segments. During the third quarter of fiscal 2003, the Company ceased the allocation of corporate sales, marketing, finance and administration expenses to the segments. All prior-period amounts have been restated for comparative presentation.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

   Information on reportable segments is as follows (in millions):

                                                                               Years Ended June 30,
                                                                    -----------------------------------------
                                                                      2003           2002             2001
                                                                    -------       ---------       -----------
Communications Product Group:
 Net sales                                                          $ 333.0       $   797.9        $  2,810.2
 Intersegment sales                                                      --              --                --
                                                                    -------       ---------        ----------
Net sales to external customers                                       333.0           797.9           2,810.2
Operating income (loss)                                              (228.5)         (714.0)            363.2
Thin Film Products Group:
 Net sales                                                            347.4           307.7             573.3
 Intersegment sales                                                    (4.6)          (14.2)           (152.5)
                                                                    -------       ---------        ----------
Net sales to external customers                                       342.8           293.5             420.8
Operating income (loss)                                                52.6            (0.4)            161.3
Net sales by reportable segments                                      675.8         1,091.4           3,231.0
All other net sales                                                     0.1             6.8               1.8
                                                                    -------       ---------        ----------
Total net sales                                                     $ 675.9       $ 1,098.2        $  3,232.8
                                                                    =======       =========        ==========
Operating income (loss) by reportable segments                      $(175.9)      $  (714.4)       $    524.5
All other operating loss                                             (260.1)         (126.7)           (547.3)
Unallocated amounts:
 Acquisition-related charges and payroll taxes on stock option
   exercises                                                          (71.1)       (1,463.5)         (6,239.6)
 Reduction of goodwill, intangibles and other long-lived
   assets and lived assets                                           (393.6)       (5,979.4)        (50,085.0)
 Interest and other income, net                                        32.5            48.3              48.5
 Gain (loss) on sale of subsidiaries                                   (2.2)            0.1           1,770.2
 Gain (loss) on sale of investments                                     4.0            15.0            (559.1)
 Reduction in fair value of investments                               (45.4)         (225.8)           (522.1)
 Loss on equity method investments, net                                (8.5)          (54.6)           (883.9)
                                                                    -------       ---------        ----------
Loss before income taxes                                            $(920.3)      $(8,501.0)       $(56,493.8)
                                                                    =======       =========        ==========

     Intersegment sales were recorded at fair market value less an agreed-upon discount.

     The Company operates primarily in two geographic regions: North America and Europe. Rest of world primarily represents Asia. The following table presents net sales and identifiable assets by geographic regions (in millions):


                               Years Ended June 30,
                       ------------------------------------
                        2003          2002           2001
                       ------      --------        --------
Net sales:
 North America         $474.6      $  807.3        $2,189.4
 Europe                 113.0         196.6           840.6
 Rest of world           88.3          94.3           202.8
                       ------      --------        --------
Total net sales        $675.9      $1,098.2        $3,232.8
                       ======      ========        ========

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


                                          June 30,
                                 ------------------------
                                   2003            2002
                                 --------        --------
Identifiable assets:
 North America                   $1,913.1        $2,688.6
 Europe                              49.4           157.7
 Rest of world                      175.3           158.2
                                 --------        --------
Total identifiable assets        $2,137.8        $3,004.5
                                 ========        ========


     Net sales were assigned to geographic regions based on the customers' shipment locations. Identifiable assets were identified based on the operations in the corresponding geographic areas.

     During fiscal 2003, Texas Instruments (a customer of our Thin Film Products Group) accounted for 12% of net sales. During fiscal 2002, no customer accounted for more than 10% of net sales. During fiscal 2001, three customers, Nortel, Alcatel and Lucent (all customers of our Communications Product Group), accounted for 14%, 12% and 10% of net sales, respectively.

Note 18. Sale of Subsidiaries' Net Assets

     The following table summarizes the net gain (loss) the Company realized on the sale of the assets of three subsidiaries during fiscal 2003 (in millions):

Gain on sale of Cronos                $ 0.2
Loss on sale of Epion                  (1.7)
Loss on sale of SIFAM                  (0.7)
                                      -----
Total                                 $(2.2)
                                      =====


     During the second quarter of fiscal 2003, the Company completed the sale of the majority of the assets of Cronos, a subsidiary located in Raleigh, North Carolina, to MEMSCAP, a supplier of optical micro-electro-mechanical system ("MEMS") solutions located in France. As part of the transaction, the Company received 10.5 million shares of MEMSCAP valued at $4.1 million. In addition, the Company received warrants to purchase up to 6.5 million shares of MEMSCAP based on the future performance of Cronos over a 30-month period following the completion of the sale. In connection with the sale, the Company and MEMSCAP entered into a long-term strategic supply relationship, under which MEMSCAP will supply the Company with MEMS products.

     During the second quarter of fiscal 2003, the Company completed the sale of SIFAM, a subsidiary located in Torquay, United Kingdom, to SIFAM Fibre Optics Limited. As part of the transaction, the Company received approximately 31,000 preference shares of SIFAM Fibre Optics Limited valued at approximately $0.8 million.

     During the fourth quarter of fiscal 2003, the Company completed the sale of the majority of the assets of Epion to New Epion. As part of the transaction, the Company received approximately 0.8 million preferred shares and 0.2 million warrants to purchase preferred shares of New Epion valued at approximately $3.6 million. After adjusting for the net costs of the assets sold, the Company realized a loss of $1.7 million from the transaction.

     In fiscal 2002, the Company sold 80.1% of its ownership in Iridian to IST Holdings for $1.1 million in cash, and retained the remaining 19.9%. After adjusting for the net costs of the assets sold and the expenses associated with the divestiture, the Company realized a gain of $0.1 million from the transaction.

     In fiscal 2001, the Company completed the sale of its Zurich, Switzerland subsidiary to Nortel, one of the Company's significant customers, for 65.7 million shares of Nortel common stock valued at $1,953.3 million. In addition, the Company may receive up to an additional $500.0 million in Nortel common stock to the extent Nortel purchases do not meet certain levels under new and existing programs through December 31, 2003. At this time, however, management does not anticipate receiving any common stock from Nortel. After adjusting for the net cost of the assets sold and the expenses associated with the divestiture, the Company realized a gain of $1,770.2

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

million from the transaction. The shares of Nortel common stock are accounted for as available-for-sale securities (see Note 3). During fiscal 2001, the Company sold 41.0 million shares for total proceeds of $659.2 million, resulting in a realized loss of $559.1 million. As of June 30, 2003, the Company held 24.7 million shares with a fair value of $67.4 million.

Note 19. Guarantees

     The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company's use of the applicable premises; and (iii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

     The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of June 30, 2003.

Product Warranties:

     In general, the Company offers a one-year warranty for most of its products in the Communications Products Group, and a three-month to one-year warranty for most of its products in the Thin Film Products Group. The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. The Company estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise with specific products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

     The following table presents the changes in the Company's warranty reserve during 2003 (in millions):


Year Ended June 30, 2003:
---------------------------
Balance as of June 30, 2002                 $ 73.6
Provision for warranty                        (6.1)
Utilization of reserve                       (18.1)
Other                                          3.0
                                            ------
Balance as of June 30, 2003                 $ 52.4
                                            ======

Note 20. Patent License

     During the three months ended December 31, 2002, the Company determined that a payment on a patent dispute was probable and estimable. As a result, the Company accrued $8.3 million in connection with the dispute and included the amount under "Selling, general and administrative" expense.

     During the three months ended March 31, 2003, the Company finalized a royalty-bearing patent license agreement and determined that its total liabilities were $19.2 million as of March 31, 2003. Therefore, the Company accrued an additional $10.9 million in connection with the patent license agreement. Of this amount, $2.2 million was recorded as prepaid royalty expense which will be amortized to "Cost of sales" through December 2004, and $8.7 million was recorded as royalty expense under "Cost of sales" for the three months ended March 31, 2003.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

In addition, the Company reclassified the previously recorded $8.3 million of "Selling, general and administrative" expense to royalty expense under "Cost of sales." Total royalty expense recorded in fiscal 2003 in connection with the patent license was $17.3 million.

     In connection with this patent license agreement, the Company will incur additional minimum royalty obligations of $15.6 million to maintain the license over the next five years.

Note 21. Subsequent Events (Unaudited)

     Subsequent to the end of fiscal 2003, the Company purchased the properties that were under a lease agreement with a special purpose entity for approximately $44.7 million in cash. The transaction closed on September 16, 2003.

                            JDS UNIPHASE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Note 22. Quarterly Financial Information (Unaudited)

     The following table presents the Company's quarterly consolidated statements of operations for fiscal 2003 and 2002 (in millions, except per-share data):



                            June 30,   March 31,   December 31,  September 30,   June 30,    March 31,   December 31,  September 30,
                             2003        2003         2002           2002          2002        2002          2001          2001
                           --------    --------    -----------   -----------    ---------   ---------    -----------   ------------
Net sales                  $  160.6    $  165.7     $  156.6      $  193.0      $   221.7   $   261.8     $   286.1     $   328.6
Cost of sales                 121.6       142.9        171.0         185.0          252.1       240.1         335.6         343.3
                           --------    --------     --------      --------      ---------   ---------     ---------     ---------
Gross profit (loss)            39.0        22.8        (14.4)          8.0          (30.4)       21.7         (49.5)        (14.7)
Operating expenses:
 Research and
  development                  32.1        36.8         40.1          44.7           63.7        57.8          64.1          69.2
 Selling, general and
  administrative               58.3        70.0         73.2          65.8           94.2        84.0          98.4         106.3
 Amortization of
  goodwill                       --          --           --            --           12.8       260.4         331.6         332.7
 Amortization of
  other intangibles             3.9         3.7          3.8           8.4           37.6       113.3         109.7         110.6
 Acquired in-process
  research and
  development                    --          --           --           0.4            3.2          --          22.1            --
 Reduction of
  goodwill                       --          --          1.3         224.4          193.0     2,871.5       1,265.1          31.2
 Reduction of other
  long-lived assets             2.1        11.2           --         154.6          592.7     1,012.6           2.5          10.8
 Restructuring
  charges                       6.2        16.3         75.8          23.0           27.8       (10.8)           --         243.0
                           --------    --------     --------      --------      ---------   ---------     ---------     ---------
Total operating
 expenses                     102.6       138.0        194.2         521.3        1,025.0     4,388.8       1,893.5         903.8
                           --------    --------     --------      --------      ---------   ---------     ---------     ---------
Loss from operations          (63.6)     (115.2)      (208.6)       (513.3)      (1,055.4)   (4,367.1)     (1,943.0)       (918.5)
Interest and other
 income, net                    5.9         7.1          6.6          12.9           12.3        11.2           9.7          15.1
Gain (loss) on sale of
 subsidiaries' assets          (1.7)         --         (0.5)           --            0.1          --            --            --
Gain on sale of
 investments                    0.3         0.9          1.3           1.5            4.1         4.5           6.4            --
Reduction in fair
 value of
 investments                   (7.7)       (9.8)        (8.8)        (19.1)        (111.4)       (7.9)           --        (106.5)
Loss on equity
 method investments            (0.8)       (1.2)        (4.0)         (2.5)          (1.0)       (8.5)        (25.8)        (19.3)
                           --------    --------     --------      --------      ---------   ---------     ---------     ---------
Loss before income
 taxes                        (67.6)     (118.2)      (214.0)       (520.5)      (1,151.3)   (4,367.8)     (1,952.7)     (1,029.2)
Income tax expense
 (benefit)                     (6.0)       18.6          0.9            --         (108.8)      (26.9)        177.8         195.2
                           --------    --------     --------      --------      ---------   ---------     ---------     ---------
Net loss                   $  (61.6)   $ (136.8)    $ (214.9)     $ (520.5)     $(1,042.5)  $(4,340.9)    $(2,130.5)    $(1,224.4)
                           ========    ========     ========      ========      =========   =========     =========     =========
Net loss per share--
 basic and diluted         $  (0.04)   $  (0.10)    $  (0.15)     $  (0.37)     $   (0.76)  $   (3.19)    $   (1.60)    $   (0.93)
                           ========    ========     ========      ========      =========   =========     =========     =========
Shares used in per-
 share calculation--
 basic and diluted          1,430.4     1,422.6      1,414.7       1,412.3        1,365.0     1,359.0       1,330.1       1,322.7
                           ========    ========     ========      ========      =========   =========     =========     =========

------------
(1) Net loss per share is computed independently for each of the quarters presented. Therefore, the sum of the quarterly net loss per share does not equal the annual net loss per share.
(2) For the quarterly period ended December 31, 2002, the Company reclassified $8.3 million from selling, general and administrative expense in connection with a patent license agreement to cost of sales (see Note 20).
(3) For the quarterly period ended March 31, 2003, income tax expense included $18.0 million related to an increase in the Company's valuation allowance for deferred tax assets related to the financial reporting period ended June 30, 2002. See Note 14 for additional discussion of this expense.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

ITEM 9A. CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures. As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer of the effectiveness of the design and operation of our disclosure controls and procedures. While our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives, the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions regardless of how remote. However, based on the evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective in timely alerting them to material information required to be included in our periodic SEC filings at the reasonable assurance level.

(b) Changes in internal control over financial reporting. There has been no change in our internal control over financial reporting that occurred during our most recent fiscal quarter that has materially affected or is reasonably likely to materially affect our internal control over financial reporting.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     Information regarding the Company's executive officers required by this
Item is incorporated by reference to the section entitled "Executive Officers" under Item 1 of this Annual Report on Form 10-K. Information regarding the Company's directors required by this Item is incorporated by reference to the section entitled "Proposal One -- Elections of Directors" in the Company's Definitive Proxy Statement in connection with the 2003 Annual Meeting of Stockholders (the "Proxy Statement"), which will be filed with the Securities and Exchange Commission within 120 days after the fiscal year ended June 30, 2003. Information required by Item 405 of Regulation S-K is incorporated by reference to the section entitled "Section 16(a) Beneficial Ownership Reporting Compliance" in the Proxy Statement.

ITEM 11. EXECUTIVE COMPENSATION

     Information required by this Item is incorporated by reference to the section entitled "Executive Compensation" in the Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     Information regarding security ownership of certain beneficial owners and management is incorporated by reference to the section entitled "Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement.

     Information regarding the Company's stockholder approved and non-approved equity compensation plans is incorporated by reference to the section entitled "Equity Compensation Plans" in the Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information required by this Item is incorporated by reference to the sections entitled "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation" in the Proxy Statement.

                                     PART IV

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Pursuant to SEC Release No. 33-8183 (as corrected by Release No. 33-8183A), the disclosure requirements of this Item are not effective until the Annual Report on Form 10-K for the first fiscal year ending after December 15, 2003.

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K:

(a)  The following items are filed as part of this Annual Report on Form 10-K:

     1.   Financial Statements:

                                                                                              Page
                                                                                              ----
    Report of Independent Auditors .......................................................     76

    Consolidated Statements of Operations -- Years Ended June 30, 2003, 2002 and 2001 ....     77

    Consolidated Balance Sheets -- June 30, 2003 and 2002 ................................     78

    Consolidated Statements of Cash Flows -- Years Ended June 30, 2003, 2002 and 2001 ....     79

    Consolidated Statements of Stockholders' Equity -- Years Ended June 30, 2003, 2002
    and 2001 .............................................................................     80

    Notes to Consolidated Financial Statements ...........................................     81

     2.   Financial Statement Schedules:

     The following financial statement schedule is filed as part of this Annual Report on Form 10-K. All other financial statement schedules have been omitted because they are not applicable, or the information required is presented in the Company's consolidated financial statements and notes thereto under Item 8 of this Annual Report on Form 10-K.

                           JDS UNIPHASE CORPORATION
               SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                  (in millions)

                                      Balance at      Charged to      Charged to                        Balance at
                                     Beginning of      Costs and         Other                            End of
                                        Period         Expenses      Accounts (1)     Deduction (2)       Period
                                     ------------     ----------     ------------     -------------     ----------
Allowance for doubtful accounts:
 Year ended June 30, 2003                $42.9           $(3.4)           $ --            $(16.8)          $22.7
 Year ended June 30, 2002                 40.3            13.1             0.2             (10.7)           42.9
 Year ended June 30, 2001                  8.2            26.4             6.0              (0.3)           40.3

------------
(1) Allowance assumed through the acquisitions of Scion in fiscal 2002 and SDL in fiscal 2001.
(2)  Charges for uncollectible accounts, net of recoveries.

3. Exhibits:

Exhibit
Number                                                  Exhibit Description
-------          ------------------------------------------------------------------------------------------------
3.1 (1)          Restated Certificate of Incorporation.

3.2 (2)          Certificate of Designation of the Series A Preferred Stock.

3.3 (3)          Certificate of Designation of the Series B Preferred Stock.

3.4 (4)          Certificate of Designation of the Special Voting Stock.

3.5 (18)         Amended and Restated Bylaws of JDS Uniphase Corporation.

4.1 (5)          Exchangeable Share Provisions attaching to the Exchangeable Shares of JDS Uniphase Canada Ltd.
                 (Formerly 3506967 Canada Inc.).

4.2 (6)          Voting and Exchange Trust Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and CIBC
                 Mellon Trust Company.

4.3 (7)          Exchangeable Share Support Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and JDS
                 Uniphase Nova Scotia Company.

4.4 (8)          Registration Rights Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and The Furukawa
                 Electric Co., Ltd.

4.5 (9)          Fifth Amended and Restated Rights Agreement between JDS Uniphase and American Stock Transfer
                 & Trust Company.

4.6 (18)         Amended and Restated Rights Agreement between JDS Uniphase Canada Ltd. and CIBC Mellon Trust
                 Company (Amended and Restated as of February 6, 2003).

10.1 (10)        Support Agreement between Uniphase Corporation, 3506967 Canada Inc., The Furukawa Electric
                 Company, Ltd., and JDS FITEL Inc.

10.2 (11)        Amended and Restated 1993 Flexible Stock Incentive Plan (Amended and Restated as of November 9,
                 2001).

10.3 (12)        Amended and Restated 1998 Employee Stock Purchase Plan (Amended and Restated as of July 31,
                 2002).

10.4 (13)        Amended and Restated 1999 Canadian Employee Stock Purchase Plan (Amended and Restated as of
                 July 31, 2002).

10.5 (14)        Retention Agreement for Jozef Straus.

10.6 (15)        Change of Control Agreement for Jozef Straus.

10.7 (18)        Transition Agreement for Jozef Straus.

10.8 (16)        Employment Agreement for Syrus P. Madavi.

10.9 (18)        Transition Agreement for Syrus P. Madavi.

10.10(18)        Employment Agreement for Kevin J. Kennedy

10.11(18)        Indemnification Agreement for Kevin J. Kennedy

10.12(18)        Employment Agreement for Mark S. Sobey

10.13(18)        Employment Agreement for Christopher S. Dewees

10.14(18)        Employment Agreement for Donald E. Bossi

10.15(18)        Employment Agreement for Joseph C. Zils

Exhibit
Number                                                      Exhibit Description
-------          --------------------------------------------------------------------------------------------------------
10.16(17)        Employment Agreement for Ronald C. Foster

21.1 (18)        Subsidiaries of JDS Uniphase Corporation.

23.1 (18)        Consent of Ernst & Young LLP, independent auditors.

24.1             Power of Attorney (included on page 153).

31.1 (18)        Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 (18)        Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 (18)        Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2 (18)        Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

------------

(1) Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K/A filed February 13, 2001.

(2) Incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed June 24, 1998.

(3) Incorporated by reference to Exhibit 3(i)(d) of the Company's Annual Report on Form 10-K filed September 28, 1998.

(4) Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 filed July 14, 1999.

(5)  Incorporated by reference to the Company's definitive Proxy Statement on
     Schedule 14A filed June 2, 1999.

(6) Incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K filed September 1, 1999.

(7) Incorporated by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K filed September 1, 1999.

(8) Incorporated by reference to Exhibit 4.5 of the Company's Annual Report on Form 10-K filed September 1, 1999.

(9) Incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A12G/A filed February 18, 2003.

(10) Incorporated by reference to Exhibit 10.23 of the Company's Annual Report on Form 10-K filed September 1, 1999.

(11) Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q filed February 11, 2002.

(12) Incorporated by reference to Exhibit 10.3 of the Company's Annual Report on Form 10-K filed September 17, 2002.

(13) Incorporated by reference to Exhibit 10.4 of the Company's Annual Report on Form 10-K filed September 17, 2002.

(14) Incorporated by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K filed September 28, 2000.

(15) Incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K filed September 17, 2002.

(16) Incorporated by reference to Exhibit 10.14 of the Company's Annual Report on Form 10-K filed September 17, 2002.

(17) Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q filed May 13, 2003.

(18) Filed herewith.

(b) Reports on Form 8-K:

     The Company filed two Current Reports on Form 8-K during the three months ended June 30, 2003:

Date of Report                                        Item Reported on
--------------     --------------------------------------------------------------------------------------
May 8, 2003        Regulation FD disclosure in connection with an investor presentation delivered by the officers of the Company on May 8, 2003 that included written communication comprised of slides.

April 29, 2003     Regulation FD disclosure in connection with a conference call delivered by the officers of the Company on April 29, 2003 that included information contained in a script.

(c) Other Information:

     As of June 30, 2003, the following executive officers and members of the Company's Board of Directors maintained "plans" under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of the Company's common stock and/or exchangeable shares:

     Christopher S. Dewees

     Robert E. Enos

     Peter A. Guglielmi

     Casimir S. Skrzypczak

     Jozef Straus

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 18, 2003           JDS UNIPHASE CORPORATION

                                   By: /s/ KEVIN J. KENNEDY
                                       --------------------------------
                                       Kevin J. Kennedy, Ph.D.
                                       Chief Executive Officer
                                       (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald C. Foster his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Annual Report on Form 10-K, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                     Title                                            Date
---------                     -----                                            ----
/s/ KEVIN J. KENNEDY          Chief Executive Officer (Principal Executive     September 18, 2003
-------------------------     Officer)
Kevin J. Kennedy, Ph.D.

/s/ RONALD C. FOSTER          Executive Vice President and Chief Financial     September 18, 2003
-------------------------     Officer (Principal Financial and Accounting
Ronald C. Foster              Officer)

/s/ JOZEF STRAUS              Director                                         September 18, 2003
-------------------------
Jozef Straus, Ph.D.

/s/ SYRUS P. MADAVI           President and Chief Operating Officer,           September 18, 2003
-------------------------     Director
Syrus P. Madavi

/s/ BRUCE D. DAY              Director                                         September 18, 2003
-------------------------
Bruce D. Day

/s/ ROBERT E. ENOS            Director                                         September 18, 2003
-------------------------
Robert E. Enos

/s/ PETER A. GUGLIELMI        Director                                         September 18, 2003
-------------------------
Peter A. Guglielmi

/s/ MARTIN A. KAPLAN          Chairman                                         September 18, 2003
-------------------------
Martin A. Kaplan

/s/ RICHARD T. LIEBHABER      Director                                         September 18, 2003
-------------------------
Richard T. Liebhaber

/s/ CASIMIR S. SKRZYPCZAK     Director                                         September 18, 2003
-------------------------
Casimir S. Skrzypczak

[JDS Uniphase LOGO]                     VOTE BY INTERNET - www.proxyvote.com
JDS UNIPHASE CORPORATION                Use the Internet to transmit your voting
1768 AUTOMATION PARKWAY                 instructions and for electronic delivery
SAN JOSE, CA 95131                      of information up until 11:59 P.M.
                                        Eastern Time the day before the cut-off
                                        date or meeting date. Have your proxy
                                        card in hand when you access the web
                                        site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                        VOTE BY PHONE - 1-800-690-6903
                                        Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:           JDSUN1           KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                                       DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
==========================================================================================================================
JDS UNIPHASE CORPORATION
                                           For   Withhold   For All   To withhold authority to vote, mark "For All Except"
   Vote On Directors                       All      All     Except    and write the nominee's number on the line below.
   1. Election of TWO Class II Directors
      Nominees: 01) Robert E. Enos         [ ]      [ ]       [ ]     ____________________________________________________
                02) Peter A. Guglielmi

   Vote On Proposals                                                                 For   Against   Abstain

   2. Proposal to approve the JDS Uniphase Corporation 2003 Equity Incentive Plan.   [ ]     [ ]       [ ]

   3. Proposal to ratify the appointment of Ernst & Young LLP as the independent     [ ]     [ ]       [ ]
      auditors for JDS Uniphase Corporation for the fiscal year ending June 30,
      2004.

   Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
   REPLY ENVELOPE.

   Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-----------------------------------------------     -------------------------------------

===============================================     =====================================
Signature [PLEASE SIGN WITHIN BOX]     Date         Signature (Joint Owners)    Date

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

================================================================================

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            JDS UNIPHASE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                November 6, 2003

     The undersigned hereby appoints KEVIN J. KENNEDY, Ph.D. and JOZEF STRAUS, Ph.D., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of JDS Uniphase Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Standard Time, on November 6, 2003 at the Company's offices located at 1768 Automation Parkway, San Jose, California 95131, or any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE